Exhibit 10.1

Execution Version

US$160 MILLION REVOLVING CREDIT AGREEMENT,

dated as of September 27, 2023,

among

INTERNATIONAL SEAWAYS OPERATING CORPORATION,

as Borrower,

INTERNATIONAL SEAWAYS, INC.,

as Holdings,

THE OTHER GUARANTORS PARTY HERETO,

as Guarantors,

THE LENDERS PARTY HERETO,

NORDEA BANK ABP, NEW YORK BRANCH,

as Administrative Agent, Collateral Agent, Coordinator and Security Trustee,

ING BANK N.V., LONDON BRANCH, as Sustainability Coordinator,

NORDEA BANK ABP, NEW YORK BRANCH,

ING BANK N.V., LONDON BRANCH,

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, and

DNB MARKETS, INC.

as Mandated Lead Arrangers and Bookrunners

DANISH SHIP FINANCE A/S, and

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

as Lead Arrangers

(i)

(ii)

(iii)

(iv)

ANNEXES

Annex I	--	Initial Lenders and Commitments

SCHEDULES

Schedule 1.01(a)	--	Collateral Vessels
Schedule 1.01(b)	--	Approved Classification Societies
Schedule 1.01(c)	--	Acceptable Flag Jurisdictions
Schedule 1.01(d)	--	Acceptable Third Party Technical Managers
Schedule 1.01(e)	--	Approved Brokers
Schedule 1.01(f)	--	Commercial Managers
Schedule 1.01(g)	--	Demise Charters
Schedule 1.01(h)	--	Subsidiary Guarantors
Schedule 1.01(i)	--	Sustainability Pricing Adjustment Schedule
Schedule 2.09(c)	--	Scheduled Commitment Reductions
Schedule 3.07(a)	--	Equity Interests
Schedule 3.07(c)	--	Corporate Organizational Chart
Schedule 3.20	--	Required Insurance
Schedule 5.14	--	Earnings Account
Schedule 5.15	--	[Reserved]
Schedule 6.01(b)	--	Existing Indebtedness
Schedule 6.04(a)	--	Existing Investments
Schedule 6.09(d)	--	Certain Affiliate Transactions

EXHIBITS

Exhibit A	--	Form of Assignment and Acceptance
Exhibit B	--	Form of Borrowing Request
Exhibit C	--	Form of Compliance Certificate
Exhibit D	--	Form of Intercompany Subordination Agreement
Exhibit E	--	Form of Interest Election Request
Exhibit F-1	--	[Reserved]
Exhibit F-2	--	Form of Revolving Note
Exhibit G	--	Form of Pledge Agreement
Exhibit H	--	Form of Portfolio Interest Certificate
Exhibit I	--	Form of Solvency Certificate
Exhibit J	--	Form of Bank Product Provider Letter Agreement
Exhibit K	--	Form of Quiet Enjoyment Agreement
Exhibit	--	Form of Marshall Islands Collateral Vessel Mortgage
Exhibit M	--	Form of General Assignment Agreement
Exhibit N	--	Form of Assignment of Insurances
Exhibit O	--	Form of Sustainability Certificate
Exhibit P	--	Form of Specific Price Cap Undertaking Attestation

(i)

CREDIT AGREEMENT

This CREDIT AGREEMENT (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, this “Agreement”), dated as of September 27, 2023, is among International Seaways, Inc., a Marshall Islands corporation (“Holdings”), International Seaways Operating Corporation, a Marshall Islands corporation (the “Borrower”), the other Guarantors from time to time party hereto, the Lenders from time to time party hereto, Nordea Bank Abp, New York Branch, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Nordea Bank Abp, New York Branch, as Collateral Agent, Coordinator and security trustee for the Secured Parties (in such capacity, the “Collateral Agent” or the “Security Trustee” as the context requires) and ING BANK N.V., LONDON BRANCH, as sustainability coordinator (in such capacity, the “Sustainability Coordinator”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested, and the Lenders have agreed, to make available a senior secured revolving credit facility to be available for borrowings from time to time on and after the date hereof until the Maturity Date, in an aggregate principal amount not to exceed $160,000,000 as more particularly set forth herein;

WHEREAS, the Borrower has agreed to secure its Obligations by granting to the Collateral Agent or the Security Trustee (as applicable), for the benefit of the Secured Parties, a perfected lien on its Equity Interests in the Subsidiary Guarantors owned by the Borrower and certain other Collateral, subject to certain agreed exceptions contained herein and in the other Loan Documents;

WHEREAS, the Subsidiary Guarantors have agreed to guarantee the Obligations of the Borrower and the other Loan Parties hereunder and to secure their respective Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a first preferred ship mortgage over their respective Collateral Vessels, a perfected lien on its Equity Interests in any other Subsidiary Guarantor owned by such Subsidiary Guarantor and certain other Collateral, subject to certain agreed exceptions contained herein and in the other Loan Documents; and

WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the other Loan Documents, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.01Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“$750M Credit Agreement” shall mean that certain Credit Agreement, dated as of May 20, 2022 (as amended by that certain First Amendment to Credit Agreement, dated as of March 10, 2023 and as further as amended, restated, amended and restated, supplemented and/or otherwise modified prior to the Closing Date), by and among Holdings, the Borrower, the other Guarantors (as defined therein) party thereto, the several Lenders (as defined therein) party thereto, Nordea Bank Abp, New York Branch, as administrative agent, and the other parties thereto.

“ABR” shall mean, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%.  Any change in the

ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate.

“ABR Loan” shall mean a Loan that bears interest based on ABR.

“Acceptable Flag Jurisdiction” shall mean such flag jurisdictions as are listed on Schedule 1.01(c) or otherwise approved by the Administrative Agent (acting on the instructions of the Required Lenders (such approval not to be unreasonably withheld)).

“Acceptable Third Party Technical Managers” shall mean those third party technical managers as are listed on Schedule 1.01(d) and their Affiliates.

“Account Control Agreement” shall have the meaning provided in the definition of “Vessel Collateral Requirements”.

“Additional Collateral” shall mean additional property of the Borrower or any Subsidiary Guarantor reasonably satisfactory to the Required Lenders posted in favor of the Collateral Agent as Collateral to cure non-compliance with Section 6.10(d), as applicable (it being understood that (i) cash collateral comprised of Dollars (which shall be valued at par), and (ii) an Additional Vessel meeting the requirements set forth in the definition of “Additional Vessel” shall be satisfactory), pursuant to security documentation in form and substance reasonably satisfactory to the Collateral Agent, in an aggregate amount or with value sufficient to cure such non-compliance.

“Additional Vessel” shall mean a vessel owned by a Loan Party which becomes a Collateral Vessel after the date hereof, and is (i) a double-hull crude or product tanker vessel between 35,000 dwt and 330,000 dwt, (ii) not older than ten (10) years on the date of such acquisition, (iii) classed with an Approved Classification Society free of overdue recommendations and conditions affecting class, (iv) registered in an Acceptable Flag Jurisdiction, and (v) owned by a Subsidiary Guarantor and subject to a Collateral Vessel Mortgage on the date it becomes a Collateral Vessel.

“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor administrative agent pursuant to Article X.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an administrative questionnaire in the form supplied from time to time by the Administrative Agent.

“Advisors” shall mean legal counsel (including local, foreign, specialty and regulatory counsel), auditors, accountants, consultants, appraisers, engineers, monitors or other advisors.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that for purposes of Section 6.09, the term “Affiliate” shall also include (i) any person that directly or indirectly owns more than 15% of any class of Equity Interests of the person specified and (ii) any person that is an officer or director of the person specified.

“Agency Fee Letter” shall mean the confidential Agency Fee Letter, dated September 25, 2023, between Holdings, the Borrower and Nordea.

“Agents” shall mean the Mandated Lead Arrangers, Lead Arrangers, the Bookrunners, the Sustainability Coordinator, the Coordinator, the Administrative Agent, the Collateral Agent and the Security Trustee; and “Agent” shall mean any of them, as the context may require.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Annex VI” shall mean Annex VI of the Protocol of 1997 (as subsequently amended from time to time) to amend the International Convention for the Prevention of Pollution from Ships 1973 (MARPOL), as modified by the Protocol of 1978 relating thereto.

“Anti-Corruption Laws” shall mean all applicable laws relating to the prevention of corruption and bribery, including, without limitation, the FCPA, the UKBA, and any other similar law of any jurisdiction.

“Anti-Terrorism Laws” shall have the meaning assigned to such term in Section 3.22(a).

“Applicable Margin” shall mean, with respect to any Loan, (a) until the delivery of a Sustainability Certificate pursuant to Section 5.01(c)(iii) for the period ending on June  30, 2024, a percentage per annum equal to 1.90% and (b) at any time thereafter, a percentage per annum equal to 1.90% and adjusted in accordance with the Sustainability Pricing Adjustment Schedule. Any increase or decrease in the Applicable Margin pursuant to preceding clause (b) resulting from an adjustment pursuant to the Sustainability Pricing Adjustment Schedule shall become effective as of the first Business Day immediately following the date a Sustainability Certificate is required to be delivered pursuant to Section 5.01(c)(iii). If no Sustainability Certificate is delivered in accordance with Section 5.01(c)(iii), then the Applicable Margin shall be increased by seven point five (7.5) basis points.  For the avoidance of doubt, the Applicable Margin may not be increased or reduced by more than seven point five (7.5) basis points from the level set forth in (a) and (b) of this definition.

“Approved Broker” shall mean any of the entities listed in Schedule 1.01(e), or any other independent shipbroker to be mutually agreed upon between the Administrative Agent and the Borrower.

“Approved Classification Society” shall mean any classification society set forth on Schedule 1.01(b) or other member of the International Association of Classification Societies approved by the Administrative Agent, acting on instructions from the Required Lenders (such approval not to be unreasonably withheld).

“Approved Electronic Communications” shall mean any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agents or the Lenders by means of electronic communications pursuant to Section 11.01(b).

“Approved Fund” shall mean, with respect to any Lender (including an Eligible Assignee that becomes a Lender), any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank and other commercial loans and similar extensions of credit in the ordinary course of its business and that is administered, advised (in an investment advisory capacity) or managed by (a) such Lender (or such Eligible Assignee), (b) an Affiliate of such Lender (or such Eligible Assignee) or (c) an entity or an Affiliate of an entity that administers, advises (in an investment advisory capacity) or manages such Lender (or such Eligible Assignee).

“Asset Sale” shall mean any disposition of a Collateral Vessel by any Subsidiary Guarantor to any person other than the Borrower or any other Subsidiary Guarantor (including, without limitation, any disposition of capital stock or other securities of, or Equity Interests of, a Person which directly or indirectly owns such Collateral Vessel). Notwithstanding the foregoing, an “Asset Sale” shall not include any disposition of property by a Subsidiary Guarantor permitted by, or expressly referred to in, Sections 6.06(a),

6.06(c), 6.06(d), 6.06(e), 6.06(f), 6.06(g), 6.06(h), 6.06(i), 6.06(j) or 6.06(k).

“Assignment and Acceptance” shall mean an assignment and acceptance agreement entered into by a Lender, as assignor, and an assignee (with the consent of any party whose consent is required pursuant to Section 11.04(b)), and accepted by the Administrative Agent, substantially in the form of Exhibit A, or such other form approved by the Administrative Agent.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.21.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product” shall mean transactions under Permitted Hedging Agreements extended to the Borrower or a Subsidiary Guarantor by a Bank Product Provider.

“Bank Product Agreements” shall mean those agreements entered into from time to time by the Borrower or Subsidiary Guarantor with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Obligations” shall mean (a) all Hedging Obligations pursuant to Permitted Hedging Agreements entered into with one or more of the Bank Product Providers, and (b) all amounts that the Administrative Agent or any Lender is obligated to pay to a Bank Product Provider as a result of the Administrative Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to the Borrower or any Subsidiary Guarantor; provided that, in order for any item described in clause (a) or (b) above, as applicable, to constitute “Bank Product Obligations,” the applicable Bank Product must have been provided on or after the Closing Date and the Administrative Agent shall have received a Bank Product Provider Letter Agreement from the applicable Bank Product Provider (and acknowledged by the Borrower) within 30 days after the date of the provision of the applicable Bank Product to the Borrower or any Subsidiary Guarantor.

“Bank Product Provider” shall mean any Agent, any Lender or any of their respective Affiliates (or any person who at the time the respective Bank Product Agreement was entered into by such person was an Agent, a Lender or an Affiliate thereof); provided, however, that no such person shall constitute a Bank Product Provider with respect to a Bank Product unless and until the Administrative Agent shall have received a Bank Product Provider Letter Agreement from such person with respect to the applicable Bank

Product (and acknowledged by the Borrower) within 30 days after the provision of such Bank Product to the Borrower or Subsidiary Guarantor.

“Bank Product Provider Letter Agreement” shall mean a letter agreement substantially in the form of Exhibit J, or in such other form reasonably satisfactory to the Administrative Agent, duly executed by the applicable Bank Product Provider, the applicable Borrower or Subsidiary Guarantor, the Administrative Agent and, in any event, acknowledged by the Borrower.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto.

“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.21.

“Benchmark Replacement” shall mean the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a)Daily Simple SOFR; or

(b)the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” shall mean a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.21 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.21.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation in form and substance satisfactory to the Lender or the Administrative Agent requesting the same.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” shall mean, with respect to any person, (a) in the case of any corporation, the board of directors of such person, (b) in the case of any limited liability company, the board of managers or board of directors, as applicable, of such person, or if such limited liability company does not have a board of managers or board of directors, the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors or board of managers, as applicable, of the general partner of such person, or if such general partner does not have a board of managers or board of directors, the functional equivalent of the foregoing, and (d) in any other case, the functional equivalent of the foregoing.

“Bookrunners” shall mean Nordea Bank Abp, New York Branch, ING Bank N.V., London Branch, Crédit Agricole Corporate and Investment Bank and DNB Markets, Inc as bookrunners for the credit facility hereunder.

“Borrower” shall have the meaning assigned to such term in the preamble hereto.

"Borrower Share Pledge” shall have the meaning assigned to such term in Section 5.15.

“Borrowing” shall mean Loans as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B, or such other form as mutually agreed to by the Administrative Agent and the Borrower from time to time.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in New York City, Paris, London or Stockholm are authorized or required by law or other governmental action to close.

“Capital Expenditures” shall mean, without duplication, (a) any expenditure for any purchase or other acquisition of any asset, including capitalized leasehold improvements, which would be classified as a fixed or capital asset on a consolidated balance sheet of Holdings and its Subsidiaries prepared in accordance with GAAP, and (b) Capital Lease Obligations and Synthetic Lease Obligations, but excluding (i) the purchase price of equipment that is purchased substantially contemporaneously with the trade-in of existing equipment to the extent of the gross amount of such purchase price that is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time and (ii) Permitted Acquisitions.

“Capital Lease” shall mean, with respect to any person, any lease of, or other arrangement conveying the right to use, any property by such person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such person prepared in accordance with GAAP.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any Capital Lease, any lease entered into as part of any Sale and Leaseback Transaction or any Synthetic Lease, or a combination thereof, which obligations are (or would be, if such Synthetic Lease or other lease were accounted for as a Capital Lease) required to be classified and accounted for as Capital Leases on a balance sheet of such person in accordance with GAAP as in effect on the Closing Date, and the amount of such obligations shall be the capitalized amount thereof (or the amount that would be capitalized if such Synthetic Lease or other lease were accounted for as a Capital Lease) determined in accordance with GAAP as in effect on the Closing Date.

“Capital Requirements” shall mean, as to any person, any matter, directly or indirectly, (i) regarding capital adequacy, capital ratios, capital requirements, liquidity requirements, the calculation of such person’s capital, liquidity or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by such person or any person controlling such person (including any direct or indirect holding company), or the manner in which such person or any person controlling such person (including any direct or indirect holding company), allocates capital to any of its contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

“Cash Collateral Account” shall has the meaning provided in Section 2.20(a).

“Cash Equivalents” shall mean, as of any date of determination and as to any person, any of the following: (a) marketable securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than one year from the date of acquisition by such person and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) time deposits and certificates of deposit of any (i) Lender or any (ii) commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such person, (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any person meeting the qualifications specified in clause (c) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities, (e) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, and in each case maturing not more than one year after the date of acquisition by such person and (f) investments in money market funds at least 90% of whose assets are comprised of securities of the types described in clauses (a) through (e) above.

“Casualty Event” shall mean any loss of title (other than through a consensual disposition of such property in accordance with this Agreement) or any loss of or damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of any Person. “Casualty Event” shall include any actual, constructive, compromised or arranged Total Loss.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq.

“Change in Control” shall mean the occurrence of any of the following:

(a)Holdings at any time ceases to own directly 100% of the Equity Interests of the Borrower or ceases to have the power to vote, or direct the voting of, any such Equity Interests; or

(b)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or group or its respective subsidiaries, and any person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that, for purposes of this clause, such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of (x) Voting Equity Interests of Holdings representing 50% or more of the voting power of the total outstanding Voting Equity Interests of Holdings, (y) 50% or more of the total economic interests of the Equity Interests of Holdings (in either case, taking into account in the numerator all such securities that such person or group has the right to acquire (whether pursuant to an option right or otherwise) and taking into account in the denominator all securities that any person has the right to acquire (whether pursuant to an option right or otherwise)) or (z) the power (whether or not exercised) to elect, appoint or remove a majority of Holdings’ managers or board of directors or similar body or executive committee thereof; or

(c)in respect of a Guarantor (other than Holdings), the Borrower at any time ceases to own directly or indirectly 100% of the Equity Interests in such Guarantor or ceases to have the power to vote, or direct the voting of, any such Equity Interests.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, order, rule, regulation, policy, or treaty, (b) any change in any law, order, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) requests, rules, guidelines or directives under the Dodd-Frank Wall Street Reform and Consumer Protection Act or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Charges” shall have the meaning assigned to such term in Section 11.13.

“Claims” shall have the meaning assigned to such term in Section 11.03(b).

“Closing Date” shall mean September 27, 2023.

“Closing Date Appraisals” shall mean the Vessel Appraisals completed by Braemer ACM on July 27, 2023 and Clarksons on July 25, 2023, which have been delivered to the Administrative Agent.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean, collectively, all of the Collateral Vessels, all Pledge Agreement Collateral, all Earnings and Insurance Collateral and all other property of whatever kind and nature, whether now existing or hereafter acquired, pledged or purported to be pledged as collateral or otherwise subject to a security interest or purported to be subject to a security interest under any Security Document.

“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor Collateral Agent pursuant to Article X (it being understood that, unless the context expressly requires otherwise, the term “Collateral Agent” shall include the Collateral Agent acting in its capacity as the Security Trustee).

“Collateral Disposition Reduction Amount” shall have the meaning assigned to such term in Section 2.10(b)(iv).

“Collateral Maintenance Test” shall have the meaning assigned to such term in Section 6.10(d).

“Collateral Vessel” shall mean (i) initially, the vessels identified on part 1 of Schedule 1.01(a) and thereafter, (ii) each Substitution Vessel and (iii) any Additional Vessel acquired by a Subsidiary Guarantor after the Closing Date and provided as Additional Collateral pursuant to Section 6.10(d).

“Collateral Vessel Disposition” shall have the meaning assigned to such term in Section 2.10(b)(iv).

“Collateral Vessel Mortgage” shall mean a first preferred Marshall Islands ship mortgage substantially in the form of Exhibit L, or such other form as may be reasonably satisfactory to the Collateral Agent.

“Commercial Manager” shall mean the entities listed on Schedule 1.01(f), and one or more other pool operators and commercial managers (including any Subsidiary of the Borrower) selected by the Borrower and reasonably acceptable to the Administrative Agent (acting on instructions from the Required Lenders).

“Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Loans hereunder up to the amount set forth on Annex I hereto or on Schedule 1 to the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07 or 2.09(c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04.  The aggregate principal amount of the Lenders’ Commitments on the Closing Date is $160,000,000.00.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning assigned to such term in Section 11.01(b).

“Companies” shall mean Holdings, the Borrower and its Subsidiaries; and “Company” shall mean any one of them.

“Compliance Certificate” shall mean a certificate of a Financial Officer of the Borrower substantially in the form of Exhibit C or such other form as the Administrative Agent and the Borrower may agree to from time to time.

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.21 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” shall mean the consolidation of accounts in accordance with GAAP.

“Consolidated Indebtedness” shall mean, with respect to any Person, as at any relevant date, (x) the aggregate outstanding principal amount of the Loans under this Agreement plus (y) the aggregate outstanding principal amount of any other Indebtedness of Holdings or any of its Subsidiaries including any Indebtedness permitted pursuant to Section 6.02, provided that for the purposes of this definition all Contingent Obligations of such Person, shall be excluded from the calculation of Consolidated Indebtedness to the extent not reflected as indebtedness on the consolidated balance sheet of such Person.

“Consolidated Net Indebtedness” shall mean, with respect to any Person, at any relevant date, (x) Consolidated Indebtedness less (y) an amount equal to the Unrestricted Cash and Cash Equivalents, provided that for the purposes of this definition undrawn amounts under the Facility and the Revolving Facility (as defined in the $750M Credit Agreement) to the extent included in Unrestricted Cash and Cash Equivalents of such Person shall be excluded from the calculation of Consolidated Net Indebtedness to the extent not reflected as indebtedness on the consolidated balance sheet of such Person.

“Consolidated Tangible Net Worth” shall mean, at any time of determination for any Person, the Net Worth (i.e., equity) of such Person and its Subsidiaries at any relevant date determined on a consolidated basis in accordance with GAAP minus goodwill.

“Consolidated Total Capitalization” shall mean, at any time of determination for any Person, the sum of Consolidated Net Indebtedness of such Person at any relevant date and Consolidated Tangible Net Worth of such Person at any relevant date.

“Contingent Obligation” shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing any Indebtedness, leases, or other obligations (including dividends on Disqualified Capital Stock) (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation agreement, understanding or arrangement of such person, whether or not contingent: (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, net equity, liquidity, level of income, cash flow or solvency of the primary obligor; (c) to purchase or lease property, securities or services primarily for the purpose of assuring the primary obligor of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement or equivalent obligation arises (which reimbursement obligation shall constitute a primary obligation); or (e) otherwise to assure or hold harmless the primary obligor of any such primary obligation against any monetary loss or the payment of such primary obligation (in whole or in part) in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties given in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation, or portion thereof, in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument, agreements or other documents or, if applicable, unwritten enforceable agreement, evidencing such Contingent Obligation) or, if not stated or determinable, the amount that can reasonably be expected to become an actual or matured liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Contribution Notice” shall mean a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Coordinator” shall mean Nordea.

“Credit Extension” shall mean the making of a Loan by a Lender.

“Current Assets” shall have the meaning assigned to such term in Section 6.10(c).

“Current Liabilities” shall have the meaning assigned to such term in Section 6.10(c).

“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion; provided that if Daily Simple SOFR as so determined shall ever be less than the Floor, then Daily Simple SOFR shall be deemed to be the Floor.

“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

“Default Excess” shall have the meaning assigned to such term in Section 2.16(c).

“Default Period” shall have the meaning assigned to such term in Section 2.16(c).

“Default Rate” shall have the meaning assigned to such term in Section 2.06(b).

“Defaulted Loans” shall have the meaning assigned to such term in Section 2.16(c).

“Defaulting Lender” shall mean any Lender that has (a) failed to (i) fund its portion of any Borrowing or Loan, within two Business Days of the date on which it shall have been required to fund the same (unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied), or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within three

Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing that it will comply with the terms of this Agreement relating to its prospective funding obligations hereunder (unless the subject of a good faith dispute between the Borrower and such Lender); provided, that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent or the Borrower, or (d) at any time after the Closing Date (i) been (or has a direct or indirect parent company that has been) adjudicated as, or determined by any Governmental Authority having regulatory authority over such person or its properties or assets to be, insolvent or had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets by any Governmental Authority having regulatory authority over such person, (ii) become the subject of a proceeding under any Debtor Relief Laws, or (iii) become the subject of a Bail-In Action. For the avoidance of doubt, a Lender shall not be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or its parent by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination by the Administrative Agent to the Borrower and each other until and unless determined otherwise pursuant to Section 2.16(c).  In no event shall the reallocation of funding obligations provided for in Section 2.16(c) as a result of a Lender being a Defaulting Lender nor the performance by non-Defaulting Lenders of such reallocated funding obligations by themselves cause the relevant Defaulting Lender to become a non-Defaulting Lender.

“Disposition” or “disposition” shall mean, with respect to any property, any conveyance, sale, lease, sublease, assignment, transfer or other disposition of such property (including (i) by way of merger or consolidation, (ii) any Sale and Leaseback Transaction and (iii) any Synthetic Lease).

“Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security or instrument into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the 91st day after the Maturity Date in effect at the time of the issuance of such Disqualified Capital Stock, (b) is convertible into or exchangeable or exercisable (unless at the sole option of the issuer thereof) for (i) debt securities or other indebtedness or (ii) any Equity Interests referred to in clause (a) above, in each case at any time on or prior to the date that is 91 days after the Maturity Date in effect at the time of the issuance of such Disqualified Capital Stock, or (c) contains any repurchase or payment obligation which may come into effect prior to the date that is 91 days after the Maturity Date.  For the avoidance of doubt, any Equity Interest that may or shall be repurchased or redeemed (but only to the extent permitted hereunder at such time) from officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of Holding or any of its Subsidiaries, upon their death, disability, retirement, severance or termination of employment or service shall not be deemed to be “Disqualified Capital Stock” for such reason alone.

“Disqualified Institutions” shall mean those persons (including any such person’s Affiliates that are clearly identifiable solely on the basis of such Affiliates’ names) identified by the Borrower to the Administrative Agent in writing from time to time to the extent such person is identified by name and is directly engaged in substantially similar business operations as the Borrower or any of its Subsidiaries (in each case, other than a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course), which designations (x) shall not apply retroactively to disqualify any persons that have previously acquired an assignment or participation interest in the Loans or the Commitments and (y) shall be effective on the third Business Days after delivery to the Administrative Agent of any such written notice by the Borrower.

“Dividend” shall mean, with respect to any person, that such person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of property (other than Qualified Capital Stock of such person) or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such person with respect to its Equity Interests), or set aside or otherwise reserved, directly or indirectly, any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the outstanding Equity Interests of such person (or any options or warrants issued by such person with respect to its Equity Interests). Without limiting the foregoing, “Dividends” with respect to any person shall also include all payments made or required to be made by such person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of or otherwise reserving any funds for the foregoing purposes.

“Dollars” or “$” shall mean lawful money of the United States.

“Earnings Accounts” shall mean the accounts listed on Schedule 5.14.

“Earnings and Insurance Collateral” shall mean all “Earnings Collateral” and “Insurance Collateral”, as the case may be, as defined in the General Assignment Agreement

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” shall mean any person that meets the requirements to be an assignee under Section 11.04(b) (subject to such consents, if any, as may be required under Section 11.04(b)) but, in any event, excluding Disqualified Institutions.

“Embargoed Person” shall have the meaning assigned to such term in Section 3.22(b).

“Employee Benefit Plan” shall mean any “employee benefit plan” as defined in Section 3(3) of ERISA, which is, or at any time during which the applicable statute of limitations remains open, was maintained or contributed to by any Company or any of its ERISA Affiliates (other than a Multiemployer Plan).  For the avoidance of doubt, the definition of “Employee Benefit Plan” does not include Non-U.S. Plans.

“Environment” shall mean air, land, soil, seas, surface waters, ground waters, and inland waters, including rivers, streams and river sediments.

“Environmental Claim” shall mean any written claim, notice, demand, Order, action, suit, proceeding or other written communication alleging or asserting liability or obligations relating to Environmental Law, Hazardous Materials or the Environment, including liability or obligation for reporting, investigation, assessment, remediation, removal, cleanup, response, corrective action, monitoring, post-remedial or post-closure studies, investigations, operations and maintenance, injury, damage, destruction or loss to natural resources, personal injury, wrongful death, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release of Hazardous Material in, on, into or from the Environment at any location or from any Vessel or (ii) any actual or alleged violation of or non-compliance with Environmental Law.

“Environmental Law” shall mean any and all applicable current and future Legal Requirements relating to the Environment, pollution, any Hazardous Materials, including the Release or threatened Release of any Hazardous Material and exposure to any Hazardous Material, natural resource damages, or occupational safety or health.

“Environmental Permit” shall mean any permit, license, approval, consent, registration, notification, exemption or other authorization required by or from a Governmental Authority under any Environmental Law.

“Equity Interest” shall mean, with respect to any person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited), or if such person is a limited liability company, membership interests, and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued on or after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414(b) or (c) of the Code (and, for purposes of Section 302 of ERISA and each “applicable section” under Section 414(t)(2) of the Code, under Section 414(b), (c), (m) or (o) of the Code), or under Section 4001 of ERISA.

“ERISA Event” shall mean: (a) the failure to make any required contribution to any Pension Plan or Multiemployer Plan; or (b) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to result in liability to any Company or any of its ERISA Affiliates.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning assigned to such term in Section 8.01.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Swap Obligation” shall mean, with respect to any Subsidiary Guarantor, any Swap Obligation incurred after the Closing Date if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Subsidiary Guarantor or the grant of such security interest would otherwise have become effective with respect to such Swap Obligation but for such Subsidiary Guarantor’s failure to constitute an “eligible contract participant” at such time.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the applicable Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.

“Excluded Taxes” shall mean, with respect to a Recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes and backup withholding taxes imposed on (or measured by) its net income (i) by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, including (for the avoidance of doubt) U.S. federal income tax imposed on the net income of a Foreign Lender as a result of such Foreign Lender engaging in a trade or business in the United States; (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.16), any U.S. Federal withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 2.15 (it being understood and agreed, for the avoidance of doubt, that any withholding tax imposed on a Foreign Lender as a result of a Change in Law or regulation or interpretation thereof occurring after the time such Foreign Lender became a party to this Agreement shall not be an Excluded Tax under this clause (b)); (c) taxes imposed as a result of a Foreign Lender’s failure to comply with Section 2.15(f); (d) branch profits taxes imposed by any jurisdiction described in clause (a) above; (e) any U.S. federal withholding taxes imposed under FATCA; and (f) any U.S. federal withholding taxes imposed as a result of such Foreign Lender’s failure to comply with Section 2.15(g).

“Executive Order” shall have the meaning assigned to such term in Section 3.22(a).

“Facility” shall mean, at any time and with respect to any Lender, such Lender’s respective Commitments and the extensions of credit thereunder at such time.

“Fair Market Value” shall mean, with respect to any asset (including any Equity Interests of any person), the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined (x) in good faith by the Board of Directors or, pursuant to a specific delegation of authority by such Board of Directors or a designated senior executive officer, of the Borrower, or the Subsidiary Guarantor selling such asset or (y) in the case of Collateral Vessels or Additional Vessels for purposes of calculating the Collateral Maintenance Test or the LTV Ratio, the Vessel Appraisal Value.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements (and related legislation or official administrative guidance) implementing the foregoing.

“FCPA” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary to the next 1/100th of 1.00%) of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean the Fee Letter, dated September 25, 2023, among Holdings, the Borrower, and the Agent.

“Fees” shall mean the Commitment Fees, the Administrative Agent Fees and the other fees referred to in Section 2.05.

“Financial Covenants” shall mean the covenants set forth in Section 6.10.

“Financial Officer” of any person shall mean any of the chief financial officer, principal accounting officer, controller, comptroller, treasurer or assistant treasurer of such person.

“Financial Support Direction” shall mean a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004.

“First Priority” shall mean, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien is (a) the most senior Lien to which such Collateral is subject (subject only to non-consensual Permitted Liens that arise under any Legal Requirement and, with respect to the Borrower Share Pledge (if applicable), the Intercreditor Agreement), or (b) a Collateral Vessel Mortgage duly recorded or registered in accordance with the laws of the applicable Acceptable Flag Jurisdiction in which such Collateral Vessel is registered covering a Collateral Vessel (subject only to Permitted Liens which may, under applicable law, be entitled to priority over such Collateral Vessel Mortgage).

“Floor” shall mean a rate of interest equal to 0.00%

“Foreign Lender” shall mean any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Funding Default” shall have the meaning assigned to such term in Section 2.16(c).

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis.

“General Assignment Agreement” shall have the meaning set forth in the definition of “Vessel Collateral Requirements”.

“Governmental Approval” shall mean any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” shall mean any federal, state, local or foreign (whether civil, administrative, criminal, military or otherwise) court, central bank or governmental agency, tribunal, authority, instrumentality, regulatory or self-regulatory, body or any subdivision thereof or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government (including any international or supra-national bodies such as the International Maritime Organization, the European Union or the European Central Bank).

“Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.

“Guarantees” shall mean the guarantees issued pursuant to Article VII by each of the Guarantors.

“Guarantors” shall mean (i) Holdings, (ii) each Subsidiary Guarantor and (iii) the Borrower but only in its capacity, and to the extent, if any, as a guarantor of the Bank Product Obligations of another Loan Party.

“Hazardous Materials” shall mean hazardous substances, hazardous wastes, hazardous materials, or any other pollutants, contaminants, chemicals, wastes, materials, compounds, constituents or substances, defined under, subject to regulation under, or which can give rise to liability or obligations under, any Environmental Laws, including substances required or recommended to be listed on a Collateral Vessel’s IHM and petroleum, petroleum products, petroleum by-products, petroleum breakdown products, petroleum-derived substances, crude oil or any fraction thereof.

“Hedging Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, cap transactions, floor transactions, collar transactions, spot contracts, futures contracts or other liabilities for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract or any other similar transactions or any combination of any of the foregoing (including any options or warrants to enter into any of the foregoing), whether or not any such transaction is governed by, or otherwise subject to, any master agreement or any netting agreement, and (b) any and all transactions or arrangements of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement (or similar documentation) published from time to time by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such agreement or documentation, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.

“Holdings” shall have the meaning assigned to such term in the preamble hereto.

“IHM” shall mean, in relation to a Collateral Vessel, an “Inventory of Hazardous Materials” prepared in accordance with IMO Resolution MEPC.269(68), “2015 Guidelines for the Development of the Inventory of Hazardous Materials” (adopted on 15 May 2015 by the Marine Environment Protection Committee of the International Maritime Organization), issued by that Collateral Vessel’s classification society, which includes a list of required materials known to be potentially hazardous and listed in the construction of or on board that Collateral Vessel, their location and approximate quantities.

“Indebtedness” of any person shall mean, without duplication, (a) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services (including, for the avoidance of doubt, any Disqualified Capital Stock); (b) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit; (c) all indebtedness of the types described in paragraphs (a) to (g) of this definition secured by any Collateral on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (to the extent of the value of the respective property); (d) the aggregate amount required to be capitalized under leases under which such Person is the lessee; (e) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted (i.e. take-or-pay and similar obligations); (f) all Contingent Obligations of such Person, and (g) all obligations under any Hedging Agreement. Notwithstanding the foregoing, Indebtedness shall not include trade payables, or indebtedness (other than indebtedness for borrowed money) incurred in the ordinary course of business to pay for alterations or modifications of a Collateral Vessel to comply with regulatory requirements, accrued expenses and deferred tax and other credits incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

“Indemnified Taxes” shall mean (a) all Taxes other than Excluded Taxes and (b) to the extent not covered in preceding clause (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 11.03(b).

“Information” shall have the meaning assigned to such term in Section 11.12.

“Insolvency Proceeding” shall mean (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, formal or informal moratorium, composition, marshaling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case, undertaken under any Debtor Relief Laws.

“Insurance Deliverables Requirement” shall mean, in relation to each Collateral Vessel, with respect to (i) marine, hull and machinery insurance and increased value insurance, (ii) marine protection and indemnity insurance (including (x) insurance for liability arising out of pollution and spillage or leakage of cargo and (y) cargo liability insurance), (iii) war risks insurance and increased value insurance, (iv) such other marine insurance that has been reasonably requested by the Administrative Agent with the written consent of the Borrower (not to be unreasonably withheld or delayed), in each case that is required to be maintained in accordance with the terms of this Agreement, the Borrower shall have delivered to, or cause to be delivered, a letter of undertaking from a marine insurance broker attaching cover notes and certificates of entry evidencing such insurance, together with notices of assignment and loss payee clauses, and letters of undertaking issued by the protection and indemnity association, each of which shall be reasonably satisfactory to the Administrative Agent.

“Intercompany Note” shall mean a promissory note (which may be a global intercompany note) in form and substance reasonably satisfactory to the Administrative Agent.

“Intercompany Subordination Agreement” shall mean an intercompany subordination agreement substantially in the form of Exhibit D.

“Intercreditor Agreement” means, to the extent executed in connection with any incurrence of Other Secured Indebtedness, a pari passu intercreditor agreement in form and substance acceptable to the Administrative Agent and the Required Lenders.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit E or such other form as the Administrative Agent and the Borrower may agree to from time to time.

“Interest Payment Date” shall mean (i) as to any SOFR Loan, the last day of each Interest Period and on the Maturity Date for such SOFR Loan or such earlier date on which the Commitments are terminated or (ii) as to any ABR Loan, the last Business Day of each month and on the Maturity Date for such ABR Loan or such earlier date on which the Commitments are terminated.

“Interest Period” shall mean, with respect to any Borrowing of SOFR Loans, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one or three months thereafter as the Borrower may elect (or such other periods, elected by the Borrower, as agreed by all Lenders); provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent continuation of such Borrowing.

“Investments” shall have the meaning assigned to such term in Section 6.04.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment or any write-offs or write-downs thereof.

“ISM Code” shall mean the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention, adopted by the International Maritime Organization.

“ISPS Code” shall mean the International Code for the Security of Ships and Port Facilities adopted by the International Maritime Organization.

“Judgment Currency” shall have the meaning assigned to such term in Section 11.21(a).

“Judgment Currency Conversion Date” shall have the meaning assigned to such term in Section 11.21(a).

“Lead Arrangers” shall mean Danish Ship Finance A/S and Skandinaviska Enskilda Banken AB (publ) as lead arrangers for the credit facility hereunder.

“Legal Requirements” shall mean, as to any person, any treaty, convention, law (including the common law), statute, ordinance, code, rule, regulation, guidelines, license, permit requirement, judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction, policies and procedures, Order or determination of an arbitrator or a court or other Governmental Authority, and the interpretation or administration thereof, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.

“Lenders” shall mean (a) the financial institutions and other persons party hereto as “Lenders” on the date hereof, and (b) each financial institution or other person that becomes a party hereto pursuant to an Assignment and Acceptance, other than, in each case, any such financial institution or person that has ceased to be a party hereto pursuant to an Assignment and Acceptance.

“Lien” shall mean, with respect to any property, (a) any preferred ship mortgage, maritime lien, mortgage, deed of trust, lien (statutory or other), judgment lien, pledge, encumbrance, charge, assignment, hypothecation, deposit arrangement, security interest or encumbrance of any kind or any arrangement to provide priority or preference, in each of the foregoing cases whether voluntary or imposed or arising by operation of law, and any agreement to give any of the foregoing, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effects as any of the foregoing) relating to such property and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan” or “Loans” shall mean a revolving loan made by the Lenders to the Borrower pursuant to Section 2.01(a).

“Loan Documents” shall mean this Agreement, the Notes, if any, the Security Documents, the Intercreditor Agreement (if any), the Intercompany Subordination Agreement, each Intercompany Note, each Fee Letter and all other documents, certificates, instruments or agreements executed by or on behalf of a Loan Party for the benefit of any Agent or any Lender in connection herewith on or after the date hereof and, except for purposes of Section 11.02(b), the Agency Fee Letter. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” shall mean the Borrower and the Guarantors and “Loan Party” shall mean any of them.

“LTV Ratio” shall mean the ratio of (I) any drawn amount under the Facility to (II) the aggregate Fair Market Value of all Collateral Vessels (including such Additional Vessels) (with each Vessel Appraisal used to determine the Fair Market Value to be dated no earlier than 30 days prior to the applicable testing date).

“Manager’s Undertaking” shall have the meaning provided in Section 5.16(i).

“Mandated Lead Arrangers” shall mean Nordea Bank Abp, New York Branch, ING Bank N.V., London Branch, Crédit Agricole Corporate and Investment Bank and DNB Markets, Inc. as mandated lead arrangers for the credit facility hereunder.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“MARPOL” shall mean the International Convention for the Prevention of Pollution from Ships, 1973 as modified by the Protocol of 1978, as the same may be amended or supplemented from time to time.

“Material Adverse Effect” shall mean (a) a material adverse effect on, or a material adverse change in, the condition (financial or otherwise), results of operations, business, properties, assets or liabilities (contingent or otherwise) of the Loan Parties, taken as a whole (including, for the avoidance of doubt, as a result of any event, change, effect, circumstance, condition, development or occurrence relating to Holdings that is a material adverse effect on, or a material adverse change in, the condition (financial or otherwise), results of operations, business, properties, assets or liabilities (contingent or otherwise) of the Loan Parties, taken as a whole), (b) an impairment of the ability of the Loan Parties to fully and timely perform any of their payment or other material obligations under any Loan Document, (c) a material impairment of the rights of or benefits or remedies available to the Lenders or any Agent under any Loan Document, or (d) a material adverse effect on the Collateral or any material portion thereof or on the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or the validity, enforceability, perfection or priority of such Liens.

“Material Non-Public Information” shall mean information and documentation that is (i) not publicly available and (ii) material with respect to Holdings, the Borrower and its Subsidiaries or any of their respective securities for purposes of foreign, United States Federal and state securities laws.

“Maturity Date” shall mean March 27, 2029.

“Maximum Leverage Ratio” shall mean, at any time of determination for any Person, the ratio of (x) Consolidated Net Indebtedness to (y) Consolidated Total Capitalization.

“Maximum Rate” shall have the meaning assigned to such term in Section 11.13.

“Minimum Liquidity Threshold” shall have the meaning assigned to such term in Section 6.10(a).

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.

“Multiemployer Plan” shall mean an employee benefit plan of the type described in Section 4001(a)(3) or Section 3(37) of ERISA and subject to Title IV of ERISA to which any Company or any of its ERISA Affiliates is making or obligated to make contributions or during the preceding five plan years, has made or been obligated to make contributions.

“Net Worth” shall mean, as to any Person, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders’ equity, but excluding treasury stock and the effect of any impairment of intangible assets on and after the date of this Agreement.

“Non-U.S. Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Company with respect to employees, officers or directors employed, or otherwise engaged, outside the United States.

“Nordea” shall mean Nordea Bank Abp, New York Branch and its legal successors and permitted assigns.

“Notes” shall mean any notes evidencing the Loans issued pursuant to Section 2.04(e), if any, substantially in the form of Exhibit F-2.

“NYSE” shall mean the New York Stock Exchange.

“Obligation Currency” shall have the meaning assigned to such term in Section 11.21.

“Obligations” shall mean (a) all obligations of the Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any Insolvency Proceeding, regardless of whether allowed or allowable in such Insolvency Proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees (including the fees provided for in the Agency Fee Letter), costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Insolvency Proceeding, regardless of whether allowed or allowable in such Insolvency Proceeding), of the Borrower and the other Loan Parties under this Agreement and the other Loan Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising; provided, that in no circumstances shall Excluded Swap Obligations constitute Obligations.

“OFAC” shall have the meaning assigned to such term in Section 3.22(b).

“Officer’s Certificate” shall mean, as to any person, a certificate executed by any of the chairman of the Board of Directors (if an officer), the chief executive officer, the president or one of the Financial Officers of such person, each in his or her official (and not individual) capacity.

“Order” shall mean any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction.

“Organizational Documents” shall mean, with respect to any person, (i) in the case of any corporation, the certificate of incorporation, articles of incorporation or deed of incorporation and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate or articles of formation or organization and operating agreement or memorandum and articles of association

(or similar constituent documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar constituent documents) of such person (and, where applicable, the equityholders or shareholders registry of such person), (iv) in the case of any general partnership, the partnership agreement (or similar constituent document) of such person, (v) in any other case, the functional equivalent of the foregoing, and (vi) any shareholder, voting trust or similar agreement between or among any holders of Equity Interests of such person.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction (including any subdivision or taxing authority thereof) imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Fleet Obligor” shall mean each Subsidiary of Holdings (other than the Borrower) party to the $750M Credit Agreement as a guarantor from time to time on and after the Closing Date.

"Other Secured Indebtedness” shall have the meaning assigned to such term in Section 5.15.

“Other Taxes” shall mean any and all present or future stamp, documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges (including fees and expenses to the extent incurred with respect to any such Taxes or charges) or similar levies (including interest, fines, penalties and additions with respect to any of the foregoing) arising from any payment made or required to be made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Participant” shall have the meaning assigned to such term in Section 11.04(e).

“Participant Register” shall have the meaning assigned to such term in Section 11.04(e).

“Patriot Act” shall have the meaning assigned to such term in Section 3.22(a).

“Pension Plan” shall mean any Employee Benefit Plan subject to the provisions of Title IV of ERISA or Section 412 or 430 of the Code or Section 302 or 303 of ERISA.

“Pensions Regulator” shall mean the body corporate called the Pensions Regulator established under Part 1 of the U.K. Pensions Act 2004.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” shall mean any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the property of any person, or of any business or division of any person, (b) acquisition of all of the Equity Interests of any person, and otherwise causing such person to become a Wholly Owned Subsidiary of such person, or (c) merger or consolidation or any other combination with any person, if each of the following conditions is met:

(i)no Event of Default then exists or would result therefrom;

(ii)after giving effect to such transaction on a Pro Forma Basis, the Borrower shall be in compliance with the Financial Covenants; and

(iii)the person or business to be acquired shall be, or shall be engaged in, a business of the type that Holdings and its Subsidiaries are permitted to be engaged in under Section 6.14(b).

“Permitted Charter” shall mean a charter of a Collateral Vessel to a third party:

(a)which is a time charter, voyage charter, consecutive voyage charter or contract of affreightment entered into on bona fide arm’s length terms; provided that any such charter with a term in excess of thirty-six (36) months, after giving effect to any extensions to such term solely at the discretion of the charterer (collectively, the “Initial Charter Term”) (but without including or giving effect to any specific or actual redelivery period extending past the Initial Charter Term),  shall only be a Permitted Charter if the Required Lenders have consented thereto (such consent not to be unreasonably withheld); and

(b)demise charters existing on the Closing Date as identified on Schedule 1.01(g).

“Permitted Hedging Agreement” shall mean any Hedging Agreement to the extent constituting a swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates, bunkers, fuel, forward commitments for bunkers or fuel, or freight derivatives, either generally or under specific contingencies, in each case entered into in the ordinary course of business and not for speculative purposes.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Person” and “person” shall mean any natural person, corporation, business trust, joint venture, trust, association, company (whether limited in liability or otherwise), partnership (whether limited in liability or otherwise) or Governmental Authority, or any other entity, in any case, whether acting in a personal, fiduciary or other capacity.

“Platform” shall mean IntraLinks, SyndTrak or a substantially similar electronic transmission system.

“Pledge Agreement” shall mean a Pledge Agreement substantially in the form of Exhibit G between the Borrower, the Subsidiary Guarantors and the Collateral Agent for the benefit of the Secured Parties and pursuant to which the Earnings Accounts (subject to Section 5.14) and all of the Equity Interests of each Subsidiary Guarantor that owns a Collateral Vessel (and the Equity Interests of the Person that owns, directly or indirectly, the Equity Interests in such Subsidiary Guarantor, if any, other than the Borrower) shall have been pledged to secure the Obligations and shall have (A) delivered to the Collateral Agent all the Securities Collateral referred to therein, together with executed and undated stock powers in the case of capital stock constituting Securities Collateral, and (B) otherwise complied with all of the requirements set forth in the Pledge Agreement.

“Pledge Agreement Collateral” shall mean all property from time to time pledged or granted as collateral pursuant to the Pledge Agreement.

“Pledged Earnings Accounts” shall have the meaning provided in Section 5.14.

“Pool Financing” shall mean a financing arrangement entered into by a Pool Operator, as agent for the applicable Shipping Pool, on behalf of the members or participants therein with a third-party lender, which financing is secured by the Pool Financing Receivables of the Vessels in such Shipping Pool.

“Pool Financing Indebtedness” shall mean indebtedness incurred by a Pool Operator, as agent for the applicable Shipping Pool, on behalf of the members or participants therein, under and pursuant to a Pool Financing.

“Pool Financing Receivables” shall mean, with respect to a Vessel in a Shipping Pool, (I) Moneys (as defined in Section 1-201 of the UCC) and claims for payment due or to become due to the Borrower or a Subsidiary thereof that owns such Vessel, or to the Pool Operator of such Shipping Pool on such Vessel owner’s behalf, whether as charter hire, freights, passage moneys, proceeds of off-hire and loss of hire insurances, loans, indemnities, payments or otherwise, under, and all claims for damages arising out of any breach of, any time or voyage charter, affreightment or other contract for the use or employment of such Vessel and (II) all remuneration for salvage and towage services, demurrage and detention moneys and any other moneys whatsoever due or to become due to such Vessel owner, or the Pool Operator on such Vessel owner’s behalf, arising from the use or employment of such Vessel.

“Pool Operator” shall mean a third-party operator or manager of any Shipping Pool.

“Poseidon Principles” shall mean the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published on June 18, 2019, available at http://www.poseidonprinciples.org, as the same may be amended or replaced, including but not limited to, to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organization from time to time.

“Prime Rate” shall mean the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).  Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.

“Pro Forma Basis” shall mean in connection with any calculation of compliance with any financial covenant, financial test or financial term hereunder, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent the same is incurred to refinance other outstanding Indebtedness, to finance a Permitted Acquisition or other Investment or to finance a Dividend or Restricted Debt Payment) after the first day of the relevant Test Period, as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of such Test Period, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction) after the first day of the relevant Test Period, as if such Indebtedness had been retired or repaid on the first day of such Test Period, and (z) any Permitted Acquisition or other Investment then being consummated as well as any other Permitted Acquisition or other Investment if consummated after the first day of the relevant Test Period and on or prior to the date of the respective Permitted Acquisition or other Investment then being effected, with the following rules to apply in connection therewith:

(i)all Indebtedness (x) (other than revolving Indebtedness, except to the extent that the same is incurred to refinance other outstanding Indebtedness, to finance Permitted Acquisitions or other Investments or to finance a Dividend or Restricted Debt Payment) incurred or issued after the first day of the relevant Test Period (whether incurred to finance a Permitted Acquisition or other Investment, to pay a Dividend to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of such Test Period and remain outstanding through the date of determination and (y) (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction) permanently retired or redeemed after the first day of the relevant Test Period shall be deemed to have been retired or redeemed on the first day of such Test Period and remain retired through the date of determination; and

(ii)all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness, or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding).

“Pro Rata Percentage” of any Lender at any time shall mean the percentage of the Total Commitments of all Lenders represented by such Lender’s Commitment.

“Process Agent” shall have the meaning assigned to such term in Section 11.09(d).

“Projections” shall have the meaning assigned to such term in Section 3.04(c).

“property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property, Vessels, cash, securities, accounts, revenues and contract rights.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lenders” shall mean Lenders that do not wish to receive Material Non-Public Information with respect to Holdings, the Borrower or its Subsidiaries.

“Purchase Money Obligation” shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any fixed or capital assets or the cost of installation, construction or improvement of any fixed or capital assets; provided, however, that (i) such Indebtedness is incurred within 120 days after such acquisition, installation, construction or improvement of such fixed or capital assets by such person and (ii) the amount of such Indebtedness does not exceed the lesser of 100% of the Fair Market Value of such fixed or capital asset or the cost of the acquisition, installation, construction or improvement thereof, as the case may be.

“Qualified Capital Stock” of any person shall mean any Equity Interests of such person that do not constitute Disqualified Capital Stock.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Subsidiary Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, fee, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Recipient” shall mean the Administrative Agent, Collateral Agent, Security Trustee or any Lender, as applicable.

“Relevant Governmental Body” shall mean the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Register” shall have the meaning assigned to such term in Section 11.04(c).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Person” shall mean, with respect to any person, (a) each Affiliate of such person and each of the officers, directors, employees, Advisors, attorneys, agents, representatives, controlling persons and shareholders, partners, members and trustees of each of the foregoing, and (b) if such person is an Agent, each other person designated, nominated or otherwise mandated by or assisting such Agent pursuant to Section 10.05 or any comparable provision of any Loan Document.

“Release” shall mean any releasing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto, from or through the Environment.

“Required Insurance” shall mean insurance of the type, deductibles and amounts as set forth on Schedule 3.20.

“Required Lenders” shall mean, at any date of determination, Lenders having Commitments representing more than 66 2/3% of all Commitments at such time.

“Requisition” shall mean: (a) any expropriation, confiscation, requisition or acquisition of a Vessel, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding one year without any right to an extension) unless it is within 30 days redelivered to the full control of the Subsidiary Guarantor being the owner thereof; and (b) any arrest, capture or seizure of a Vessel (including any hijacking or theft) unless it is within 60 days redelivered to the full control of the Subsidiary Guarantor being the owner thereof.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof with significant responsibility for the administration of the obligations of such person in respect of this Agreement.

“Restricted Debt Payment” shall mean any payment, prepayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of any Restricted Indebtedness.

“Restricted Indebtedness” shall mean Indebtedness of any Company, the payment, prepayment, repurchase, defeasance or acquisition for value of which is restricted under Section 6.11.

“Revolver Reduction Amount” shall mean for any Revolver Reduction Date, the corresponding amount for such date set forth on Schedule 2.09(c) under the heading “Total Commitment Reduction” as such amount may be adjusted from time to time in accordance with Section 2.10, which shall reflect at all times minimum profile reducing outstanding Commitments on a straight-line amortization sufficient to result in a reduction of the aggregate principal amount of Credit Facilities to $0 upon the Collateral Vessels having achieved an average age of 20 years.

“Revolver Reduction Date” shall mean each date set forth on Schedule 2.09(c) under the heading “Reduction Date”.

“Revolving Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Loans of such Lender.

“Revolving Obligations” shall mean (i) all Loans, and Commitments and (ii) all Obligations relating to the Indebtedness and Commitments described in preceding clause (i). For the avoidance of doubt, Revolving Obligations includes all interest, fees and expenses accruing or incurred during the pendency of any Insolvency Proceeding with respect to Revolving Obligations, whether or not such interest, fees or expenses are allowed claims under any such Insolvency Proceeding.

“Russian Oil Products” shall have the meaning assigned to such term in Section 5.21.

“Russian Price Cap Framework” shall have the meaning assigned to such term in Section 5.21.

“S&P” shall mean S&P Global Ratings and any successor thereto.

“Sale and Leaseback Transaction” shall mean any arrangement of any person, directly or indirectly, with any other person whereby such initial person shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctions Authority” shall mean the respective governmental institutions and agencies of the United States, the European Union (and its member states), the United Kingdom, the European Economic Area (and its member states), Australia, and the United Nations, including the U.S. Treasury Department, the U.S. Commerce Department, the U.S. State Department, the United Nations Security Council, the Australian Department of Foreign Affairs and Trade or other relevant sanctions authority of the United States, the European Union (and its member states), the United Kingdom, the European Economic Area (and its member states), Australia or the United Nations.

“Sanctions Laws” shall mean, as applicable to any Loan Party, Collateral Vessel or Secured Party, the economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, executive orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority.

“SEC” shall mean the United States Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions thereof.

“Secured Obligations” shall mean (a) the Obligations and (b) the due and punctual payment and performance of all Bank Product Obligations of the Borrower and the Subsidiary Guarantors; provided, that in no circumstances shall Excluded Swap Obligations constitute Secured Obligations.

“Secured Parties” shall mean, collectively, (a) the Administrative Agent, (b) the Collateral Agent, (c) the Lenders and (d) each Bank Product Provider.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Collateral” shall mean “Collateral” (as defined in the Pledge Agreement).

“Security Documents” shall mean the Pledge Agreement, each Collateral Vessel Mortgage, each Account Control Agreement, each General Assignment Agreement, each Assignment of Insurances, each Manager’s Undertaking, the Borrower Share Pledge (if applicable) and each other security document or pledge agreement delivered in accordance with applicable local Legal Requirements to grant a valid, enforceable, perfected security interest (with the priority required under the Loan Documents) in any property as collateral for the Secured Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Pledge Agreement, any Collateral Vessel Mortgage, any Account Control Agreement, any General Assignment Agreement, any Assignment of Insurances, any Manager’s Undertaking or any other such security document or pledge agreement to be filed or registered with respect to the security interests in property created pursuant to the Pledge Agreement, any Collateral Vessel Mortgage, any Account Control Agreement, any General Assignment Agreement, any Manager’s Undertaking and any other document or instrument utilized to pledge any property as collateral for the Secured Obligations.

“Security Trustee” shall have the meaning assigned to such term in the preamble hereto.

“Shipping Pool” shall mean a shipping pool arrangement in which a Vessel has been entered, or in which a Vessel is a member, together with other vessels owned or operated by third parties that are part of such shipping pool arrangement.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” shall mean, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” shall mean a Loan that bears interest at a rate based on Term SOFR.

“Solvent” shall mean, with respect to any person, that, as of the date of determination, (a) the fair value of the properties of such person will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such person will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such person generally will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (d) such person will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed, contemplated or about to be conducted following the Closing Date, and (e) such person is not “insolvent” as such term is defined under any bankruptcy, insolvency or similar laws of any jurisdiction in which any person is organized.  For the purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time represents the amount that can be reasonably expected to become an actual or matured liability.

“Statement of Compliance” shall mean a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.

“Subordinated Indebtedness” shall mean unsecured Indebtedness of the Borrower or any of its Subsidiaries that is by its terms subordinated (on terms reasonably satisfactory to the Administrative Agent) in right of payment to all or any portion of the Obligations.

“Subsidiary” shall mean, with respect to any person (the “parent”) at any date, (i) any person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent.  Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of the Borrower.

“Subsidiary Guarantor” shall mean each Subsidiary of the Borrower that is the owner of a Collateral Vessel and each Subsidiary of the Borrower that directly or indirectly owns Equity Interests in any owner of a Collateral Vessel, as well as any additional Subsidiary of the Borrower that becomes a Subsidiary Guarantor pursuant to Section 5.10. As of the Closing Date, the Subsidiary Guarantors are listed on Schedule 1.01(h).

“Substitution Vessel” shall mean a vessel which becomes a Collateral Vessel after the date hereof, which is (i) a double-hull crude or product tanker vessel between 35,000 dwt and 330,000 dwt, (ii) not older than ten (10) years on the date of such acquisition, (iii) classed with an Approved Classification Society free of overdue recommendations and conditions affecting class, (iv) registered in an Acceptable Flag Jurisdiction, (v) owned by a Subsidiary Guarantor and subject to a Collateral Vessel Mortgage on the date it becomes a Collateral Vessel and (vi) is not older than the vessel which was the subject of a Collateral Vessel Disposition and which the Substitution Vessel is replacing as a Collateral Vessel.

“Sustainability Certificate” shall mean a certificate in the form attached hereto as Exhibit O signed by a Financial Officer of the Borrower, in a form and substance reasonably satisfactory to the Administrative Agent and the Sustainability Coordinator delivered pursuant to Section 5.01(c)(iii).

“Sustainability Coordinator” shall have the meaning assigned to such term in the preamble hereto.

“Sustainability Pricing Adjustment Schedule” shall mean Schedule 1.01(i), as amended from time to time in accordance with Section 11.02 of this Agreement.

“Swap Obligation” shall mean, with respect to the Borrower and any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Synthetic Lease” shall mean, as to any person, (a) any lease (including leases that may be terminated by the lessee at any time) of any property (i) that is accounted for as an operating lease under GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such person is the lessor or (b)(i) a synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property (including a Sale and Leaseback Transaction), in each case under this clause (b), creating obligations that do not appear on the balance sheet of such person but which, upon the application of any Debtor Relief Laws to such person, would be characterized as the indebtedness of such person (without regard to accounting treatment).

“Synthetic Lease Obligations” shall mean, as to any person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which any Loan Party is or may become obligated to make (a) any payment in connection with a purchase by any third party from a person other than a Loan Party of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness.

“Tax Returns” shall mean all returns, statements, filings, attachments and other documents or certifications filed or required to be filed in respect of Taxes.

“Taxes” shall mean (i) any and all present or future taxes, duties, levies, imposts, assessments, fees, deductions, withholdings or other similar charges, imposed by a Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions with respect to any of the foregoing) with respect to the foregoing, and (ii) any transferee, successor, joint and several, contractual or other liability (including liability pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-U.S. law)) in respect of any item described in clause (i).

“Technical Manager” shall mean (i) an Acceptable Third Party Technical Manager or (ii) one or more other technical managers (including a Subsidiary of the Borrower) selected by the Borrower and reasonably acceptable to the Administrative Agent (acting on instructions from the Required Lenders).

“Term SOFR” shall mean the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Test Period” shall mean each period for which financial statements of Holdings have been delivered pursuant to Section 5.01(a) or (b), as the case may be.

“Total Loss” shall mean: (a) actual, constructive, compromised, agreed or arranged total loss of a Vessel; or (b) any Requisition of a Vessel.

“Total Commitments” shall mean the aggregate principal amount of all Commitments, which as of the Closing Date is $160,000,000.00.

“Total Loss Date” shall mean, in relation to the Total Loss of a Vessel: (a) in the case of an actual loss of a Vessel, the date on which it occurred or, if that is unknown, the date when that Vessel was last heard of; (b) in the case of a constructive, compromised, agreed or arranged total loss of a Vessel, the earlier of: (i) the date on which a notice of abandonment is given to the insurers; and (ii) the date of any compromise, arrangement or agreement made by or on behalf of the Borrower and/or the Subsidiary Guarantor who owns such Vessel with the Vessel’s insurers in which the insurers agree to treat that Vessel as a total loss; and (c) in the case of any other type of Total Loss, the date (or the most likely date) on which it appears to the Administrative Agent that the event constituting the total loss occurred.

“Total Revolving Exposure” shall mean, with respect to all Lenders at any time, the aggregate principal amount at such time of all outstanding Loans.

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents to which they are a party and (b the payment of the fees and expenses related to the foregoing.

“Transferred Guarantor” shall have the meaning assigned to such term in Section 7.09.

“Treasury Regulations” shall mean the regulations promulgated by the United States Department of the Treasury under the Code, as amended from time to time.

“Trust Property” shall mean (a) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Security Trustee under or pursuant to the Collateral Vessel Mortgages (including the benefits of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to the Security Trustee in the Collateral Vessel Mortgages), (b) all moneys, property and other assets paid or transferred to or vested in the Security Trustee, or any agent of the Security Trustee whether from any Loan Party or any other person, and (c) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by the Security Trustee or any agent of the Security Trustee in respect of the same (or any part thereof).

“UCC” shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Pension Plan” shall mean the OSG Ship Management (UK) Ltd. Retirement Benefits Plan.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UKBA” shall mean the U.K. Bribery Act 2010.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” and “U.S.” shall mean the United States of America.

“Unrestricted Cash and Cash Equivalents” shall mean cash or Cash Equivalents that (i) do not appear (or would not be required to appear) as “restricted” on a consolidated balance sheet of Holdings or any of its Subsidiaries, (ii) are not subject to any lien in favor of any Person other than (a) the Collateral Agent for the benefit of the Lenders or (b) if required by law, the deposit account bank holding such accounts, (iii) are otherwise generally available for use by Holdings, the Borrower or such Subsidiary and

(iv) undrawn amounts under the Facility; provided that not more than $25,000,000 of Unrestricted Cash and Cash Equivalents shall consist of undrawn and available amounts under the Facility and the Revolving Facility (as defined in the $750M Credit Agreement), collectively, for purposes of the Minimum Liquidity Threshold.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Vessel Appraisal” shall mean a written desktop appraisal of the fair market value of each Collateral Vessel or Additional Vessel delivered to the Administrative Agent and the Collateral Agent, in form, scope and methodology reasonably acceptable to the Collateral Agent and prepared by an Approved Broker selected by the Borrower on the basis of a charter-free arm’s-length transaction between a willing and able buyer and seller not under duress, addressed to the Collateral Agent and upon which the Administrative Agent, the Collateral Agent and the Lenders are expressly permitted to rely.

“Vessel Appraisal Value” of any Collateral Vessel or Additional Vessel at any time of determination shall mean the average of Vessel Appraisals from two Approved Brokers most recently delivered to, or obtained by, the Administrative Agent prior to such time in accordance with Sections 6.10(d) or at such other time or times set forth in this Agreement.

“Vessel Collateral Requirements” shall mean, with respect to a Collateral Vessel, the requirement that:

(a)the Subsidiary Guarantor that owns such Collateral Vessel shall have duly authorized, executed and delivered, and caused to be recorded or registered in accordance with the laws of the applicable Acceptable Flag Jurisdiction in which such Collateral Vessel is registered, a Collateral Vessel Mortgage with respect to such Collateral Vessel and such Collateral Vessel Mortgage shall be effective to create in favor of the Security Trustee for the benefit of the Secured Parties a legal, valid and enforceable first preferred ship mortgage or first priority statutory mortgage, as applicable, lien upon such Collateral Vessel, subject only to Permitted Liens related thereto;

(b)all filings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Collateral Agent to perfect and preserve the security interests described in clause (a) above under the laws of the Acceptable Flag Jurisdiction in which such Collateral Vessel is registered and (if required) in the jurisdiction of organization of the entity that is the owner of such Collateral Vessel shall have been duly effected and the Collateral Agent shall have received evidence thereof in form and substance reasonably satisfactory to it and such customary legal opinions reasonably satisfactory to it; and

(c)the Administrative Agent shall have received each of the following:

(i)certified copies of all technical management agreements and commercial management agreements, if any, and all pooling agreements and charter contracts having a remaining term in excess of six months related to such Collateral Vessel and any charter contract guarantees in connection therewith;

(ii)a confirmation of class certificate issued by an Approved Classification Society showing the Collateral Vessel to be free of overdue recommendations issued not more than 10 days prior to the Closing Date and certified copies of all ISM Code, ISPS

Code and MARPOL documentation for such Collateral Vessel and its owner or manager, as appropriate, which shall be valid and unexpired;

(iii)a certificate of ownership and encumbrance or transcript of register confirming registration of such Collateral Vessel under the law and flag of the applicable Acceptable Flag Jurisdiction, the record owner of the Collateral Vessel and all Liens of record (which shall be only Permitted Liens) for such Collateral Vessel, such certificate to be issued within 30 days prior to the Closing Date, and reasonably satisfactory to the Administrative Agent;

(iv)a report, addressed to and in form and scope reasonably acceptable to the Administrative Agent, from a firm of marine insurance brokers reasonably acceptable to the Administrative Agent (including Marsh and Willis), confirming the particulars and placement of the marine insurances covering such Collateral Vessel and its compliance with the provisions hereunder, the endorsement of loss payable clauses and notices of assignment on the policies, the adequacy of such marine insurances and containing such other confirmations and undertakings as are customary in the New York market (including the Insurance Deliverables Requirement);

(v)a customary letter of undertaking addressed to the Administrative Agent, issued by each relevant marine insurance broker, the protection and indemnity club or war risks association through or with whom any obligatory insurances are placed or effected for such Collateral Vessel; and

(vi)a report from an independent marine insurance consultant appointed by the Administrative Agent confirming the adequacy of the marine insurances covering such Collateral Vessel.

(d)(A) the Borrower and each Subsidiary Guarantor that owns such Collateral Vessel (and each other relevant Loan Party) shall have duly authorized, executed and delivered a General Assignment Agreement substantially in the form of Exhibit M (as modified, supplemented or amended from time to time, each a “General Assignment Agreement”) assigning all of such Loan Party’s present and future Earnings and Insurance Collateral, and any Permitted Charter with a term in excess of thirty six (36) months (any such charter, a “Pledged Charter”) to the extent obtainable by the Borrower using reasonable commercial efforts, (B) each Commercial Manager and Technical Manager which is a Wholly Owned Subsidiary of the Borrower (to the extent such Commercial Manager or Technical Manager is a named assured in the insurances of such Collateral Vessel) shall have duly authorized, executed and delivered an Assignment of Insurances substantially in the form of Exhibit N (as modified, supplemented or amended from time to time, each an “Assignment of Insurances”) assigning all of such Commercial Manager’s and such Technical Manager’s present and future Insurance Collateral and (C) each such Loan Party, Commercial Manager or Technical Manager, as applicable, shall use commercially reasonable efforts to provide appropriate notices and consents related thereto, together granting a security interest and lien on (i) all of such Loan Party’s present and future Earnings and Insurance Collateral and present and future rights and receivables under Pledged Charters and (ii) all of such Commercial Manager’s and Technical Manager’s Insurance Collateral, together with proper Financing Statements (Form UCC-1) in form for filing under the UCC or in other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interests purported to be created by General Assignment Agreement and the Assignment of Insurances, as applicable, and

(e)Subject to Section 5.14, the Borrower, the Collateral Agent and Nordea, as depositary bank, shall have duly authorized, executed and delivered a control agreement substantially in the form attached to the Pledge Agreement with respect to the Earnings Accounts (as modified, supplemented or amended from time to time, the “Account Control Agreement”).

“Vessels” shall mean all Collateral Vessels and other vessels owned by the Borrower or any of its Subsidiaries, and “Vessel” shall mean any one of them.

“Voting Equity Interests” shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the power under ordinary circumstances to vote for persons to serve on the Board of Directors of such person.

“Wholly Owned Subsidiary” shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares and other nominal shares required to be held by local nationals, in each case, to the extent required under applicable Legal Requirements) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% Equity Interest (other than directors’ qualifying share and other nominal shares required to be held by local nationals, in each case, to the extent required under applicable Legal Requirements) at such time. Unless the context requires otherwise, “Wholly Owned Subsidiary” refers to a Wholly Owned Subsidiary of the Borrower.

“Write-Down and Conversion Powers” shall mean,

(a)with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule; and

(b)with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02[Reserved].

Section 1.03Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The phrase “Material Adverse Effect” shall be deemed to be followed by the phrase “, individually or in the aggregate.” The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “or” is not exclusive. The word “year” shall refer (i) in the case of a leap year, to a year of three hundred sixty-six (366) days, and (ii) otherwise, to a year of three hundred sixty-five (365) days.  Unless the context requires otherwise, (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such Loan Document, agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented and/or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, supplements and/or modifications set forth in any Loan Document), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits, exhibits, Schedules and schedules shall be construed to refer to Articles and Sections of, and Exhibits, exhibits, Schedules and schedules to, this Agreement, unless otherwise indicated and (e) any reference to any law or regulation shall (i) include all statutory and regulatory provisions consolidating, amending, replacing or interpreting or supplementing such law or regulation, and (ii) unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.  This Section 1.03 shall apply, mutatis mutandis, to all Loan Documents.

Section 1.04Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with, and all terms of an accounting or financial nature shall be construed and interpreted in accordance with, GAAP as in effect from time to time. If at any time any change in GAAP would affect the computation of any financial ratio or the Financial Covenants set forth in any Loan Document, and the Borrower, the Required Lenders or the Administrative Agent shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to approval by the Required Lenders and the Borrower); provided, that, until so amended, such ratio, Financial Covenants or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and the Borrower shall provide to the Administrative Agent and the Lenders within five days after delivery of each certificate or financial report required hereunder that is affected thereby a written statement of a Financial Officer of the Borrower setting forth in reasonable detail the differences that would have resulted if such financial statements had been prepared as if such change had been implemented.

Section 1.05Resolution of Drafting Ambiguities.  Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Agreement and the other Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

Section 1.06Rounding.  Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.07Currency Equivalents Generally.

(a)Any amount specified in this Agreement (other than as set forth in clause (b) of this Section 1.07) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the applicable exchange rate; provided that if any basket amount expressed in Dollars is exceeded solely as a result of fluctuations in applicable currency exchange rates after the last time such basket was utilized, such basket will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates.

(b)For the purposes of determining the Fair Market Value or calculating compliance with Section 6.10, amounts denominated in a currency other than Dollars will be converted to Dollars at the exchange rate as of the date of calculation, and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Swap Obligations permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness.

Section 1.08Divisions.  For all purposes under the Loan Documents, in connection with any division or plan or division under Delaware law (or any comparable event under a different jurisdiction’s law): (a) if any asset, right, obligation or liability on any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.09Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, the Term SOFR Reference Rate, or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes.  The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of ABR, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ABR, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Article II

THE CREDITS

Section 2.01Commitments.  (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Loans to the Borrower, at any time and from time to time until the termination of the Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Commitment.  Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Loans.

(b)Notwithstanding the foregoing, in no event will the principal amount of the Commitments on the Closing Date exceed the lesser of (i) 50% of the Vessel Appraisal Value of the Collateral Vessels based on the Closing Date Appraisals and (ii) $160,000,000.

Section 2.02Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).  Any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $100,000 and not less than $1,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

(b)Each Lender may at its option make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Lender to make such Loan or the Borrower to repay such Loan in accordance with the terms of this Agreement; provided, however, that the Borrower shall not be entitled to request any

Borrowing that, if made, would result in more than 8 Borrowings in the aggregate outstanding hereunder at any one time (or such greater number of Borrowings as may be acceptable to the Administrative Agent in its sole discretion). For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c)Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate from time to time not later than 10:00 a.m., New York City time, and the Administrative Agent shall promptly credit or remit the amounts so received to an account in the United States as directed by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, promptly return the amounts so received to the respective Lenders.

(d)Unless the Administrative Agent shall have received written notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with clause (c) above, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent (i) in the case of such Lender, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation and (ii) in the case of the Borrower, the interest rate applicable to such Borrowing.  If such Lender shall subsequently repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement, and the Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease and any amounts previously so repaid by the Borrower shall be returned to the Borrower.

(e)Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03Borrowing Procedure. (a) To request a Borrowing, the Borrower shall deliver a written request (by email through a “pdf” copy, or facsimile transmission (or transmit by other electronic transmission if arrangements for doing so have been approved in writing by the Administrative Agent)), a duly completed and executed Borrowing Request to the Administrative Agent not later than 1:00 pm, New York City time, on the third Business Day before the date of the proposed Borrowing; provided, however, if such Borrowing is within five (5) Business Days of the Closing Date, the Borrower shall deliver a written request (by email through a “pdf” copy, or facsimile transmission (or transmit by other electronic transmission if arrangements for doing so have been approved in writing by the Administrative Agent)), a duly completed and executed Borrowing Request to the Administrative Agent not later than 1:00 pm, New York City time, one (1) Business Day before the date of the proposed Borrowing. Each Borrowing Request for a Loan shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(i)the aggregate principal amount of such Borrowing, which shall comply with the requirements of Section 2.02(a);

(ii)the date of such Borrowing, which shall be a Business Day;

(iii)the location and number of the respective Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(c);

(iv)that the conditions set forth in Sections 4.02(b) and (c) are satisfied as of the date of the notice; and

(v)with respect to any SOFR Loan, the duration of the Interest Period with respect thereto.

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04Repayment of Loans.  (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender, the then unpaid principal amount of each Loan of such Lender on the Maturity Date.

(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)The entries made in the accounts maintained pursuant to clauses (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower and the other Loan Parties to pay, and perform, the Obligations in accordance with the Loan Documents.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such entries, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(e)Any Lender by written notice to the Borrower (with a copy to the Administrative Agent) may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall promptly execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit F-2.

Section 2.05Fees.

(a)Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment (a “Commitment Fee”) equal to a percentage per annum equal to 35% of the Applicable Margin multiplied by the average daily unused amount of the Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Commitment terminates. Accrued Commitment Fees shall be payable in arrears (A) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof, and (B) on the date on which such Commitment terminates. Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing Commitment Fees, the Commitment of a Lender shall be deemed to be used to the extent of the outstanding Loans of such Lender.

(b)Administrative Agent and Collateral Agent Fees.  The Borrower agrees to pay to the Administrative Agent and the Collateral Agent (as applicable), for their own account, the fees set forth in the Agency Fee Letter and such other fees payable in the amounts and at the times separately agreed upon between and/or among the Borrower, the Administrative Agent and the Collateral Agent (the “Administrative Agent Fees”).

(c)Other Fees. The Borrower agrees to pay to the Agent, for the account of the Lenders, the Mandated Lead Arrangers, the Lead Arrangers, and/or the Bookrunners, the fees set forth in the Fee Letter.

(d)Payment of Fees. All Fees shall be paid on the dates due, in immediately available funds in Dollars, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Borrower shall pay the Fees provided under Section 2.05(b) and (c) directly to the applicable Agents.  Once paid, none of the Fees shall be refundable under any circumstances.

(e)Any fees otherwise payable by the Borrower to any Defaulting Lender pursuant to this Section 2.05 shall be subject to Section 2.16(c).

Section 2.06Interest on Loans.  (a) Subject to the provisions of Section 2.06(b), the Loans shall bear interest at a rate per annum equal to Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin, each as in effect from time to time.  The Applicable Margin shall be adjusted from time to time in accordance with the Sustainability Pricing Adjustment Schedule. If any Sustainability Certificate contains material errors which result in the Applicable Margin being inaccurately calculated (a “Miscalculation”), the Borrower shall, upon the request of the Administrative Agent, provide such information necessary to correct such calculation and pay any interest which is shown to be outstanding as a result of the correction of such calculation; provided that, if the Borrower has provided information required by the foregoing sentence and paid any applicable outstanding interest within three (3) Business Days after notice from the Administrative Agent of the Miscalculation, no Default or Event of Default which may have resulted from the provision of the applicable Sustainability Certificate or the Miscalculation shall be deemed to have occurred.

(b)Notwithstanding the foregoing, upon the occurrence and during the continuance of any Default under Section 8.01(a) or (b) or any Event of Default, each Loan shall bear interest, after as well as before judgment, at a rate per annum equal to the rate which is 2.00% in excess of the rate then borne by such Loans (the “Default Rate”).

(c)Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided, that (i) interest accrued pursuant to Section 2.06(b) (and all interest on past due amounts) shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(d)All interest hereunder shall be computed on the basis of a year of 360 days (or in the case of interest computed by reference to ABR at times when ABR is based on the Prime Rate, such interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year)) and shall be payable for the actual numbers of days elapsed (including the first day but excluding the last day); provided, that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13, bear interest for one day.  Term SOFR shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after any judgment, and before and after the commencement of any Insolvency Proceeding.

Section 2.07Termination and Reduction of Commitments.  (a) The Commitments shall (x) be reduced pursuant to Section 2.09(c) and (y) otherwise automatically terminate on the Maturity Date.

(b)At its option, the Borrower may at any time terminate, or from time to time permanently reduce, the Commitments; provided, that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000 and (ii) the Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the Total Revolving Exposure would exceed the Total Commitments.

(c)The Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce Commitments under Section 2.07(b) at least three Business Days prior to the effective date of such termination or reduction (which effective date shall be a Business Day), specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.07 shall be irrevocable; provided, that a notice of termination of all then remaining Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities in order to refinance in full the Obligation hereunder, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

Section 2.08Interest Elections. (a) Each Borrowing initially shall have an initial Interest Period specified in such Borrowing Request. Thereafter, each Borrowing shall be continued as a SOFR Borrowing with an Interest Period of one (1) or three (3) months (or such other periods, elected by the Borrower, as agreed by all Lenders), as the Borrower may elect in accordance with Section 2.08(b) and (c) at the end of such Interest Period.

(b)To make an election pursuant to this Section 2.08, the Borrower shall deliver, by hand delivery, email through “pdf” copy or telecopies, or facsimile transmission (or transmit by other electronic transmission if arrangements for doing so have been approved in writing by the Administrative Agent), a duly completed and executed Interest Election Request to the Administrative Agent not later than the time that a Borrowing Request would be required under Section 2.03 (assuming, for purposes of determining such required timing, that the last day of the applicable Interest Period is the date of the “proposed Borrowing” (as referenced in Section 2.03)). Each Interest Election Request shall be irrevocable.

(c)Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clause (iii) below shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and

(iii)with respect to any conversion to or continuation of a Borrowing of a SOFR Loan, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” contained herein.

With respect to any conversion to or continuation of a Borrowing of a SOFR Loans, if any such Interest Election Request does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of three (3) months’ duration.

(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

Section 2.09Revolver Commitment Reduction. (a) [Reserved].

(b)[Reserved].

(c)On each Revolver Reduction Date, the Total Commitments shall be permanently reduced by an aggregate principal amount equal to the applicable Revolver Reduction Amount for such date as set forth on Schedule 2.09(c) and the Borrower shall pay to the Administrative Agent, for the account of the Lenders, any amounts required to be prepaid after giving effect to such reduction of the Total Commitments pursuant to Section 2.10(b), together in each case with accrued and unpaid interest on the principal amount to be paid to, but excluding the date of, such payment.

Section 2.10Optional and Mandatory Prepayments of Loans.  (a)  Optional Prepayments.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty subject to the requirements of this Section 2.10; provided, that each partial prepayment shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000.

(b)Mandatory Prepayments.

(i)In the event of the termination of all the Commitments, the Borrower shall, on the date of such termination, repay or prepay all outstanding Loans.

(ii)In the event of any partial reduction of the Commitments pursuant to Section 2.07 or Section 2.09(c), then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Lenders of the Total Revolving Exposure after giving effect thereto and (y) if the Total Revolving Exposure would exceed the aggregate amount of Commitments after giving effect to such reduction, then the Borrower shall, on the date of such reduction, repay or prepay Loans in an aggregate amount sufficient to eliminate such excess.

(iii)If at any time the Total Revolving Exposure exceeds the Commitments at such time, the Borrower shall, without notice or demand, immediately repay or prepay Loans in an aggregate amount sufficient to eliminate such excess.

(iv)On (i) the date of any Asset Sale in respect of a Collateral Vessel or Sale and Leaseback Transaction in respect of a Collateral Vessel (or Asset Sale in respect of the Equity Interests in the owner of a Collateral Vessel) (the transactions referred to in this clause (i), each a “Collateral Vessel Disposition”) and (ii) the earlier of (A) the date which is one hundred and eighty (180) days following the Total Loss Date in respect of a Collateral Vessel (or, if such date is not a Business Day, on the following Business Day) and (B) the date (or, if such date is not a Business Day, on the following Business Day) of receipt by the Borrower, any Subsidiary Guarantor or the Administrative Agent of the insurance proceeds relating to such Total Loss (provided that if any Collateral Vessel which is the subject of a Requisition is redelivered to the full control of the Subsidiary Guarantor prior to such date, no prepayment shall be required), the Borrower shall, subject to Section 2.20, permanently reduce the Commitments (and, if the Total Revolving Exposure exceeds the Commitments at such time, prepay a corresponding amount of Loans in an amount sufficient to eliminate such excess) in an amount (such amount, the “Collateral Disposition Reduction Amount”) equal to the aggregate outstanding principal amount of Loans and undrawn Commitments, multiplied by a fraction, the numerator of which is the Vessel Appraisal Value of the affected

Collateral Vessel subject to such sale, total loss or other disposition and the denominator of which is the aggregate of the Vessel Appraisal Values of all Collateral Vessels (including such affected Collateral Vessel, but not including any Additional Vessel then included as a Collateral Vessel).

(c)Application of Optional Prepayments.  Prior to any optional prepayment with respect to the Facility, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.10(f).  For the avoidance of doubt, no permanent reduction of Commitments shall be required in connection with any optional prepayment of Loans pursuant to Section 2.10(a).

(d)Application of Mandatory Prepayments.  Any Collateral Disposition Reduction Amount required pursuant to Section 2.10(b)(iv) in connection with a Collateral Vessel Disposition shall be applied , on a pro rata basis among the Lenders, (i) to reduce the Commitments and (ii) on a pro rata basis among Revolver Reduction Amounts due on each Revolver Reduction Date (including the Maturity Date), to reduce such Revolver Reduction Amounts on such Revolver Reduction Date.  If, after giving effect to such Commitment reductions, the Total Revolving Exposure exceeds the Commitments, then the Borrower shall, without notice or demand, immediately repay or prepay Loans in accordance with Section 2.10(b)(iii). For the avoidance of doubt, any termination or reduction of the Commitments pursuant to Section 2.10(b) shall be permanent and each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(e)Additional Amounts. Any prepayment of the Loan made hereunder shall be accompanied by a payment of all accrued interest to the date of such prepayment with respect to the Loan or portions thereof being prepaid to the extent required by Section 2.06, together with any and all costs or expenses required to be paid by the Borrower under Section 2.12, 2.13 or 2.15, if any, any accrued but unpaid Commitment Fees, and a pro rata portion of the Secured Obligations in respect of Bank Product Obligations arising as a result of the termination of any Bank Products to the extent the aggregate notional amount of such Bank Products after giving effect to the prepayment exceeds the sum of (i) the outstanding principal of the Loans and (ii) the amount of any undrawn Commitments.

(f)Notice of Prepayment.  The Borrower shall notify the Administrative Agent by written notice of any prepayment hereunder, not later than 1:00 p.m., New York City time, on the third Business Day before the date of prepayment.  Each such notice shall be irrevocable; provided, that a notice of prepayment of all outstanding Loans may state that such notice is conditioned upon the effectiveness of other credit facilities, the sale of debt securities, or, in the case of an Asset Sale, closing of such sale, in order to refinance in full all Obligations hereunder, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Such notice to the Lenders may be by electronic communication. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.10.

Section 2.11Inability to Determine Rates; Market Disruption

(a)Subject to Section 2.21, if, on or prior to the first day of any Interest Period for any SOFR Loan:

(i)the Administrative Agent reasonably determines (which determination shall be conclusive and binding absent manifest error) that Term SOFR cannot be determined pursuant to the definition thereof, or

(ii)the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that the Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice.  Subject to Section 2.21, upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period.  Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.13.

Section 2.12Increased Costs; Change in Legality.  (a) If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge, liquidity or similar requirement against property of, deposits with or for the account of, or credit extended by or participated in by, any Lender;

(ii)impose on any Lender or the London or other applicable offshore interbank market any other condition, cost or expense (other than with respect to Taxes) affecting this Agreement or the Loans made by such Lender; or

(iii)subject any Lender or other Recipient to any Taxes (other than (A) Indemnified Taxes or Other Taxes indemnified pursuant to Section 2.15, (B) Taxes described in clauses (b) through (f) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Loans, principal, letters of credit, Commitments or other Obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, then the Borrower will pay to such Lender or other Recipient such additional amount or amounts as will compensate such Lender or other Recipient for such additional costs incurred or reduction suffered; it being understood that this Section 2.12 shall not apply to Taxes that are Indemnified Taxes or Other Taxes indemnified pursuant to Section 2.15.

(b)If any Lender determines (in good faith, but in its sole absolute discretion) that any Change in Law regarding Capital Requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company or lending office, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company, for any such reduction suffered.

(c)A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Recipient, Lender or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 2.12 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. The Borrower shall pay such Lender or Recipient the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d)Failure or delay on the part of any Lender or Recipient to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s or Recipient’s right to demand such compensation; provided, that (i) the Borrower shall not be required to compensate a Lender or Recipient for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Recipient notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Recipient’s intention to claim compensation therefor, (ii) if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to indicate the period of retroactive effect thereof and (iii) such increased costs or reductions shall only be payable by the Borrower to the applicable Lender or Recipient under this Section 2.12 to the extent that such Lender or Recipient is generally imposing such charges on similarly situated borrowers.

(e)Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Loan or to give effect to its obligations as contemplated hereby with respect to any Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may declare that Loans will not thereafter (for the duration of such unlawfulness (as determined in good faith by such Lender)) be made by such Lender hereunder (or be continued for additional Interest Periods) and any obligation of the Lenders to make such affected Loans, and any right of the Borrower to continue SOFR Loans, shall be suspended until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of any such notice, the Borrower shall either (x) if the affected Loan is then being made initially, cancel the respective Credit Extension by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date or the next Business Day that the Borrower was notified by the affected Lender or the Administrative Agent or (y) if the affected Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, repay such affected Loan of such Lender (within the time period required by the applicable law or governmental rule, governmental regulation or governmental order) in full in accordance with the applicable requirements of Section 2.14 or, if such illegality relates to making, maintaining or funding Loans whose interest is determined by reference to SOFR, convert all SOFR Loans to ABR Loans; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.12(e).

(f)For purposes of clause (e) of this Section 2.12, a notice to the Borrower by any Lender shall be effective as to each Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

Section 2.13Breakage Payments. In the event of (a) the payment (other than any payments made on the Maturity Date) or prepayment, whether optional or mandatory, of any principal of any SOFR Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto (whether or not such notice is permitted to be withdrawn by the Borrower), or (d) the assignment of any SOFR Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (including any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Loans but excluding loss of anticipated profits).  Each Lender shall calculate any amount or amounts in good faith and in a commercially reasonable manner.  A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof. Notwithstanding the foregoing, this Section 2.13 shall not apply to losses, costs or expenses resulting from Taxes, as to which Section 2.15 shall govern.

Section 2.14Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made hereunder or under any other Loan Document (whether of principal, interest, fees or of amounts payable under Section 2.12, 2.13 or 2.15, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 1211 Avenue of the Americas, New York, New York, 10036; Attn: Credit Administration Department, except that payments pursuant to Sections 2.12, 2.13, 2.15 and 11.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars.

(b)Subject to Section 9.01, if at any time insufficient funds are received by and available to the Administrative Agent to pay in full all amounts of principal, premium, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest, premium and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, premium and fees then due to such parties and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)If any Lender shall, by exercising any right of setoff or counterclaim (including pursuant to Section 11.08) or otherwise (including by exercise of its rights under the Security Documents), obtain payment in respect of any principal of or premium or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (x) notify the Administrative Agent of such fact and (y) purchase (for cash at face value) participations in the Loans and such other obligations of other Lenders or make such other adjustments as shall be equitable to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest and premium on their respective Loans and other amounts owing them; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.14(c) shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Institution) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any Eligible Assignee or participant, other than to any Company or any Affiliate thereof (as to which the provisions of this Section 2.14(c) shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Legal Requirements, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. If under applicable Debtor Relief Law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(c) applies, such Secured Party shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.14(c) to share in the benefits of the recovery of such secured claim.

(d)Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(e)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), Section 2.14(d) or Section 11.03(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.15Taxes. (a) Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made without setoff, counterclaim or other defense and free and clear of and without deduction, reduction or withholding for any and all Taxes except as required by applicable Legal Requirements.  If any amounts on account of Indemnified Taxes are required to be deducted or withheld from such payments, then (i) the sum payable by or on behalf of such Loan Party shall be increased as necessary so that after making all required deductions (including deductions, reductions or withholdings applicable to additional sums payable under this Section 2.15) the Administrative Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions, reductions or withholdings been made, (ii) the Borrower shall make such deductions, reductions or withholdings and (iii) the Borrower shall timely pay to the relevant Governmental Authority the full amount deducted or withheld in accordance with applicable Legal Requirements.

(b)In addition, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Legal Requirements, or at the option of the Administrative Agent reimburse it for payment of any Other Taxes.

(c)The Borrower agrees to indemnify the Administrative Agent and each Lender within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan

Document or any Other Taxes paid by the Administrative Agent or such Lender (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) and any penalties, interest and expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (in each case with a copy delivered concurrently to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d)Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.04(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (d).

(e)As soon as practicable after any payment of Indemnified Taxes or Other Taxes, and in any event within 30 days following any such payment being due by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the Tax Return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. If the Borrower fails to pay any Indemnified Taxes or Other Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent the required receipts or other documentary evidence, the Borrower shall indemnify the Administrative Agent and each Lender for any incremental Taxes or expenses that may become payable by the Administrative Agent or such Lender, as the case may be, as a result of any such failure.

(f)Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent such properly completed and executed documentation and information reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. Without limiting the generality of the foregoing, each Foreign Lender shall, to the extent it is legally able to do so, (i) furnish to the Borrower and the Administrative Agent on or prior to the date it becomes a party hereto, either (a) two accurate and complete executed copies of U.S. Internal Revenue Service Forms W-8BEN or W-8BEN-E, as applicable (or successor form) (claiming the benefits of an applicable tax treaty), (b) two accurate and complete executed copies of U.S. Internal Revenue Service Forms W-8ECI (or successor form), together with required attachments, (c) two accurate and complete executed copies of U.S. Internal Revenue Service Forms W-8IMY (or successor form), (d) two accurate and complete executed copies of U.S. Internal Revenue Service Forms W-8EXP (or successor form) or (e) if such Foreign Lender is relying on the so-called “portfolio interest exemption,” an accurate and complete originally executed “Portfolio Interest Certificate” in the form of Exhibit H and two accurate and complete executed copies of U.S. Internal Revenue Service Forms W-8BEN or W-8BEN-E, as applicable (or successor form), in the case of each of the preceding clauses (a) through (e), together with any required schedules or attachments, certifying, in each case, to such Foreign Lender’s legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all payments hereunder, (ii) promptly notify the Borrower and the Administrative Agent if such Foreign Lender no longer qualifies for the exemption or reduction that it previously claimed as a result of change in such Foreign Lender’s circumstances, and (iii) to the extent it may lawfully do so at such times, provide a new Form W-8BEN or W-8BEN-E, as applicable (or successor form), Form W-8ECI (or successor form), Form W-8IMY (or successor form), Form W-8EXP (or successor form) and/or Portfolio Interest Certificate upon the expiration or obsolescence of any previously delivered form, or at any other time upon the reasonable request of the Borrower or the Administrative Agent, to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any payment hereunder. Each Lender that is not a Foreign Lender shall (i) furnish to the Borrower and the Administrative Agent on or prior to the date it becomes a party hereto two accurate and complete executed copies of U.S. Internal Revenue Service Forms W-9 (or successor form) or otherwise establish an exemption from U.S. backup withholding and (ii) to the extent it may lawfully do so at such times, provide a new Form W-9 (or successor form) upon the expiration or obsolescence of any previously delivered form, or at any other time upon the reasonable request of the Borrower or the Administrative Agent, to reconfirm its complete exemption from U.S. federal withholding tax with respect to any payment hereunder. The Administrative Agent shall (i) furnish to the Borrower on or prior to the date it becomes a party hereto two accurate and complete executed copies of U.S. Internal Revenue Service Form W-8IMY (or successor form), together with required withholding statement and any other required documents, and (ii) provide a new Form W-8IMY (or successor form), together with required withholding statement and any other required documents, upon the expiration or obsolescence of any previously delivered form or at any other time upon the reasonable request of the Borrower.

(g)If a payment made to a Lender under any Loan Document may be subject to U.S. federal withholding Tax imposed under FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such times reasonably requested by the Borrower and the Administrative Agent, (A) such documentation prescribed by applicable Legal Requirements (including as prescribed by Section 1471(b)(3)(C)(i) of the Code), and (B) such other documentation reasonably requested by the Borrower and the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA, or to determine the amount to deduct and withhold from such payment, or notify the Administrative Agent and the Borrower that such Lender is not in compliance with FATCA. Solely for purposes of this Section 2.15(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h)If the Administrative Agent or a Lender (or an assignee) determines in its sole discretion that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.15 with respect to the Indemnified Taxes or the Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (or assignee) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that if the Administrative Agent or such Lender (or assignee) is required to repay all or a portion of such refund to the relevant Governmental Authority, the Borrower, upon the request of the Administrative Agent or such Lender (or assignee), shall repay the amount paid over to the Borrower that is required to be repaid (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender (or assignee) within three Business Days after receipt of written notice that the Administrative Agent or such Lender (or assignee) is required to repay such refund (or a portion thereof) to such Governmental Authority. Nothing contained in this Section 2.15(h) shall require the Administrative Agent or any Lender (or assignee) to make available its Tax Returns or any other information which it deems confidential or privileged to the Borrower or any other person. Notwithstanding anything to the contrary, in no event will the Administrative Agent or any Lender (or assignee) be required to pay any amount to the Borrower the payment of which would place the Administrative Agent or such Lender (or assignee) in a less favorable net after-tax position than the Administrative Agent or such Lender (or assignee) would have been in if the additional amounts giving rise to such refund of any Indemnified Taxes or Other Taxes had never been paid.

Section 2.16Mitigation Obligations; Replacement of Lenders.

(a)Mitigation of Obligations.  If any Lender requests compensation under Section 2.12(a) or (b), or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall, if requested by the Borrower, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce materially amounts payable pursuant to Section 2.12(a), 2.12(b) or 2.15, as the case may be, in the future, (ii) would not subject such Lender to any unreimbursed cost or expense, (iii) would not require such Lender to take any action inconsistent with its internal policies or legal or regulatory restrictions, and (iv) would not otherwise be disadvantageous to such Lender. The Borrower shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses submitted by such Lender to the Administrative Agent shall be conclusive absent manifest error.

(b)Replacement of Lenders. In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.12(a) or (b), (ii) any Lender delivers a notice described in Section 2.12(e), (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.15, (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of 100% of the Lenders or 100% of all affected Lenders and which, in each case, has been consented to by the Required Lenders or (v) any Lender becomes a Defaulting Lender, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 11.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to restrictions contained in Section 11.04; provided that the failure of such assigning Lender to execute an Assignment and Acceptance shall not affect the validity and effect of such assignment), all of its interests, rights and obligations under this Agreement to an Eligible Assignee which shall assume such assigned obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided, that (w) except in the case of clause (iv) above if the effect of such amendment, waiver or other modification of the applicable Loan Document would cure any Default then ongoing, no Default shall have occurred and be continuing, (x) such assignment shall not conflict with any applicable Legal Requirement, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest and any prepayment premium or penalty (if any) accrued to the date of such payment on the outstanding Loans of such Lender affected by such assignment plus all Fees and other amounts owing to or accrued for the account of such Lender hereunder (including any amounts under Sections 2.12 and 2.13); provided, further, that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.13(a) or (b) or notice under Section 2.12(e) or the amounts paid pursuant to Section 2.15, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.12(e), or cease to result in amounts being payable under Section 2.15, as the case may be

(including as a result of any action taken by such Lender pursuant to clause (a) of this Section 2.16), or if such Lender shall waive its right to claim further compensation under Section 2.12(a) or (b) in respect of such circumstances or event or shall withdraw its notice under Section 2.12(e) or shall waive its right to further payments under Section 2.15 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder.  Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.16(b).

(c)Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender becomes a Defaulting Lender, then (i) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender,” and the amount of such Defaulting Lender’s Commitment shall be excluded for purposes of voting, and the calculation of voting, on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents, except that the amount of such Defaulting Lender’s Commitment shall be included for purposes of voting, and the calculation of voting, on the matters set forth in Sections 11.02(b)(i)-(viii) and 11.02(b)(xi)-(xii) (including the granting of any consents or waivers) only to the extent that any such matter disproportionately affects such Defaulting Lender; (ii) to the extent permitted by applicable Legal Requirements, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (A) any optional prepayment of the Loans pursuant to Section 2.10(a) shall, if the Borrower so directs at the time of making such optional prepayment, be applied to the Loans of other Lenders in accordance with Section 2.10 as if such Defaulting Lender had no Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and (B) any mandatory prepayment of the Loans pursuant to Section 2.10 shall, if the Borrower so directs at the time of making such mandatory prepayment, be applied to the Loans and Revolving Exposure of other Lenders (but not to the Loans and Revolving Exposure of such Defaulting Lender) in accordance with Section 2.10 as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that the Borrower shall be entitled to retain any portion of any mandatory prepayment of the Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (B); (iii) the amount of such Defaulting Lender’s Commitment and Loans shall be excluded for purposes of calculating the Commitment Fee payable to Lenders pursuant to Section 2.05(a) in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Commitment Fee pursuant to Section 2.05(a) with respect to such Defaulting Lender’s Commitment in respect of any Default Period with respect to such Defaulting Lender; and (iv) the Revolving Exposure of all Lenders as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. In the event that each of the Administrative Agent and the Borrower agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then such Defaulting Lender shall cease to be a Defaulting Lender, the Revolving Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Commitment; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

For purposes of this Agreement, (i) “Funding Default” shall mean, with respect to any Defaulting Lender, the occurrence of any of the events set forth in the definition of “Defaulting Lender,” (ii) “Default

Period” shall mean, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (a) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable; (b) with respect any Funding Default (other than any such Funding Default arising pursuant to clause (d) of the definition of “Defaulting Lender”), the date on which (1) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Loan of such Defaulting Lender (such Loans being “Defaulted Loans”) or by the non-pro rata application of any optional or mandatory prepayments of the Loans in accordance with the terms hereof or any combination thereof) and (2) such Defaulting Lender shall have delivered to the Borrower and the Administrative Agent a written reaffirmation of its intention to honor its obligations under this Agreement with respect to its Commitment; and (c) the date on which the Borrower, the Administrative Agent and the Required Lenders waive all Funding Defaults of such Defaulting Lender in writing, and (iii) “Default Excess” shall mean, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Percentage of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (including such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of Loans of such Defaulting Lender.

No amount of the Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in Section 2.16(c), performance by the Borrower of its obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified, as a result of any Funding Default or the operation of Section 2.16(c). The rights and remedies against a Defaulting Lender under Section 2.16(c) are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Funding Default and that the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

Section 2.17Nature of Obligations.

(a)Notwithstanding anything to the contrary contained elsewhere in this Agreement or any other Loan Document, it is understood and agreed by the various parties to this Agreement that all Obligations to repay principal of, interest on, and all other amounts with respect to, all Loans and all other Obligations pursuant to this Agreement and each other Loan Document (including all fees, indemnities, taxes and other Obligations in connection therewith or in connection with the related Commitments) shall constitute the obligations of the Borrower. In addition to the direct obligations of the Borrower with respect to Obligations as described above, all such Obligations shall be guaranteed pursuant to, and in accordance with the terms of, the Guarantees.

(b)The obligations of the Borrower with respect to the Obligations are independent of the obligations of the Guarantors under the Guarantees of such Obligations, and a separate action or actions may be brought and prosecuted against the Borrower and each Guarantor (in its capacity as a Guarantor), whether or not any Guarantor is joined in any such action or actions.  The Borrower waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.

(c)The Borrower authorizes the Administrative Agent, the Collateral Agent and the Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to, to the maximum extent permitted by applicable law and the Loan Documents:

(i)exercise or refrain from exercising rights against any Guarantor or others or otherwise act or refrain from acting;

(ii)release or substitute endorsers, Guarantors or other obligors;

(iii)settle or compromise any of the Obligations of any other Loan Party, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Lenders;

(iv)apply any sums paid by any other person, howsoever realized to any liability or liabilities of the Borrower or other person regardless of what liability or liabilities of such other Borrower or other person remain unpaid; and/or

(v)consent to or waive any breach of, or act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise, by any person.

(d)It is not necessary for the Administrative Agent, the Collateral Agent or any Lender to inquire into the capacity or powers of the Borrower or any of its Subsidiaries or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall constitute the obligations of the Borrower.

(e)The Borrower waives any right to require the Administrative Agent, the Collateral Agent or the Lenders to (a) proceed against any Guarantor or any other party, (b) proceed against or exhaust any security held from the Borrower, any Guarantor or any other party or (c) pursue any other remedy in the Administrative Agent’s, the Collateral Agent’s or the Lenders’ power whatsoever.  The Borrower waives any defense based on or arising out of suretyship or any impairment of security held from the Borrower, any Guarantor or any other party or on or arising out of any defense of any Guarantor or any other party other than payment in full in cash of the Obligations, including any defense based on or arising out of the disability of any Guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, in each case other than as a result of the payment in full in cash of the Obligations.

Section 2.18[Reserved].

Section 2.19Erroneous Payments.

(a)With respect to any payment that Administrative Agent makes to any Lender or other Secured Party as to which Administrative Agent determines that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) Borrower has not in fact made the corresponding payment to Administrative Agent; (2) Administrative Agent has made a payment in excess of the amount(s) received by it from Borrower either individually or in the aggregate (whether or not then owed); or (3) Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Secured Parties severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Secured Party, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the Federal Funds Effective Rate. A notice of the Administrative Agent to any Person under this clause (a) shall be conclusive, absent manifest error.

Notwithstanding anything to the contrary in this Agreement, if at any time the Administrative Agent determines (in its sole and absolute discretion) that it has made a payment hereunder in error to any Lender or other Secured Party, whether or not in respect of an Obligation due and owing by a Loan Party at such time, where such payment is a Rescindable Amount, then in any such event, each such Person receiving a Rescindable Amount severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount received by such Person in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount was received by it to but excluding the date of payment to Administrative Agent, at the Federal Funds Effective Rate.  A notice of the Administrative Agent to any Person under this clause (b) shall be conclusive, absent manifest error.  To the extent permitted by law, each Lender and each other Secured Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another), “good consideration”, “change of position” or similar defenses (whether at law or in equity) to its obligation to return any Rescindable Amount.  Administrative Agent shall inform each Lender or other Secured Party that received a Rescindable Amount promptly upon determining that any payment made to such Person comprised, in whole or in part, a Rescindable Amount.  Each Person’s obligations, agreements and waivers under this Section 2.19 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(b)Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document against any amount due to the Administrative Agent under immediately preceding clauses (a) or (b) under the indemnification provisions of this Agreement.

(c)The parties hereto agree that payment of a Rescindable Amount shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Rescindable Amount is, and solely with respect to the amount of such Rescindable Amount that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Rescindable Amount.

Section 2.20Substitution Vessel

(a)The Borrower shall not be required to repay the Loans and reduce Commitments under Section 2.10(b)(iv), provided that:

(i)the Borrower shall have notified the Administrative Agent in writing prior to the receipt of proceeds from any Collateral Vessel Disposition or Total Loss, that it intends to acquire a Substitution Vessel;

(ii)from the date of any required repayment and until the Substitution Vessel becomes a Collateral Vessel, the Borrower shall cause the proceeds received from any Collateral Vessel Disposition or Total Loss to be deposited as cash collateral in an account held by the Collateral Agent (the “Cash Collateral Account”), subject to security documentation reasonably satisfactory in form and substance to the Collateral Agent;

(iii)not later than one hundred and eighty (180) days after the receipt of proceeds from any Collateral Vessel Disposition or Total Loss, the Borrower or any Affiliate of the Borrower shall have entered into a definitive and binding memorandum of agreement or other purchase agreement to acquire a vessel that shall become a Substitution Vessel;

(iv)the Borrower shall have delivered to the Administrative Agent two Vessel Appraisals of the Substitution Vessel, dated no more than thirty (30) days before the acquisition thereof, which Vessel Appraisals shall indicate that the fair market value of such Substitution Vessel is equal to or greater than the Collateral Vessel being replaced;

(v)immediately after the acquisition of the Substitution Vessel, the Borrower shall be in compliance with the Collateral Maintenance Test; and

(b)Notwithstanding the foregoing, if the acquisition of the Substitution Vessel has not been completed (including delivery of a Collateral Vessel Mortgage with respect to the Substitution Vessel and the satisfaction of all other Vessel Collateral Requirements) within ninety (90) days (or such longer period as is acceptable to the Required Lenders) after the date on which the Borrower or any Affiliate of the Borrower shall have entered into a definitive and binding memorandum of agreement or other purchase agreement for such Substitution Vessel, the funds in the Cash Collateral Account shall be applied in accordance with Section 2.10(d).

Section 2.21Benchmark Replacement Setting

(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.  If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(b)Benchmark Replacement Conforming Changes.  In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right, acting reasonably and upon prior consultation with the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)Notices; Standards for Decisions and Determinations.  The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.21(d) and (y) the commencement of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.21, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.21.

(d)Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)Benchmark Unavailability Period.  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of or continuation of SOFR Loans to be made or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or a conversion to ABR Loans.

Article III

REPRESENTATIONS AND WARRANTIES

Each Loan Party hereby represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders on the Closing Date and upon each Credit Extension thereafter that:

Section 3.01Organization; Powers. Each Loan Party (a) is duly incorporated or organized and validly existing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to own, lease and operate its property, except for such governmental licenses, authorizations, consents and approvals that the failure to obtain would not reasonably be expected to result in a Material Adverse Effect, and (c) is registered, qualified, licensed and in good standing to do business in every jurisdiction where such qualification is required (except in such jurisdictions where the failure to so register, qualify, be licensed or be in good standing would not reasonably be expected to result in a Material Adverse Effect) and, if applicable qualification as a foreign maritime entity in such jurisdiction where such qualification is required for ownership of a Collateral Vessel.

Section 3.02Authorization; Enforceability.  The Loan Documents to be entered into by each Loan Party are within such Loan Party’s powers and have been duly authorized by all necessary corporate or other organizational action on the part of each such Loan Party. Each Loan Document has been duly executed and delivered by each Loan Party party thereto and constitutes a legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03No Conflicts; No Default. The Loan Documents (a) do not require any consent, exemption, authorization or approval of, registration or filing with, or any other action by, any Governmental Authority or other person, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect or maintain the perfection or priority of the Liens created by the Security Documents and (iii) consents, approvals, exemptions, authorizations, registrations, filings, permits or actions the failure of which to obtain or perform would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Loan Party, (c) will not violate or result in a default or require any consent or approval under any material indenture, instrument, agreement, or other document binding upon any Company or any of its property or to which any Company or any of its property is subject, or give rise to a right thereunder to require any payment to be made by any Company, (d) will not violate any Legal Requirement, except to the extent that any such violation, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and (e) will not result in the creation or imposition of (or the obligation to create or impose) any Lien on any property of any Company, other than the Liens created by the Security Documents. No Default or Event of Default has occurred and is continuing.

Section 3.04Financial Statements; Projections. (a) The Borrower has heretofore delivered to the Lenders (i) the audited consolidated balance sheets and related consolidated statements of operations, stockholders’ equity and cash flows of Holdings and its Subsidiaries as of the fiscal years ended December 31, 2020, December 31, 2021 and December 31, 2022 and (ii) the unaudited consolidated balance sheets and related consolidated statements of operations, stockholders’ equity and cash flows of Holdings and its Subsidiaries, for the fiscal quarter ended June 30, 2023.  Such financial statements, and all financial statements delivered pursuant to Sections 5.01(a) and (b), have been prepared in accordance with GAAP consistently applied throughout the applicable period covered, respectively, thereby and present fairly and accurately in all material respects the financial condition and results of operations and, if applicable, cash flows of Holdings, the Borrower and its Subsidiaries, in each case, as of the dates and for the periods to which they relate (subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of footnotes). Except as set forth in such financial statements, as of the Closing Date, there are no liabilities of Holdings, the Borrower or any of their respective Subsidiaries of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, that would reasonably be expected to have a Material Adverse Effect.

(b)The Borrower has heretofore delivered to the Lenders the forecasts of financial performance consisting of projected income statements, balance sheets and cash flows of Holdings and its Subsidiaries, for the fiscal years 2023-2025 (the “Projections”) and the assumptions upon which the Projections are based.  The Projections have been prepared in good faith by the Borrower based upon assumptions that are reasonable at the time made and at the time the related Projections are made available to the Lenders (it being understood by the parties that projections by their nature are inherently uncertain, no assurances are being given that the results reflected in such Projections will be achieved, that actual results may differ and that such differences may be material).

(c)Since December 31, 2022, there has been no event, change, effect, circumstance, condition, development or occurrence that has had, or would reasonably be expected to result in, a Material Adverse Effect.

Section 3.05Properties. (a) Each Loan Party has good and marketable title to, or valid leasehold interests in, all Collateral free and clear of all Liens and irregularities, deficiencies and defects in title except for Permitted Liens and minor irregularities, deficiencies and defects in title that, individually or in the aggregate, do not, and would not reasonably be expected to, interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose. The tangible property of the Loan Parties (x) taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted), but excluding, for purposes of this clause (i), the Collateral Vessels (which are covered by Section 5.16) and (ii) constitutes all the tangible property which is required for the business and operations of the Loan Parties as presently conducted and (y) with respect to Collateral Vessels, satisfies the requirements set forth in Section 5.16.

(b)Each Loan Party owns or has rights to use all of its tangible property and all rights with respect to any of the foregoing used in, necessary for or material to such Loan Party’s business as currently conducted, subject to Permitted Liens. The use by each Loan Party of its tangible property and all such rights with respect to the foregoing do not infringe on the rights or other interests of any person, other than any infringement that would not reasonably be expected to result in a Material Adverse Effect. No claim has been made upon any Loan Party and remains outstanding that any Loan Party’s use of any of its tangible property does or may violate the rights of any third party that has had, or would reasonably be expected to result in, a Material Adverse Effect.

Section 3.06[Reserved].

Section 3.07Equity Interests and Subsidiaries.  (a) Schedule 3.07(a) sets forth, as of the Closing Date and after giving effect to the Transactions, a list of (i) each Company and each such Company’s jurisdiction of incorporation or organization, and (ii) the number of each class of each Company’s Equity Interests authorized, and the number outstanding, and the number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights. All Equity Interests of each Company are duly and validly issued and are fully paid and non-assessable, and (x) all Equity Interests of the Borrower are directly owned by Holdings and (y) all Equity Interests of each Subsidiary Guarantor are owned by the Borrower directly or indirectly through other Subsidiary Guarantors.  Each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by (or purporting to be pledged by) it under the Security Documents, free of any and all Liens, rights or claims of other persons, except any Permitted Liens that arise by operation of applicable Legal Requirements and are not voluntarily granted.  As of the Closing Date, except as set forth in Schedule 3.07(a), there are no outstanding warrants, options or other rights (including derivatives) to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests (or any economic or voting interests therein).

(b)No consent of any person, including any general or limited partner, any other member or manager of a limited liability company, any shareholder, any other trust beneficiary or derivative counterparty, is necessary in connection with the creation, perfection or First Priority Lien status (or the maintenance thereof) of the security interest of the Collateral Agent in any Equity Interests pledged to the Collateral Agent under the Security Documents or the exercise by the Collateral Agent or any Lender of the voting or other rights provided for in the Security Documents or the exercise of remedies in respect of such Equity Interests as provided therein.

(c)A complete and accurate organization chart, showing the ownership structure of the Loan Parties as of the Closing Date, after giving effect to the Transactions, is set forth on Schedule 3.07(c).

(d)As of the Closing Date (or, with respect to clauses (I) and (II) of the parenthetical contained in clause (x) below, as of the date and/or for the period described therein), (x) the Subsidiaries of Holdings set forth on Schedule 3.07(a) are, in addition to the Borrower, the only direct Subsidiaries of Holdings and (y) other than with respect to the Borrower, (i) all such direct Subsidiaries, and all assets other than cash and Cash Equivalents directly held by Holdings, are either immaterial or non-operational and (ii) no such direct Subsidiary (I) owns or charters a vessel to or from a third party, (II) manages or operates a vessel or (III) is otherwise party to a vessel charter or hiring agreement with a third party, in each case, except in the capacity as agent for a Subsidiary (other than for purposes of accepting payments).

Section 3.08Litigation; Compliance with Legal Requirements. (a) There are no actions, suits, claims, disputes, proceedings or, to the knowledge of any Loan Party, investigations at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Loan Party, threatened against any Company or any business, property or rights of any Company (i) that purport to affect or involve any Loan Document or, as of the Closing Date, any of the Transactions or (ii) that have resulted, or would reasonably be expected to result, in a Material Adverse Effect.

(b)Each Company is in compliance with all Legal Requirements of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property, except such non-compliance as would not reasonably be expected to result in a Material Adverse Effect.

Section 3.09Agreements. No Company is a party to or has violated any agreement, instrument or other document to which it is a party, or is subject to any corporate or other constitutional restriction, or any restriction (including under its Organizational Documents) to which it is subject, that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.

Section 3.10Federal Reserve Regulations. (a) No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing, buying or carrying Margin Stock.

(b)No part of the proceeds of any Credit Extension will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, Regulation U or X. The pledge of the Securities Collateral pursuant to the Pledge Agreement does not violate such regulations.

Section 3.11Investment Company Act; etc. No Loan Party is an “investment company” or a company “controlled” by an “investment company,” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.12Use of Proceeds.  The Borrower will use the proceeds of the Loans to (i) pay fees and expenses in connection with the Transactions and (ii) finance general corporate and working capital purposes (including for Capital Expenditures, Permitted Acquisitions, other Investments, Dividends and Restricted Debt Payments permitted hereunder).

Section 3.13[Reserved].

Section 3.14Taxes. Each Company has (a) timely filed or caused to be timely filed all U.S. federal and material state, local and foreign Tax Returns required to have been filed by it and all such Tax Returns are true and correct in all material respects and (b) duly and timely paid or caused to be duly and timely paid all Taxes (whether or not shown on any Tax Return) due and payable by it and all assessments received by it, except (i) material Taxes that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves in accordance with GAAP or (ii) Taxes the nonpayment of which would not reasonably be expected to result in a Material Adverse Effect.  Each Company has made adequate provision in accordance with GAAP for all Taxes not yet due and payable. No Loan Party has knowledge of any proposed or pending tax assessments, deficiencies, audits or other proceedings and no proposed or pending tax assessments, deficiencies, audits or other proceedings have resulted, or would reasonably be expected to result in, a Material Adverse Effect. No Company has ever “participated” in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).  No Company is a party to any tax sharing or similar agreement.

Section 3.15No Material Misstatements.  As of the Closing Date, the Loan Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which they or any of their respective Subsidiaries are subject, and all other matters known to any Loan Party, that would reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the Transactions or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), including any Compliance Certificate or Sustainability Certificate, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information and other forward looking information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and, if such projected financial information was delivered prior to the Closing Date, as of the Closing Date, it being understood that any such projected financial information may vary from actual results and such variations could be material.

Section 3.16Labor Matters.  There are no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of the Loan Parties, threatened that have resulted in, or would reasonably be expected to result in, a Material Adverse Effect. The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable Legal Requirement dealing with such matters in any manner that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company, except to the extent that the failure to do so has not resulted in, and would not reasonably be expected to result in, a Material Adverse Effect.

Section 3.17Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Credit Extension, and after giving effect to the application of the proceeds of each Credit Extension, Holdings and its Subsidiaries, on a consolidated basis, are Solvent.

Section 3.18Employee Benefit Plans.  (a) None of the Companies or any of their ERISA Affiliates maintains, contributes to, or is obliged to contribute to (or during the preceding six years maintained, contributed to or had an obligation to contribute to) any Pension Plan that is subject to the provisions of Title IV of ERISA or any Multiemployer Plan.

(b)Except as would not reasonably be expected to result in a Material Adverse Effect, (i) the Companies and each of their ERISA Affiliates are in compliance with all applicable Legal Requirements, including all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, with respect to all Employee Benefit Plans, (ii) each Employee Benefit Plan complies, and is operated and maintained in compliance, with its terms and all applicable Legal Requirements, including the applicable provisions of ERISA and the Code and the regulations thereunder and (iii) each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service (or an opinion letter or determination letter will be applied for during the applicable remedial amendment period) and nothing has occurred which is reasonably likely to prevent, or cause the loss of, such qualification.

(c)Except in relation to (i) any arrangement which provides benefits on death which are wholly insured and (ii) the UK Pension Plan, none of the Companies or their Affiliates is, or has at any time in the past six years been, an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) in relation to any UK registered occupational pension scheme (as defined in the Pension Schemes Act 1993) which is a defined benefit pension plan.

(d)No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to result in a Material Adverse Effect.

(e)There are no actions, suits or claims pending against or involving an Employee Benefit Plan (other than routine claims for benefits) or, to the knowledge of any Loan Party, threatened, which would reasonably be expected to result in a Material Adverse Effect.

(f)There is no (i) ongoing investigation by the U.K. Pensions Regulator (and no warning notice has been issued by the U.K. Pensions Regulator to Holdings or any Subsidiary of Holdings) which may lead to the issue of a Financial Support Direction or a Contribution Notice or (ii) Financial Support Direction or Contribution Notice that has been issued, to Holdings or any Subsidiary of Holdings, imposing an aggregate liability with respect to the UK Pension Plan which has or would reasonably be expected to have a Material Adverse Effect.

(g)Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each Non-U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable Legal Requirements and has been maintained, where required, in good standing with applicable regulatory authorities and rules applicable thereto, including all funding requirements (including, but not limited to, Part 3 of the U.K. Pensions Act 2004) and the respective requirements of the governing documents in relation to any such Non-U.S. Plan, (ii) there are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of any Loan Party, threatened against Holdings or any Subsidiary of Holdings in respect of any Non-U.S. Plan, and (iii) no Non-U.S. Plan has been terminated or wound-up and no actions or proceedings have been taken or instituted to terminate or wind-up such a Non-U.S. Plan.

Section 3.19Environmental Matters. Except as would not reasonably be expected to result in a Material Adverse Effect:

(i)the Companies and their businesses, operations, Real Property and Vessels are in compliance with all applicable Environmental Laws, and none of the Companies have any material liability under, any applicable Environmental Law or relating to any Environmental Claim;

(ii)the Companies have obtained all Environmental Permits required for the conduct of their businesses and operations, and their ownership, lease, operation and use of any Real Property and Vessel, under all applicable Environmental Laws. The Companies are in compliance with the terms and conditions of such Environmental Permits, and all such Environmental Permits are valid and in good standing;

(iii)there has been no Release or threatened Release or any handling, management, generation, treatment, storage or disposal of Hazardous Materials by any Company or, to the knowledge of the Loan Parties, by any other person on, at, under or from any Real Property or Vessel, or facility presently or formerly owned, leased or operated by any of the Companies or their predecessors in interest, or at any other location that has resulted in, or is reasonably likely to result in an Environmental Claim against any of the Companies or otherwise related to any Real Property or the operation of any Vessel;

(iv)there is no Environmental Claim pending or, to the knowledge of the Loan Parties, threatened against any of the Companies relating to any Real Property or Vessel currently or formerly owned, leased or operated by any of the Companies or relating to the operations of any of the Companies, and, to the knowledge of the Loan Parties, there are no actions, activities, circumstances, conditions, events or incidents that are reasonably likely to form the basis of such an Environmental Claim;

(v)no Real Property, Vessel or facility owned, operated or leased by the Companies and, to the knowledge of the Loan Parties, no Real Property or facility formerly owned, operated or leased by any of the Companies or any of their predecessors in interest is (i) listed or, to the knowledge of the Loan Parties, proposed for listing on the National Priorities List as defined in and promulgated pursuant to CERCLA or (ii) included on any similar list maintained by any Governmental Authority that indicates that any Company has or may have an obligation to undertake investigatory or remediation obligations under applicable Environmental Laws; and

(vi)no Lien has been recorded or threatened under any Environmental Law with respect to any Real Property, Vessel or any other vessel or property of the Companies.

Section 3.20Insurance.  Schedule 3.20 sets forth a true, complete and accurate description in reasonable detail of all Required Insurance. Each Loan Party (i) has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations and (ii) maintains the Required Insurance.  All insurance (including Required Insurance) maintained by each Loan Party is in full force and effect, all premiums due have been duly paid, no Loan Party has received notice of violation, invalidity, or cancellation thereof. Each Collateral Vessel owned by a Loan Party and the use and operation thereof comply in all material respects with the Required Insurance, and there exists no material payment or other default under any such Required Insurance.

Section 3.21Security Documents.  (a)(i) The Pledge Agreement, upon execution and delivery thereof by the parties thereto, is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable (except as such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law) Liens on, and security interests in, the Pledge Agreement Collateral and (x) when financing statements in appropriate form are filed in the relevant filing offices identified in the Pledge Agreement, Collateral with respect to which a security interest may be perfected by the filing of a financing statement or (y) upon the taking of possession or control by the Collateral Agent of the Pledge Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control has been given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by each Security Document), the Liens created by the Pledge Agreement in such Pledge Agreement Collateral shall constitute fully perfected First Priority Liens in each case subject to no Liens other than Permitted Liens.

(b)Each Account Control Agreement is effective to create “control” by the Collateral Agent over each Earnings Account held at the Collateral Agent.

(c)Each Collateral Vessel Mortgage is effective to create, in favor of the Security Trustee, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable (except as such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law) a first priority preferred ship mortgage or first priority statutory mortgage, as applicable, Lien on the Collateral Vessel subject to such Collateral Vessel Mortgage and the proceeds thereof, subject only to Permitted Liens, and when the Collateral Vessel Mortgage is recorded or registered in accordance with the laws of the relevant Acceptable Flag Jurisdiction (or, in the case of any Collateral Vessel Mortgage executed and delivered after the date thereof in accordance with the provisions of Section 5.10, when such Collateral Vessel Mortgage is recorded or registered in accordance with the laws of the relevant Acceptable Flag Jurisdiction), such Collateral Vessel Mortgage shall constitute a fully perfected preferred ship mortgage Lien on the Collateral Vessel subject to such Collateral Vessel Mortgage, in each case, subject to no Liens other than Permitted Liens.

(d)Each Security Document delivered pursuant to Sections 2.20, 5.10, 5.11 and 5.14 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent (or, in the case of Collateral Vessel Mortgages, the Security Trustee), for the benefit of the Secured Parties, a legal, valid and enforceable (except as such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law) Lien on, and security interest in, all of the Borrower’s and Subsidiary Guarantors’ right, title and interest in and to the Collateral thereunder, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Legal Requirements and (ii) upon the taking of possession or control by the Collateral Agent of such

Collateral with respect to which a security interest may be perfected only by possession or control (which such possession or control has been given to the Collateral Agent to the extent required by any Security Document), the Liens in favor of the Collateral Agent created under such Security Document will constitute perfected First Priority Liens on, and security interests in, all right, title and interest of the Borrower and the Subsidiary Guarantors in such Collateral, in each case subject to no Liens other than Permitted Liens.

Section 3.22Anti-Terrorism Law; Foreign Corrupt Practices Act.

(a)No Company, none of its directors or officers, and, to the knowledge of the Loan Parties, none of its Affiliates or employees, is in violation of any Legal Requirements relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “Patriot Act”).

(b)No Company, none of its directors or officers, and to the knowledge of the Loan Parties, no Affiliate, employee or broker or other agent of any Company, where such broker or agent is acting or benefiting solely in such capacity in connection with the Credit Extensions, is a person with whom dealings are restricted or prohibited under any Sanctions Laws (any such person, an “Embargoed Person”), either by (i) being designated on a sanctions list or for being owned or controlled (directly or indirectly) by such designated person, including U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or (ii) being included on the Specially Designated Nationals and Blocked Persons List maintained by OFAC or any other sanctions list administered by any other Sanctions Authority provided such list imposes restrictions or prohibitions or (iii) being domiciled, operating, registered as located or having its main place of business in, or incorporated under the laws of a country, region or territory that is, or whose government is, the subject of Sanctions Law. No Company is in violation of any U.S. or other applicable Sanctions Laws and no Company has received notice of, or is aware of any enforcement proceedings, investigation, or inquiry by any Sanctions Authority or other Governmental Authority regarding any offense or alleged offense in violation of Sanctions Laws. The Borrower will not directly or indirectly use the proceeds of the Credit Extensions or lend, contribute or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person with whom dealings are restricted or prohibited under any Sanctions Laws administered by OFAC or any other applicable Sanctions Authority, in each case if such activities would result in a violation of applicable Sanctions Laws by any party to this Agreement.

(c)No Company and, to the knowledge of the Loan Parties, no directors, officers, broker or other agent of any Company acting solely in any such capacity in connection with the Credit Extensions, (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person or person described in Section 6.19, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any executive order or any laws or regulations administered and enforced by any Sanctions Authority, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or laws, regulations, and orders administered and enforced by any Sanctions Authority, in each case under this Section 3.22(c) if such activities would result in a violation of Sanctions Laws.

(d)No Company nor any director or officer of any Company, and to the knowledge of the Loan Parties, no agent, employee nor Affiliate of any Company, has, in the course of its actions for, or on behalf of, any Company, directly or indirectly, in violation of applicable Anti-Corruption Laws (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity or to influence official action, (ii) made or taken an act in furtherance of any unlawful payment to any foreign or domestic government official or employee, (iii) made or taken in an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit to any foreign or domestic government official or employee, (iv) is or has at any time within the past five years engaged in any activity, practice, or conduct proscribed under any provision of any Anti-Corruption Laws or (v) used the proceeds of any Loans in a manner or for a purpose prohibited by any Anti-Corruption Laws. The Borrower (x) has instituted and maintains policies and procedures designed to ensure compliance by each Company with the foregoing and (y) has and will maintain in place adequate procedures designed to prevent any person who, directly or indirectly, performs or has performed services for or on behalf of the Companies or any Company from undertaking any conduct in connection with providing such services to the Companies that would give rise to an offence under section 7 of the UKBA. No Company is or has in the last 5 years been notified or otherwise been made aware that it is the subject of any enforcement proceedings or any investigation or inquiry by any governmental, administrative, or regulatory body regarding any offense or alleged offense under any Anti-Corruption Laws, and, to the knowledge of any Loan Party, no such investigation, inquiry, or proceedings have been threatened or are pending.

(e)Each Company and, to the best of its knowledge, its Affiliates, directors, officers and employees has been in the last 5 years and is in compliance with Sanctions Laws.

(f)Each Loan Party has instituted and maintains policies and procedures designed to promote and achieve compliance by each member of the group with applicable Sanctions Laws.

Section 3.23Concerning Collateral Vessels.

(a)The name, record owner (which record owner is a Loan Party), official number, jurisdiction of registration, build month and year and flag (which shall be an Acceptable Flag Jurisdiction) of each Collateral Vessel as of the Closing Date is set forth on Schedule 1.01(a). Each Collateral Vessel owned by a Loan Party is operated in compliance with all applicable Legal Requirements in all material respects.

(b)Each Loan Party which owns, charters by demise or operates one or more Collateral Vessels is qualified in all material respects to own, lease or operate such Collateral Vessels under the laws of its jurisdiction of incorporation and flag jurisdiction of such Collateral Vessel.

(c)Each Collateral Vessel is classed with an Approved Classification Society, free of any overdue recommendations, other than as permitted under the Collateral Vessel Mortgages related thereto.

(d)As of the Closing Date, there is no pending or, to the knowledge of any Loan Party, threatened condemnation, confiscation, requisition, purchase, seizure or forfeiture of, or any taking of title to, any Collateral Vessel.

(e)Each Collateral Vessel owned by a Loan Party is free and clear of all Liens other than Permitted Liens.

(f)The use of the Collateral Vessels is in compliance with the Russian Price Cap as set forth in Section 5.21.

Section 3.24Form of Documentation; Citizenship.

No Loan Party is organized in any jurisdiction, and none of the Collateral Vessels owned by any Loan Party is flagged in any jurisdiction other than an Acceptable Flag Jurisdiction, and none of the Security Documents is required to be filed or registered with any Governmental Authority outside the United States or such Acceptable Flag Jurisdiction to ensure the validity of the Security Documents (except for registration or recording of each Collateral Vessel Mortgage in accordance with the Acceptable Flag

Jurisdiction of the relevant Collateral Vessel) and no stamp or similar tax is required to be paid in respect of the registration of any Security Document or perfection of any security interest in the Collateral pledged thereunder.

Section 3.25Compliance with ISM Code, ISPS Code and MARPOL. Each Collateral Vessel owned, leased or operated by a Loan Party complies with the requirements of the ISM Code, the ISPS Code and MARPOL in all material respects, including the maintenance and renewal of valid certificates pursuant thereto.

Section 3.26Threatened Withdrawal of DOC, SMC, ISSC or IOPPC. There is no actual or, to the knowledge of the Loan Parties, threatened withdrawal of (a) any document of compliance (“DOC”) issued to an Operator in accordance with rule 13 of the ISM Code in respect of any of the Collateral Vessels (and, for these purposes, the “Operator” of a vessel shall mean the person who is concerned with the operation of such vessel and falls within the definition of “Company” set out in rule 1.1.2 of the ISM Code), (b) safety management certificate (“SMC”) issued in respect of any of the Collateral Vessels in accordance with rule 13 of the ISM Code, (c)  all other documents and data which are relevant to the safety management system and its implementation and verification or which are prepared or otherwise relevant to the compliance by the Collateral Vessel, its owner or Operator with the ISM Code which the Administrative Agent may require, (d) the international ship security certificate (“ISSC”) issued pursuant to the ISPS Code in respect of any of the Collateral Vessels and all other documents and data which are relevant to the ISPS Code and its implementation and verification which the Administrative Agent may require, or (e) the international oil pollution prevention certificate (“IOPPC”) issued under MARPOL and all other documents and data which are relevant to MARPOL and its implementation and verification which the Administrative Agent may require.

Section 3.27No Immunity. No Loan Party or any of their respective properties have any right of immunity on the grounds of sovereignty or otherwise from the jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of any jurisdiction.

Section 3.28Pari Passu or Priority Status. The claims of the Administrative Agent, the Collateral Agent and the Lenders against the Borrower and the other Loan Parties under this Agreement or the other Loan Documents will rank (a) at least pari passu with the claims of (i) all unsecured creditors of the Borrower or any other Loan Party, as the case may be (other than claims of such creditors to the extent that they are statutorily preferred), and (ii) any other creditor of the Borrower and (b) senior in priority to the claims of any creditor of any Subsidiary Guarantor (other than claims of such creditors to the extent that they are statutorily preferred).

Section 3.29No Undisclosed Commission. There are and will be no commissions, rebates, premiums or other payments by or to or on account of any Loan Party, their shareholders or directors in connection with the Facility or the Transactions as a whole other than as disclosed to the Administrative Agent in writing.

Article IV

CONDITIONS TO CREDIT EXTENSIONS

Section 4.01Conditions to the Closing Date. The occurrence of the Closing Date and the obligation of each Lender to fund Loans requested to be made by it on the Closing Date shall be subject to the prior or concurrent satisfaction or waiver of each of the conditions precedent set forth in this Section 4.01.

(a)Credit Agreement; Notes. (i) Holdings, the Borrower, the Guarantors who are initially party hereto, the Administrative Agent and each of the Lenders who are initially parties hereto shall have signed a counterpart of this Agreement (whether the same or different counterparts) and delivered (including by e-mail) such counterpart to the Administrative Agent and (ii) the Borrower shall have delivered to the Administrative Agent for the account of each Lender that has requested the same, a Note executed in accordance with Section 2.04.

(b)Corporate Documents. The Administrative Agent shall have received:

(i)a certificate of the secretary or assistant secretary of each Loan Party dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its incorporation or organization, as the case may be, (B) that attached thereto is a true and complete copy of customary powers of attorney (if any), resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the making of the Credit Extensions hereunder, and that such powers of attorney and/or resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith and the other Loan Documents on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate required by this clause (i)); and

(ii)a certificate as to the good standing of each Loan Party (in so-called “long-form” if available) as of a recent date and a “bring down” good standing certificate of each Loan Party as of the Closing Date (or, in each case, local equivalent thereof), in each case, from such Secretary of State.

(c)Officer’s Certificate. The Administrative Agent shall have received an Officer’s Certificate of the Borrower, dated the Closing Date, confirming compliance with the conditions precedent set forth in this Section 4.01.

(d)Transactions, Etc.

(i)The Collateral Agent, for the benefit of the Secured Parties, shall have been granted (to the extent required on the Closing Date) First Priority Liens and security interests in the Collateral.

(ii)Each of the Collateral Vessel Mortgages required to be recorded on the Closing Date shall have been executed and delivered to the Security Trustee for submission to the appropriate ship registry of the applicable Acceptable Flag Jurisdiction for filing and recording (with adequate arrangements for a copy to be delivered to the Security Trustee upon filing and recordation thereof) and all actions reasonably necessary or advisable in connection therewith (and in connection with the other Collateral) shall have been taken.

(e)Financial Statements. The Administrative Agent shall have received the historical financial statements and projections described in Section 3.04 (it being understood and agreed that the Administrative Agent has received such historical financial statements and projections).

(f)Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the other Agents and the Lenders favorable written opinions from Holland & Knight LLP, counsel for the Loan Parties (i) dated the Closing Date, (ii) addressed to the Agents and the Lenders (and allowing for reliance by their permitted successors and assigns on customary terms) and (iii) covering such matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request.

(g)Solvency Certificate. The Administrative Agent shall have received a solvency certificate in the form of Exhibit I (appropriately completed), dated the Closing Date and signed by the chief financial officer of Holdings, certifying that Borrower and its Subsidiaries, on a consolidated basis after giving effect to the Transactions are Solvent.

(h)Fees. The Agents and the Lenders shall have received all amounts due and payable under any Loan Document, the Fee Letter and the Agency Fee Letter on or prior to the Closing Date, including all Fees and all reasonable and documented costs, expenses (including legal fees and expenses of White & Case LLP and other counsel to the Agents and recording taxes and fees) and other compensation and amounts required to be reimbursed or paid by the Loan Parties hereunder, under any other Loan Document, the Fee Letter and the Agency Fee Letter, in each case, to the extent reasonably invoiced at least two (2) Business Days prior to the Closing Date.

(i)Personal Property Requirements. The Collateral Agent shall have received:

(i)all certificates, agreements or instruments representing or evidencing the Securities Collateral accompanied by instruments of transfer and stock powers undated and endorsed in blank;

(ii)the Intercompany Subordination Agreement, executed by and among Holdings and the Loan Parties;

(iii)subject to Section 5.14(a), all other certificates, agreements or instruments necessary to perfect the Collateral Agent’s security interest in all Equity Interests of the Borrower and each Subsidiary Guarantor and all Deposit Accounts identified in Annexes C and F of the Pledge Agreement and all other Investment Property of each Loan Party (as each such term is defined in, and to the extent required by, the Pledge Agreement);

(iv)UCC financing statements in appropriate form for filing under the UCC in each U.S. jurisdiction as may be necessary or appropriate or, in the reasonable opinion of the Administrative Agent, desirable to perfect the First Priority Liens in all Collateral created, or purported to be created, by the Security Documents; and

(v)copies, each as of a recent date, of (w) the UCC searches required by the Administrative Agent, (x) tax and judgment lien searches and pending U.S. lawsuit searches or equivalent reports or searches listing all effective lien notices or comparable documents that name any Loan Party as debtor and that are filed in the state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and (y) such other searches that the Administrative Agent deems reasonably necessary or appropriate.

(j)Insurance.  (i) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.04 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable) (or comparable language customary in the overseas insurance market) and shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured (or comparable language customary in the overseas insurance market), in form and substance reasonably satisfactory to the Administrative Agent, and (ii) the Administrative Agent shall be satisfied that the Insurance Deliverables Requirement shall have been satisfied with respect to each Collateral Vessel.

(k)Bank Regulatory Documentation. To the extent reasonably requested at least ten (10) Business Days prior to the Closing Date, the Borrower shall use its best efforts to procure that the Administrative Agent and the Lenders shall have received at least three (3) Business Days before the Closing Date, all necessary and customary documentation and other information required by bank regulatory authorities, including a Beneficial Ownership Certification in relation to the Borrower, under or in respect of applicable Anti-Terrorism Laws or “know-your-customer” Legal Requirements, including the Patriot Act and the Beneficial Ownership Regulation.

(l)Maritime Registry Searches; Maritime Insurance; Etc. The Administrative Agent shall have received with respect to each Collateral Vessel:

(i)certified copies of all technical management agreements and commercial management agreements, if any, and all pooling agreements and charter contracts having a remaining term in excess of six (6) months;

(ii)an undertaking in customary form by (i) each Commercial Manager and Technical Manager that is a Subsidiary of Holdings and (ii) V. Ships UK Limited or any other Acceptable Third Party Technical Manager, as applicable, with respect to such Collateral Vessel;

(iii)a confirmation of class certificate issued by an Approved Classification Society showing such Collateral Vessel to be free of overdue recommendations, issued not more than ten (10) days prior to the Closing Date, and copies of all ISM Code, ISPS Code and MARPOL documentation for such Collateral Vessel and its owner or manager, as appropriate, which shall be valid and unexpired;

(iv)a certificate of ownership and encumbrance confirming registration of such Collateral Vessel under the law and flag of the applicable Acceptable Flag Jurisdiction, the record owner of the Collateral Vessel, the recording of a Collateral Vessel Mortgage on such Collateral Vessel in accordance with the law and flag of the applicable Acceptable Flag Jurisdiction, and all Liens of record (which shall be only Permitted Liens or Liens to be discharged on or prior to the Closing Date), such certificate to be issued not earlier than thirty (30) days prior to the Closing Date, and reasonably satisfactory to the Administrative Agent; and

(v)a report, addressed to and in form and scope reasonably acceptable to the Administrative Agent, from a firm of marine insurance brokers reasonably acceptable to the Administrative Agent (including Marsh and Willis), confirming the particulars and placement of the marine insurances covering the Collateral Vessels and their compliance with the provisions hereunder, the endorsement of loss payable clauses and notices of assignment on the policies, and containing such other confirmations and undertakings as are customary in the New York market.

(m)Appointment of Process Agent. The Administrative Agent shall have received a duly executed letter evidencing the acceptance by International Seaways Ship Management LLC of its appointment as agent for the service of process for each Loan Party, which acceptance shall be in form and substance reasonably satisfactory to the Administrative Agent.

(n)No Material Adverse Effect. On and as of the Closing Date, nothing shall have occurred since December 31, 2022 (and neither the Administrative Agent nor any of the Required Lenders shall have become aware of any condition or circumstance not previously known to them), which the Administrative Agent or the Required Lenders determine has had or could reasonably be expected to have a Material Adverse Effect.

(o)Vessel Appraisals. The Administrative Agent shall have received a recent Vessel Appraisal of each Collateral Vessel prepared by two Approved Brokers selected by the Borrower in form, scope and methodology reasonably acceptable to the Collateral Agent, addressed to the Collateral Agent and upon which the Administrative Agent, the Collateral Agent and the Lenders are expressly permitted to rely; provided that the Closing Date Appraisals shall be deemed to be acceptable for this purpose.

(p)Vessel Collateral Requirements. On or prior to the Closing Date, the Vessel Collateral Requirements with respect to each Loan Party and with respect to each Collateral Vessel shall be satisfied or the Lenders shall have waived such requirements and/or conditioned such waiver on the satisfaction of such requirements within a specific period of time, it being understood that all Lenders will be required for a waiver of such requirements with respect to Collateral Vessels.

Section 4.02Conditions to All Credit Extensions. The obligation of each Lender to make any Credit Extension (including any Credit Extensions on the Closing Date) shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.

(a)Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested.

(b)No Default.  At the time of, and after giving effect to the making of, any Credit Extension and the use of proceeds thereof, no Default shall have occurred and be continuing.

(c)Representations and Warranties.  Each of the representations and warranties made by any Loan Party set forth in Article III or in any other Loan Document shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of such earlier date).

(d)Collateral Maintenance Tests. On the date of each Credit Extension and immediately after giving effect to the Loans incurred on such date, the Borrower shall be in compliance with Section 6.10(d), based on the most recent applicable Vessel Appraisal Value.

Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in this Section 4.02 have been satisfied.

Article V

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees with the Administrative Agent, the Collateral Agent and each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest and premium (if any) on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than contingent indemnification obligations for which no claim or demand has been made), each Loan Party will, and each Loan Party will cause each of its Subsidiaries to:

Section 5.01Financial Statements, Reports, etc.  Furnish to the Administrative Agent for distribution to the Lenders:

(a)Annual Reports. Within 90 days after the end of each fiscal year of Holdings, (i) the audited consolidated balance sheet of Holdings and its Subsidiaries as of the end of such fiscal year and related consolidated statements of operations, cash flows and stockholders’ equity for such fiscal year, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, and notes thereto, accompanied by an opinion of an independent public accountant of recognized national standing reasonably satisfactory to the Administrative Agent (which opinion shall not be qualified as to scope or contain any going concern or other qualification or exemption), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Holdings and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP, and (ii) management’s discussion and analysis of the financial condition, results of operations and cash flows of Holdings and its Subsidiaries for such fiscal year, as compared to the previous fiscal year;

(b)Quarterly Reports. Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings and its Subsidiaries, (i) the unaudited consolidated balance sheet of Holdings and its Subsidiaries as of the end of such fiscal quarter and related consolidated statements of operations, cash flows and stockholders equity for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with (x) the consolidated balance sheet as of the end of the immediately preceding fiscal year and (y) the consolidated statements of operations, cash flows and stockholders equity for the comparable periods in the previous fiscal year, accompanied by a certificate of a Financial Officer of Holdings stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Holdings and its Subsidiaries as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in clause (a)(i) of this Section 5.01, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management’s analysis and discussion of the financial condition, results of operations and cash flows of Holdings and its Subsidiaries for such fiscal quarter and for the then elapsed portion of the fiscal year;

(c)Compliance Certificates. (i) Concurrently with any delivery of financial statements under Sections 5.01(a) and (b), a Compliance Certificate certifying that no Default exists or, if a Default does exist and is continuing, specifying in reasonable detail the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) concurrently with any delivery of financial statements under Section 5.01(a) or (b), a Compliance Certificate setting forth (w) a list of all Collateral Vessels as of the end of such fiscal year or fiscal quarter, as the case may be, (x) computations in reasonable detail and reasonably satisfactory to the Administrative Agent demonstrating compliance with the Financial Covenants as at the end of such fiscal year or fiscal quarter, as the case may be, and (y) the Vessel Appraisals required to be delivered pursuant to Section 5.13, and (iii) by no later than July 1 of each fiscal year, commencing with July 1, 2024, a Sustainability Certificate for the fiscal year ended immediately prior to such delivery setting forth the calculations required in the Sustainability Pricing Adjustment Schedule; provided that if the Borrower fails to deliver a Sustainability Certificate, the only consequence shall be an increase to the Applicable Margin as set forth in the definition of Applicable Margin and no Default or Event of Default will result from such failure to deliver the Sustainability Certificate;

(d)Beneficial Ownership Regulation. Promptly following any reasonable request by the Administrative Agent therefor, the Borrower shall provide necessary and customary information and documentation reasonably requested by the Administrative Agent or any Lender

(which shall make such request through the Administrative Agent) for purposes of compliance with the Beneficial Ownership Regulation;

(e)Management Letters. Promptly after the receipt thereof by any Company, a copy of any “management letter” received by any such person from its certified public accountants and the management’s responses thereto;

(f)Budgets. No later than forty five (45) days following the first day of each fiscal year of the Borrower, a budget (statements of operations), in form reasonably satisfactory to the Administrative Agent, prepared by the Borrower for each fiscal month of such fiscal year, and for the following two (2) fiscal years, prepared in detail of Holdings and its Subsidiaries, with appropriate presentation and discussion in reasonable detail of the principal assumptions upon which such budget is based, accompanied by a certificate of a Financial Officer of the Borrower certifying that the budget is a reasonable estimate for the periods covered thereby;

(g)Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which any Company shall publicly file with the SEC or deliver to the holders (or any trustee, agent or other representative therefor) of Holdings’ or any of its Subsidiaries’ material Indebtedness (including the Indebtedness under the $750M Credit Agreement) pursuant to the terms of the documentation governing such Indebtedness, in each case, to the extent that any such information, proxy materials or reports are not independently delivered pursuant to this Agreement. Holdings shall timely file all reports required to be filed by it with the NYSE and the SEC or, if applicable, the NASDAQ or such other nationally recognized stock exchange as may be approved in writing by the Required Lenders;

(h)Environmental Information. At any time that any Company has breached the representation and warranty in Section 3.19, is not in compliance with Section 5.09(a) or has delivered a notice pursuant to Section 5.02(e), provide, at the Borrower’s sole expense and at the request of the Administrative Agent, either (a) an environmental site assessment report concerning the Real Property owned, leased or operated by such Company that is the subject of any such breach, noncompliance or notice, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, provided, that if the Borrower fails to provide the same within forty five (45) days after such request was made, the Administrative Agent may order the same at any time thereafter if the Borrower is not diligently pursuing the completion of such report, the cost of which shall be borne by the Borrower, and in such case the respective Loan Party shall grant and hereby grants to the Administrative Agent and the Lenders and their respective agents reasonable access to such Real Property and specifically grant the Administrative Agent and the Lenders a license to undertake such an assessment at any reasonable time upon reasonable notice to the Borrower, all at the sole expense of the Borrower; or (b) copies of the reports of the United States Coast Guard, Environmental Protection Agency and National Transportation Safety Board, and of any applicable state or foreign agency, if and when issued, concerning such breach, noncompliance or notice if related to a Collateral Vessel owned or operated by a Loan Party; and

(i)Other Information.  Promptly, from time to time, such other customary information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations including the Patriot Act and the Beneficial Ownership Regulation, regarding the operations, business affairs and financial condition of Holdings and its Subsidiaries, or compliance with the terms of any Loan Document, or the environmental condition of any Vessel or Real Property, as the Administrative Agent, the Collateral Agent or any Lender may reasonably request. Each Lender acknowledges that the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to in this Section 5.01, and in any event shall have no responsibility to monitor compliance by any Loan Party with any such request for delivery, and each Lender shall be solely responsible for requesting delivery (from the Administrative Agent) of or maintaining its copies of such documents.

(j)Russian Price Cap. By January 31st of each fiscal year, with reference to the period of twelve (12) months ending on the preceding December 31st, the Borrower shall provide to the Administrative Agent an attestation in the form set out in Exhibit P (or such other form as may be agreed by the Administrative Agent) duly signed by two of its directors or senior officers. The Administrative Agent shall provide such attestation to the Lenders as soon as such attestation is received from the Borrower.

Documents required to be delivered pursuant to Section 5.01(a), 5.01(b), and/or 5.01(g) may be delivered electronically and, if so delivered shall be deemed furnished and delivered on the date such information (x) has been posted on the SEC website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto and (y) other than with respect to documents to be delivered pursuant to Section 5.01(g), the Administrative Agent shall have been notified thereof, such notification which shall be deemed to be received by the Administrative Agent with respect to the documents required to be delivered pursuant to Section 5.01(a) and/or 5.01(b) upon delivery of the Compliance Certificate pursuant to Section 5.01(c); provided that upon request of the Administrative Agent (acting on the instructions of the Required Lenders), the Borrower shall deliver copies (by e-mail, telecopier or otherwise at Borrower’s election under Section 11.01) of such documents to the Administrative Agent until a written request to cease delivering copies is given by the Administrative Agent (acting on the instructions of the Required Lenders). Notwithstanding anything to the contrary herein, in every instance, the Borrower shall be required to provide copies of the Compliance Certificate required by Section 5.01(c) to the Administrative Agent and each of the Lenders and no such public filings shall be deemed to be a substitute therefor.

The Borrower and each Lender acknowledge that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to this Section 5.01 or otherwise are being distributed through a Platform, any document or notice that the Borrower has indicated contains Material Non-Public Information shall not be posted on that portion of the Platform designated for such Public Lenders.  Holdings and the Borrower agree to clearly designate all information provided to the Administrative Agent by or on behalf of the Borrower which is suitable to make available to Public Lenders.  If Holdings or the Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.01 contains Material Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive Material Non-Public Information with respect to Holdings, the Borrower, their respective Subsidiaries and their respective securities.

Section 5.02Litigation and Other Notices. Furnish to the Administrative Agent and each Lender written notice of the following promptly (and, in any event, within five (5) Business Days of obtaining knowledge thereof):

(a)any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)the filing or commencement of, or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity or otherwise by or before any Governmental Authority, (i) against any Company that has had, or would reasonably be expected to result in, a Material Adverse Effect, (ii) with respect to any Loan Document or (iii) with respect to any of the other Transactions;

(c)any event, change, effect, development, circumstance, or condition that has resulted, or would reasonably be expected to result, in a Material Adverse Effect;

(d)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(e)the receipt by any Company of any notice of any Environmental Claim, violation by any Company of Environmental Law, or knowledge by any Company that there exists a condition that has resulted, or would reasonably be expected to result, in an Environmental Claim or a violation of or liability under, any Environmental Law, except for Environmental Claims, violations, conditions and liabilities the consequence of which would not be reasonably expected to result in a Material Adverse Effect;

(f)(i) the incurrence of any Lien (other than Permitted Liens) on, or claim assessed against, all or any material portion of the Collateral or (ii) the occurrence of any other event which would reasonably be expected to materially and adversely affect all or a material portion of the Collateral;

(g)the occurrence of any Casualty Event in respect of any Collateral Vessel;

(h)any damage or injury caused by or to a Collateral Vessel in excess of $2,500,000; and

(i)any material default or notices under any Permitted Charter.

Section 5.03Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and all rights, franchises, licenses, privileges, permits and Governmental Approvals, except (x) as otherwise permitted under the Loan Documents or (y) other than in the case of the legal existence of any Loan Party, to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(b)Except as otherwise permitted under any Loan Document, do or cause to be done all things necessary to obtain, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material tangible properties used or useful in the business of the Loan Parties and from time to time will make, or cause to be made, all appropriate repairs, renewals and replacements thereof.

Section 5.04Insurance. (a) Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance with financially sound and reputable insurers, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to the Collateral Vessels and other properties material to the business of the Loan Parties against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations, or as otherwise required by any Legal Requirements; provided, however, in addition to the requirements set forth above in this sentence, the Loan Parties will at all times cause at least the Required Insurance to be maintained with respect to the Collateral Vessels.

(b)All general property insurance policies and general liability insurance policies, (except with respect to insurance related to the Collateral Vessels (which are covered by clause (c) below)) maintained by a Loan Party shall (i) provide that no cancellation, material reduction in amount or material reduction in coverage thereof shall be effective until at least fourteen (14) days (or ten (10) days in the case of non-payment of premium) after receipt by the Collateral Agent of written notice thereof (or if such provision is not customary in the insurance market, notice as soon as reasonably practicable), and (ii) name the Collateral Agent as loss payee (in the case of general property insurance) (or comparable language customary in the overseas insurance market) or additional insured on behalf of the Secured Parties (in the case of general liability insurance) (or comparable language customary in the overseas insurance market), as applicable; provided, however, that war risk insurance shall be subject to customary automatic termination of cover provisions in accordance with market practice.

(c)Cause the Insurance Deliverables Requirement to be satisfied at all times.

(d)Notify the Administrative Agent and the Collateral Agent as soon as reasonably practicable whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.04 is taken out by (or on behalf of) any Loan Party; and promptly as soon as reasonably practicable deliver to the Administrative Agent and the Collateral Agent a copy of such policy or policies.

(e)To the extent practical, at least fourteen (14) days before any of the Collateral Vessel’s insurances are due to expire, the Administrative Agent and the Collateral Agent shall be notified of the names of the brokers, insurers and associations proposed to be used for the renewal of such insurances and the amounts, risks and terms in, against and on which the insurances are proposed to be renewed.

(f)No Subsidiary Guarantor that is an owner of any Collateral Vessel will take any action that is reasonably likely to be the basis for termination, revocation or denial of any material insurance coverage required to be maintained under the Loan Documents in respect of any Collateral Vessel or that could reasonably be the basis for a defense to any material claim under any insurance policy maintained in respect of the Collateral Vessels, and the Subsidiary Guarantors shall otherwise comply in all material respects with all insurance policies in respect of the Collateral Vessels.

Section 5.05Obligations and Taxes. (a) Pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful material claims for labor, services, materials and supplies or otherwise that, if unpaid, might give rise to a Lien (other than a Permitted Lien) upon such properties or any part thereof; provided, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the applicable Company shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP, and (ii) such contest operates to suspend collection of the contested Tax, assessment or charge and enforcement of a Lien other than a Permitted Lien.

(b)Timely and correctly file all federal, state, foreign and other material Tax Returns required to be filed by it.

(c)No Borrower intends to treat the Loans as being a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4. In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.

(d)Pay, perform and observe all of the terms and provisions of its Indebtedness and other contractual obligations promptly and in accordance with their respective terms except to the extent any failure to pay, perform or observe any such Indebtedness or other contractual obligations either would not constitute a Default or would not be reasonably expected to result in a Material Adverse Effect.

Section 5.06Employee Benefits. (a) Comply with all applicable Legal Requirements, including the applicable provisions of ERISA, those relating to any Non-U.S. Plan and the Code, with respect to all Employee Benefit Plans and, as applicable, all Non-U.S. Plans, except where such non-compliance would not be reasonably expected to result in a Material Adverse Effect and (b) furnish to the Administrative Agent, upon request, copies of (i) the most recent actuarial valuation report for each Non-U.S. Plan, (ii) all notices received by any Company or any of its Subsidiaries from any governmental agency concerning an ERISA Event, (iii) such other information, documents or governmental reports or filings related to any Non-U.S. Plan as the Administrative Agent shall reasonably request, (iv) any Financial Support Direction or Contribution Notice received by Holdings or a Subsidiary of Holdings, and (v) any warning notice or other document or letter received by Holdings or a Subsidiary of Holdings from the U.K. Pensions Regulator, that may lead to the issue of a Financial Support Direction or a Contribution Notice.

(b)Promptly upon becoming aware of it, notify the Administrative Agent of (i) any investigation or proposed investigation by the U.K. Pensions Regulator which may lead to the issue of a Financial Support Direction or a Contribution Notice to it or any of its Subsidiaries in respect of the UK Pension Plan, (ii) the issue of a Financial Support Direction or a Contribution Notice to it or any of its Subsidiaries in respect of the UK Pension Plan, (iii) any notification by the trustees of the UK Pension Plan to it or any of its Subsidiaries that a debt has become, or will become, payable in respect of the UK Pension Plan pursuant to section 75 of the Pensions Act 1995, and (iv) any notification by the trustees of the UK Pension Plan to it or any of its Subsidiaries of any increase in the contributions due to the UK Pension Plan that has resulted, or would be reasonably likely to result in, a Material Adverse Effect.

(c)Ensure that neither it nor any of its Subsidiaries will take any action in relation to the UK Pension Plan that would reasonably be expected to have a Material Adverse Effect, including (without limitation) winding-up or causing the winding-up of the UK Pension Plan.

Section 5.07Maintaining Records; Access to Properties and Inspections.  Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Legal Requirements are made of all dealings and transactions in relation to its business and activities (including accurate and complete records of its Pool Financing Receivables and all payments and collection thereon).  Each Loan Party will permit any representatives designated by the Administrative Agent and the Collateral Agent upon two (2) Business Days’ advance notice, during normal business hours, and not more than twice during any fiscal year of Holdings or the Borrower (unless an Event of Default exists) to visit and inspect the financial records and the property of such Loan Party and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent and the Collateral Agent to discuss the affairs, finances, accounts and condition of any Loan Party with the officers and employees thereof and advisors thereof (including independent accountants thereof); provided, however, nothing in this Section 5.07 either shall limit the rights of the Administrative Agent and the Collateral Agent, or the obligations of the Loan Parties, under Section 5.13.

Section 5.08Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in Section 3.12.

Section 5.09Compliance with Environmental Laws and other Legal Requirements.

(a)Comply, and use commercially reasonable efforts to cause all third party lessees and other persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any remedial action required by Environmental Laws; provided, however, that no Company shall be required to take any of the foregoing actions in this Section 5.09 to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(b)Comply with all other Legal Requirements of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property, except for such non-compliance as would not reasonably be expected to have a Material Adverse Effect.

(c)Ensure, and cause each other Loan Party to, ensure that any scrapping of a Collateral Vessel carried out while such Collateral Vessel is owned and controlled by the Borrower or such other Loan Party shall be conducted in compliance with Regulation (EU) No 1257/2013 of the European Parliament and of the Council of 20 November 2013 on ship recycling and amending Regulation (EC) No 1013/2006 and Directive 2009/16/EC (Text with EEA relevance) and the Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009, in each case, as supplemented with future guidelines in connection with such regulation or convention, as applicable, and to the extent required by laws of the Acceptable Flag Jurisdiction of registry of such Collateral Vessel. Each Subsidiary Guarantor that owns a Collateral Vessel shall use reasonable efforts to obtain and to maintain a Class-approved Inventory of Hazardous Materials from an Approved Classification Society.

Section 5.10Additional Vessel Collateral: Additional Vessel Subsidiary Guarantors.  Subject to this Section 5.10, with respect to (x) any Additional Vessel acquired after the Closing Date by any Subsidiary Guarantor and (y) any property constituting Equity Interests of the Borrower or a Subsidiary Guarantor which acquires such Additional Vessel and not already subject to the Lien created by any of the Security Documents, shall (i) on the date of the acquisition of such Additional Vessel and (ii) promptly, but in any event within thirty (30) days after the acquisition of such Equity Interests (as such date may be extended by the Administrative Agent in its sole discretion): (A) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to this Agreement to provide a Guarantee and/or to such relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall reasonably deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Permitted Liens, (B) grant to the Security Trustee a security interest in and Collateral Vessel Mortgage on such Additional Vessel (which shall be registered in an Acceptable Flag Jurisdiction), (C) deliver all such documentation reasonably satisfactory in form and substance to the Administrative Agent and Security Trustee and satisfy the Vessel Collateral Requirements, (D) deliver opinions of counsel to the Loan Parties in form and substance, and from counsel, reasonably acceptable to the Administrative Agent, and (E) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Documents in accordance with all applicable Legal Requirements, including the filing of financing statements in such jurisdictions as may be necessary or otherwise reasonably requested by the Administrative Agent or the Collateral Agent.

Section 5.11Security Interests; Further Assurances. (a) Promptly upon the reasonable request of the Administrative Agent or the Collateral Agent, at the sole cost and expense of the Loan Parties, (i) execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents necessary or appropriate (or, upon the reasonable request of the Administrative Agent or the Collateral Agent or any Lender, desirable) for the continued validity, enforceability, perfection and priority of the Liens on the Collateral intended to be covered by the Security Documents, subject to no other Liens except Permitted Liens, or obtain any consents or waivers as may be necessary or appropriate in connection therewith and (ii) without limiting the generality of the foregoing, execute, if required, and file, or cause to be filed, such financing or continuation statements under the UCC, or amendments thereto, such amendments or supplements to the Collateral Vessel Mortgages (including any amendments required to maintain the Liens granted by such Collateral Vessel Mortgages), and such other instruments or notices, as may be reasonably necessary, or that the Administrative Agent or the Collateral Agent may reasonably require (subject to any limitations that may be set forth in the Security Documents), to protect and preserve the Liens granted or purported to be granted by the Security Documents.

(b)At the reasonable written request of any counterparty to a Bank Product Agreement entered into after the Closing Date, the applicable Loan Party shall promptly execute an amendment to each Collateral Vessel Mortgage confirming that the obligations under such Bank Product Agreement are Secured Obligations under each Collateral Vessel Mortgage, and cause the same to be promptly and duly recorded, and such amendment shall be in form and substance reasonably satisfactory to the Administrative Agent.

Section 5.12Certain Information Regarding the Loan Parties.  Furnish thirty (30) days prior (or such shorter period acceptable to the Administrative Agent in its sole discretion) written notice to the Administrative Agent of any change (a) in any Loan Party’s legal name, (b) in the location of any Loan Party’s chief executive office, (c) in any Loan Party’s organizational structure, (d) in any Loan Party’s federal taxpayer identification number or organizational identification number, if any, (e) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), or (f) any change in the Acceptable Flag Jurisdiction of a Collateral Vessel to a different Acceptable Flag Jurisdiction.  Each Loan Party agrees not to effect any change referred to in the immediately preceding sentence unless, within five (5) Business Days after such change (or such longer period acceptable to the Administrative Agent in its sole discretion), all filings have been made under the UCC or otherwise that are required (i) for the Collateral Agent to maintain the validity, enforceability, perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable, and (ii) in the case of a Collateral Vessel, to ensure that the Vessel Collateral Requirements remain satisfied with respect to such Collateral Vessel.  Each Loan Party shall promptly provide the Administrative Agent with certified Organizational Documents reflecting any of the changes described in the first sentence of this Section 5.12.

Section 5.13Vessel Appraisals.  The Borrower agrees that the Collateral Agent and the Administrative Agent (and their respective agents, representatives and consultants) shall be permitted to obtain from time to time Vessel Appraisals by Approved Brokers of the Collateral Vessels (and related assets); provided, that (i) the Borrower shall deliver Vessel Appraisals on a semi-annual basis with the Compliance Certificates delivered in connection with the fiscal quarters ending on or nearest to June 30 and December 31 of each fiscal year of Holdings and dated no earlier than thirty (30) days prior to the date on which such Compliance Certificates are delivered, (ii) the Collateral Agent and the Administrative Agent shall only be permitted to obtain four Vessel Appraisals in the aggregate for each Collateral Vessel at the Borrower’s expense in any twelve (12) month period and (iii) during the existence and continuation of an Event of Default, there shall be no limit on the number of additional Vessel Appraisals of each Collateral Vessel that the Collateral Agent and the Administrative Agent may obtain at the Borrower’s expense in any twelve (12) month period.

None of the Collateral Agent, the Administrative Agent and the Lenders shall have any duty to any Loan Party to make any appraisal, nor to share any results of any such appraisal or report with any Loan Party.  Each of the Loan Parties acknowledges that all appraisals and reports described in this Section 5.13 are obtained by the Collateral Agent, the Administrative Agent and the Lenders for their purposes and the Borrower shall not be entitled to rely upon them.

Section 5.14Earnings Accounts. Each Loan Party will cause the earnings derived from each of the respective Collateral Vessels, to the extent constituting Earnings and Insurance Collateral, to be deposited by the respective account debtor in respect of such earnings into an Earnings Account held with the Collateral Agent (it being understood that, absent an Event of Default, the Borrower shall have full control of the funds within the Earnings Accounts).  Without limiting any Loan Party’s obligations in respect of this Section 5.14, each Loan Party agrees that in the event such Loan Party receives any earnings constituting Earnings and Insurance Collateral, or any such earnings are deposited into an account other than an Earnings Account, it shall immediately deposit all such proceeds into the Earnings Account. Without limiting any Loan Party’s obligations in respect of this Section 5.14, each Loan Party agrees that (A), the Borrower shall be entitled to designate existing accounts held with the Collateral Agent as Earnings Accounts so long as the Borrower uses commercially reasonable efforts to transition payment of all hires, freights pool income and other sums payable in respect of the Collateral Vessels to the Earnings Accounts set forth on Schedule F to the Pledge Agreement (such scheduled accounts, the “Pledged Earnings Accounts”) at the earliest opportunity after the Closing Date, but not to exceed one hundred eighty (180) days (or, with the consent of the Administrative Agent, three hundred sixty five (365) days) after the Closing Date and (B) in the event such Loan Party receives any earnings constituting Earnings and Insurance Collateral, or any such earnings are deposited into an account other than a Pledged Earnings Account, it shall immediately deposit all such proceeds into the Pledged Earnings Accounts. For the avoidance of doubt, no Account Control Agreement shall be required to be entered into over any Earnings Account other than the Pledged Earnings Accounts.

Section 5.15Springing Borrower Share Pledge. Holdings shall, on the first date after the Closing Date on which any Lien on the Equity Interests of the Borrower is created, incurred, assumed or suffered in connection with any Indebtedness permitted under this Agreement incurred after the Closing Date (other than in connection with the $750M Credit Agreement or any exercise of incremental or accordion debt capacity under the $750M Credit Agreement, as in effect on the date of this Agreement) (such Indebtedness, the “Other Secured Indebtedness”) (I) execute and deliver to the Collateral Agent (i) a Pledge Agreement substantially in the form of Exhibit G hereto between Holdings and the Collateral Agent for the benefit of the Secured Parties and pursuant to which the Equity Interests of the Borrower shall be pledged to secure the Obligations on a First Priority basis subject to the terms of the Intercreditor Agreement (such agreement, the “Borrower Share Pledge”) and shall (A) deliver to the Collateral Agent (or its nominee) all the Securities Collateral referred to therein, together with executed and undated stock powers in the case of capital stock constituting Securities Collateral and (B) otherwise comply with all of the requirements set forth in such Pledge Agreement, (ii) an Intercreditor Agreement with the holders of such Indebtedness, and (iii) opinions of counsel to the Loan Parties in form and substance, and from counsel, reasonably acceptable to the Administrative Agent and (II) take all actions necessary to cause such First Priority Lien on the Equity Interests of the Borrower to be duly perfected to the extent required by such Security Documents in accordance with the Intercreditor Agreement and all applicable Legal Requirements, including the filing of financing statements in such jurisdictions as may be necessary or otherwise reasonably requested by the Administrative Agent or the Collateral Agent.

Section 5.16Flag of Collateral Vessel; Collateral Vessel Classifications; Operation of Collateral Vessels.

(a)Each Subsidiary Guarantor which owns or operates a Collateral Vessel will remain qualified in all material respects to own and operate such Collateral Vessel under the laws of the Acceptable Flag Jurisdiction in which such Collateral Vessel is registered.

(b)Each Subsidiary Guarantor which owns or operates a Collateral Vessel will (i) comply with and satisfy all applicable Legal Requirements of the applicable Acceptable Flag Jurisdiction in order that such Collateral Vessel shall continue to be registered pursuant to the laws of such Acceptable Flag Jurisdiction or flag (including but not limited to the ISM Code, the ISPS Code and MARPOL) and (ii) not do or allow to be done anything whereby such registration is or would reasonably be expected to be forfeited.

(c)Each Subsidiary Guarantor which owns or operates a Collateral Vessel will ensure that each Collateral Vessel is in all respects seaworthy and fit for its intended service and maintains its classification in effect as of the Closing Date with an Approved Classification Society free of any overdue conditions or recommendations affecting class, unless the failure to maintain such seaworthiness or to remain fit for its intended service or obtain such classification or the existence of any overdue conditions or recommendations affecting class would not result in any suspensions, discontinuances or withdrawal of class.

(d)Each Subsidiary Guarantor which owns or operates a Collateral Vessel will submit such Collateral Vessel to such surveys as may be required for classification purposes and, upon the reasonable written request of the Administrative Agent, supply to the Administrative Agent copies of all such survey reports and classification certificates issued in respect thereof.

(e)Each Subsidiary Guarantor which owns or operates a Collateral Vessel will promptly pay and discharge all tolls, dues, taxes, assessments, governmental charges, fines, penalties, debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory Liens (other than Permitted Liens) on, or claims (other than Permitted Liens) enforceable against, such Collateral Vessel other than any of the foregoing being contested in good faith and diligently by appropriate proceedings, and, in the event of arrest of any Collateral Vessel pursuant to legal process, or in the event of its detention in exercise or purported exercise of any such Lien or claim as aforesaid, procure, if possible, the release of such Collateral Vessel from such arrest or detention forthwith upon receiving notice thereof by providing bail or otherwise as the circumstances may require.

(f)Each Subsidiary Guarantor which owns or operates a Collateral Vessel will maintain a valid Certificate of Financial Responsibility (Oil Pollution) issued by the United States Coast Guard pursuant to the Federal Water Pollution Control Act to the extent that such certificate may be required by applicable Legal Requirements for any Collateral Vessel and such other similar certificates as may be required in the course of the operations of any Collateral Vessel pursuant to the International Convention on Civil Liability for Oil Pollution Damage of 1969, or other applicable Legal Requirements (including the ISM Code, the ISPS Code and MARPOL).

(g)Each Subsidiary Guarantor will, after the next statutory dry docking of its Collateral Vessel after the Closing Date, procure that the Collateral Vessel owned by it maintains and carries on board a IHM, or equivalent document acceptable to the Administrative Agent.

(h)In connection with any Permitted Charter having an indicated duration exceeding thirty six (36) months (including any optional extensions), the applicable Subsidiary Guarantor shall use commercially reasonable efforts to, at its own cost and expense, promptly and duly execute and deliver to the Collateral Agent an assignment of such charter contract, and the charterer under such contract a notice of assignment of charters in respect of such charter contract (if permitted thereunder) substantially in the form set forth in the General Assignment Agreement, and will use its commercially reasonable efforts to cause the charterer under such charter contract to execute and deliver to the Collateral Agent a consent to such assignment in form and substance reasonably satisfactory to the Administrative Agent.

(i)On and after the Closing Date, the Borrower will use commercially reasonable efforts to cause each Acceptable Third Party Technical Manager to execute a manager’s undertaking in a form consistent with market practice in ship finance transactions in favor of the Collateral Agent in a form and substance reasonably acceptable to the Collateral Agent (the “Manager’s Undertaking”).

(j)Upon the reasonable request of a Subsidiary Guarantor, the Security Trustee shall enter into with such charterer, a quiet enjoyment agreement substantially in the form of Exhibit K together with such additional terms reasonably requested by such charterer, subject to the Security Trustee’s consent, such consent not to be unreasonably withheld or delayed; provided that no more than five (5) quiet enjoyment agreements (or such higher number as may be approved by the Required Lenders) shall be outstanding at any time during the term of this Agreement.

Section 5.17Material Agreements.  Comply with all contracts (including any charter contracts) and other agreements to which any Company is a party, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 5.18Collateral Vessel Management.  Cause all Collateral Vessels owned by the Subsidiary Guarantors to be managed by the Borrower or any Subsidiary or Affiliate of the Borrower (other than Holdings), V Ships UK Limited, any other Affiliate of V Ships UK Limited, or any other Acceptable Third Party Technical Manager.

Section 5.19Agent for Service of Process.

The Borrower shall cause to be maintained at all times International Seaways Ship Management LLC or another agent reasonably acceptable to the Administrative Agent, as its and the other Loan Parties’ agent for service of process in the State of New York and shall cause any other such agent to execute and deliver to the Borrower and the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent, accepting such agency, prior to or concurrently with such other agent’s acceptance of its appointment as agent for service of process for the Loan Parties.

Section 5.20Poseidon Principles.  The Borrower shall, upon the request of any Lender which is a signatory to the Poseidon Principles at the time of such request, on or before July 31 in each calendar year, supply or procure the supply to the Administrative Agent (for transmission to all Lenders) the Average Efficiency Ratio (AER) and Vessel Carbon Intensity Certificate prepared by a Recognized Organization (as defined in the Sustainability Pricing Adjustment Schedule) and relevant Statement(s) of Compliance in order for such Lender to comply with its obligations under the Poseidon Principles in respect of the preceding calendar year, in each case relating to each Collateral Vessel for the preceding calendar year, provided that no Lender shall publicly disclose such information with the identity of the relevant Collateral Vessel without the prior written consent of the Borrower and, for the avoidance of doubt, such information shall be confidential information for purposes of Section 11.12 but the Borrower acknowledges that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the applicable Lender’s portfolio climate alignment.

Section 5.21Sanctions Laws.

(a)The Borrower and Subsidiary Guarantors shall:

(i)Comply with Sanctions Laws on an ongoing basis;

(ii)not fund all or part of any payment under this Agreement out of proceeds derived from business or transactions with an Embargoed Person or from any action which would be prohibited by Sanctions Laws or would otherwise cause any Lender, the Administrative Agent, the Security Trustee, the Collateral Agent or any Loan Party to be in breach of Sanctions Laws;

(iii)ensure that any Collateral Vessel owned and controlled by it shall not be used by or for the benefit of any Embargoed Person in violation of Sanctions Laws or in any manner that will cause the Secured Parties to be in breach of Sanctions Laws;

(iv)ensure that such Collateral Vessel shall not be used in trading in violation of Sanctions Laws;

(v)ensure that such Collateral Vessel shall not be used in trading in any manner which breaches the sanctions limitation or exclusion clause (or similar clause) in the Required Insurance relating to such Collateral Vessel,

(vi)use commercially reasonable efforts to ensure that each charter in respect of such Collateral Vessel entered into after the Closing Date shall contain, for the benefit of the relevant Company, language which gives effect to the provisions of this Section 5.21 and permits refusal of employment or voyage orders which would result in a violation of Sanctions Law,

(vii)Ensure that each Loan Party institutes and maintains policies and procedures designed to promote and achieve compliance with Sanctions Laws.

(b)The Borrower and the Guarantors shall not use, cause or permit the Collateral Vessels to be used (i) by or for the benefit of a Embargoed Person, (ii) in any country which would result in the violation, by the Borrower or Guarantors, of any Sanctions Laws or (iii) in any other way that, in each case of the foregoing, would result in a violation of:

(i)the provisions of Article 3n of Council Regulation (EU) No 833/2014 and US Executive Order 14071 and determinations and implementation guidance thereunder), in each case related to the Russian oil price cap (the “Russian Price Cap Framework”); or

(ii)any other restrictions under Sanctions Laws on oil or petroleum products of Russian Federation origin (“Russian Oil Products”) by the Borrower or any Guarantor.

Article VI

NEGATIVE COVENANTS

Holdings and each other Loan Party covenants and agrees with the Administrative Agent, the Collateral Agent and each Lender that, on and after the Closing Date and until the Commitments have been terminated and the principal of and interest and premium (if any) on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full (other than contingent indemnification obligations for which no claim or demand has been made), Holdings and each other Loan Party will not, nor will any Loan Party cause or permit any of its Subsidiaries to:

Section 6.01Indebtedness. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except:

(a)Indebtedness of Holdings and its Subsidiaries incurred under this Agreement and the other Loan Documents;

(b)Indebtedness of Holdings and its Subsidiaries outstanding on the Closing Date and listed on Schedule 6.01(b);

(c)Indebtedness of Holdings and its Subsidiaries under Hedging Obligations under Permitted Hedging Agreements, in each case entered into in the ordinary course of business and not for speculative purposes; provided, that if such Hedging Obligations relate to interest rates, (i) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (ii) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness (including, for purposes of this paragraph (c), any undrawn commitments relating to such Indebtedness) to which such Hedging Obligations relate;

(d)Indebtedness of Holdings and its Subsidiaries arising from Investments permitted by Section 6.04;

(e)Indebtedness of Holdings and its Subsidiaries in respect of Purchase Money Obligations, so long as (i) immediately before and after giving pro forma effect to the incurrence of such additional Indebtedness, no Event of Default then exists or would result therefrom, and (ii) if such Indebtedness is incurred by (A) a Subsidiary Guarantor, the aggregate principal amount of such Indebtedness does not exceed $2,000,000 for such Collateral Vessel and $5,000,000 in the aggregate for all Collateral Vessels or (B) the Borrower or any Other Fleet Obligor, the aggregate principal amount of such Indebtedness does not exceed $25,000,000;

(f)Indebtedness of Holdings and its Subsidiaries in respect of bid, performance, customs or surety bonds issued for the account of any Person in the ordinary course of business, including guarantees or obligations of any Person with respect to letters of credit supporting such bid, performance, customs or surety obligations (in each case other than for an obligation for borrowed money), so long as if such bid, performance, customs or surety bonds are (i) in respect of the Collateral Vessels or incurred by a Subsidiary Guarantor, such Indebtedness shall not exceed an aggregate amount not to exceed $6,500,000 at any time outstanding or (ii) in respect of the Borrower or any Other Fleet Obligor, such Indebtedness shall not exceed an aggregate amount not to exceed $30,000,000;

(g)Contingent Obligations (i) of Holdings in respect of Indebtedness of any Subsidiary of Holdings and (ii) of any Subsidiary of Holdings in respect of Indebtedness of Holdings or any other Subsidiary of Holdings, in each case, to the extent that such Indebtedness is otherwise permitted to be incurred pursuant to this Section 6.01 (other than clause (b) of this Section 6.01); provided that (A) Contingent Obligations of Holdings, the Borrower or any Subsidiary Guarantor of Indebtedness of any Subsidiary of Holdings which is not a Loan Party (other than any Other Fleet Obligor) shall be subject to compliance with Section 6.04(e), (B) if a Subsidiary of Holdings which is not a Loan Party provides a guarantee of Indebtedness of a Loan Party (other than Holdings or the Borrower) in accordance with this clause (ii), Holdings will cause such Subsidiary to guarantee the Obligations pursuant to the Guarantee, and (C) if the Indebtedness to be guaranteed is subordinated to the Obligations, then the guarantees permitted under this clause (ii) shall be subordinated to the Obligations to the same extent and on the same terms as the Indebtedness so guaranteed is subordinated to the Obligations;

(h)Indebtedness of Holdings and its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that in the case of any such Indebtedness of a Loan Party, such Indebtedness is extinguished within five (5) Business Days of incurrence;

(i)Indebtedness of Holdings and its Subsidiaries arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(j)Indebtedness of Holdings and its Subsidiaries consisting of the financing of insurance premiums in the ordinary course of business;

(k)other Indebtedness of Holdings and its Subsidiaries (other than the Subsidiary Guarantors); provided that (i) immediately before and after giving effect on a Pro Forma Basis to the incurrence of such additional Indebtedness, (x) no Event of Default then exists or would result therefrom and (y) Holdings and its Subsidiaries shall be in compliance with the Financial Covenants and (ii) to the extent such Indebtedness constitutes Other Secured Indebtedness, the holders of such Indebtedness shall have executed and delivered or acceded to the Intercreditor Agreement; and

(l)Indebtedness consisting of Pool Financing Indebtedness in an aggregate principal amount not to exceed $75,000,000 at any time outstanding (which amount, for the avoidance of doubt, shall include the principal amount of all Indebtedness of the Borrower or any of its Subsidiaries in respect of such Pool Financing Indebtedness for which it is liable, whether on a several basis, or on a joint and several basis with any other Person).

Section 6.02Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any Collateral, whether now owned or hereafter acquired by it, except the following (collectively, the “Permitted Liens”):

(a)inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which are immaterial or being contested in good faith by appropriate proceedings timely initiated and for which adequate reserves have been established in accordance with GAAP, which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(b)Liens in respect of property of any Loan Party imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business (including customary contractual landlords’ liens under operating leases entered into in the ordinary course of business), and (i) which do not in the aggregate materially and adversely affect the value of the property subject to such Lien, and do not materially impair the use thereof in the operation of the business of the respective Loan Party, and (ii) which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings timely initiated and for which adequate reserves have been established in accordance with GAAP, which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(c)Liens arising out of judgments, attachments or awards not resulting in an Event of Default and in respect of which such Loan Party shall in good faith be diligently prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings;

(d)Liens (x) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, performance, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (in each case, exclusive of obligations for the payment of Indebtedness) or (y) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided, that (i) such tenders, obligations, bonds, contracts or premiums relate to the business of the Subsidiary Guarantors or the Collateral Vessels, (ii) such Liens do not relate to the incurrence of Indebtedness for borrowed money, and (iii) such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(e)bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Loan Party, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, that, unless such Liens are non-consensual and arise by operation of applicable Legal Requirements, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(f)Liens granted pursuant to the Loan Documents to secure the Secured Obligations;

(g)Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, (ii) in the ordinary course of business for dry-docking, maintenance, repairs and improvements to Collateral Vessels, crews’ wages, salvage (including contract salvage and general average) and (iii) maritime Liens (other than in respect of Indebtedness) for amounts not yet due and payable or more than thirty (30) days delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, up to an aggregate amount at any time not to exceed $1,000,000 for such Collateral Vessel and $2,500,000 in the aggregate for all Collateral Vessels;

(h)with respect only to Collateral Vessels, Liens arising by operation of law and fully covered (in excess of permitted deductibles) by the Required Insurance, such coverage to be confirmed upon the request of the Collateral Agent by the marine insurance broker placing the applicable Required Insurance;

(i)Liens solely on any cash earnest money deposits made by any Loan Party in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(j)Liens arising pursuant to a Permitted Charter;

(k)Liens on Pool Financing Receivables and the proceeds thereof securing Pool Financing Indebtedness; and

(l)to the extent the Borrower Share Pledge has been delivered, Liens on the Equity Interests in the Borrower in favor of Other Secured Indebtedness subject to the terms of the Intercreditor Agreement.

Any reference in any of the Loan Documents to a Permitted Lien is not intended to and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Loan Documents to any Permitted Lien.

Section 6.03Sale and Leaseback Transactions. Enter into any Sale and Leaseback Transaction unless, immediately before and after giving effect on a Pro Forma Basis to such Sale and Leaseback Transaction, (i) no Event of Default then exists or would result therefrom and (ii) the Borrower shall be in compliance with the Financial Covenants; provided that if such Sale and Leaseback Transaction is in respect of a Collateral Vessel, the Borrower shall have made a prepayment in accordance with Section 2.10(b).

Section 6.04Investments, Loans and Advances. Directly or indirectly, lend money or credit (by way of guarantee, assumption of debt or otherwise) or make advances to any person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, “Investments”), except that the following shall be permitted:

(a)Investments of Holdings and its Subsidiaries outstanding on the Closing Date and identified on Schedule 6.04(a);

(b)Holdings and its Subsidiaries may (i) acquire and hold accounts receivable owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;

(c)Hedging Obligations of Holdings and its Subsidiaries permitted pursuant to Section 6.01(c);

(d)loans and advances to directors, employees and officers of the Borrower and its Subsidiaries for bona fide business purposes and to purchase Equity Interests of Holdings, in an aggregate amount not to exceed $1,000,000 at any time outstanding;

(e)Investments by (i) Holdings or any other Loan Party in Holdings or any such Loan Party, (ii) any Subsidiary of Holdings that is not a Loan Party in a Loan Party, (iii) any Subsidiary of Holdings that is not a Loan Party in any other Subsidiary of Holdings that is not a Loan Party and (iv) Holdings or any Loan Party in any Subsidiary of Holdings that is not a Loan Party; provided, that any Investment in the form of a loan or advance shall be evidenced by an Intercompany Note and shall be subject to the terms of the Intercompany Subordination Agreement and, in the case of a loan or advance by Holdings to any Loan Party (other than the Borrower) or by the Borrower to any Subsidiary Guarantor or by a Subsidiary Guarantor, each such Intercompany Note shall be pledged by such Loan Party as Collateral pursuant to the Security Documents;

(f)Investments of Holdings and its Subsidiaries in securities of trade creditors or customers in the ordinary course of business that are received in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(g)mergers and consolidations in compliance with Section 6.05;

(h)Investments made by any Loan Party as a result of consideration received in connection with a disposition of property made in compliance with Section 6.06;

(i)acquisitions of property in compliance with Section 6.07 (other than Section 6.07(a));

(j)Dividends in compliance with Section 6.08;

(k)Investments of any person that becomes a Subsidiary of the Borrower after the date hereof pursuant to a Permitted Acquisition or other Investment permitted hereunder; provided, that (i) such Investments exist at the time such person becomes a Subsidiary or is acquired, (ii) such Investments are not made in anticipation or contemplation of such person becoming a Subsidiary, and (iii) such Investments are not directly or indirectly recourse to any of the Loan Parties or any of their respective assets, other than to the person that becomes a Subsidiary;

(l)other Investments by Holdings and its Subsidiaries, so long as, immediately before and after giving effect on a Pro Forma Basis to such Investment (x) no Event of Default then exists or would result therefrom and (y) the Borrower shall be in compliance with the Financial Covenants;

(m)to the extent constituting an Investment, payments to the Borrower permitted pursuant to Section 6.09(d); and

(n)other Investments by the Borrower or any of its Subsidiaries to the extent that the consideration therefor, in whole or in part, is Qualified Capital Stock of Holdings; provided that all consideration in respect of such any such Investment other than in the form of Qualified Capital Stock of Holdings is expressly permitted pursuant to another clause of this Section 6.04.

Section 6.05Mergers and Consolidations. Wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, except that the following shall be permitted:

(a)dispositions of assets in compliance with Section 6.06 (other than Sections 6.06(d), (e) and (f));

(b)Permitted Acquisitions;

(c)any solvent Subsidiary of Holdings (other than the Borrower or a Subsidiary Guarantor) may merge or consolidate with or into the Borrower or other Subsidiary of Holdings (so long as (i) in the event the Borrower is a party to such merger or consolidation, the Borrower shall be the surviving person, (ii) in the event a Subsidiary Guarantor is a party to such merger or consolidation, such Subsidiary Guarantor shall be the surviving person and (iii) if any Other Fleet Obligor is a party to such merger or consolidation, the Other Fleet Obligor shall be the surviving person and shall remain, directly or indirectly, a Wholly Owned Subsidiary of the Borrower); provided, (a)(i) no Other Fleet Obligor may merge or consolidate with or into a Subsidiary Guarantor and (ii) no Subsidiary Guarantor may merge or consolidate with or into a Other Fleet Obligor and (b) that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.10 or Section 5.11, as applicable;

(d)any Subsidiary of Holdings that is not a Loan Party may merge into any other Subsidiary of Holdings that is not a Loan Party; and

(e)any Subsidiary of Holdings that is not a Loan Party may dissolve, liquidate or wind up its affairs at any time if such dissolution, liquidation or winding up would not reasonably be expected to be disadvantageous to the Agents and the Lenders in any material respect.

To the extent the requisite Lenders under Section 11.02(b) waive the provisions of this Section 6.05 with respect to the sale of any Collateral not otherwise permitted under this Agreement, or any Collateral is sold as permitted by this Section 6.05, such Collateral (unless sold to another Loan Party), but not the proceeds thereof, shall be sold free and clear of the Liens created by the Security Documents, and, so long as the Borrower shall have previously provided to the Collateral Agent and the Administrative Agent such certifications or documents as the Collateral Agent and/or the Administrative Agent shall reasonably request in order to demonstrate compliance with this Section 6.05, the Collateral Agent shall take all actions it deems appropriate in order to effect the foregoing.

Section 6.06Asset Sales.  Effect any disposition of any property, except that the following shall be permitted:

(a)dispositions of surplus, worn out or obsolete property (other than Collateral Vessels) by Holdings or any of its Subsidiaries in the ordinary course of business that is, in the reasonable good faith judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of Holdings and its Subsidiaries taken as a whole;

(b)dispositions by any Loan Party of any Collateral Vessel or of Equity Interests of a Subsidiary Guarantor which directly or indirectly owns such Collateral Vessel; provided, that (i) no Event of Default then exists or would result therefrom, (ii) Holdings and its Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect to such disposition, with the Financial

Covenants set forth in Section 6.10 for the most recently ended fiscal quarter of Holdings as if such disposition occurred on the last day of such fiscal quarter, (iii) such dispositions are made for Fair Market Value and on an arms-length commercial basis, (iv) the Borrower shall have made a prepayment in accordance with Section 2.10(b)(iv), as applicable, and (v) at least (x) in the case of dispositions involving Collateral Vessels, 75% and (y) in the case of all other dispositions, 75%, in each case, of the consideration payable in respect of such disposition of property is in the form of cash or Cash Equivalents and is received at the time of the consummation of any such disposition;

(c)leases of, or charter contracts in respect of, real or personal property (other than Sale and Leaseback Transactions of the Collateral Vessels) by Holdings and its Subsidiaries in the ordinary course of business and, in the case of any such lease or charter contracts in respect of the Collateral Vessels or other Collateral, in accordance with the applicable Security Documents;

(d)Investments by Holdings and its Subsidiaries in compliance with Section 6.04;

(e)Dispositions by Holdings and its Subsidiaries consisting of mergers and consolidations in compliance with Section 6.05;

(f)Dividends by Holdings and its Subsidiaries in compliance with Section 6.08;

(g)dispositions by Holdings and its Subsidiaries made in the ordinary course of business (excluding dispositions of Collateral Vessels or other Collateral) and dispositions of cash and Cash Equivalents in the ordinary course of business;

(h)any disposition by Holdings or its Subsidiaries of property that constitutes a Casualty Event; provided that if such Casualty Event is a Total Loss with respect to a Collateral Vessel, the Borrower shall have made a prepayment in accordance with Section 2.10(b)(iv) or 2.10(b)(v), as applicable;

(i)any disposition of property by (i) Holdings or any Subsidiary of Holdings to Holdings, the Borrower or any other Loan Party and (ii) any Subsidiary of Holdings that is not a Loan Party to another Subsidiary of Holdings that is not a Loan Party; provided, that if the transferor of such property is a Loan Party, the transferee thereof must be Loan Party;

(j)sales, forgiveness or other dispositions by Holdings and its Subsidiaries without recourse in the ordinary course of business of accounts receivable arising in the ordinary course of business in connection with the collection or compromise thereof but not as part of any financing transaction; and

(k)dispositions of other property of Holdings and its Subsidiaries (including Vessels (other than Collateral Vessels) and Equity Interests in any Subsidiary of Holdings (other than the Borrower or a Subsidiary Guarantor)); provided, that (i) no Event of Default then exists or would result therefrom and (ii) Holdings and its Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect to such disposition, with the Financial Covenants set forth in Section 6.10 for the most recently ended fiscal quarter of Holdings as if such disposition occurred on the last day of such fiscal quarter.

To the extent the requisite Lenders under Section 11.02(b) waive the provisions of this Section 6.06, with respect to the sale of any Collateral not otherwise permitted under this Agreement, or any Collateral is sold as permitted by this Section 6.06, such Collateral (unless sold to a Loan Party), but not the proceeds thereof, shall be sold free and clear of the Liens created by the Security Documents, and, so long as the Borrower shall have previously provided to the Administrative Agent and the Collateral Agent such certifications or documents as the Administrative Agent and/or the Collateral Agent shall reasonably request in order to demonstrate compliance with this Section 6.06, the Collateral Agent shall take all actions it deems appropriate in order to effect the foregoing.

Section 6.07Acquisitions.  Purchase or otherwise acquire (in one or a series of related transactions) any part of the property (whether tangible or intangible) of any person except that the following shall be permitted:

(a)Investments in compliance with Section 6.04;

(b)Capital Expenditures by the Borrower and its Subsidiaries;

(c)purchases and other acquisitions of inventory, materials, equipment and intangible property by the Borrower and its Subsidiaries in the ordinary course of business;

(d)leases or licenses of real or personal property in the ordinary course of business and in accordance with this Agreement and, to the extent involving Collateral, the applicable Security Documents;

(e)advances for working capital to a Shipping Pool;

(f)Permitted Acquisitions;

(g)mergers and consolidations in compliance with Section 6.05; and

(h)Dividends in compliance with Section 6.08;

provided, that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.10 or Section 5.11, as applicable.

Section 6.08Dividends.  Authorize, declare or pay, directly or indirectly, any Dividends with respect to Holdings and its Subsidiaries (including pursuant to any Synthetic Purchase Agreement) or incur any obligation (contingent or otherwise) to do so or make other distributions (including for the avoidance of doubt, stock buy-backs), except that the following Dividends shall be permitted:

(a)Dividends by Holdings, subject the following conditions at the time of declaration and of payment of such Dividend and immediately after giving effect thereto:

(i)no Event of Default has occurred and is continuing at the time of such declaration or payment or would occur as a consequence of the declaration or payment of a Dividend; and

(ii)Holdings and its Wholly Owned Subsidiaries shall have Unrestricted Cash and Cash Equivalents of not less than $25,000,000 in excess of the Minimum Liquidity Threshold.

(b)any Subsidiary of Holdings may authorize, declare and pay Dividends to Holdings or any other Subsidiary of Holdings which owns such Subsidiary.

Section 6.09Transactions with Affiliates. Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Loan Party (other than between or among the Borrower and the Subsidiary Guarantors to the extent otherwise permitted under this Agreement), other than on terms and conditions at least as favorable to such Loan Party as would reasonably be obtained by such Loan Party at that time in a comparable arm’s-length transaction with a person other than an Affiliate, except that the following shall be permitted:

(a)Dividends permitted by Section 6.08;

(b)Investments permitted by Section 6.04;

(c)reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements; and

(d)Affiliate transactions to the extent set forth on Schedule 6.09(d).

Section 6.10Financial Covenants.

(a)Holdings and its Wholly Owned Subsidiaries will not permit, at any time, commencing on the Closing Date, Unrestricted Cash and Cash Equivalents to be an amount less than the greater of (x) $50,000,000 or (y) an amount equal to 5% of the Consolidated Indebtedness of Holdings and its Wholly Owned Subsidiaries, taken as a whole (such level, the “Minimum Liquidity Threshold”).

(b)Holdings and its Consolidated Subsidiaries will not permit the Maximum Leverage Ratio to be greater than 0.60 to 1.00 at any time.  The Maximum Leverage Ratio shall be tested on the last day of any Test Period, commencing with the Test Period ending December 31, 2023.

(c)Holdings and its Consolidated Subsidiaries will not permit (a) Current Assets minus (b) Current Liabilities, to be less than $0 at any time.  For purposes of this calculation, (i) “Current Assets” means the amount of the current assets of Holdings and its Consolidated Subsidiaries as shown in the latest financial statements delivered pursuant to Section 5.01(a) and (b), and (ii) “Current Liabilities” means the amount of the current liabilities of Holdings and its Consolidated Subsidiaries (which, for purposes of this Section 6.10(c) shall not include Indebtedness of Holdings and its Consolidated Subsidiaries maturing within twelve (12) months of the relevant testing date) as shown in the latest financial statements delivered pursuant to Section 5.01(a) and (b).

(d)Holdings and its Consolidated Subsidiaries will not permit, at all times, the aggregate Fair Market Value of the Collateral Vessels that are subject to a Collateral Vessel Mortgage to be less than 135% of the aggregate principal amount of the outstanding Loans (but not to include, for the avoidance of doubt, any unutilized Commitment) (the “Collateral Maintenance Test”); provided that any non-compliance with this Section 6.10(d) shall not constitute an Event of Default (but shall constitute a Default), so long as within thirty (30) days of the occurrence of such non-compliance, the Borrower shall either (x) post Additional Collateral (and shall during such period, and prior to satisfactory completion thereof, be diligently carrying out such actions) or (y) prepay Loans under the Facility (and permanently reduce the Commitments for any Loans repaid) in an amount sufficient to cure such non-compliance. For purposes of this clause (d), the Fair Market Value of a Collateral Vessel at any time shall be the Vessel Appraisal Value most recently delivered to the Administrative Agent pursuant to Section 5.13.

Section 6.11Prepayments of Other Indebtedness; Modifications of Organizational Documents and Certain Other Documents, etc. Directly or indirectly:

(a)make or offer to make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption, retirement, defeasance, or acquisition for value of, or any prepayment, repurchase or redemption, retirement, defeasance as a result of any asset sale, change in control or similar event of, any Subordinated Indebtedness;

(b)amend or modify, or permit the amendment or modification of, any provision of any documents related to Subordinated Indebtedness in any manner that is, or would reasonably be expected to be, adverse in any material respect to the interests of any Agent or any Lender; or

(c)(x) terminate, amend, modify (including electing to treat any Securities Collateral as a “security” under Section 8-103 of the UCC) or change any of its Organizational Documents (including by the filing or modification of any certificate of designation) or any agreement to which it is a party with respect to its Equity Interests (including any stockholders’ agreement), or enter into any new agreement with respect to its Equity Interests, other than any such amendments, modifications or changes or such new agreements which are not, and would not reasonably be expected to be, adverse in any material respect to the interests of any Agent or any Lender, or (y) amend or modify any tax sharing or similar agreement without the consent of the Administrative Agent (such consent not to unreasonably withheld or delayed).

Section 6.12Limitation on Certain Restrictions on Subsidiaries. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance, restriction or condition on the ability of any Subsidiary of the Borrower to (i) pay Dividends or make any other distributions on its Equity Interests or any other interest or participation in its profits owned by any Loan Party, or pay any Indebtedness owed to any Loan Party, (ii) make loans or advances to any Loan Party or (iii) transfer any of its properties to any Loan Party, except for such encumbrances, restrictions or conditions existing under or by reason of:

(a)applicable mandatory Legal Requirements;

(b)this Agreement and the other Loan Documents;

(c)[reserved];

(d)Indebtedness of Subsidiaries of Holdings (other than the Loan Parties);

(e)customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any of its Subsidiaries;

(f)customary provisions restricting assignment of any agreement entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

(g)customary restrictions and conditions contained in any agreement relating to the sale or other disposition of any property pending the consummation of such sale; provided, that (i) such restrictions and conditions apply only to the property to be sold, and (ii) such sale or other disposition is permitted hereunder;

(h)any encumbrances, restrictions or conditions imposed by any amendments that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (d) above; provided, that such amendments are not materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment; or

(i)any agreement in effect at the time a person becomes a Subsidiary of the Borrower, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of the Borrower and such restriction does not apply to any Loan Party other than such Subsidiary;

Section 6.13Limitation on Issuance of Capital Stock.

(a)With respect to the Borrower, issue any Equity Interest that is Disqualified Capital Stock.

(b)With respect to any Subsidiary of the Borrower, issue any Equity Interest (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, any Equity Interest, except (i) for stock splits, stock dividends and additional issuances of Equity Interests which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the Equity Interests of such Subsidiary and (ii) Subsidiaries of the Borrower formed or acquired after the Closing Date in accordance with this Agreement may issue Equity Interests to the Borrower, a Wholly Owned Subsidiary of the Borrower which is to own such Equity Interests and, in the case of a Subsidiary of the Borrower that is not a Loan Party, to other persons which are to own such Equity Interests to the extent otherwise permitted hereunder.  All Equity Interests issued to a Loan Party in accordance with this Section 6.13(b) shall, to the extent required by Section 5.10 and Section 5.11 or any Security Document, be delivered to the Collateral Agent for pledge pursuant to the applicable Security Document.

Section 6.14Business. (a) With respect to Holdings, engage in any business activities or have any properties, other than (i) its ownership of the Equity Interests of (A) the Borrower or any other Subsidiary listed on Schedule 3.07(c), Affiliates, or other Persons and other immaterial and non-operational assets to the extent owned as of the Closing Date or permitted to be received by it from the Borrower after the Closing Date in accordance with the applicable provisions of Section 6.08, and (B) Affiliates and other Persons, (ii) the holding of any cash and Cash Equivalents permitted to be received by it from the Borrower after the Closing Date in accordance with the applicable provisions of Section 6.08 or reasonably incidental to the issuance by Holdings of its Equity Interests or incurrence by Holdings of Indebtedness, (iii) incurring Indebtedness under the Loan Documents, (iv) incurring Indebtedness and other liabilities otherwise not restricted by this Agreement, (v) maintaining its existence in compliance with applicable law and (vi) special purpose holding company activities reasonably incidental to the foregoing clauses (i) through (v), inclusive.  At no time on or after the Closing Date shall Holdings directly own or charter any Vessel.

(b)With respect to the Borrower and its Subsidiaries, engage (directly or indirectly) in any businesses other than those businesses in which the Borrower and its Subsidiaries are engaged on the Closing Date (or which are substantially related thereto or are reasonable extensions thereof).

Section 6.15Operation of Collateral Vessels. The Borrower will not, and will not permit any Subsidiary Guarantor to:

(a)without giving prior written notice thereof to the Collateral Agent, change the registered owner, name, official or patent number, as the case may be, the home port or class of any Collateral Vessel; and

(b)without the prior consent of the Administrative Agent (acting on instructions of the Required Lenders) (or, in the case of the registry, each Lender) (such consent not to be unreasonably withheld), change the registered flag, registry or classification society of any Collateral Vessel unless the change is to an Acceptable Flag Jurisdiction (and the Vessel Collateral Requirements have been satisfied) or to an Approved Classification Society.

Section 6.16Fiscal Periods. Change its fiscal year-end to a date other than December 31, or its fiscal quarters to a date other than March 31, June 30, September 30 and December 31.

Section 6.17No Further Negative Pledge.  Enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its properties or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (a) this Agreement and the other Loan Documents; (b) covenants in documents creating Liens permitted by Section 6.02 prohibiting further Liens (other than Liens permitted under Section 6.02(f)) on the properties encumbered thereby; (c) solely as they relate to Holdings and the Borrower, the $750M Credit Agreement and the other Loan Documents (as defined in the $750M Credit Agreement); (d) any prohibition or limitation that (i) exists pursuant to applicable Legal Requirements, (ii) consists of customary restrictions and conditions contained in any agreement relating to the sale of any property pending the consummation of such sale; provided, that (x) such restrictions apply only to such property to be sold or disposed of, and (y) such sale is permitted hereunder, (iii) consists of customary restrictions on the assignment of leases, licenses and other contracts entered into in the ordinary course of business, (iv) [reserved], (v) consists of customary prohibitions or limitations in joint venture agreements, pooling agreements and other similar agreements restricting the pledge or assignment thereof or (vi) consists of other contractual restrictions on pledges or assignments in agreements entered into in the ordinary course of business solely to the extent such restrictions would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable Legal Requirement (including the Bankruptcy Code) or principles of equity; and (e) covenants in documents creating Liens that secure Pool Financing Indebtedness prohibiting Liens on Pool Financing Receivables.

Section 6.18Anti-Terrorism Law; Anti-Money Laundering. (a)  Directly or indirectly (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 3.22 that would result in a violation of Sanctions Laws, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law in violation of Sanctions Laws, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Companies’ compliance with this Section 6.18).

(b)Cause or permit any of the funds of such Loan Party that are used to repay the Credit Extensions to be derived from any unlawful activity with the result that the making of the Credit Extensions would be in violation of Legal Requirements.

Section 6.19Embargoed Person.  Cause or permit (a) any of the funds or properties of any Company that are used to repay the Loans or other Credit Extensions to constitute property of any Embargoed Person (individual or entity) (i) with whom dealings are restricted or prohibited under United States or any other applicable Sanctions Laws, or (ii) that is identified on the “List of Specially Designated Nationals and Blocked Persons” maintained by OFAC and/or any other similar list maintained by any Sanctions Authority, or 50% or greater owned by any such designated individual or entity, where use of such funds relating to parties in (i) or (ii) above would result in a violation of Sanctions Laws, or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in any Company, with the result that the investment in any Company (whether directly or indirectly) is prohibited by applicable Legal Requirements or the Credit Extensions are in violation of applicable Legal Requirements.

Section 6.20Restrictions on Chartering. (i) Let a Collateral Vessel on demise charter for any period or (ii) enter into any charter in respect of a Collateral Vessel other than (x) a Permitted Charter or (y) with the prior written consent of the Administrative Agent (with such consent not to be unreasonably withheld).

Section 6.21Additional Covenants(a).  Holdings will not (i) directly or indirectly, take any action that would result in a Change in Control, (ii) create, incur, assume or suffer to exist any Lien on the Equity Interests of the Borrower other than Permitted Liens of the type described in clauses (a) and (f) of Section 6.02, (iii) directly or indirectly, wind up, liquidate or dissolve its affairs or (iv) dispose of any Equity Interest of the Borrower or any Subsidiary Guarantor except (a) with respect to Equity Interests in the Borrower, pursuant to any Lien granted by Holdings pursuant to the terms of the $750M Credit Agreement and the exercise of rights by the creditors under the $750M Credit Agreement in connection therewith or (b) otherwise as provided in this Agreement.

Section 6.22Employee Benefits.  (a) None of the Companies nor any ERISA Affiliate will maintain or contribute to (or have an obligation to contribute to) a Pension Plan that is subject to the provisions of Title IV of ERISA or a Multiemployer Plan.

(b)Except in relation to (i) any arrangement which provides benefits on death which are wholly insured and (ii) the UK Pension Plan, none of the Companies nor any of their Affiliates will be an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) in relation to any UK registered occupational pension scheme (as defined in the Pension Schemes Act 1993) which is a defined benefit pension plan.

Section 6.23Pledge Restrictions.  Following the prepayment, repayment or refinancing, in full, of all Indebtedness outstanding under the $750M Credit Agreement and the other Loan Documents (as defined in the $750M Credit Agreement) and the termination and release of all commitments, security interests, Liens and guarantees in connection therewith, Holdings will not create, incur, assume or suffer to exist any Lien (except any Permitted Lien that arises by operation of applicable Legal Requirements and is not voluntarily granted) on the Equity Interests of the Borrower, unless the conditions set forth in Section 5.15 hereof shall be satisfied as of such date.

Article VII

GUARANTEE

Section 7.01The Guarantee.  The Guarantors hereby, jointly and severally, guarantee, as primary obligors and not as sureties, to each Secured Party and their respective successors and assigns, the prompt payment and performance in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of, premium (if any) and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under Title 11 of the Bankruptcy Code) on the Loans made by the Lenders to, and the Notes, if any, held by each Lender of, the Borrower, and all other Secured Obligations from time to time owing to the Secured Parties by any Loan Party in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantors shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 7.02Obligations Unconditional. The obligations of the Guarantors under Section 7.01 shall constitute a guaranty of payment and performance and not of collection and, to the fullest extent permitted by applicable Legal Requirements, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full in cash of the Guaranteed Obligations). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(a)at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)any of the acts mentioned in any of the provisions of this Agreement, the other Loan Documents or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c)the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d)any Lien or security interest granted to, or in favor of, any Secured Party as security for any of the Guaranteed Obligations shall fail to be valid, perfected or to have the priority required under the Loan Documents; or

(e)the release of any other Guarantor pursuant to Section 7.09.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower or any Guarantor under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment and performance without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and their respective successors and assigns, and shall inure to the benefit of the Secured Parties, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 7.03Reinstatement. The obligations of the Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 7.04Subrogation; Subordination. Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.  Any Indebtedness or other Obligation of any Loan Party to a Guarantor shall be subordinated to such Loan Party’s Secured Obligations in the manner set forth in the Intercompany Subordination Agreement.

Section 7.05Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and other Loan Documents may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.

Section 7.06Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 7.07Continuing Guarantee. The guarantee in this Article VII is a continuing guarantee of payment and performance, and shall apply to all Guaranteed Obligations whenever arising.

Section 7.08General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Legal Requirement affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the rights of subrogation and contribution established in Sections 7.04 and 7.10, respectively) that is valid and enforceable, not void or voidable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 7.09Release of Guarantors.  (a) If, in compliance with the terms and provisions of the Loan Documents, a Collateral Vessel, or all of the Equity Interests of any Subsidiary Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a person or persons (other than any Loan Party), such Transferred Guarantor (and any Lien on its Equity Interests) shall, upon the consummation of such sale or transfer or designation, be released from its obligations under this Agreement (including under Section 11.03) and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and, in the case of the sale of all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Security Documents shall be released, and so long as the Borrower shall have previously provided the Collateral Agent and the Administrative Agent such certifications or documents as the Collateral Agent and/or the Administrative Agent shall reasonably request, the Collateral Agent shall take, and the Lenders hereby irrevocably authorize the Collateral Agent to take, such actions as are necessary to effect each release described in this Section 7.09 in accordance with the relevant provisions of the Security Documents.

(b)Subject to the Intercreditor Agreement (if applicable), the Lenders hereby irrevocably authorize the Collateral Agent to release a Subsidiary Guarantor and any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) that is sold or otherwise disposed of (to Persons other than any other Loan Party) upon the sale or other disposition thereof in compliance with Section 6.06 and (ii) with respect to the Collateral Vessels (and the Subsidiary Guarantors that own such Collateral Vessels and Equity Interests in such Subsidiary Guarantor), upon the payment in full in cash of the Facility and the expiration and termination of all Commitments thereunder (whether at the applicable Maturity Date or pursuant to a prepayment according with Section 2.10).

(c)The Borrower may, in its discretion, following the release of any Liens pursuant to clauses (a) and (b) of this Section 7.09, wind up, liquidate or dissolve the affairs of any Transferred Guarantor and/or Subsidiary Guarantor.

Section 7.10Right of Contribution.  Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 7.04.  The provisions of this Section 7.10 shall in no respect limit the obligations and liabilities of any Guarantor to any Secured Party, and each Guarantor shall remain liable to the Secured Parties for the full amount guaranteed by such Guarantor hereunder.

Section 7.11Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under Section 7.01 in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.11, or otherwise under Section 7.01, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 7.11 shall remain in full force and effect until a discharge of Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 7.11 constitute, and this Section 7.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Article VIII

EVENTS OF DEFAULT

Section 8.01Events of Default.  Upon the occurrence and during the continuance of any of the following events (each, an “Event of Default”):

(a)default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment (whether optional or mandatory) thereof or by acceleration thereof or otherwise;

(b)default shall be made in the payment of any interest on any Credit Extension or any Fee or any other amount (other than an amount referred to in clause (a) above) due under any Loan Document, when and as the same shall become due and payable, whether at the due date thereof (including an Interest Payment Date) or at a date fixed for prepayment (whether optional or mandatory) or by acceleration or demand thereof or otherwise and such default shall continue unremedied for a period of three (3) Business Days;

(c)any representation or warranty made or deemed made by any Loan Party in (or in connection with) any Loan Document or the borrowing of Loans hereunder, or in any certificate,

financial statement or other instrument furnished in connection with or required to be given or delivered by any Loan Party pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or so furnished;

(d)default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in Section 5.02(a), Section 5.03(a) (as it relates to a Loan Party), Section 5.04, Section 5.08, Section 5.10, Section 5.13, Section 5.14, Section 5.16, Section 5.18 or in Article VI;

(e)default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) above) and such default shall continue unremedied or shall not have been waived (i) in the case of the Agency Fee Letter, for a period of five (5) Business Days, and (ii) in the case of any other covenant, condition or agreement for a period of thirty (30) days after the earlier of (x) any Loan Party obtaining knowledge thereof and (y) written notice thereof from the Administrative Agent or the Required Lenders to the Borrower;

(f)any Company shall (i) fail to pay any principal, premium or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer to purchase by the obligor; provided, that it shall not constitute an Event of Default pursuant to this clause (f) unless the aggregate amount of all such Indebtedness referred to in clauses (i) and (ii) equals or exceeds $25,000,000 at any one time;

(g)an Insolvency Proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Company or of a substantial part of the property of any Company, under the Bankruptcy Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar Legal Requirement, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator, rehabilitator or similar official for any Company for a substantial part of the property of any Company; or (iii) the winding-up or liquidation of any Company; and such proceeding or petition shall continue undismissed for sixty (60) days or an Order approving or ordering any of the foregoing shall be entered;

(h)any Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar Legal Requirement; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any Insolvency Proceeding or the filing of any petition described in clause (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator, rehabilitator or similar official for any Company or for a substantial part of the property of any Company; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) except to the extent permitted by Section 6.05, wind up or liquidate; or (viii) take any action for the purpose of effecting any of the foregoing;

(i)one or more Orders for the payment of money in an aggregate amount of $25,000,000 or more that are not covered by insurance from an unaffiliated insurance company with an A.M. Best financial strength rating of at least A- (it being understood that even if such amounts are covered by insurance from such an insurance company, such amounts shall count against such basket if responsibility for such amounts has been denied by such insurance company or such insurance company has not been promptly notified of such amounts) shall be rendered against any Company or any combination thereof and the same shall remain undischarged, unvacated or unbonded for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of any Company to enforce any such Order;

(j)one or more ERISA Events shall have occurred that, when taken together with all other such ERISA Events that have occurred, or any event similar to the foregoing shall have occurred or exists with respect to a Non-U.S. Plan, including, but not limited to, the issue of a Financial Support Direction and/or a Contribution Notice or the winding-up of the Non-U.S. Plan, in any such case that would reasonably be expected to result in a Material Adverse Effect;

(k)any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Documents (including a valid, enforceable, perfected First Priority (except as otherwise expressly provided in this Agreement or such Security Document) Lien on and security interest in, all of the Collateral (other than an immaterial portion) thereunder) in favor of the Collateral Agent, or shall be asserted by or on behalf of any Company not to be, a valid, enforceable, perfected, First Priority (except as otherwise expressly provided in this Agreement or such Security Document) Lien on and security interest in the Collateral (other than an immaterial portion) covered thereby;

(l)(x) any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, (y) a proceeding shall be commenced by or on behalf of any Loan Party or any Affiliate thereof, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or (z) any Loan Party (directly or indirectly) shall repudiate, revoke, terminate or rescind (or purport to do any of the foregoing) or deny any portion of its liability or obligation for the Obligations;

(m)there shall have occurred a Change in Control;

(n)Holdings at any time fails to cause its common Equity Interests to remain listed on the NYSE or, if applicable, the NASDAQ Stock Market or another nationally recognized stock exchange approved in writing by the Required Lenders;

(o)it becomes unlawful or impossible (i) for any Loan Party to discharge any liability under the Loan Documents or to comply with any other obligation which the Required Lenders consider material under the Loan Documents or (ii) for the Administrative Agent, the Collateral Agent and the Lenders to exercise or enforce any material right under, or to enforce any security interest created by the Loan Documents; or

(p)An event or series of events occurs which, in the reasonable opinion of the Required Lenders constitutes a Material Adverse Effect;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments; (ii) declare the Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Obligations so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document or otherwise to the contrary notwithstanding; and (iii) exercise (and/or direct the Collateral Agent to exercise) any and all of its (or the Collateral Agent’s) other rights and remedies under applicable Legal Requirements, hereunder and under the other Loan Documents; and in any event with respect to the Borrower described in clause (g) or (h) above, the Commitments shall automatically terminate and the principal of the Obligations then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document or otherwise to the contrary notwithstanding.

In addition, without limiting the foregoing, in the event of a foreclosure (or other similar exercise of remedies) by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent, the Administrative Agent or any Secured Party may be the purchaser of any or all of such Collateral at any such sale or other disposition and, in addition, the Collateral Agent or the Administrative Agent, as agent for and representative of all of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or other disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale.

Section 8.02Rescission.  If at any time after termination of the Commitments or acceleration of the maturity of the Loans, the Loan Parties shall pay all arrears of interest and Fees and all payments on account of principal of the Loans owing by them that shall have become due otherwise than by acceleration (with interest on principal and Fees and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.02, then upon the written consent of the Required Lenders (which may be given or withheld in their sole discretion) and written notice to the Borrower, the termination of the Commitments or the acceleration of the Loans and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the other Secured Parties to a decision that may be made at the election of the Required Lenders, and such provisions are not intended to benefit any Loan Party and do not give any Loan Party the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

Article IX

APPLICATION OF COLLATERAL PROCEEDS

Section 9.01Application of Proceeds. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral, pursuant to the exercise by the Collateral Agent of its remedies, or from any mortgagee’s interest insurance required pursuant to Section 5.04, shall be applied, in full or in part, together with any other sums then held by or distributed or paid to the Collateral Agent or the Administrative Agent pursuant to this Agreement or any other Loan

Document (including as a result of any exercise of any right or remedy hereunder or thereunder), promptly by the Collateral Agent as follows:

(a)First, to the indefeasible payment in full in cash of all reasonable and documented out-of-pocket costs and expenses, and all fees, commissions and taxes of such sale, collection or other realization (including compensation to the Administrative Agent, the Collateral Agent and their respective agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent and/or the Collateral Agent in connection therewith and all amounts for which the Administrative Agent or Collateral Agent are entitled to indemnification pursuant to the provisions of any Loan Document), together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(b)Second, to the indefeasible payment in full in cash of all other reasonable costs and expenses of such sale, collection or other realization (including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith), together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(c)Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the indefeasible payment in full in cash, pro rata, of interest constituting Obligations, in each case, equally and ratably in accordance with the respective amounts thereof then due and owing (it being agreed that, for purposes of applying this clause (c), all interest will be deemed payable in accordance with this Agreement regardless of whether such claims are allowed in any proceeding described in Section 8.01(g) or (h));

(d)Fourth, without duplication of amounts applied pursuant to clauses (a) through (c) above, to the indefeasible payment in full in cash, pro rata, of principal and other amounts constituting Obligations, in each case, equally and ratably in accordance with the respective amounts thereof then due and owing (it being agreed that, for purposes of applying this clause (d), all amounts described herein will be deemed payable in accordance with this Agreement regardless of whether such claims are allowed in any proceeding described in Section 8.01(g) or (h));

(e)Fifth, to the extent proceeds remain after the application pursuant to preceding clauses (a) through (d), to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Secured Obligations (other than principal), and any fees, premiums, interest and scheduled periodic payments due under Bank Product Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

(f)Sixth, to the extent proceeds remain after the application pursuant to preceding clauses (a) through (e), to the indefeasible payment in full in cash, pro rata, of the principal amount of the Secured Obligations (including principal on any Bank Product Obligations then due and owing);

(g)Seventh, to the indefeasible payment in full in cash, pro rata, to any other Secured Obligations then due and owing with any balance to be paid to the Administrative Agent, for the ratable benefit of the Bank Product Providers, as cash collateral;

(h)Eighth, the balance, if any, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct;

provided, that in each case, for the avoidance of doubt, in no event shall the proceeds of any Collateral pledged by a Guarantor or any payment made by a Guarantor be applied to payment of any Excluded Swap Obligations of such Guarantor.

In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (h) of this Section 9.01, the Loan Parties shall remain liable, jointly and severally, for any deficiency.

Article X

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

Section 10.01Appointment. (a) Each Lender hereby irrevocably designates and appoints (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to irrevocably designate and appoint) each of the Administrative Agent and the Collateral Agent as an agent of such Lender under this Agreement and the other Loan Documents and each of the Administrative Agent and the Collateral Agent hereby accepts such appointment. Each Lender irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to irrevocably authorize) each Agent, in such capacity, through its agents or employees, to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article X are solely for the benefit of the Agents, the Lenders, and the Bank Product Providers, and no Loan Party shall have rights as a third party beneficiary of any such provisions.  Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and any rights of the Secured Parties with respect thereto as contemplated by and in accordance with the provisions of this Agreement and the other Loan Documents.  In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Loan Party or any of their respective Subsidiaries.  Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)Each Lender irrevocably appoints each other Lender, and the Collateral Agent irrevocably appoints the Administrative Agent, as its agent and bailee for the purpose of perfecting Liens (whether pursuant to Section 8-301(a)(2) of the UCC or otherwise), for the benefit of the Secured Parties, in assets in which, in accordance with the UCC or any other applicable Legal Requirement, a security interest can be perfected by possession or control. Should any Lender (other than, to the extent a Lender, the Collateral Agent or the Security Trustee) obtain possession or control of any such Collateral, such Lender shall notify the Collateral Agent thereof, and, promptly following the Collateral Agent’s request therefor, shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.  The Lenders hereby acknowledge and agree (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge and authorize) that the Collateral Agent may act as the Collateral Agent for the Secured Parties.

Section 10.02Agent in Its Individual Capacity. Each person serving as an Agent hereunder, to the extent (and for so long as) such Agent is also a Lender hereunder, shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the person serving as an Agent hereunder in its individual capacity.  Such person and its Affiliates may accept deposits from, lend money to, act as financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Company or any Affiliate thereof as if it were not an Agent hereunder and without duty to account therefor to the Lenders.

Section 10.03Exculpatory Provisions. (a) No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, regardless of whether a Default has occurred and is continuing (i) no Agent shall be subject to any fiduciary or other implied duties, (ii) no Agent shall have any duty to take any discretionary action or exercise any discretionary rights and powers expressly contemplated hereby or by the other Loan Documents, except as directed in writing by, or with the written consent of, the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02), each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02) and, upon receipt of such instructions from the Required Lenders (or such other Lenders, as the case may be), such Agent shall be fully protected and entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions; provided, that no Agent shall be required to risk its own funds or take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability, if the Agent is not indemnified to its satisfaction, or that is contrary to any Loan Document or applicable Legal Requirements including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a foreclosure, modification or termination of property of a Defaulting Lender under any Debtor Relief Law, and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose or shall be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the person serving as such Agent or any of its Affiliates in any capacity.

(b)No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as any Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.01 or Section 11.02 or otherwise as expressly required herein) or in the absence of its own gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction. No Agent shall be deemed to have knowledge of any Default unless and until written notice (in accordance with Section 11.01(a)) thereof describing such Default is given to such Agent by the Borrower or a Lender. No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or the sufficiency of any Collateral or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document. Each party to this Agreement acknowledges and agrees that the Administrative Agent and/or the Collateral Agent may from time to time use one or more outside service providers for the tracking of all UCC financing statements (and/or other collateral related filings and registrations from time to time) required to be filed or recorded pursuant to the Loan Documents and the notification to the Administrative Agent and/or the Collateral Agent, of, among other things, the upcoming lapse or expiration thereof, and that each of such service providers will be deemed to be acting at the request and on behalf of the Borrower and the other Loan Parties. No Agent shall be liable for any action taken or not taken by any such service provider.  Neither any Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders or the Loan Parties for any action taken or omitted by any Agent under or in connection with any of the Loan Documents.  The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions.  Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

(c)No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders or the Borrower for any action taken or omitted by any Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(d)No Agent shall be liable for interest on any money received by it except as agreed in writing with the Borrower or Lender.

(e)Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, no Agent shall have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  An Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the applicable Agent, in its individual capacity, accords its own property consisting of similar instruments or interests; provided that neither the Collateral Agent nor any of the other Secured Parties nor any of their respective directors, officers, employees or agents shall have responsibility for (x) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters (y) failing to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or (z) failing to take any necessary steps to preserve rights against any person with respect to any Collateral.

(f)For the avoidance of doubt, nothing in this Agreement or any other Loan Document shall require the Collateral Agent to file financing statements or continuation statements or be responsible for maintaining the security interests, or perfection thereof, purported to be created as described herein, and such responsibility shall be solely that the Borrower and the other Loan Parties, and the Collateral Agent shall only be responsible for the safe custody of any Collateral in its possession consistent with customary practices of other financial institutions acting in such capacity and in accordance with the preceding clause (d).

(g)The Agents reserve the right to reasonably conduct an environmental audit prior to foreclosing on any Collateral Vessel Mortgage. Each Agent reserves the right to forebear from foreclosing in its own name if to do so may expose it to undue risk due to environmental factors.

Section 10.04Reliance by Agent.  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent, or otherwise authenticated by a proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless each Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other advisors selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or advisors.

Section 10.05Delegation of Duties.  Each Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through, or delegate any and all such rights and powers to, any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of each Agent and any such sub-agent, and shall apply, without limiting the foregoing to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.  The Agents shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

The Administrative Agent and the Collateral Agent may enter into (a) the Intercreditor Agreement, and/or (b) any Borrower Share Pledge or any other agreements, certificates or other documents in connection therewith. Any agreement, certificate or other document entered into by the Administrative Agent or the Collateral Agent as set forth in this Section 10.05 in accordance with the terms of this Agreement shall be binding on the Secured Parties.

Section 10.06Successor Agent.  Each Agent may resign as such at any time upon at least ten (10) days’ prior notice to the Lenders and the Borrower and without notice to the Bank Product Providers. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, so long as no Event of Default shall have then occurred and be continuing, to appoint a successor Agent from among the Lenders. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within ten (10) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent satisfactory to the Required Lenders, which successor shall be a commercial banking institution or other finance or trust company organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, in each case, having combined capital and surplus at least $200,000,000 and otherwise reasonably satisfactory to the Required Lenders (it being understood that such combined capital and surplus shall not be required to be in excess of $500,000,000); provided, that if such retiring Agent is unable to find a commercial banking institution or other finance or trust company that is willing to accept such appointment and which meets the qualifications set forth above, and the Required Lenders so agree (which agreement shall not be unreasonably withheld) the retiring Agent’s resignation shall nevertheless thereupon become effective and the retiring (or retired) Agent shall be discharged from its duties and obligations under the Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retired Agent shall continue to hold such collateral security until such time as a successor Agent is appointed), and the Lenders shall assume and perform all of the duties of the Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent.

Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring (or retired) Agent shall be discharged from its duties and obligations under the Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Agent shall continue to hold such collateral security until such time as a successor agent is appointed). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article X, Section 11.03 and Sections 11.08 to 11.10 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

Section 10.07Non-Reliance on Agent and Other Lenders.  Each Lender and Bank Product Provider expressly acknowledges that no Agent has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by such Agent to any Lender or Bank Product Provider as to any matter, including whether such Agent has disclosed material information in their (or their Affiliates’) possession. Each Lender and Bank Product Provider acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their respective Affiliates and based on such documents and information as it has deemed appropriate, conducted its own independent investigation of the financial condition and affairs of the Loan Parties and their Subsidiaries and made its own credit analysis and decision to enter into this Agreement. Each Lender further represents and warrants that it has reviewed each document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof (including any such terms and conditions set forth, or otherwise maintained, on the Platform with respect thereto). Each Lender (and each Bank Product Provider) also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their respective Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Section 10.08Name Agents.  The parties hereto acknowledge that the Mandated Lead Arrangers, the Lead Arrangers and the Bookrunners hold their titles in name only, and that such titles confer no additional rights or obligations relative to those conferred on any Lender hereunder.

Section 10.09Indemnification.  The Lenders severally agree to indemnify each Agent in its capacity as such and each of its Related Persons (to the extent not reimbursed by the Borrower or the Guarantors and without limiting the obligation of the Borrower or the Guarantors to do so), ratably according to their respective outstanding Loans and Commitments in effect on the date on which indemnification is sought under this Section 10.09 (or, if indemnification is sought after the date upon which all Commitments shall have been terminated and the Loans shall have been paid in full, ratably in accordance with such outstanding Loans and Commitments as in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, fines, penalties, actions, claims, suits, judgments, litigations, investigations, inquiries or proceedings, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent or Related Person in any way relating to or arising out of, the Commitments, the Loans, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein, the Transactions or any of the other transactions contemplated hereby or thereby or any action taken or omitted by such Agent or Related Person under or in connection with any of the foregoing (IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF ANY AGENT OR RELATED PERSON); provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, fines, penalties, actions, claims, suits, judgments, litigations, investigations, inquiries or proceedings, costs, expenses or disbursements that are found by a final and non-appealable judgment of a court of competent jurisdiction to have directly resulted solely and directly from such Agent’s or Related Person’s, as the case may be, gross negligence or willful misconduct. The agreements in this Section 10.09 shall survive the payment of the Loans and all other amounts payable hereunder and the termination of the Commitments.

Section 10.10Withholding Taxes.  To the extent required by any applicable Legal Requirements, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the Internal Revenue Service or any other Governmental Authority, or the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding tax from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

Section 10.11Lender’s Representations, Warranties and Acknowledgements.  (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Companies in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Companies.  No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders.  Each Lender acknowledges that no Agent or Related Person of any Agent has made any representation or warranty to it.  Except for documents expressly required by any Loan Document to be transmitted by an Agent to the Lenders, no Agent shall have any duty or responsibility (either express or implied) to provide any Lender with any credit or other information concerning any Loan Party or any Affiliate of a Loan Party, including the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of a Loan Party, that may come in to the possession of an Agent or any of its Related Persons.

(b)Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

(c)Each Lender, by delivering its signature page to this Agreement or an Assignment and Acceptance Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, the Required Lenders or the Lenders, as applicable, on the Closing Date.

Section 10.12Security Documents and Guarantees.

(a)Each Secured Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Guarantees, the Collateral and the Loan Documents; provided that neither the Administrative Agent nor the Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Bank Product Obligations with respect to any Bank Product Agreement.  Subject to the Intercreditor Agreement (if applicable) and Section 11.02, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 11.02) have otherwise consented or (ii) release any Guarantor from the Guarantees pursuant to Section 7.09 or with respect to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 11.02) have otherwise consented.

(b)Anything contained in any of the Loan Documents to the contrary notwithstanding, each Loan Party, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantees, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon written instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

(c)(i)Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent and the Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Lender, or any Affiliate of any Lender that is a party to any Bank Product Agreement) take such actions as shall be required to release its security interest in any Collateral subject to any disposition expressly permitted by the Loan Documents (other than a disposition to any Loan Party of any Subsidiary, Affiliate or family member thereof) to the extent necessary to permit the consummation of such disposition in accordance with the Loan Documents.

(ii)Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Secured Obligations (other than Secured Obligations in respect of any Bank Product Agreement and contingent indemnification obligations for which no claim or demand has been made) have been paid in full, in cash, and all Commitments have terminated or expired, upon written request of the Borrower, the Administrative Agent and the Collateral Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Bank Product Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document, whether or not on the date of such release there may be outstanding Secured Obligations in respect of Bank Product Agreements.  Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Loan Party or any substantial part of its property, or otherwise, all as though such payment had not been made.

(iii)Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Secured Obligations (other than Secured Obligations in respect of any Bank Product Agreement and contingent indemnification obligations for which no claim or demand has been made) under the Facility have been paid in full, in cash (whether at the applicable Maturity Date or pursuant to a prepayment according with Section 2.10), and all Commitments have terminated or expired, upon written request of the Borrower, the Administrative Agent and the Collateral Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Bank Product Agreement) take such actions as shall be required to release its security interest in all Collateral Vessels, all other Collateral granted by the Subsidiary Guarantors that directly own such Collateral Vessels, and all Securities Collateral granted in the Equity Interests of the Subsidiary Guarantors that directly own such Collateral Vessels and to release all guarantee obligations of such Subsidiary Guarantors provided for in any Loan Document, whether or not on the date of such release there may be outstanding Secured Obligations in respect of Bank Product Agreements.  Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Loan Party or any substantial part of its property, or otherwise, all as though such payment had not been made.

(d)The Agents shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. No Agent shall be liable for any defect or failure in a Guarantor’s title to Collateral, regardless of whether such defect or failure was known to the Agent or might have been discovered upon examination or inquiry and whether capable of remedy or not.

Section 10.13Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim.  In case of the pendency of any Insolvency Proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(b)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its respective agents and counsel and all other amounts due the Administrative Agent under Sections 2.05 and 10.03) allowed in such judicial proceeding; and

(c)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Agreement.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel, and any other amounts due the Administrative Agent under this Agreement out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 10.14Ship Mortgage Trust.  Each Lender hereby irrevocably designates and appoints the Security Trustee as security trustee of such Lender under this Agreement and the other Loan Documents solely for the purpose of holding the Collateral Vessel Mortgages of the Collateral Vessels and certain other Collateral, and the Security Trustee hereby accepts such appointment. The Security Trustee agrees and declares, and each of the other Secured Parties acknowledges, that, subject to the terms and conditions of this Section 10.14, the Security Trustee holds the Trust Property in trust for the Secured Parties absolutely.  Each of the other Secured Parties agrees that the obligations, rights and benefits vested in the Security Trustee shall be performed and exercised in accordance with this Section 10.14.  For the avoidance of doubt, the Security Trustee shall have the benefit of all of the provisions of this Agreement (including exculpatory and indemnification provisions) benefiting it in its capacity as Collateral Agent for the Secured Parties.  In addition, the Security Trustee and any attorney, agent or delegate of the Security Trustee may indemnify itself or himself out of the Trust Property against all liabilities, costs, fees, damages, charges, losses and expenses sustained or incurred by it or him in relation to the taking or holding of any of the Trust Property or in connection with the exercise or purported exercise of the rights, trusts, powers and discretions vested in the Security Trustee or any other such person by or pursuant to the Collateral Vessel Mortgages or in respect of anything else done or omitted to be done in any way relating to the Collateral Vessel Mortgages. The Security Trustee shall, at all times, be the same institution as the Person acting as the Administrative Agent and the Collateral Agent under this Agreement.

Article XI

MISCELLANEOUS

Section 11.01Notices.

(a)Notices and other communications provided for herein shall, except as provided in Section 11.01(b), be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile transmission, as follows:

(i)if to any Loan Party, to the Borrower at:

International Seaways Operating Corporation

c/o International Seaways Ship Management LLC

600 Third Avenue, 39th Floor

New York, New York 10016

Attention:	Jeffrey D. Pribor, Senior Vice President, Chief Financial Officer

Telephone: +1-212-578-1947

Email:	jpribor@intlseas.com

Legaldepartment@intlseas.com

Treasury@intlseas.com

(ii)if to the Administrative Agent, to it at:

Nordea Bank Abp, New York Branch

1211 Avenue of the Americas

New York, NY 10036

Attention: Shipping, Offshore and Oil Services

Email:	agency.soosid@nordea.com and dlny_ny_CADLoan@nordea.com

(iii)if to a Lender, to it at its address (or facsimile number) set forth on Annex I or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto;

Notice and other communications to the Lenders hereunder may (subject to Section 11.01(b)) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent.  Any party hereto may change its address, facsimile number or e-mail address for notice and other communications hereunder by notice to the other parties hereto.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (including by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(b)Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, including any such communication that (i) relates to a request for a Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder or (v) is required to be delivered to satisfy any covenant hereunder or under any other Loan Document (all such communications, collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent (it being understood that .pdf format is acceptable) at the e-mail address(es) provided to the Borrower by the Administrative Agent from time to time, other electronic communication in such other form, or in any other manner, including hard copy delivery thereof, as the Administrative Agent shall require. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. Nothing in this Section 11.01 shall prejudice the right of the Agents, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall require.

(c)To the extent consented to by the Administrative Agent in writing from time to time, the Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.

(d)Each Loan Party and the Administrative Agent and the Collateral Agent further agree that the Administrative Agent and the Collateral Agent shall make the Communications available to the other Agents or the Lenders by posting the Communications on a Platform. The Platform and any Approved Electronic Communications are provided “as is” and “as available.” The Agents do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent in connection with the Communications or the Platform.  In no event shall any Agent have any liability to any Loan Party, any Lender or any other person for damages of any kind, whether or not based on strict liability and including direct or indirect, punitive, special, incidental or consequential damages, losses or expenses (whether in contract, tort or otherwise) arising out of or related to any Loan Party’s or any Agent’s transmissions of Communications through the Internet (including the Platform).  Notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor.  Each Loan Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(e)The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.  Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents.  Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.  Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

(f)Each Loan Party, each Lender and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

(g)Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Material Non-Public Information with respect to Holdings, its Subsidiaries or their securities for purposes of United States federal or state securities laws.  In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither the Borrower nor the Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents.

Section 11.02Waivers; Amendment. (a)  No failure or delay by any Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 11.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Agent or any Lender may have had notice or knowledge of such Default at the time.  No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)Subject to Sections 2.16(c) and 11.02(d), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Loan Parties and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent (in the case of any Security Document) and the Loan Party or Loan Parties that are parties thereto, in each case with the written consent of the Required Lenders; provided, that no such agreement shall:

(i)increase or extend the expiry date of any Commitment of any Lender without the written consent of such Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant or Default (or any definition used, respectively, therein) shall constitute an increase in or an extension of the expiry date of any Commitment of any Lender for purposes of this clause (i));

(ii)reduce the principal amount or premium, if any, of any Loan or reduce the rate of interest thereon (including, for the avoidance of doubt, the Applicable Margin) (other than waiver of any increase in the rate of interest pursuant to Section 2.06(b)), or reduce any Fees payable hereunder, or change the form or currency of payment of any Obligation, without the written consent of each Lender directly affected thereby;

(iii)postpone or extend the maturity of any Loan or any scheduled date of payment of or the installment otherwise due on the principal amount of any Loan under Section 2.09, or any date for the payment of any interest, premium or fees payable hereunder, or reduce the amount of, waive or excuse any such payment (other than a waiver of any increase in the rate of interest pursuant to Section 2.06(b)), or postpone the scheduled date of expiration of any Commitment without the written consent of each Lender directly affected thereby;

(iv)change Section 11.04(b) in a manner which further restricts assignments thereunder without the written consent of each Lender directly affected thereby (provided that any amendment that clarifies any ambiguity or defect in the definition or use of Disqualified Institutions shall require only the consent of the Required Lenders and the Loan Parties);

(v)change Section 2.10(d), Section 2.10(e), Section 2.14(b), Section 2.14(c) or Section 9.01 or other corresponding sections of any other Loan Document in a manner that would alter the order of or the pro rata sharing of payments or setoffs required thereby, without the written consent of each Lender directly affected thereby;

(vi)change the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document (including this Section 11.02) specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender;

(vii)release any Guarantor from its Guarantees, or limit its liability in respect of such Guarantee or release the Borrower from its obligations under the Loan Documents, without the written consent of each Lender;

(viii)except as expressly permitted in this Agreement or any Security Document, release any Collateral from the Liens of the Security Documents or alter the relative priorities of the Secured Obligations entitled to the Liens of the Security Documents (except in connection with securing additional Secured Obligations equally and ratably with the other Secured Obligations), in each case without the written consent of each Lender;

(ix)[reserved];

(x)subordinate the Obligations under the Loan Documents to any other Indebtedness without the written consent of each Lender;

(xi)(x) amend or otherwise modify Section 6.10 (or for the purposes of determining compliance with Section 6.10, any defined terms used therein), or (y) waive or consent to any Default resulting from a breach of Section 6.10 without the written consent of each Lender;

(xii)amend or otherwise modify the definitions of Sanctions Law, Sanctions Authority or Anti-Terrorism Law or Section 3.22, Section 5.21, Section 6.18, or Section 6.19 without the written consent of each Lender;

provided, further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent without the prior written consent of the Administrative Agent or the Collateral Agent, as the case may be. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the

Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Collateral Agent) if (1) by the terms of such agreement the Commitments of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment, (2) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of, premium, if any, and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement, and (3) Section 2.16(b) is complied with.

(c)Without the consent of any other person, the applicable Loan Party or Loan Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by applicable Legal Requirements to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or assets so that the security interests therein comply with applicable Legal Requirements.

(d)Notwithstanding the foregoing, if, following the Closing Date, the Administrative Agent and the Borrower shall have agreed in their sole and absolute discretion that there is an ambiguity, inconsistency, manifest error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof (it being understood that the Administrative Agent has no obligation to agree to any such amendment).

(e)The Administrative Agent and the Collateral Agent may enter into (a) the Intercreditor Agreement, and/or (b) any Borrower Share Pledge or any other agreements, certificates or other documents in connection therewith. Any agreement, certificate or other document entered into by the Administrative Agent or the Collateral Agent as set forth in Section 10.05 in accordance with the terms of this Agreement shall be binding on the Secured Parties, which documents shall be in form agreed by the Required Lenders.

(f)In relation to each Lender, the provisions in Sections 3.22, 5.21, 6.18, and 6.19 shall only apply for the benefit of that Lender to the extent that such benefit and the exercise of any rights based on such Sections will not result in a violation of, or conflict with or liability under any provision of Council Regulation (EC) 2271/96. In connection with any amendment, waiver, determination or direction relating to any part of Sections 3.22, 5.21, 6.18 or 6.19 of which a Lender does not have the benefit, the Commitments of that Lender will be disregarded for all purposes when determining whether the consent of the Required Lenders (or all Lenders, if applicable) has been obtained or whether the determination or direction by the Required Lenders (or all Lenders, if applicable) has been made.

Section 11.03Expenses; Indemnity. (a) The Loan Parties agree, jointly and severally, to pay, promptly upon demand:

(i)all reasonable and documented out-of-pocket costs and expenses incurred by the Mandated Lead Arrangers, the Lead Arrangers, the Bookrunners the Coordinator, the Sustainability Coordinator, the Administrative Agent and the Collateral Agent, (including (i) the reasonable and documented fees, disbursements and other charges of Advisors for the Mandated Lead Arrangers, the Lead Arrangers, the Bookrunners, the Coordinator, the Sustainability Coordinator, the Administrative Agent and the Collateral Agent), in connection with the syndication of the Loans and Commitments, the preparation, negotiation, execution and delivery of the Loan Documents, the administration of the

Credit Extensions and Commitments (including with respect to the establishment and maintenance of a Platform and including the reasonable fees and disbursements of counsel as may be necessary or appropriate in the judgment of the Agents, and the charges of IntraLinks, SyndTrak or a similar service), the perfection and maintenance of the Liens securing the Collateral and any actual or proposed amendment, supplement or waiver of any of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated);

(ii)all out-of-pocket costs and expenses incurred by the Mandated Lead Arrangers, the Lead Arrangers, the Bookrunners, the Coordinator, the Sustainability Coordinator, the Administrative Agent, the Collateral Agent, any other Agent or any Lender (including the fees, charges and disbursements of Advisors for any of the foregoing) incurred in connection with the enforcement or protection of its rights under the Loan Documents, including its rights under this Section 11.03(a), or in connection with the Loans made hereunder and the collection of the Obligations, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of the Obligations; provided that, in the case of charges of outside counsel, such payment shall be limited to the fees, disbursements and charges of (x) one primary counsel for the Agents and the Lenders (collectively with the Agents, taken as a group), (y) one local counsel and foreign counsel in each relevant jurisdiction for each of the Agents and the Lenders (collectively with the Agents, taken as a group) and (z) one maritime counsel in each relevant jurisdiction for each of the Agents and the Lenders (collectively with the Agents, taken as a group) (and, in each case, in the case of an actual or a potential conflict of interest, (A) one additional counsel for each affected person (or group of similarly affected persons), (B) one local counsel and/or foreign counsel for each affected person (or group of similarly affected persons) in any relevant jurisdiction and (C) one maritime counsel for each affected person (or group of similar affected persons) in each relevant jurisdiction); and

(iii)all Other Taxes in respect of the Loan Documents.

(b)The Loan Parties agree, jointly and severally, to indemnify the Agents, each Lender and each Related Person of each of the foregoing (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, all reasonable and documented expenses (including reasonable and documented fees, disbursements and other charges of one counsel for all Indemnitees and, if necessary, one maritime counsel, local and foreign counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions for all Indemnitees (and, in the case of an actual or potential conflict of interest of another firm of counsel (and maritime counsel and one firm of local and foreign counsel in each appropriate jurisdiction) for such affected Indemnitee))) and any and all claims, damages, losses and liabilities, fees, fines, penalties, actions, judgments, suits and related expenses, including reasonable Advisors fees, charges and disbursements (collectively, “Claims”), incurred by or asserted against any Indemnitee, directly or indirectly, arising out of, relating to or in connection with (i) the execution, delivery, performance, administration or enforcement of the Loan Documents or any agreement or instrument contemplated thereby or the performance by the parties thereto of their respective obligations thereunder, (ii) any actual or proposed use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, (iv) any actual or alleged presence or Release or threatened Release of Hazardous Materials, on, at, under or from any property (A) owned, leased or operated by any Company or (B) formerly owned, leased or operated by any Company at the time of its ownership, lease or operations, (v) any Environmental Claim or threatened Environmental Claim against any of the Companies relating to any Real Property, Collateral Vessel or other property currently or formerly owned, leased or operated by any of the Companies or relating to the operations of any of the Companies, (vi) any non-compliance with, or violation of, applicable Environmental Laws or Environmental Permits by any of the Companies or any of their businesses, operations, Real Property, Collateral Vessels and other properties, (vii) the imposition of any environmental Lien encumbering Real Property or Collateral Vessels owned, leased or operated by any Company, (viii) the consummation of the Transactions (including the syndication of the Loans and the Commitments) and the other transactions contemplated hereby or (ix) any actual or prospective claim, action, suit, litigation, inquiry, investigation, or other proceeding or preparation of a defense in connection with any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or any of their respective subsidiaries, affiliates or shareholders or otherwise, and regardless of whether any Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses or other Claims are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted primarily from (i) the gross negligence or willful misconduct of such Indemnitee or any of its Related Persons, (ii) a material breach by such Indemnitee or any of its Related Persons of any of its or their respective obligations under the Loan Documents or (iii) any claims brought by an Indemnitee against another Indemnitee (other than against the Administrative Agent or any other Agent in its capacity as such) not arising out of any act or omission by any Loan Party or any Affiliate thereof.

(c)The Loan Parties agree, jointly and severally, that, without the prior written consent of the Agents and any affected Lender (such consent not to be unreasonably withheld), the Loan Parties will not enter into any settlement of a Claim in respect of the subject matter of Section 11.03(b) and asserted against an Indemnitee unless such settlement includes an explicit and unconditional release from the party bringing such Claim of all Indemnitees and does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnitee.

(d)The provisions of this Section 11.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the Transactions and the other transactions contemplated hereby, the repayment of the Loans and any other Secured Obligations, the release of any Guarantor or of all or any portion of the Collateral, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, the removal or resignation of any Agent, or any investigation made by or on behalf of the Agents or any Lender. All amounts due under this Section 11.03 shall be accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(e)To the extent that the Loan Parties fail to indefeasibly pay any amount required to be paid by them to the Agents under clause (a) or (b) of this Section 11.03 in accordance with Section 10.03, each Lender severally agrees to pay to the Agents, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (such indemnity shall be effective whether or not the related losses, claims, damages, liabilities and related expenses are incurred or asserted by any party hereto or any third party); provided, that the unreimbursed Claim was incurred by or asserted against any of the Agents in its capacity as such.  For purposes of this clause (e), a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Total Revolving Exposure at the time.

(f)To the fullest extent permitted by applicable Legal Requirements, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, exemplary, consequential or punitive damages (including any loss of profits, business or anticipated savings as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof; provided, that such waiver of special, punitive, indirect or consequential damages shall not limit the indemnification obligations of the Loan Parties to the extent such special, punitive, indirect or consequential damages are included in any third party claim with respect to which the applicable Indemnitee is entitled to indemnification under this Section

11.03. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated hereby or thereby.

(g)All amounts due under this Section 11.03 shall be payable no later than ten (10) Business Days after written demand (accompanied by an invoice or other reasonable documentation) therefor; provided, however, that any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final and non-appealable judicial determination of a court of competent jurisdiction that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 11.03.

Section 11.04Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Loan Parties may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of the Administrative Agent, the Collateral Agent and each Lender, which consent may be withheld in their respective sole discretion (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void ab initio). Nothing in this Agreement or any other Loan Document, express or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent expressly provided in clause (e) of this Section 11.04 and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement or any other Loan Document.

(b)Any Lender shall have the right at any time to assign to one or more assignees (other than any Company or any Affiliate thereof or a natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, that:

(i)[reserved];

(ii)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $5,000 (unless such fee is waived by the Administrative Agent in its sole discretion); provided, however, in the case of contemporaneous assignments by any Lender to one or more Approved Funds, only a single processing and recording fee shall be payable for such assignments;

(iii)the assignee, if it shall not then be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(iv)the assignee shall represent and warrant to the Borrower and the Administrative Agent that it is an Eligible Assignee; and

(v)the Administrative Agent must give its prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned); provided, that the consent of the Administrative Agent shall only be subject to the completion of the conditions in clauses (b)(ii) and (b)(iii) and the delivery to the Administrative Agent of customary information and documentation reasonably requested by the Administrative Agent for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations;

Subject to acceptance and recording thereof pursuant to Section 11.04(d), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement (provided, that any liability of the Borrower to such assignee under Section 2.12, 2.13 or 2.15 shall be limited to the amount, if any, that would have been payable thereunder by the Borrower in the absence of such assignment, except to the extent any such amounts are attributable to a Change in Law occurring after the date of such assignment), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15 and 11.03).

(c)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at its office in New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error, and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and the other Loan Documents, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

(d)Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 11.04(b) and any written consent to such assignment required by Section 11.04(b), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 11.04(d). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with the requirements of this Section 11.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.04(e).

(e)Any Lender shall have the right at any time, without the consent of, or notice to the Borrower, the Administrative Agent or any other person to sell participations to any person (other than any Company or any Affiliate thereof, a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Collateral Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) is described in clauses (i), (ii) or (iii) of the proviso to Section 11.02(b) and (2) directly affects such Participant. Each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.04(b). To the extent permitted by Legal Requirements, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided, that such

Participant agrees in writing to be subject to Section 2.14(c) as though it were a Lender. Each Lender shall, acting for this purpose as a “non-fiduciary” agent of the Borrower, maintain at one of its offices a register for the recordation of the names and addresses of its Participants, and the amount and terms of its participations (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender (and the Borrower, to the extent that the Participant requests payment from the Borrower) shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  No Lender shall have any obligation to disclose all or any portion of the Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version).

(f)A Participant shall not be entitled to receive any greater payment under Section 2.12, 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of the Borrower (which consent shall not be unreasonably withheld, delayed or conditioned) or the greater payment results from a Change in Law after the date the participation was sold to the Participant.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless such Participant agrees to comply with Section 2.15(f) as though it were a Lender (it being understood that the documentation required in Section 2.15(f) shall be delivered to the participating Lender).

(g)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank, and this Section 11.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. Without limiting the foregoing, in the case of any Lender that is a fund that invests in bank loans or similar extensions of credit, such Lender may, without the consent of the Borrower, the Administrative Agent or any other person, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and the Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

(h)The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Legal Requirement, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar laws domestic or foreign, federal, state, provincial or otherwise, based on or analogous or similar to the Uniform Electronic Transactions Act.

(i)Any assignor Lender of all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or Participant in the relevant Assignment and Acceptance or participation agreement, as applicable, that such assignee or purchaser is not a Disqualified Institution. None of the Agents shall have any responsibility or liability for monitoring the list or identities of, or enforcing provisions relating to, Disqualified

Institutions.  Upon request by any Lender or prospective Lender, the Administrative Agent shall be permitted to disclose to such Lender or prospective Lender the identity of the Disqualified Institutions.

Section 11.05Survival of Agreement.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the reports, certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect so long as any Obligation is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Article X and Sections 2.12, 2.13, 2.15, 11.03, 11.05, 11.09, 11.10 and 11.12 shall survive and remain in full force and effect regardless of the consummation of the Transactions and the other transactions contemplated hereby, the repayment of the Loans, the expiration or termination the Commitments or the termination of this Agreement or any provision hereof.

Section 11.06Counterparts; Integration.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar applicable state laws based on the Uniform Electronic Transactions Act. This Agreement, the Agency Fee Letter and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent and/or other Agents, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

Section 11.07Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 11.08Right of Setoff; Marshalling; Payments Set Aside.  If an Event of Default shall have occurred and be continuing, each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Legal Requirements, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of any Loan Party now or hereafter existing under this Agreement or any other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.  None of any Agent or any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations.  To the extent that any Loan Party makes a payment or payments to the Administrative Agent, the Collateral Agent or any Lender (or to the Administrative Agent or the Collateral

Agent, on behalf of the Lenders), or any Agent or any Lender enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 11.09Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, and governed by, the law of the State of New York.

(b)Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, located in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by applicable Legal Requirements, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. Nothing in this Agreement or any other Loan Document or otherwise, however, shall affect any right that the Administrative Agent, the Collateral Agent, any other Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 11.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than facsimile or email) in Section 11.01.  Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, each Loan Party hereby irrevocably and unconditionally appoints International Seaways Ship Management LLC, with an office for service of process delivery on the date hereof at 600 Third Avenue, 39th Floor, New York, New York 10016, and its successors (the “Process Agent”), as its agent to receive on behalf of such Loan Party and its property all writs, claims, process, and summonses in any action or proceeding brought against such Loan Party in the State of New York.  Such service may be made by mailing or delivering a copy of such process to any Loan Party in care of the Process Agent at the address specified above for the Process Agent, and such Loan Party irrevocably authorizes and directs the Process Agent to accept such service on its behalf.  Failure by the Process Agent to give notice to the applicable Loan Party, or failure of the applicable Loan Party, to receive notice of such service of process shall not impair or affect the validity of such service on the Process Agent or any such Loan Party, or of any judgment based thereon.  Each Loan Party covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents that may be necessary to continue the designation of the Process Agent above in full force and effect, and to cause the Process Agent to act as such.  Each Loan Party hereto further covenants and agrees to maintain at all times an agent with offices in New York City to act as its Process Agent.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Legal Requirements.

Section 11.10Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, THE TRANSACTIONS OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10.

Section 11.11Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 11.12Confidentiality.  Each of the Administrative Agent, the Collateral Agent, the Mandated Lead Arrangers, the Lead Arrangers, the Bookrunners, the Coordinator, the Sustainability Coordinator and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ and Approved Funds’ directors, officers, employees, financing sources, partners, trustees, agents, advisors, insurers, reinsurers, insurance brokers, reinsurance brokers, credit risk insurer and other representatives, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof, and any failure of such persons acting on behalf of the Administrative Agent, the Collateral Agent, the Mandated Lead Arrangers, the Lead Arrangers, the Bookrunners, the Coordinator, the Sustainability Coordinator or a Lender to comply with this Section 11.12 shall constitute a breach of this Section 11.12 by the Administrative Agent, the Collateral Agent, such Mandated Lead Arranger, such Lead Arranger, such Bookrunner, the Sustainability Coordinator or such Lender, as applicable), (b) to the extent (i) requested by any regulatory authority or any self-regulatory authority (such as (but not limited to) the National Association of Insurance Commissioners and the SEC) or (ii) to the extent required by applicable Legal Requirements or by any subpoena or similar legal process or in connection with any pledge or assignment made pursuant to Section 11.04(g), provided that, solely to the extent permitted by law and other than in connection with routine audits and reviews by regulatory and self-regulatory authorities, such disclosing entity shall notify the Borrower as promptly as practicable of any such requested or required disclosure in connection with any legal or regulatory proceeding, (c) to any other party to this Agreement, (d) in connection with the exercise of any remedies under the Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 11.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its respective obligations, or (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Loan or Loan Party, (f) with the consent of the Borrower, (g) to an investor or prospective investor in securities issued by an

Approved Fund of any Lender that also agrees that Information shall be used solely for the purpose of evaluating an investment in such securities issued by an Approved Fund of any Lender or to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in securities issued by an Approved Fund of any Lender in connection with the administration, servicing and reporting on the assets serving as collateral for securities issued by such Approved Fund (it being agreed that the persons to whom such disclosure is made will be informed of the confidential nature of such Information) or (h) to the extent such Information (a) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section 11.12 or (b) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than Holdings, the Borrower or any Subsidiary of Holdings. In addition, the Agents and the Lenders may disclose the existence of this Agreement and the information about this Agreement to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agents and the Lenders in connection with the administrative and management of this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Administrative Agent and the Lenders (and each of their respective employees, representatives, or other agents) may disclose to taxing authorities, the tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure. For the purposes of this Section 11.12, “Information” shall mean all non-public information received from Holdings and the Borrower relating to Holdings and the Borrower or any of their respective Subsidiaries or their business, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by Holdings and the Borrower. Any person required to maintain the confidentiality of Information as provided in this Section 11.12 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person accords to its own confidential information.

Section 11.13Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Legal Requirements, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 11.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 11.14Assignment and Acceptance.  Each Lender to become a party to this Agreement (other than the Administrative Agent and any other Lender that is a signatory hereto) shall do so by delivering to the Administrative Agent an Assignment and Acceptance duly executed by such Lender, the Borrower (if the Borrower’s consent to such assignment is required hereunder) and the Administrative Agent.

Section 11.15Obligations Absolute.  To the fullest extent permitted by applicable law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:

(a)any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

(b)any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;

(c)any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

(d)any exchange, release or non-perfection or loss of priority of any Liens on any or all of the Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(e)any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

(f)any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.

Section 11.16Waiver of Defenses; Absence of Fiduciary Duties. (a)  Each of the Loan Parties hereby waives any and all suretyship defenses available to it as a Guarantor arising out of the joint and several nature of its respective duties and obligations hereunder (including any defense contained in Article VII).

(b)Each of the Loan Parties agrees that in connection with all aspects of the transactions contemplated hereby or by the other Loan Documents and any communications in connection therewith, the Loan Parties and their respective Affiliates, on the one hand, and each Lender and each Agent, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of any Lender or any Agent or any of their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

(c)Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates.  Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other.  The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its affiliates with respect to the transactions contemplated hereby or the exercise of rights or remedies with respect thereto or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other person.  Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

Section 11.17Patriot Act; Beneficial Ownership Regulation Notice.  Each Lender hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it may be required to obtain, verify and record information that identifies the Loan Parties and Responsible Officers thereof, which information includes the name, address and taxpayer identification number of each Loan Party and other information that will allow such Lender to identify such Loan Party and Responsible Officers in accordance with the Patriot Act and the Beneficial Ownership Regulation, and each Loan Party agrees to provide such information from time to time to any Lender.

Section 11.18Bank Product Providers.  Each Bank Product Provider shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting. The Administrative Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed the Administrative Agent as its agent and to have accepted the benefits of the Loan Documents; it being understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to the Collateral Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that the Administrative Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of the Administrative Agent to determine or insure whether the amount of any such reserve is appropriate or not. In connection with any such distribution of payments or proceeds of Collateral, the Administrative Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to the Administrative Agent as to the amounts that are due and owing to it and such written certification is received by the Administrative Agent a reasonable period of time prior to the making of such distribution. The Administrative Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the relevant Bank Product Provider. In the absence of an updated certification, the Administrative Agent shall be entitled to assume that the amount due and payable to the relevant Bank Product Provider is the amount last certified to the Administrative Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof). The Borrower may obtain Bank Products from any Bank Product Provider, although the Borrower is not required to do so. The Borrower acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.

Section 11.19EXCLUDED SWAP OBLIGATIONS.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN ANY OTHER LOAN DOCUMENT, (I) ANY EXCLUDED SWAP OBLIGATIONS SHALL BE EXCLUDED FROM (X) THE DEFINITION OF “SECURED OBLIGATIONS” (OR ANY EQUIVALENT DEFINITION) CONTAINED HEREIN OR IN ANY SECURITY DOCUMENT AND (Y) THE DEFINITION OF “GUARANTEED OBLIGATIONS” (OR ANY EQUIVALENT DEFINITION) IN THE GUARANTEE OR IN ANY OTHER GUARANTEE OF THE GUARANTEED OBLIGATIONS; (II) NO LIEN GRANTED PURSUANT TO ANY SECURITY DOCUMENT SHALL SECURE ANY EXCLUDED SWAP OBLIGATIONS; AND (III) NO EXCLUDED SWAP OBLIGATIONS SHALL BE GUARANTEED PURSUANT TO THE GUARANTEE OR ANY OTHER GUARANTEE OF THE GUARANTEED OBLIGATIONS.

Section 11.20[Reserved].

Section 11.21Judgment Currency. (a) The Loan Parties’ obligations hereunder and under the other Loan Documents to make payments in Dollars (the “Obligation Currency”), shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such Lender under this Agreement or the other Loan Documents.  If for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day on which the judgment is given (such day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Loan Party jointly and severally covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

(c)For purposes of determining any rate of exchange for this Section 11.21, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

Section 11.22Waiver of Sovereign Immunity.  Each of Holdings, the Borrower, the Subsidiary Guarantors, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that such Loan Party, its Subsidiaries or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States, the Marshall Islands or elsewhere, to enforce or collect upon the Loans or any Loan Document or any other liability or obligation of such Loan Party or any of its Subsidiaries related to or arising from the transactions contemplated by any of the Loan Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such Loan Party, for itself and on behalf of its Subsidiaries, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States, the Marshall Islands or elsewhere.  Without limiting the generality of the foregoing, each Loan Party further agrees that the waivers set forth in this Section 11.22 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

Section 11.23Acknowledgment and Consent to Bail-In. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 11.24Certain ERISA Matters. Notwithstanding anything to the contrary in any Loan Document:

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Pension Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, any Commitments or this Agreement;

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, any Commitment and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, any Commitment and this Agreement; or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, any Commitment and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 11.25Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements, Interest Rate Protection Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 11.23, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers or other authorized signatories as of the day and year first above written.

INTERNATIONAL SEAWAYS, INC.,
as Holdings and a Guarantor

By:
Name:
Title:

INTERNATIONAL SEAWAYS OPERATING CORPORATION,
as the Borrower and a Guarantor

By:
Name:
Title:

ASTERIAS CRUDE CARRIER S.A.
DSS 7 LLC
DSS 8 LLC
HATTERAS TANKER CORPORATION
MONAUK TANKER CORPORATION
SEAWAYS SHIPPING II CORPORATION
as Guarantors

By:
Name:
Title:

[Signature Page to INSW Revolving Credit Agreement]

NORDEA BANK ABP, NEW YORK BRANCH,
as Coordinator, Administrative Agent, Collateral
Agent, Security Trustee and a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to INSW Revolving Credit Agreement]

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to INSW Revolving Credit Agreement]

DANISH SHIP FINANCE A/S,
as a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to INSW Revolving Credit Agreement]

DNB CAPITAL LLC,
as a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to INSW Revolving Credit Agreement]

ING BANK N.V., LONDON BRANCH,
as Sustainability Coordinator and a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to INSW Revolving Credit Agreement]

SKANDINAVISKA ENSKILDA BANKEN
AB (PUBL),
as a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to INSW Revolving Credit Agreement]

US$160 Million Revolving Credit Agreement: Disclosure Schedules

Table of Contents

Schedule 1.01(a)	--	Collateral Vessels
Schedule 1.01(b)	--	Approved Classification Societies
Schedule 1.01(c)	--	Acceptable Flag Jurisdictions
Schedule 1.01(d)	--	Acceptable Third Party Technical Managers
Schedule 1.01(e)	--	Approved Brokers
Schedule 1.01(f)	--	Commercial Managers
Schedule 1.01(g)	--	Demise Charters
Schedule 1.01(h)	--	Subsidiary Guarantors
Schedule 1.01(i)	--	Sustainability Pricing Adjustment Schedule
Schedule 2.09(c)	--	Scheduled Commitment Reductions
Schedule 3.07(a)	--	Equity Interests
Schedule 3.07(c)	--	Corporate Organizational Chart
Schedule 3.20	--	Required Insurance
Schedule 5.14	--	Earnings Account
Schedule 5.15	--	[Reserved.]
Schedule 6.01(b)	--	Existing Indebtedness
Schedule 6.04(a)	--	Existing Investments
Schedule 6.09(d)	--	Certain Affiliate Transactions

1

Schedule 1.01(a)

Collateral Vessels

	Vessel	Documented Owner	Official Number	Flag	IMO Number	Built Date (yyyy/mm)
1.	San Jacinto	DSS 8 LLC	6700	Marshall Islands	9730373	2016/06
2.	Seaways Hatteras	Hatteras Tanker Corporation	7597	Marshall Islands	9730414	2017/07
3.	Seaways Montauk	Montauk Tanker Corporation	7598	Marshall Islands	9779537	2017/07
4.	Seaways Reyes	Asterias Crude Carrier S.A.	7126	Marshall Islands	9779939	2017/01
5.	Trinity	DSS 7 LLC	6699	Marshall Islands	9730361	2016/03

2

Schedule 1.01(b)

Approved Classification Societies

1.	DNV GL
2.	Lloyd’s Register (LR)
3.	American Bureau of Shipping (ABS)
4.	Bureau Veritas
5.	Korean Register of Shipping (KR)
6.	Nippon Kaiji Kyokai (ClassNK)
7.	Chinese Classification Society (solely to the extent a dual Class is applied, and the Chinese Classification Society is the Second Class)

3

Schedule 1.01(c)

Acceptable Flag Jurisdictions

1.	Republic of the Marshall Islands
2.	Commonwealth of The Bahamas
3.	Republic of Liberia
4.	Republic of Panama
5.	Hong Kong
6.	Singapore

4

Schedule 1.01(d)

Acceptable Third Party Technical Managers

1.	V. Ships UK Limited and its affiliates
2.	Thome Ship Management
3.	Wilhelmsen Ship Management
4.	Wallem Group
5.	Univan Ship Management
6.	Anglo-Eastern Ship Management Ltd. And its affiliates
7.	Bernard Schulte Ship Management (BSM)
8.	Euronav NV
9.	Northern Marine Limited
10.	Columbia ShipManagement, Ltd.
11.	Diamond Anglo Ship Management Pte. Ltd.
12.	Executive Ship Management (Singapore)
13.	Fleet Management Limited (Hong Kong)

5

Schedule 1.01(e)

Approved Brokers

1.	Affinity LLP
2.	Fearnleys AS
3.	Clarkson Platou
4.	Braemar ACM
5.	Arrow Sale and Purchase (UK) Ltd.
6.	Simpson Spence & Young Shipbrokers Ltd.

6

Schedule 1.01(f)

Commercial Managers

1.	The Tankers International Pool
2.	Blue Fin Tankers Inc.
3.	Sigma Tankers Inc.
4.	Alpha8 Pool
5.	Panamax International
6.	CPT Alliance
7.	Penfield Tankers (Suezmax) LLC
8.	Dakota Tankers, LLC
9.	Norient Product Pool

7

Schedule 1.01(g)

Demise Charters

None.

8

Schedule 1.01(h)

Subsidiary Guarantors

1.	Asterias Crude Carrier S.A.
2.	DSS 7 LLC
3.	DSS 8 LLC
4.	Hatteras Tanker Corporation
5.	Montauk Tanker Corporation
6.	Seaways Shipping II Corporation

9

Schedule 1.01(i)

Sustainability Pricing Adjustment Schedule

Upon the delivery of a Sustainability Certificate in accordance with Section 5.01(c)(iii), the Applicable Margin shall be adjusted as follows (each, a “Sustainability Pricing Adjustment”):

(a)If the Borrower and its Subsidiaries achieve each of the (i) Fleet Sustainability Score Target, (ii) Sustainability-Linked Investment Target and (iii) the LTIF Target, the Applicable Margin (as it may have been adjusted by any previous Sustainability Pricing Adjustment) shall be decreased by 0.075% per annum effective as of the first Business Day immediately following the date the related Sustainability Certificate is delivered pursuant to Section 5.01(c)(iii); and

(b)If the Borrower and its Subsidiaries fail to achieve any of the (i) Fleet Sustainability Score Target, (ii) Sustainability-Linked Investment Target and (iii) the LTIF Target, the Applicable Margin (as it may have been adjusted by any previous Sustainability Pricing Adjustment) shall be increased by 0.075% per annum effective as of the first Business Day immediately following the date the related Sustainability Certificate is delivered or should have been delivered pursuant to Section 5.01(c)(iii).

provided that (x) no Sustainability Pricing Adjustment shall result in the Applicable Margin being increased or decreased from the Applicable Margin which would otherwise apply without giving effect to any Sustainability Pricing Adjustment by more than 0.075% per annum and (y) if the Borrower fails to provide a Sustainability Certificate, the Sustainability Pricing Adjustment set forth in clause (b) above shall apply.

As used herein:

“AER Trajectory Value” shall mean the median AER trajectory value of a vessel type and size in a given year as set in the latest published revision of the Poseidon Principles trajectory. For reference the current revision of the Poseidon Principles trajectory (v4) as in effect on the Closing Date is set out in the following chart:

Segment	Size (DWT)	2023	2024	2025	2026	2027
MR	20000-59999	8.13174247	7.92530254	7.71886262	7.51242270	7.30598277
Panamax	60000-79999	5.50164129	5.36197154	5.22230179	5.08263205	4.94296230
Aframax	80000-119999	3.97049523	3.86969657	3.76889792	3.66809926	3.56730060
Suezmax	120000-199999	3.24892353	3.16644336	3.08396319	3.00148301	2.91900284
VLCC	200000-+	2.14494108	2.09048763	2.03603417	1.98158072	1.92712726

10

Chemical tanker	20000-39999	9.08809540	8.85737662	8.62665784	7.51242270	7.30598277
Chemical tanker	40000+	6.56290881	6.39629675	6.22968469	5.08263205	4.94296230

“Average Efficiency Ratio” shall mean, with respect to any Vessel, the average efficiency ratio of such Vessel, as calculated per Section 2.1 of the Poseidon Principles as follows:

, where (a) Ci is the carbon emissions for voyage is computed using the fuel consumption and carbon factor of each type of fuel, (b) DWT is the design deadweight of the vessel, and (c) Di is the distance travelled on voyage i. The Average Efficiency Ratio with respect to any Vessel is computed for all voyages performed by the Vessel over a calendar year.

“DWT” shall mean, with respect to any Vessel, the difference in tons between the displacement of the Vessel in water of relative density of 1025 kg/m3 at the summer load draught and the lightweight of the Vessel; the summer load draught should be taken as the maximum summer draught as certified in the stability booklet approved by the relevant maritime administration or an organization recognized by it.

“Fleet Sustainability Score” shall mean, with respect to any calendar year, the weighted average of the Vessel Sustainability Score of all Vessels owned by Holdings and its Subsidiaries for such calendar year, determined based on Vessel Weighting.

“Fleet Sustainability Score Target” shall mean (i) a Fleet Sustainability Score equal to or less than the Fleet Sustainability Score for the prior fiscal year and in any case (ii) less than the weighted average of the AER Trajectory Value of all Vessels owned by Holdings and its Subsidiaries for such calendar year, determined based on Vessel Weighting.

“Lost Time Incident” means the sum of fatalities, permanent total disabilities, permanent partial disabilities, and lost workday cases.

“Lost Time Incident Frequency” or “LTIF” means the frequency of Lost Time Incidents per one million manhours exposure for the trailing twelve (12) months for Vessels owned or bareboat chartered in by the Borrower and its Subsidiaries, where the seafarer’s exposure hours is 24 hours per day while serving onboard.

“LTIF Target” shall mean achievement of a Lost Time Incident Frequency below the Lost Time Incident Frequency averages published by Intertanko.

“Recognized Organization” shall mean, with respect to any Vessel, an organization approved by the maritime administration of the Vessel’s flag state to verify that the ship energy efficiency management plans of vessels registered in that state are in compliance with Regulation 22A of Annex VI and to issue “statements of compliance for fuel oil consumption reporting” confirming that vessels registered in that state are in compliance with that regulation.

11

“Sustainability-Linked Investment Performance” shall mean the amount invested on the Vessels owned or bareboat chartered in by Holdings and its Subsidiaries per calendar year in Sustainability-Linked Investment Categories.

“Sustainability-Linked Investment Target” shall mean with respect to the applicable fiscal year, $3,000,000 in the aggregate spent on Sustainability-Linked Investment Categories.

“Sustainability-Linked Investment Categories” shall mean investments in energy efficiency improvements, decarbonization, and other environmental, social and corporate governance related initiatives which go beyond any applicable requirement at the time of this agreement and which include but are not limited to:

(a)Application of hull coatings and associated shipyard spending;

(b)Hull inspection and cleanings including propeller polishing;

(c)Performance management software;

(d)Digitization;

(e)Emissions data verification services;

(f)Crew training focused on energy efficiency and emissions reduction; and

(g)Other energy efficiency projects as evidence by the Borrower with supporting documents including but not limited to installing wake improvement devices, replacing an original propeller with a new and optimized design to save fuel, retrofitting waste heat recovery devices, or installing a solar panel array to reduce diesel-generation need.

“Vessel Carbon Intensity Certificate” shall mean a certificate issued by a Recognized Organization with respect to each Vessel and a particular calendar year setting out the AER of each such Vessel for all voyages performed by it during that calendar year using the ship fuel oil consumption data submitted to the International Maritime Organization, required to be collected and reported in accordance with Regulation 22A of Annex VI in respect of that calendar year and for which the Recognized Organization issued a statement of compliance for fuel oil consumption reporting.

“Vessel Sustainability Score” shall mean, for any Vessel, and a particular calendar year, the percentage difference between the Vessel’s Average Efficiency Ratio and the AER Trajectory Value at the same point in time, calculated as set out in Section 2.3 of the Poseidon Principles.  A Vessel’s Vessel Sustainability Score shall be evidenced by a Vessel Carbon Intensity Certificate.

“Vessel Weighting” shall mean, for any Vessel for any calendar year, the product of (i) the number of days in that calendar year that such Vessel is owned by Holdings or any of its Subsidiaries and (ii) the Vessel’s DWT.

12

Schedule 2.09(a)

Scheduled Commitment Reductions

REDUCTION DATE	TOTAL COMMITMENT REDUCTION	OUTSTANDING COMMITMENTS
December 27, 2023	$3,025,000	$156,975,000
March 27, 2024	$3,025,000	$153,950,000
June 27, 2024	$3,025,000	$150,925,000
September 27, 2024	$3,025,000	$147,900,000
December 27, 2024	$3,025,000	$144,875,000
March 27, 2025	$3,025,000	$141,850,000
June 27, 2025	$3,025,000	$138,825,000
September 27, 2025	$3,025,000	$135,800,000
December 27, 2025	$3,025,000	$132,775,000
March 27, 2026	$3,025,000	$129,750,000
June 27, 2026	$3,025,000	$126,725,000
September 27, 2026	$3,025,000	$123,700,000
December 27, 2026	$3,025,000	$120,675,000
March 27, 2027	$3,025,000	$117,650,000
June 27, 2027	$3,025,000	$114,625,000
September 27, 2027	$3,025,000	$111,600,000
December 27, 2027	$3,025,000	$108,575,000
March 27, 2028	$3,025,000	$105,550,000
June 27, 2028	$3,025,000	$102,525,000
September 27, 2028	$3,025,000	$99,500,000
December 27, 2028	$3,025,000	$96,475,000
March 27, 2029 (Maturity Date)	$96,475,000	$0.00

13

Schedule 3.07(a)

Equity Interests

No.	Company	Jurisdiction	Principal Immediate Owner	Number of Each Class of Equity Interests Authorized	Number of Each Class of Equity Interests Outstanding	Number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights
1.	International Seaways, Inc.	Marshall Islands	N/A	100,000,000 common shares	48,889,609 common shares (as of August 7, 2023)	210,214 outstanding employee stock options (vested and unvested); 593,783 restricted stock units are also outstanding; all of the above are disclosed in company’s proxy statements/SEC filings
2.	Africa Tanker Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
3.	Amalia Product Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
4.	Apollonas Shipping Company	Marshall Islands	Diamond S Shipping Inc.	100 common shares	100 common shares	N/A
5.	Asterias Crude Carrier S.A.	Marshall Islands	Seaways Shipping II Corporation	100 common shares	100 common shares	N/A

14

No.	Company	Jurisdiction	Principal Immediate Owner	Number of Each Class of Equity Interests Authorized	Number of Each Class of Equity Interests Outstanding	Number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights
6.	Athens Product Tanker Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
7.	Batangas Tanker Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
8.	Belerion Maritime Co.	Marshall Islands	Diamond S Shipping Inc.	500 common shares	500 common shares	N/A
9.	Carl Product Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
10.	CVI Citron, LLC	Delaware	DSS Vessel III LLC	N/A (100%)	N/A (100%)	N/A
11.	Delta Aframax Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
12.	Diamond S Management LLC (Marshall Islands)	Marshall Islands	Diamond S Shipping Inc.	100 common shares	100 common shares	N/A
13.	Diamond S Management (Singapore) Pte. Ltd. (Singapore)	Singapore	Diamond S Shipping Inc.	100,000 common shares	100,000 common shares	N/A
14.	Diamond S Shipping Inc.	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
15.	Diamond S Shipping II LLC	Marshall Islands	Diamond S Shipping Inc.	N/A (100%)	N/A (100%)	N/A
16.	Diamond S Shipping III LLC	Marshall Islands	Diamond S Shipping Inc.	N/A (100%)	N/A (100%)	N/A

15

No.	Company	Jurisdiction	Principal Immediate Owner	Number of Each Class of Equity Interests Authorized	Number of Each Class of Equity Interests Outstanding	Number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights
17.	Diamond Tanker Company LLC (fka Gener8 Militiadis LLC)	Marshall Islands	Seaways Subsidiary VII Inc.	N/A (100%)	N/A (100%)	N/A
18.	DSS 1 LLC	Marshall Islands	DSS Vessel LLC	100 interests	100 interests	N/A
19.	DSS 2 LLC	Marshall Islands	DSS Vessel LLC	100 interests	100 interests	N/A
20.	DSS 5 LLC	Marshall Islands	DSS Vessel LLC	100 interests	100 interests	N/A
21.	DSS 6 LLC	Marshall Islands	DSS Vessel LLC	100 interests	100 interests	N/A
22.	DSS 7 LLC	Marshall Islands	Seaways Shipping II Corporation	100 interests	100 interests	N/A
23.	DSS 8 LLC	Marshall Islands	Seaways Shipping II Corporation	100 interests	100 interests	N/A
24.	DSS A LLC	Marshall Islands	DSS Vessel LLC	100 interests	100 interests	N/A
25.	DSS B LLC	Marshall Islands	DSS Vessel LLC	100 interests	100 interests	N/A
26.	DSS C LLC	Marshall Islands	DSS Vessel LLC	100 interests	100 interests	N/A
27.	DSS D LLC	Marshall Islands	DSS Vessel LLC	100 interests	100 interests	N/A
28.	DSS Suez JV LLC	Marshall Islands	Diamond S Shipping Inc.	N/A (100%)	N/A (100%)	N/A
29.	DSS Vessel LLC	Marshall Islands	Diamond S Shipping II LLC	100 interests	100 interests	N/A
30.	DSS Vessel II, LLC	Marshall Islands	Diamond S Shipping III LLC	100 interests	100 interests	N/A
31.	DSS Vessel III LLC	Marshall Islands	Diamond S Shipping III LLC	N/A (100%)	N/A (100%)	N/A
32.	DSS Vessel IV LLC	Marshall Islands	Diamond S Shipping II LLC	N/A (100%)	N/A (100%)	N/A

16

No.	Company	Jurisdiction	Principal Immediate Owner	Number of Each Class of Equity Interests Authorized	Number of Each Class of Equity Interests Outstanding	Number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights
33.	Eagle Product Tanker Corporation	Marshall Islands	DSS Vessel II, LLC	500 common shares	100 common shares	N/A
34.	Epsilon Aframax Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
35.	Epicurus Shipping Company	Marshall Islands	Diamond S Shipping Inc.	100 common shares	100 common shares	N/A
36.	Filonikis Product Carrier S.A.	Liberia	Diamond S Shipping Inc.	100 common shares	100 common shares	N/A
37.	First Pacific Corporation	Marshall Islands	International Seaways Operating Corporation	6,000 common shares	100 common shares	N/A
38.	Front Tobago Shipping Corporation	Marshall Islands	First Pacific Corporation	500 common shares	100 common shares	N/A
39.	Front President Inc.	Marshall Islands	International Seaways Operating Corporation	500 common shares	500 common shares	N/A
40.	Liberty Tanker Company LLC (fka Gener8 Chiotis LLC) (named changed 7/6/2021)	Marshall Islands	Seaways Subsidiary VII Inc.	N/A (100%)	N/A (100%)	N/A
41.	Tybee Tanker Company LLC (fka Gener8 Strength LLC) (name changed 4/1/2020)	Marshall Islands	Seaways Subsidiary VII Inc.	N/A (100%)	N/A (100%)	N/A

17

No.	Company	Jurisdiction	Principal Immediate Owner	Number of Each Class of Equity Interests Authorized	Number of Each Class of Equity Interests Outstanding	Number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights
42.	Henry Tanker Company LLC (fka Gener8 Success LLC) (name changed 5/3/2021)	Marshall Islands	Seaways Subsidiary VII Inc.	N/A (100%)	N/A (100%)	N/A
43.	Triton Tanker Company LLC (fka Gener8 Supreme LLC) (name changed 1/6/2021)	Marshall Islands	Seaways Subsidiary VII Inc.	N/A (100%)	N/A (100%)	N/A
44.	Guayaquil Tanker Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
45.	Hatteras Tanker Corporation	Marshall Islands	Seaways Shipping II Corporation	500 common shares	100 common shares	N/A
46.	Hendricks Tanker Company LLC (fka Gener8 Androitis LLC)	Marshall Islands	Seaways Subsidiary VII Inc.	N/A (100%)	N/A (100%)	N/A
47.	Heroic Andromeda Inc.	Liberia	DSS Vessel II, LLC	100 common shares	10 common shares	N/A
48.	Heroic Auriga Inc.	Liberia	DSS Vessel II, LLC	100 common shares	10 common shares	N/A
49.	Heroic Avenir Inc.	Liberia	DSS Vessel II, LLC	100 common shares	10 common shares	N/A
50.	Heroic Equuleus Inc.	Liberia	DSS Vessel II, LLC	100 common shares	10 common shares	N/A
51.	Heroic Gaea Inc.	Liberia	DSS Vessel II, LLC	100 common shares	10 common shares	N/A

18

No.	Company	Jurisdiction	Principal Immediate Owner	Number of Each Class of Equity Interests Authorized	Number of Each Class of Equity Interests Outstanding	Number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights
52.	Heroic Hera Inc.	Liberia	DSS Vessel II, LLC	100 common shares	10 common shares	N/A
53.	Heroic Hercules Inc.	Liberia	DSS Vessel II, LLC	100 common shares	10 common shares	N/A
54.	Heroic Hologium Inc.	Liberia	DSS Vessel II, LLC	100 common shares	10 common shares	N/A
55.	Heroic Hydra Inc.	Liberia	DSS Vessel II, LLC	100 common shares	10 common shares	N/A
56.	Heroic Libra Inc.	Liberia	DSS Vessel II, LLC	100 common shares	10 common shares	N/A
57.	Heroic Octans Inc.	Liberia	DSS Vessel II, LLC	100 common shares	10 common shares	N/A
58.	Heroic Pegasus Inc.	Liberia	DSS Vessel II, LLC	100 common shares	10 common shares	N/A
59.	Heroic Perseus Inc.	Liberia	DSS Vessel II, LLC	100 common shares	10 common shares	N/A
60.	Heroic Pisces Inc.	Liberia	DSS Vessel II, LLC	100 common shares	10 common shares	N/A
61.	Heroic Sagittarius Inc.	Liberia	DSS Vessel II, LLC	100 common shares	10 common shares	N/A
62.	Heroic Scorpio Inc.	Liberia	DSS Vessel II, LLC	100 common shares	10 common shares	N/A
63.	Heroic Scutum Inc.	Liberia	DSS Vessel II, LLC	100 common shares	10 common shares	N/A

19

No.	Company	Jurisdiction	Principal Immediate Owner	Number of Each Class of Equity Interests Authorized	Number of Each Class of Equity Interests Outstanding	Number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights
64.	Heroic Serena Inc.	Liberia	DSS Vessel II, LLC	100 common shares	10 common shares	N/A
65.	Heroic Tucana Inc.	Liberia	DSS Vessel II, LLC	100 common shares	10 common shares	N/A
66.	Heroic Virgo Inc.	Liberia	DSS Vessel II, LLC	100 common shares	10 common shares	N/A
67.	Iason Product Carrier S.A.	Liberia	Diamond S Shipping Inc.	100 common shares	100 common shares	N/A
68.	INSW Ship Management UK Ltd	United Kingdom	International Seaways Operating Corporation	1,000,000 common shares	199,999 common shares	N/A
69.	International Seaways Ship Management LLC	Delaware	International Seaways Operating Corporation	N/A (100%)	N/A (100%)	N/A
70.	International Seaways Operating Corporation	Marshall Islands	International Seaways, Inc.	500 common shares	100 common shares	N/A
71.	Iraklitos Shipping Company	Marshall Islands	Diamond S Shipping Inc.	100 common shares	100 common shares	N/A
72.	Isiodos Product Carrier S.A.	Liberia	Diamond S Shipping Inc.	100 common shares	100 common shares	N/A
73.	Kythnos Chartering Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
74.	Leyte Product Tanker Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A

20

No.	Company	Jurisdiction	Principal Immediate Owner	Number of Each Class of Equity Interests Authorized	Number of Each Class of Equity Interests Outstanding	Number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights
75.	Lightering LLC	Liberia	International Seaways Operating Corporation	N/A (100%)	N/A (100%)	N/A
76.	Lightering Limited S.A.	Panama	Lightering LLC	200 Common Shares	200 Common Shares	N/A
77.	Lorenzo Shipmanagement Inc.	Marshall Islands	Diamond S Shipping Inc.	500 common shares	500 common shares	N/A
78.	Maple Tanker Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
79.	Milos Product Tanker Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
80.	Mindanao Tanker Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
81.	Montauk Tanker Corporation	Marshall Islands	Seaways Shipping II Corporation	500 common shares	100 common shares	N/A
82.	Navarro International S.A.	Marshall Islands	Diamond S Shipping Inc.	500 common shares	500 common shares	N/A
83.	NT Suez One LLC	Marshall Islands	DSS Suez JV LLC	N/A (100%)	N/A (100%)	N/A
84.	Oak Tanker Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
85.	OIN Chartering, Inc.	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A

21

No.	Company	Jurisdiction	Principal Immediate Owner	Number of Each Class of Equity Interests Authorized	Number of Each Class of Equity Interests Outstanding	Number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights
86.	OSG Clean Products International, Inc.	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
87.	Overseas Shipping (GR) Ltd.	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
	Rose Tanker Corporation (formed 4/6/2020)	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
88.	Samar Product Tanker Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
89.	Seaways Alpha LR Corporation (formed 7/13/2023)	Marshall Islands	Seaways LR Holding Corporation	500 common shares	100 common shares	N/A
90.	Seaways Beta LR Corporation (formed 7/13/2023)	Marshall Islands	Seaways LR Holding Corporation	500 common shares	100 common shares	N/A
91.	Seaways Holding Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
92.	Seaways LR Holding Corporation (formed 7/13/2023)	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
93.	Seaways Shipping Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
94.	Seaways Shipping II Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A

22

No.	Company	Jurisdiction	Principal Immediate Owner	Number of Each Class of Equity Interests Authorized	Number of Each Class of Equity Interests Outstanding	Number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights
95.	Seaways Subsidiary VII Inc. (fka Gener8 Maritime Subsidiary VII Inc.)	Marshall Islands	Seaways Holding Corporation	500 common shares	100 common shares	N/A
96.	Second Katsura Tanker Corporation	Marshall Islands	Seaways Shipping Corporation	500 common shares	100 common shares	N/A
97.	Skopelos Product Tanker Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
98.	Sorrel Shipmanagement Inc.	Marshall Islands	Diamond S Shipping Inc.	500 common shares	500 common shares	N/A
99.	Titanas Product Carrier S.A.	Liberia	Diamond S Shipping Inc.	100 common shares	100 common shares	N/A
100.	Urban Tanker Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
101.	View Tanker Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
102.	White Boxwood Shipping S.A.	Liberia	DSS Vessel II, LLC	500 common shares	10 common shares	N/A
103.	White Hydrangea Shipping S.A.	Liberia	DSS Vessel II, LLC	500 common shares	10 common shares	N/A
104.	Wind Dancer Shipping Inc.	Marshall Islands	Diamond S Shipping Inc.	500 common shares	500 common shares	N/A

23

Schedule 3.07(c)

Corporate Organizational Chart

[See attached.]

24

Schedule 3.20

Required Insurance

This Schedule 3.20 shall be read together with the provisions of each General Assignment Agreement and its Exhibit B (Notice of Assignment of Insurances) and Annex I thereto (Loss Payable Clauses).  In the event of a conflict, the provisions of the General Assignment Agreement shall control.

References to Loan Party in this Schedule 3.20 mean a Loan Party that is the owner of a Collateral Vessel.

Policies Required

1.

Each Loan Party shall, at its own expense, keep each Collateral Vessel insured with insurers and protection and indemnity clubs or associations of internationally recognized responsibility, and placed in such markets, on such terms and conditions, and through brokers, in each case reasonably satisfactory to the Collateral Agent (it being understood that Marsh and Willis are satisfactory) and under forms of policies approved by the Collateral Agent against the risks indicated below:

1.1

Marine and war risk hull and machinery insurance in an amount in U.S. dollars on an agreed value basis equal to, except as otherwise approved in writing by the Collateral Agent, in the case of each Collateral Vessel, the greater of (x) the value of such Collateral Vessel based on its most recent Vessel Appraisal and (y) an amount which, when aggregated with such insured value of the other Collateral Vessels (if the other Collateral Vessels are then subject to a Collateral Vessel Mortgage, and net of any loss suffered in a Casualty Event), is equal to one hundred twenty per cent (120%) of the then aggregate amount of the then outstanding Commitments. The insured value for hull and machinery required under this paragraph 1.1 for each Collateral Vessel shall at all times be in an amount equal to the greater of (x) eighty per cent (80%) of the value of such Collateral Vessel based on its most recent Vessel Appraisal and (y) of the then aggregate amount of the then outstanding Commitments, and the remaining machine and war risk insurance required by this paragraph 1.1 may be taken out as hull and freight interest insurance

1.2

Marine and war risk protection and indemnity insurance or equivalent insurance (including coverage against liability arising out of the operation of each Collateral Vessel, and insurance against liability arising out of pollution, spillage or leakage), in an amount not less than the greater of:

1.2.1

the maximum amount available, as that amount may from time to time change, from members of the International Group of Protection and Indemnity Associations (the “International Group”) or alternatively such sources of pollution, spillage or leakage coverage as are commercially available in any absence of such coverage by the International Group as shall be carried by prudent ship owners for similar vessels engaged in similar trades; and

25

1.2.2	the amounts required by the applicable laws or regulations of the United States of America or any jurisdiction in which each Collateral Vessel may be trading from time to time.
2.

The Collateral Agent shall be entitled to arrange for the placement of mortgagee’s interest insurance (including extended mortgagee interest-additional perils-pollution) on market standard terms and conditions in an amount not less than 120% of the aggregate amount of the then outstanding Commitments.

2.1	The Loan Parties shall have no interest or entitlement in respect of such mortgagee’s interest policies.
2.2	The Loan Parties shall on demand pay to the Collateral Agent all reasonable costs of such insurance.
3.

The Borrower shall, and shall cause each Loan Party to, assign to the Collateral Agent its full rights under any policies of insurance in respect of each Collateral Vessel in accordance with the terms contained herein (and, for the avoidance of doubt, such assignments shall include any additional value of any insurance that exceeds the values expressly required herein in respect of each Collateral Vessel).

Policy Terms and Conditions

4.

The marine and war risk insurance required by this Schedule 3.20 shall have deductibles and franchises not in excess of US$1,000,000 per occurrence and be subject to annual aggregate deductibles no higher than those in effect on the Closing Date, unless otherwise approved by the Collateral Agent.

5.	All insurance maintained hereunder shall be primary insurance without right of contribution against any other insurance maintained by the Collateral Agent.
6.

Each policy of marine and war risk hull and machinery insurance with respect to the Collateral Vessels shall note the interest of the Collateral Agent in its capacity as mortgagee and security trustee as assignee and a loss payee.

7.	Each entry in a marine and war risk protection and indemnity club with respect to each Collateral Vessel shall note the interest of the Collateral Agent.
8.

The Collateral Agent and each of its successors and assigns shall not be responsible for the payment of any premiums, club calls, assessments or any other obligations arising under, or for the representations and warranties made by a Loan Party in, any policy or certificate of entry described in Sections 1.1 and 1.2 above.

9.

All policies of insurance required hereby shall provide that no cancellation, material reduction in amount or material reduction in coverage thereof shall be effective until at least fourteen (14) days’ notice is given to the Collateral Agent; provided that such notice period shall be at least seven (7) days in respect of cancellation or termination of war risk

26

insurance (or such time as may otherwise be in effect from time to time), and ten (10) days in the case of cancellation for non-payment of premium.

10.

The marine and war risk hull and machinery insurance required hereby shall contain provisions waiving underwriters’ rights of subrogation thereunder against any assured named in such policy and any assignee of said assured, only to the extent such underwriters agree to so waive rights of subrogation (provided that it is understood and agreed that the Borrower shall use commercially reasonable efforts to obtain such waivers).

Information and Reports

11.

Each Loan Party shall deliver to the Collateral Agent certified copies of all certificates of entry, cover notes, binders, evidences of insurance and policies and all endorsements and riders amendatory thereof in respect of insurance maintained on the Collateral Vessel owned by such Loan Party pursuant to the Credit Agreement and this Schedule 3.20 for the purpose of inspection or safekeeping, or, alternatively, satisfactory letters of undertaking from the broker holding the same.  The Collateral Agent shall be under no duty or obligation to verify the adequacy or existence of any such insurance or any such policies, endorsement or riders.

12.

The Borrower agrees that it shall, and shall cause each Loan Party to, deliver unless the insurances by their terms provide that they cannot cease (by reason of nonrenewal or otherwise) without the Collateral Agent being informed and having the right to continue the insurance by paying any premiums not paid by the Borrower, receipts showing payment of premiums for Required Insurance and also of demands from the Collateral Vessel’s P & I underwriters to the Collateral Agent at least two (2) days before the risk in question commences.

13.

In the event that any claim or lien is asserted against any Collateral Vessel for loss, damage or expense which is covered by insurance required hereunder and it is necessary for a Loan Party to obtain a bond or supply other security to prevent arrest of such Collateral Vessel or to release the Collateral Vessel from arrest on account of such claim or lien, the Collateral Agent, on request of the Borrower, may, in the sole discretion of the Collateral Agent, assign to any Person, firm or corporation executing a surety or guarantee bond or other agreement to save or release the Collateral Vessel from such arrest, all right, title and interest of the Collateral Agent in and to said insurance covering said loss, damage or expense, as collateral security to indemnify against liability under said bond or other agreement.

14.

Each Loan Party will furnish the Collateral Agent from time to time on request, and in any event at least annually, a detailed report signed by a firm of marine insurance brokers acceptable to the Collateral Agent (it being understood that Marsh and Willis are satisfactory) with respect to the hull and machinery and war risk insurance carried, and the protection & indemnity entry maintained, on the Collateral Vessel owned by such Loan Party, together with such broker’s opinion as to the adequacy thereof and compliance in all material respects with the provisions of this Schedule 3.20.

27

15.

Each Loan Party shall promptly provide the Collateral Agent with any information which the Collateral Agent reasonably requests for the purpose of obtaining or preparing any report from an independent marine insurance consultant as to the adequacy of the insurances effected or proposed to be effected in accordance with this Schedule 3.20 as of the date hereof or in connection with any renewal thereof, and such Loan Party shall upon demand indemnify the Collateral Agent in respect of all reasonable fees and other expenses incurred by or for the account of the Collateral Agent in connection with any such report; provided the Collateral Agent shall be entitled to such indemnity only for one such report during any period of twelve months.

Letters of Undertaking

16.

The marine insurance broker placing the marine and war risk hull and machinery insurance shall furnish the Collateral Agent with a letter of undertaking containing terms and subject to such conditions as are customary in the New York market and agreeing, either in its own name or by causing the policies to be appropriately endorsed, as appropriate:

16.1

to cause to be endorsed on each and every policy as and when the same is issued a notice of assignment and loss payable clause in substantially the forms appended to the General Assignment Agreement or otherwise satisfactory to the Collateral Agent;

16.2

to promptly advise the Collateral Agent of any expiration, termination, alteration or cancellation of any policy, or upon the request of the Collateral Agent, of any default in the payment of any premium or call, and to provide or cause to be provided an opportunity of paying any unpaid premium or call, such right being exercisable by the Collateral Agent on an individual not on a fleet basis; and

16.3	not to set off against any sum recoverable in respect of a claim against a Collateral Vessel, any sum claimed by the marine insurance broker or the underwriters in respect of any other vessel.
17.

The protection and indemnity association or club, with respect to protection and indemnity cover, shall furnish the Collateral Agent with its standard form letter of undertaking consenting to the mortgage on each Collateral Vessel (if such consent is required by its rules) and containing its standard form of loss payable clause and standard form notice of cancellation for nonpayment clause.

Payment of Claims

18.

Unless the Collateral Agent shall otherwise agree, all amounts of whatsoever nature payable under any insurance must be payable to the Collateral Agent for distribution first to itself and thereafter to the relevant Loan Party or others as their interests may appear.  Nevertheless, until otherwise required by the Collateral Agent by notice to the underwriters upon the occurrence and continuance of a Default or an Event of Default:

18.1	amounts payable under any insurance on the Collateral Vessel owned by such Loan Party with respect to protection and indemnity risks may be paid directly to such Loan Party to

28

reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred provided that the underwriter shall have first received evidence that the liability insured against has been discharged;

18.2

amounts payable under any insurance with respect to such Collateral Vessel involving any damage to such Collateral Vessel in an amount (net of deductibles) less than US$1,000,000 in the aggregate may be paid by underwriters directly for the repair, salvage or other charges involved or, if such Loan Party shall have first fully repaired the damage or paid all of the salvage or other charges, may be paid to such Loan Party as reimbursement therefor; and

18.3	notwithstanding the terms of any loss payable clause or notice of assignment, the marine insurance broker shall be empowered to:
18.3.1	pay all returns of premium to the Loan Parties or to their order;
18.3.2

arrange for collision or salvage guarantees, or both, to be given in the event of bail or other security being required in order to prevent to arrest of a Collateral Vessel, or to secure the release of a Collateral Vessel from arrest following a casualty; and

18.3.3

where a guarantee has been given as aforesaid and the guarantor has paid any sum under the guarantee in respect of such claim, to pay directly to the guarantor out of the proceeds of insurance a sum equal to the sum so paid.

19.

In case any underwriter proposes to pay less on any claim than the amount thereof, each Loan Party shall forthwith inform the Collateral Agent, and if a Default, an Event of Default or a Total Loss (as defined in the Credit Agreement) of any Collateral Vessel has occurred and is continuing, the Collateral Agent shall have the exclusive right to negotiate and agree to any compromise.

Application of Proceeds

20.

All amounts paid to the Collateral Agent in respect of any insurance on a Collateral Vessel shall be disposed of as follows (after deduction of the expenses of the Collateral Agent in collecting such amounts):

20.1

any amount which might have been paid at the time, in accordance with the provisions of paragraph 18 above, directly to the Loan Party that owns such Collateral Vessel or others shall be paid by the Collateral Agent to, or as directed by, such Loan Party;

20.2

all amounts paid to the Collateral Agent in respect of a Casualty Event of the Collateral Vessel shall be applied by the Collateral Agent in accordance with Section 2.10(b)(iv) of the Credit Agreement; and

20.3	all other amounts paid to the Collateral Agent in respect of any insurance on such Collateral Vessel may, in the Collateral Agent’s sole discretion, be held and applied to the prepayment

29

of the Secured Obligations or to the making of needed repairs or other work on such Collateral Vessel, or to the payment of other claims incurred by the Loan Party that owns such Collateral Vessel relating to the Collateral Vessel, or may be paid to such Loan Party or whosoever may be entitled thereto.

Insurance Covenants

21.

Each Loan Party agrees that it will not execute or permit or willingly allow to be done any act by which any insurance may be suspended, impaired or cancelled, and that it will not permit or allow the Collateral Vessel owned by such Loan Party to undertake any voyage or run any risk or transport any cargo which may not be permitted by the policies in force, without having previously notified the Collateral Agent in writing and insured such Collateral Vessel by additional coverage to extend to such voyages, risks, passengers or cargoes.

22.

Each Loan Party will comply with and satisfy all of the provisions of any applicable law, convention, regulation, proclamation or order concerning financial responsibility for liabilities imposed on such Loan Party or the Collateral Vessel owned by such Loan Party with respect to pollution by the United States of America or any other competent state or nation or political subdivision of any thereof and will maintain all certificates or other evidence of financial responsibility as may be required by any such law, convention, regulation, proclamation or order with respect to the trade in which such Collateral Vessel is from time to time engaged and the cargo carried by it.

30

Schedule 5.14

Earnings Accounts

Pledgor	Bank	Account Type	Account Number
International Seaways Operating Corporation	Nordea Bank Abp, New York Branch	Earnings	4130133002

31

Schedule 5.15

[Reserved.]

32

Schedule 6.01(b)

Existing Indebtedness

Type of Indebtedness	Description of Indebtedness				Outstanding on Closing Date* unless otherwise noted
Term Loan and Revolving Credit Facility	A term loan and revolving credit facility under that certain credit agreement, dated as of May 20, 2022, as amended by the first amendment to credit agreement dated as of March 10, 2023, among the Borrower, as borrower, Holdings, as guarantor, the other guarantors party thereto, the financial institutions from time to time party thereto as lenders, and Nordea Bank Abp, New York Branch, as administrative agent and security trustee				$171,442,082
Term Loan	A term loan facility under that certain credit agreement, dated as of November 12, 2021 among NT Suez One LLC, as borrower, Holdings and Diamond S Shipping Inc., as guarantors, the lenders from time to time party thereto, ING Bank N.V., London Branch, as administrative agent, collateral agent and security trustee				$21,354,167
Capitalized Lease Obligation	All rental obligations which, under GAAP, are required to be capitalized on the books of the borrower:				$23,997,705
		Lease Termination Date	Remaining Lease Term (Years)	Total lease liability at Closing Date
	VESSEL ASSETS

	Time Charters-in
	Pelagic Tope	6/12/2025	1.70	$15,513,984

	OFFICE and OTHER SPACE LEASES
	600 Third Avenue	5/31/2033	9.67	$8,015,553
	Water Plaza	11/30/2026	3.17	$253,288
	Freeport Facility	12/14/2024	1.21	$214,879
Bareboat Charters (Sale-Leaseback) accounted for	Principal amount outstanding under Bareboat charters in respect of six (6) Chinese-built VLCC tankers (the Seaways Cape Henry, the Seaways Diamond Head, the Seaways Triton, the Seaways Tybee, the Seaways Hendricks and the Seaways Liberty), as amended from time to time, respectively between subsidiaries of International Seaways, Inc. and of				$319,266,384

33

Type of Indebtedness	Description of Indebtedness	Outstanding on Closing Date* unless otherwise noted
as Debt under GAAP	Ocean Yield ASA, each of which is guaranteed by International Seaways, Inc. These bareboat charters run through November 2031.
Bareboat Charters (Sale-Leaseback) accounted for as Debt under GAAP	Principal amount outstanding under Bareboat charters in respect of three (3) dual-fuel VLCC tankers (the Seaways Endeavor, the Seaways Enterprise, and the Seaways Excelsior), as amended from time to time, each respectively between subsidiaries of International Seaways, Inc. and of Bank of Communications Financial Leasing Company, each of which is guaranteed by International Seaways, Inc. These bareboat charters run through May 2030.	$237,194,198
Bareboat Charters (Sale-Leaseback) accounted for as Debt under GAAP	Principal amount outstanding under Bareboat charter in respect of one (1) tanker (the Seaways Athens), as amended from time to time, between a subsidiary of International Seaways, Inc. and of Toshin Co. Ltd., which is guaranteed by International Seaways, Inc. This bareboat charter runs through November 2030.	$14,557,437
Bareboat Charters (Sale-Leaseback) accounted for as Debt under GAAP	Principal amount outstanding under Bareboat charter in respect of one (1) tanker (the Seaways Milos), as amended from time to time, between a subsidiary of International Seaways, Inc. and of Hyuga Kaiun Co. Ltd., which is guaranteed by International Seaways, Inc. This bareboat charter runs through December 2030.	$14,399,914
Bareboat Charters (Sale-Leaseback) accounted for as Debt under GAAP	Principal amount outstanding under Bareboat charter in respect of one (1) tanker (the Seaways Kythnos), as amended from time to time, between a subsidiary of International Seaways, Inc. and of Kaiyo Ltd., which is guaranteed by International Seaways, Inc. This bareboat charter runs through April 2030.	$13,109,487
Bareboat Charters (Sale-Leaseback) accounted for as Debt under GAAP	Principal amount outstanding under Bareboat charter in respect of one (1) tanker (the Alpine Melina), as amended from time to time, between a subsidiary of International Seaways, Inc. and of Ariake Shozi Co. Ltd., which is guaranteed by International Seaways, Inc. This bareboat charter runs through May 2030.	$13,224,554

* Assumed to be September 30, 2023

34

Added and included only to the extent constituting Indebtedness

Type of Indebtedness	Description of Indebtedness	Outstanding on Closing Date* unless otherwise noted
Guarantee	Guarantee issued by Holdings to the Trustees of the Retirement Benefits Plan of INSW Ship Management UK Ltd., a wholly-owned subsidiary of the Borrower.
Pool Revolving Credit Facilities

Currently because of the structure of the pools in which we operate (where we time-charter our vessels to a separate pool legal entity, which then undertakes receivables financing without a separate guarantee from the pool participant), the amount of indebtedness relating to the group is de minimis. This changes from time to time depending on the structure of the pools in which we choose to operate. Collectively, three of the six pools in which we operate had approximately $82 million of outstanding credit facility drawdowns as of June 30, 2023, in respect of all vessels (approximately 86 vessels in total, of which approximately 23 were INSW vessels)

Insurance Bond	International Carrier Bond, Policy # 140528010; continuous until cancelled; Insured: International Seaways, Inc.; Insurer: Atlantic Specialty Insurance Company; limit: $1 million
Insurance Bond	International Carrier Bond, Policy # 800028972; continuous until cancelled; Insured: Lightering LLC; Insurer: Atlantic Specialty Insurance Company; limit: $100,000.
Insurance Bond	Importer/Broker Bond, Policy # 800004359; continuous until cancelled; Insured: Lightering LLC; Insurer: Atlantic Specialty Insurance Company; limit: $50,000.
Insurance Bond	International Carrier Bond, Policy # 800111636; continuous until cancelled; Insured: Diamond Tanker Company LLC.; Insurer: Atlantic Specialty Insurance Company; limit: $1 million
Insurance Bond	International Carrier Bond, Policy # 912CK336; continuous until cancelled; Insured: Diamond S Management LLC; Insurer: American Contractor Indemnity Company via Shoreline Mutual; limit: $150,000.
Canada Border Bond	Bonded Marine Carrier Bond, Policy # 905154659; continuous until cancelled; Insured: International Seaways, Inc.; Insurer: Aligned Insurance Inc.; limit: $25,000.
Shipbuilding Contract Guarantee

On August 8, 2023, certain subsidiaries of the Borrower entered into agreements to construct two dual-fuel ready LNG 73,600 dwt LR1 Product Carriers at K Shipbuilding Co., Ltd.’s shipyard, subject to certain conditions

35

customary to similar transactions. The two vessels are scheduled for delivery during the second half of 2025. The total construction cost for the vessels will be approximately $115 million, which will be paid for through a combination of long-term financing and available liquidity. The subsidiaries of the Borrower also entered into option agreements exercisable during the third quarter of 2023 to construct two other identical vessels at the same shipyard for delivery during the first quarter of 2026 on substantially the same terms as the existing contracts. Such options are exercisable on or before September 30, 2023. K Shipbuilding Co., Ltd. expects to provide the Borrower and its subsidiaries with refundment guarantees within 90 days of the execution of the shipbuilding contracts. Subsequent to the Borrower and its subsidiaries receiving such refundment guarantees, the Borrower is required by the terms of the shipbuilding contracts to provide performance guarantees to K Shipbuilding Co., Ltd. as security for the performance of its subsidiaries under the shipbuilding contracts.

* Assumed to be September 30, 2023

36

Schedule 6.04(a)

Existing Investments

	Borrower or Subsidiary	Carrying Amount of Investment as of June 30, 2023	Percentage of Ownership Interest of Borrower or Subsidiary	Place of Incorporation of Investee
CPT Alliance Ltd	International Seaways Operating Corporation	$ -	50%	Marshall Islands
Tankers International L.L.C.*	International Seaways Operating Corporation	$71,357	67.0%	Marshall Islands
Tankers (UK) Agencies Limited*	International Seaways Operating Corporation	$729,375	37.7%	United Kingdom
Panamax International Ltd.	Overseas Shipping (GR) Ltd.	$ -	50.0%	Marshall Islands
Panamax International Shipping Company Ltd.	International Seaways Operating Corporation	$ -	33.3%	Marshall Islands

*  Percentages represent the cumulative share of equity as of the latest reporting date. International Seaways Operating Corporation’s economic interest as of the latest reporting date, which is based on the relative share of vessels between International Seaways Operating Corporation and Euronav N.V. in the Tankers International pool, was 19.2%.

37

Schedule 6.09(d)

Certain Affiliate Transactions

None.

38

EXHIBIT A

[Form of]

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective Classes identified below (including without limitation any guarantees included in such Classes), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:
[and is [a Lender] [an Affiliate of a Lender] [an Approved Fund] of [identify Lender]][5]

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.
[5]	Select as applicable.

3.	Borrower:	International Seaways Operating Corporation, a Marshall Islands corporation

4.	Administrative Agent:	Nordea Bank Abp, New York Branch, as the administrative agent under the Credit Agreement

5.	Credit Agreement:

Revolving Credit Agreement, dated as of September 27, 2023 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or otherwise modified from time to time, the “Credit Agreement”), among International Seaways, Inc., a Marshall Islands corporation (“Holdings”), International Seaways Operating Corporation, a Marshall Islands corporation (the “Borrower”), the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, Nordea Bank Abp, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, Nordea Bank Abp, New York Branch, as Bookrunner, Coordinator and as Collateral Agent and Security Trustee for the Secured Parties, and the other parties thereto.

6.	Assigned Interest[s]:

Assignor[s][6]	Assignee[s][7]	Aggregate Amount of Commitment/Loans for all Lenders[8]	Amount of Commitment/ Principal Amount of Loans Assigned	Percentage Assigned of Commitment/ Loans[9]
		$	$	%
		$	$	%

[7.	Trade Date:	][10]

Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[6]	List each Assignor, as appropriate.
[7]	List each Assignee, as appropriate.
[8]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[9]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders.
[10]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR[S][11]
[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S][12]
[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[11]	Add additional signature blocks as needed.
[12]	Add additional signature blocks as needed.

Consented to and Accepted:

NORDEA BANK ABP, NEW YORK BRANCH,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

ANNEX 1 to Assignment and Acceptance

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1.Representations and Warranties.

1.1Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document (other than this Assignment and Acceptance), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents (other than this Assignment and Acceptance) or any collateral thereunder, (iii) the financial condition of Holdings, the Borrower, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is not a Disqualified Institution and it meets all the requirements of an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vii) it is not a Defaulting Lender, (viii) if it is not already a Lender under the Credit Agreement, attached to the Assignment and Acceptance an Administrative Questionnaire in the form provided by the Administrative Agent and (ix) attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to Section 2.15 of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the

Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.General Provisions.  This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.  This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

[Form of]

BORROWING REQUEST

Nordea Bank Abp, New York Branch,

as Administrative Agent for the Lenders referred to below

1211 Avenue of the Americas

New York, New York, 10036

Attention: Shipping, Offshore and Oil Services

Telephone: (212) 318-9630

Email: agency.soosid@nordea.com / dlny_ny_CADLoan@nordea.com

Re:International Seaways Operating Corporation

Ladies and Gentlemen:

Reference is made to the Revolving Credit Agreement, dated as of September 27, 2023 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or otherwise modified from time to time, the “Credit Agreement”), among International Seaways, Inc., a Marshall Islands corporation (“Holdings”), International Seaways Operating Corporation, a Marshall Islands corporation (the “Borrower”), the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, Nordea Bank Abp, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, Nordea Bank Abp, New York Branch, as Bookrunner, Coordinator and as Collateral Agent and Security Trustee for the Secured Parties, and the other parties thereto.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.  The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and that in connection therewith sets forth below the terms on which such Borrowing is requested to be made:

(A)	Principal amount of Borrowing:[1]

(B)	Date of Borrowing
(which is a Business Day):

(C)	Interest Period (in the case of a
Term SOFR Borrowing) and the last day thereof:[2]

(D)	Funds are requested to be disbursed
to the Borrower’s account with:
Account No.

[Attached hereto as Exhibit A are the calculations establishing and evidencing the Borrower’s compliance with the requirements of Sections 2.01(b) and 4.02(d) of the Credit Agreement for the proposed

[1]	See Section 2.02(a) of the Credit Agreement for minimum borrowing amounts.
[2]	To be one (1) or three (3) months after the proposed Date of Borrowing.

Borrowing.]3  [Attached hereto as Exhibit A are the calculations establishing and evidencing the Borrower’s compliance with the requirements of Section 4.02(d) of the Credit Agreement for the proposed Borrowing.]4

The Borrower hereby represents and warrants that the conditions to lending specified in Sections 4.02(b), and (c) of the Credit Agreement are satisfied as of the date hereof.

[Signature Page Follows]

[3]	For Closing Date only.
[4]	For each Credit Extension occurring after the Closing Date.

INTERNATIONAL SEAWAYS OPERATING CORPORATION,
as Borrower

By:
Name:
Title:

Exhibit A

[Insert calculations evidencing compliance with Section 4.02(d) of the Credit Agreement]

EXHIBIT C

[Form of]

COMPLIANCE CERTIFICATE

This compliance certificate (this “Certificate”) is delivered to you pursuant to Section 5.01(c) of the Revolving Credit Agreement, dated as of September 27, 2023 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or otherwise modified from time to time, the “Credit Agreement”), among International Seaways, Inc., a Marshall Islands corporation (“Holdings”), International Seaways Operating Corporation, a Marshall Islands corporation (the “Borrower”), the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, Nordea Bank Abp, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, Nordea Bank Abp, New York Branch, as Bookrunner, Coordinator and as Collateral Agent and Security Trustee for the Secured Parties, and the other parties thereto.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1.I am the duly elected, qualified and acting [specify type of Financial Officer] of the Borrower.

2.I have reviewed and am familiar with the contents of this Certificate.

3.I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Holdings, the Borrower and their respective Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”).  Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default[, except as set forth below].

4.Attached hereto as Attachment 2 are the computations showing compliance with the Financial Covenants set forth in Section 6.10 of the Credit Agreement.

5. Attached hereto as Attachment 3 is a list of all Collateral Vessels as of the end the most recent fiscal quarter.

[6.Attached hereto as Attachment 4 are the Vessel Appraisals for all Collateral Vessels]1.

[Signature Page Follows]

[1]	To be included for the Compliance Certificate delivered for the second and fourth quarter of each fiscal year of Holdings.

IN WITNESS WHEREOF, I execute this Certificate this ____ day of ____________, 20__.

INTERNATIONAL SEAWAYS OPERATING CORPORATION,
as Borrower

By:
Name:
	Title:	[Financial Officer]

ATTACHMENT 1

TO

COMPLIANCE CERTIFICATE

Financial Statements

The information described herein is as of [__________________], and pertains to the fiscal [quarter] [year] ended [____________].

ATTACHMENT 2

TO

COMPLIANCE CERTIFICATE

[Set forth in reasonable detail calculation showing compliance with the Financial Covenants]

The calculations described herein are as of __________ __, ____ (the “Computation Date”) and pertains to the period from __________ __, ____ to __________ __, ____ (the “Test Period”).

A. Minimum Liquidity
1. Unrestricted Cash and Cash Equivalents[2]	$_______________
2. Is Item 1 equal to or greater than the greater of (x) $50,000,000 or (y) an amount equal to 5% of the Consolidated Indebtedness of Holdings and its Wholly Owned Subsidiaries?	YES/NO
B. Maximum Leverage Ratio
1. As to Holdings and its Consolidated Subsidiaries, Consolidated Indebtedness[3]	$______________
2. Unrestricted Cash and Cash Equivalents[4]	$______________
3. Consolidated Net Indebtedness (Item 1 minus Item 2):	$______________
4. Net Worth (i.e. Equity) of Holdings and its Subsidiaries on a consolidated basis determined in accordance with GAAP:	$______________
5. Consolidated Total Capitalization (Item 3 plus Item 4):	$______________
6. Maximum Leverage Ratio (ratio of Item 3 to Item 5):	[___]:1.00
7. Is the ratio in Item 7 equal to or less than 0.60 to 1.00?	YES/NO

[2]

No more than $25,000,000 of Cash and Cash Equivalents shall consist of undrawn and available amounts under the Facility and the Revolving Facility (as defined in the $750M Credit Agreement), collectively, for purposes of calculating the Minimum Liquidity Threshold.

[3]

To include the principal amount of all Loans under the Credit Agreement, plus the outstanding principal amount of any other Indebtedness of Holdings or any of its Subsidiaries including Indebtedness permitted pursuant to Section 6.01 of the Credit Agreement. For purposes hereof, Contingent Obligations shall be excluded for the purposes of determining Consolidated Indebtedness to the extent not reflected as indebtedness on the consolidated balance sheet of Holdings.

[4]

For purposes of determining Unrestricted Cash and Cash Equivalents in connection with the calculation of Consolidated Net Indebtedness, undrawn amounts under the Facility and the Revolving Facility (as defined in the $750M Credit Agreement) shall be excluded.

C. Minimum Working Capital
1. Current Assets	$______________
2. Current Liabilities	$______________
3. Item 1 minus Item 2	$______________
4. Is the amount in Item 3 equal to or greater than $0?	YES/NO
D. Collateral Maintenance
1. Aggregate outstanding principal amount of Loans on the Computation Date.	$_______________
2. Vessel Appraised Value of the Collateral Vessels	$_______________
3. Additional Collateral	$_______________
4. Item 2 plus Item 3	$_______________
5. Is Item 4 equal to or greater than 135% of Item 1?	YES/NO

ATTACHMENT 3

TO

COMPLIANCE CERTIFICATE

1.	Collateral Vessels:

[ATTACHMENT 4

TO

COMPLIANCE CERTIFICATE

[Vessel Appraisals to be attached]]5

[5]	For certificate delivered in the second and fourth fiscal quarters of Holdings only.

EXHIBIT D

FORM OF INTERCOMPANY SUBORDINATION AGREEMENT

This INTERCOMPANY SUBORDINATION AGREEMENT, dated as of [•], 2023 (as from time to time amended, amended and restated, modified, supplemented, extended, renewed, restated or otherwise modified from time to time, this “Intercompany Subordination Agreement”), is made and entered into by and among each of the undersigned, to the extent a borrower from time to time (in such capacity for the purposes of this Intercompany Subordination Agreement, an “Obligor”) from any other entity listed on the signature page (in such capacity for the purposes of this Intercompany Subordination Agreement, a “Subordinated Creditor”).

RECITALS

(A)Reference is made to (i) that Revolving Credit Agreement, dated as of September 27, 2023 (as amended, amended and restated, supplemented, extended, renewed, restated, replaced or otherwise modified from time to time, the “Credit Agreement”), among International Seaways, Inc., a Marshall Islands corporation (“Holdings”), International Seaways Operating Corporation, a Marshall Islands corporation (the “Borrower”), the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, Nordea Bank Abp, New York Branch, as Administrative Agent for the Lenders, as Collateral Agent and Security Trustee for the Secured Parties (in such capacities, the “Agent”) and as Bookrunner and Coordinator, and the other parties thereto, and any related notes, guarantees, collateral documents, instruments and agreements executed in connection with the Credit Agreement, and as amended, modified, renewed, refunded, replaced, restated, restructured, increased, supplemented or refinanced in whole or in part from time to time, regardless of whether such amendment, modification, renewal, refunding, replacement, restatement, restructuring, increase, supplement or refinancing is with the same lenders or holders, agents or otherwise.  Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.

(B)All Indebtedness of each Obligor that is a Loan Party to each Subordinated Creditor now or hereafter existing (whether created directly or acquired by assignment or otherwise), and all principal, interest, premiums, costs, expenses, indemnification and other amounts thereon or payable in respect thereof or in connection therewith, are hereinafter referred to as the “Subordinated Debt”.

(C)This Intercompany Subordination Agreement is entered into pursuant to the terms of the Credit Agreement and is delivered in connection therewith.

SECTION 1.Subordination.

(a)Each Subordinated Creditor and each Obligor agrees that the Subordinated Debt is and shall be subordinate, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Secured Obligations of any such Obligor now or hereafter existing under the Credit Agreement, the other Loan Documents and the Bank Product Agreements, including, without limitation, where applicable, such Obligor’s guarantee thereof (collectively, the “Senior Indebtedness”).

(b)A Subordinated Creditor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subordinated Creditor ceases to be a Subsidiary of Holdings.

SECTION 2.Events of Subordination. (a) In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of any Obligor or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any Insolvency Law or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Obligor or otherwise, the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all Senior Indebtedness before any Subordinated Creditor is entitled to receive any payment of any kind or character (whether in cash, property or securities) of all or any of the Subordinated Debt, and any payment or distribution of any kind or character (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Subordinated Debt in any such case, proceeding, assignment, marshalling or otherwise (including any payment that may be payable by reason of any other indebtedness of such Obligor being subordinated to payment of the Subordinated Debt) shall be paid or delivered directly to the Agent for the account of the holders of Senior Indebtedness for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Indebtedness until the Senior Indebtedness shall have been paid in full in cash.

(b)If any Event of Default has occurred and is continuing under the Credit Agreement, then no payment (including any payment that may be payable by reason of any other Indebtedness of any Obligor being subordinated to payment of the Subordinated Debt) or distribution of any kind or character (whether in cash, property or securities) shall be made by or on behalf of any Obligor for or on account of any Subordinated Debt, and no Subordinated Creditor shall take or receive from or on behalf of any Obligor, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt, unless and until (x) all Senior Indebtedness shall have been paid in full in cash or (y) such Event of Default shall have been cured or waived, unless otherwise agreed in writing by the Agent.

(c)Except as otherwise set forth in Sections 2(a) and (b) above, any Obligor is permitted to pay, and any Subordinated Creditor is entitled to receive, any payment or prepayment of principal and interest on the Subordinated Debt in accordance with the terms thereof.

SECTION 3.In Furtherance of Subordination.  Each Subordinated Creditor agrees as follows:

(a)If any proceeding referred to in Section 2(a) above is commenced by or against any Obligor,

(i)the Agent is hereby irrevocably authorized and empowered (in its own name or in the name of each Subordinated Creditor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in Section 2(a) and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Debt or enforcing any security interest or other lien securing payment of the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Agent and/or the Lenders hereunder; and

(ii)each Subordinated Creditor shall duly and promptly take such action as the Agent may reasonably request (A) to collect the Subordinated Debt for the account of the Agent and of the other Secured Parties and to file appropriate claims or proofs or claim in respect of the Subordinated Debt, (B) to execute and deliver to the Agent such powers of attorney, assignments, or other instruments as the Agent may request in order to enable the Agent to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Debt, and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Debt.

(b)All payments or distributions upon or with respect to the Subordinated Debt which are received by each Subordinated Creditor contrary to the provisions of this Intercompany Subordination Agreement shall be received in trust for the benefit of the Agent and of the other Secured Parties, shall be segregated from other funds and property held by such Subordinated Creditor and shall be forthwith paid over to the Agent for the account of the Agent and of the other Secured Parties in the same form as so received (with any necessary indorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Indebtedness in accordance with the terms of the Credit Agreement.

(c)The Agent is hereby authorized to demand specific performance of this Intercompany Subordination Agreement, whether or not any Obligor shall have complied with any of the provisions hereof applicable to it, at any time when any applicable Subordinated Creditor shall have failed to comply with any of the provisions of this Intercompany Subordination Agreement applicable to it.  Each Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

SECTION 4.Rights of Subrogation.  Each Subordinated Creditor agrees that no payment or distribution to the Agent or the other Secured Parties pursuant to the provisions of this Intercompany Subordination Agreement shall entitle such Subordinated Creditor to exercise any right of subrogation in respect thereof until the Senior Indebtedness shall have been paid in full in cash.

SECTION 5.Further Assurances.  Each Subordinated Creditor and each Obligor will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Agent may reasonably request in writing, in order to protect any right or interest granted or purported to be granted hereby or to enable the Agent or any other Secured Party to exercise and enforce its rights and remedies hereunder.

SECTION 6.Agreements in Respect of Subordinated Debt.  No Subordinated Creditor will, except as permitted under the Credit Agreement:

(i)

sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt unless such sale, assignment, pledge, encumbrance or disposition is made expressly subject to this Intercompany Subordination Agreement; or

(ii)	permit the terms of any of the Subordinated Debt to be changed in such a manner as to have a material adverse effect upon the rights or interests of the Agent or any other Secured Party hereunder.

SECTION 7.Agreement by the Obligors.  Each Obligor agrees that it will not make any payment of any of the Subordinated Debt, or take any other action, in each case if such payment or other action would be in contravention of the provisions of this Intercompany Subordination Agreement.

SECTION 8.Obligations Hereunder Not Affected.  All rights and interests of the Agent, the Lenders and the other Secured Parties hereunder, and all agreements and obligations of each Subordinated Creditor and each Obligor under this Intercompany Subordination Agreement, shall remain in full force and effect irrespective of:

(i)	any amendment, extension, renewal, compromise, discharge, acceleration or other change in the time for payment or the terms of the Senior Indebtedness or any part thereof;
(ii)	any taking, holding, exchange, enforcement, waiver, release, failure to perfect, sell or otherwise dispose of any security for payment of the Guarantees or any Senior Indebtedness;
(iii)	the application of security and directing the order or manner of sale thereof as the Agent and the other Secured Parties in their sole discretion may determine;
(iv)	the release or substitution of one or more of any endorsers or other guarantors of any of the Senior Indebtedness;

(v)

the taking of, or failure to take any action which might in any manner or to any extent vary the risks of any Guarantor or which, but for this Section 8, might operate as a discharge of such Guarantor;

(vi)

any defense arising by reason of any disability, change in corporate existence or structure or other defense of any Obligor, any other Guarantor or a Subordinated Creditor, the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of such Obligor, any other Guarantor or a Subordinated Creditor;

(vii)

any defense based on any claim that such Guarantor’s or Subordinated Creditor’s obligations exceed or are more burdensome than those of any Obligor, any other Guarantor or any other subordinated creditor, as applicable;

(viii)	the benefit of any statute of limitations affecting such Guarantor’s or Subordinated Creditor’s liability hereunder;
(ix)	any right to proceed against any Obligor, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party, whatsoever;
(x)	any benefit of and any right to participate in any security now or hereafter held by any Secured Party, and
(xi)	to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties.

This Intercompany Subordination Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by the Agent or any Lender or any other Secured Party upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, all as though such payment had not been made.

SECTION 9.Waiver.  Each Subordinated Creditor and each Obligor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Intercompany Subordination Agreement and any requirement that the Agent or any other Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any Obligor or any other person or entity or any collateral.

SECTION 10.Amendments, Etc.  No amendment or waiver of any provision of this Intercompany Subordination Agreement, and no consent to any departure by any Subordinated Creditor or any Obligor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, each Obligor and each Subordinated Creditor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that amendments hereto shall be effective as against the Lenders only if executed and delivered by the Agent (with the written consent of the Required Lenders at such time).

SECTION 11.Expenses; Indemnity.  This Intercompany Subordination Agreement is entitled to the benefits of Section 11.03 of the Credit Agreement.

SECTION 12.Addresses for Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 11.01 of the Credit Agreement.  All communications and notice hereunder to an Obligor shall be given in care of the Borrower.

SECTION 13.No Waiver; Remedies.  No failure on the part of the Agent or any Lender or any other Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 14.Joinder.  Upon execution and delivery after the date hereof by any Subsidiary of a joinder agreement in substantially the form of Exhibit A hereto, each such party shall become an Obligor and/or a Subordinated Creditor, as applicable, hereunder with the same force and effect as if originally named as an Obligor or a Subordinated Creditor, as applicable, hereunder.  The rights and obligations of each Obligor and each Subordinated Creditor hereunder shall remain in full force and effect notwithstanding the addition of any new Obligor or Subordinated Creditor as a party to this Intercompany Subordination Agreement.

SECTION 15.Governing Law; Jurisdiction; Etc.  (a) THIS INTERCOMPANY SUBORDINATION AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS INTERCOMPANY SUBORDINATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

(b)EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE LOCATED IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INTERCOMPANY SUBORDINATION AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LEGAL REQUIREMENTS.  NOTHING IN THIS INTERCOMPANY SUBORDINATION AGREEMENT SHALL AFFECT ANY RIGHT THAT THE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS INTERCOMPANY SUBORDINATION AGREEMENT AGAINST ANY OBLIGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INTERCOMPANY SUBORDINATION AGREEMENT IN ANY COURT REFERRED TO IN SECTION 15(b) OF THIS INTERCOMPANY SUBORDINATION AGREEMENT.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INTERCOMPANY SUBORDINATION AGREEMENT, IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN FACSIMILE OR EMAIL) IN SECTION 12 OF THIS INTERCOMPANY SUBORDINATION AGREEMENT.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS INTERCOMPANY SUBORDINATION AGREEMENT OR ANY OTHER LOAN DOCUMENT, EACH OBLIGOR AND EACH SUBORDINATED CREDITOR HEREBY IRREVOCABLY AND UNCONDITIONALLY APPOINTS THE BORROWER, WITH AN OFFICE FOR SERVICE OF PROCESS DELIVERY ON THE DATE HEREOF AT C/O INTERNATIONAL SEAWAYS SHIP MANAGEMENT LLC, 600 THIRD AVENUE, 39TH FLOOR, NEW YORK, NEW YORK 10016, AND ITS SUCCESSORS (THE “PROCESS AGENT”), AS ITS AGENT TO RECEIVE ON BEHALF OF SUCH OBLIGOR AND SUCH SUBORDINATED CREDITOR AND ITS PROPERTY ALL WRITS, CLAIMS, PROCESS, AND SUMMONSES IN ANY ACTION OR PROCEEDING BROUGHT AGAINST SUCH OBLIGOR OR SUCH SUBORDINATED CREDITOR IN THE STATE OF NEW YORK.  SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE APPLICABLE OBLIGOR OR SUBORDINATED CREDITOR IN CARE OF THE PROCESS AGENT AT THE ADDRESS SPECIFIED ABOVE FOR THE PROCESS AGENT, AND EACH OBLIGOR AND EACH SUBORDINATED CREDITOR IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF.  FAILURE BY THE PROCESS AGENT TO GIVE NOTICE TO THE APPLICABLE OBLIGOR OR SUBORDINATED CREDITOR, OR FAILURE OF THE APPLICABLE OBLIGOR OR SUBORDINATED CREDITOR, TO RECEIVE NOTICE OF SUCH SERVICE OF PROCESS SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE ON THE PROCESS AGENT OR SUCH OBLIGOR OR SUBORDINATED CREDITOR, OR OF ANY JUDGMENT BASED THEREON.  EACH OBLIGOR AND EACH SUBORDINATED CREDITOR COVENANTS AND AGREES THAT IT SHALL TAKE ANY AND ALL REASONABLE ACTION, INCLUDING THE EXECUTION AND FILING OF ANY AND ALL DOCUMENTS THAT MAY BE NECESSARY TO CONTINUE THE DESIGNATION OF THE PROCESS AGENT ABOVE IN FULL FORCE AND EFFECT, AND TO CAUSE THE PROCESS AGENT TO ACT AS SUCH.  EACH OBLIGOR AND EACH SUBORDINATED CREDITOR HERETO FURTHER COVENANTS AND AGREES TO MAINTAIN AT ALL TIMES AN AGENT WITH OFFICES IN NEW YORK CITY TO ACT AS ITS PROCESS AGENT.  NOTHING IN THIS INTERCOMPANY SUBORDINATION AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LEGAL REQUIREMENTS.

(e)EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INTERCOMPANY SUBORDINATION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS INTERCOMPANY SUBORDINATION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15(e).

SECTION 16.Counterparts; Effectiveness.  This Intercompany Subordination Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page of this Intercompany Subordination Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Intercompany Subordination Agreement.  This Intercompany Subordination Agreement shall become effective when it shall have been executed by the Subordinated Creditors, the Obligors and the Agent, and thereafter shall be binding upon and inure to the benefit of each Obligor, each Subordinated Creditor, the Agent, each other Secured Party and their respective permitted successors and assigns, subject to Section 6 hereof.  Delivery of an executed counterpart of a signature page of this Intercompany Subordination Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Intercompany Subordination Agreement.

SECTION 17.Rights under Agreement.  No person other than the parties hereto, the Lenders from time to time and their successors and assigns as holders of the Senior Indebtedness and the Subordinated Debt shall have any rights under this Agreement.

SECTION 18.Severability of Provisions.  Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, each Subordinated Creditor and each Obligor has caused this Intercompany Subordination Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

INTERNATIONAL SEAWAYS, INC.,
as a Subordinated Creditor and an Obligor

By:
	Name:	James D. Small III
	Title:	Chief Administrative Officer, Senior Vice President, Secretary & General Counsel

INTERNATIONAL SEAWAYS OPERATING CORPORATION,
as a Subordinated Creditor and an Obligor

By:
	Name:	James D. Small III
	Title:	Senior Vice President and Secretary

[Signature Page to INSW Intercompany Subordination Agreement]

ASTERIAS CRUDE CARRIER S.A.
SEAWAYS SHIPPING II CORPORATION
DSS 7 LLC
DSS 8 LLC
MONTAUK TANKER CORPORATION
each, as a Subordinated Creditor and an Obligor

By:
Name:
Title:

[Signature Page to INSW Intercompany Subordination Agreement]

Agreed and acknowledged as of the date
above written:

NORDEA BANK ABP, NEW YORK BRANCH,
as Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to INSW Intercompany Subordination Agreement]

Exhibit A to the Intercompany Subordination Agreement

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of _______________, 20__ (this “Joinder”), is delivered pursuant to the Intercompany Subordination Agreement, dated as of September 27, 2023 (as from time to time amended, amended and restated, supplemented, extended, renewed, restated or otherwise modified from time to time, the “Intercompany Subordination Agreement”), among International Seaways, Inc., a Marshall Islands corporation, International Seaways Operating Corporation, a Marshall Islands corporation, the other Subordinated Creditors and Obligors from time to time party thereto, and Nordea Bank Abp, New York Branch, as Administrative Agent under the Credit Agreement.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Intercompany Subordination Agreement.

1.Joinder in the Intercompany Subordination.  The undersigned hereby agrees that on and after the date hereof, it shall be an “Obligor” and a “Subordinated Creditor” (as applicable) under and as defined in the Intercompany Subordination Agreement, hereby assumes and agrees to perform all of the obligations of an Obligor and a Subordinated Creditor thereunder and agrees that it shall comply with and be fully bound by the terms of the Intercompany Subordination Agreement as if it had been a signatory thereto as of the date thereof; provided that the representations and warranties made by the undersigned thereunder shall be deemed true and correct as of the date of this Joinder.

2.Unconditional Joinder.  The undersigned acknowledges that the undersigned’s obligations as a party to this Joinder are unconditional and are not subject to the execution of one or more Joinders by other parties.  The undersigned further agrees that it has joined and is fully obligated as an Obligor and a Subordinated Creditor (as applicable) under the Intercompany Subordination Agreement.

3.Incorporation by Reference.  All terms and conditions of the Intercompany Subordination Agreement are hereby incorporated by reference in this Joinder as if set forth in full.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[______________________________]

By:
Name:
Title:

EXHIBIT E

[Form of]

INTEREST ELECTION REQUEST

[Date]

Nordea Bank Abp, New York Branch,
as Administrative Agent for the Lenders referred to below
1211 Avenue of the Americas

New York, New York, 10036

Attention: Shipping, Offshore and Oil Services

Telephone: (212) 318-9630

Email: agency.soosid@nordea.com / dlny_ny_CADLoan@nordea.com

Re:International Seaways Operating Corporation

Ladies and Gentlemen:

Pursuant to Section 2.08 of that certain Revolving Credit Agreement, dated as of September 27, 2023 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement), among International Seaways, Inc., a Marshall Islands corporation (“Holdings”), International Seaways Operating Corporation, a Marshall Islands corporation (the “Borrower”), the other Guarantors from time to time party thereto, the Lenders and other financial institutions from time to time party thereto, Nordea Bank Abp, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, Nordea Bank Abp, New York Branch, as Bookrunner, Coordinator and Collateral Agent and Security Trustee for the Secured Parties, and the other parties thereto, the Borrower hereby gives the Administrative Agent notice that the Borrower hereby requests:

Continuation of Borrowings:  to continue as Borrowings $__________ with a final Interest Payment Date of ____________ ____, _____ (which is a Business Day).  The Interest Period for such Borrowings is ______ month[s].1

[Signature Page Follows]

[1]	NTD: Select one or three months.

E-1

Very truly yours,

INTERNATIONAL SEAWAYS OPERATING CORPORATION,
as Borrower

By
Name:
Title:

E-2

EXHIBIT F-1

[Reserved]

F-1-1

EXHIBIT F-2

[Form of]

REVOLVING NOTE

$[____________]	New York, New York
[____________]

FOR VALUE RECEIVED, the undersigned Borrower (as defined in the Credit Agreement referred to below), HEREBY PROMISES TO PAY to _____________________________ (or its registered assigns) (the “Lender”), on the Maturity Date, at the offices of Nordea Bank Abp, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) pursuant to the Credit Agreement (as hereinafter defined) for the financial institutions party thereto as Lenders, at its address at 1211 Avenue of the Americas, New York, New York 10036, or at such other place as the Administrative Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) ______________________________________ DOLLARS AND __ CENTS ($__________) and (b) the aggregate unpaid principal amount of all Loans of the Lender outstanding under the Credit Agreement referred to below.  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the rates, and on the dates, specified in Section 2.06 of the Credit Agreement.  Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein.

The holder of this Note may endorse and attach a schedule to reflect the date and amount of each Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate continuation pursuant to Section 2.08 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Revolving Credit Agreement, dated as of September 27, 2023 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or otherwise modified from time to time, the “Credit Agreement”), among International Seaways, Inc., a Marshall Islands corporation (“Holdings”), International Seaways Operating Corporation, a Marshall Islands corporation (the “Borrower”), the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Administrative Agent for the Lenders, Nordea Bank Abp, New York Branch, as Bookrunner, Coordinator and as Collateral Agent and Security Trustee for the Secured Parties, and the other parties thereto.  This Note is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents.  Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence and during the continuation of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

F-2-1

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT.  TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK

INTERNATIONAL SEAWAYS OPERATING CORPORATION,
as Borrower

By:
Name:
Title:

F-2-2

EXHIBIT G

FORM OF PLEDGE AGREEMENT

PLEDGE AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of [•], 2023, made by each of the undersigned pledgors (each a “Pledgor” and, together with any other entity that becomes a pledgor hereunder pursuant to Section 26 hereof, the “Pledgors”) in favor of NORDEA BANK ABP, NEW YORK BRANCH, as Collateral Agent (in such capacity, together with any successor Collateral Agent, the “Pledgee”), for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H :

WHEREAS, International Seaways, Inc., a Marshall Islands corporation, International Seaways Operating Corporation, a Marshall Islands corporation (the “Borrower”), the various lenders from time to time party thereto (the “Lenders”), Nordea Bank Abp, New York Branch, as Administrative Agent (in such capacity, together with any successor Administrative Agent, the “Administrative Agent”) for the Lenders, Nordea Bank Abp, New York Branch, as Bookrunner, Coordinator and as Collateral Agent and Security Trustee for the Secured Parties, and the other persons party thereto from time to time, have entered into a Revolving Credit Agreement, dated as of September 27, 2023 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the establishment of the Commitments and making of Loans to the Borrower as contemplated therein (the Lenders holding from time to time outstanding Loans and/or Commitments, the Administrative Agent and the Pledgee, in each of the aforementioned capacities, are herein called the “Lender Creditors”);

WHEREAS, the Borrower may at any time and from time to time after the date hereof enter into, or guaranty the obligations of one or more other Pledgors or any of their respective Subsidiaries under, one or more Bank Product Agreements from time to time with one or more Bank Product Providers (the Bank Product Providers together with the Lender Creditors are herein called the “Secured Parties”);

WHEREAS, it is a condition precedent to the availability of the Commitments and making of the Loans to the Borrower under the Credit Agreement that each Pledgor shall have executed and delivered to the Pledgee this Agreement; and

WHEREAS, each Pledgor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Parties and hereby covenants and agrees with the Pledgee for the benefit of the Secured Parties as follows:

1.  SECURITY FOR OBLIGATIONS; ESTABLISHMENT OF EARNINGS ACCOUNT.

1.1.  Security.  This Agreement is made by each Pledgor for the benefit of the Secured Parties to secure:

(i)the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, fees, commitments commission and indemnities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) of such Pledgor to the Lender Creditors (provided, in respect of the Lender Creditors which are Lenders, such aforementioned obligations, liabilities and indebtedness shall arise only for such Lenders (in such capacity) in respect of Loans and/or Commitments), whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Loan Documents to which such Pledgor is a party (including, in the case of each Pledgor that is a Guarantor, all such obligations, liabilities and indebtedness of such Pledgor under the Guarantee to which such Guarantor is a party) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Loan Documents;

(ii)the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Pledgor to the Bank Product Providers under, or with respect to (including, in the case of each Pledgor that is a Guarantor, all such obligations, liabilities and indebtedness of such Pledgor under the Guarantees) any Bank Product Agreement, whether such Bank Product Agreement is now in existence or hereafter arising, and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained therein;

(iii)any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

(iv)in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of such Pledgor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable out-of-pocket expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable out-of-pocket attorneys’ fees and court costs; and

(v)all amounts paid by any Secured Party as to which such Secured Party has the right to reimbursement under Section 12 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (v) of this Section 1.1 being herein collectively called the “Obligations,” it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement in connection with the Credit Agreement.

2.  DEFINITIONS.  (a)  Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined.  Reference to singular terms shall include the plural and vice versa.

(b)The following capitalized terms used herein shall have the definitions specified below:

“Administrative Agent” shall have the meaning set forth in the Recitals hereto.

“Adverse Claim” shall have the meaning given such term in Section 8-102(a)(1) of the UCC.

“Agreement” shall have the meaning set forth in the first paragraph hereof.

“Certificated Security” shall have the meaning given such term in Section 8-102(a)(4) of the UCC.

“Clearing Corporation” shall have the meaning given such term in Section 8-102(a)(5) of the UCC.

“Collateral” shall have the meaning set forth in Section 3.1 hereof.

“Control Agreement” shall have the meaning provided in Section 4 hereof.

“Credit Agreement” shall have the meaning set forth in the Recitals hereto.

“Deposit Account Bank” shall have the meaning provided in Section 4 hereof.

“Earnings Accounts” shall mean the accounts listed on Annex F hereto.

“Earnings Account Collateral” shall have the meaning set forth in Section 3.1(a) hereof.

“Earnings Collateral” shall have the meaning set forth in the General Assignment Agreement.

“Event of Default” shall mean any Event of Default under, and as defined in, the Credit Agreement and any payment default under any Bank Product Agreement entered into in respect of the Borrower’s obligations with respect to the outstanding Loans and/or Commitments from time to time, after any applicable grace period.

“Indemnitees” shall have the meaning set forth in Section 12 hereof.

“Insurance Collateral” shall have the meaning set forth in the General Assignment Agreement.

“Lender Creditors” shall have the meaning set forth in the Recitals hereto.

“Lenders” shall have the meaning set forth in the Recitals hereto.

“Limited Liability Company Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned or represented by any Limited Liability Company Interest.

“Limited Liability Company Interests” shall mean the entire limited liability company membership interest at any time owned by any Pledgor in any limited liability company that is a Pledged Subsidiary.

“Obligations” shall have the meaning set forth in Section 1.1 hereof.

“Partnership Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned or represented by any Partnership Interest.

“Partnership Interest” shall mean the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership that is a Pledged Subsidiary.

“Pledged Subsidiary” shall have the meaning set forth in Section 3.1(b) hereof.

“Pledgee” shall have the meaning set forth in the first paragraph hereof.

“Pledgor” shall have the meaning set forth in the first paragraph hereof.

“Proceeds” shall have the meaning given such term in Section 9-102(a)(64) of the UCC.

“Secured Parties” shall have the meaning set forth in the Recitals hereto.

“Secured Debt Agreements” shall mean and includes this Agreement, the other Loan Documents and the Bank Product Agreements entered into with any Bank Product Providers.

“Securities Act” shall mean the Securities Act of 1933, as amended, as in effect from time to time.

“Security” and “Securities” shall have the meaning given such term in Section 8-102(a)(15) of the UCC and shall in any event also include all Stock.

“Security Entitlement” shall have the meaning given such term in Section 8-102(a)(17) of the UCC.

“Stock” shall mean all of the issued and outstanding shares of capital stock of any corporation at any time owned by any Pledgor in any Subsidiary Guarantor.

“Termination Date” shall have the meaning set forth in Section 21 hereof.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

“Uncertificated Security” shall have the meaning given such term in Section 8-102(a)(18) of the UCC.

3.  PLEDGE OF STOCK, ACCOUNTS, ETC.

3.1  Pledge.  To secure the Obligations now or hereafter owed or to be performed by such Pledgor, the applicable Pledgor, as indicated below, does hereby grant and pledge to the Pledgee for the benefit of the Secured Parties, and does hereby create a continuing first priority security interest in favor of the Pledgee for the benefit of the Secured Parties in, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):

(a)in the case of each Pledgor listed on Annex F, the applicable Earnings Account held in its name, together with all of such Pledgor’s right, title and interest in and to all sums of property (including cash equivalents and other investments) now or at any time hereafter on deposit therein, credited thereto or payable thereon, and all instruments, documents and other writings evidencing the Earnings Accounts (collectively, the “Earnings Account Collateral”);

(b)all Stock of each Subsidiary Guarantor (each a “Pledged Subsidiary”) owned by a Pledgor from time to time and all options and warrants owned by such Pledgor from time to time to purchase Stock of any such Pledged Subsidiary;

(c)all Limited Liability Company Interests in any Pledged Subsidiary owned by such Pledgor from time to time and all of its right, title and interest in each limited liability company to which each such interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Limited Liability Company Interests and applicable law:

(A)all the capital thereof and its interest in all profits, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

(B)all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)all of such Pledgor’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;

(D)all present and future claims, if any, of such Pledgor against any such limited liability company for moneys loaned or advanced, for services rendered or otherwise;

(E)all of such Pledgor’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F)all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(d)all Partnership Interests in any Pledged Subsidiary owned by such Pledgor from time to time and all of its right, title and interest in each partnership to which each such interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Partnership Interests and applicable law:

(A)all the capital thereof and its interest in all profits, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;

(B)all other payments due or to become due to such Pledgor in respect of such Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;

(D)all present and future claims, if any, of such Pledgor against any such partnership for moneys loaned or advanced, for services rendered or otherwise;

(E)all of such Pledgor’s rights under any partnership agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F)all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

(e)all Proceeds of any and all of the foregoing.

3.2.  Procedures.  (a)  To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by such Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, such Pledgor shall (to the extent provided below) take, or, in the case of Section 3.2(a)(v), authorize the Pledgee to take, the following actions as set forth below (as promptly as practicable and, in any event, within thirty (30) days after it obtains such Collateral) for the benefit of the Pledgee and the Secured Parties:

(i)with respect to a Certificated Security, such Pledgor shall deliver such Certificated Security to the Pledgee with transfer powers executed in blank;

(ii)with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation), such Pledgor shall cause the issuer of such Uncertificated Security (or, in the case of an issuer that is not a Subsidiary of such Pledgor, will use reasonable efforts to cause such issuer) to duly authorize and execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the other Secured Parties substantially in the form of Annex G hereto (appropriately completed to the reasonable satisfaction of the Pledgee and with such modifications, if any, as shall be reasonably satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security originated by any other Person other than a court of competent jurisdiction;

(iii)with respect to a Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), such Pledgor shall promptly notify the Pledgee thereof and shall promptly take all actions required (i) to comply in all material respects with the applicable rules of such Clearing Corporation and (ii) to perfect the security interest of the Pledgee under applicable law

(including, in any event, under Sections 9-314(a), (b) and (c), 9-106 and 8-106(d) of the UCC).  Such Pledgor further agrees to take such actions as the Pledgee deems reasonably necessary to effect the foregoing;

(iv)with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation), (1) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate and is a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(i) hereof, and (2) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate or is not a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(ii) hereof; and

(v)with respect to cash proceeds from any of the Collateral described in Section 3.1 hereof which are not released to such Pledgor in accordance with Section 7 hereof, (i) establishment by the Pledgee of a cash account in the name of such Pledgor over which the Pledgee shall have exclusive and absolute control and dominion (and no withdrawals or transfers may be made therefrom by any Person except with the prior written consent of the Pledgee) and (ii) deposit of such cash in such cash account.

(b)In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, each Pledgor shall take the following additional actions with respect to the Collateral:

(i)with respect to all Collateral of such Pledgor whereby or with respect to which the Pledgee may obtain “control” thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), such Pledgor shall take all actions as may be reasonably requested from time to time by the Pledgee so that “control” of such Collateral is obtained and at all times held by the Pledgee;

(ii)each Pledgor shall from time to time cause appropriate financing statements (on Form UCC-1 or other appropriate form) under the Uniform Commercial Code as in effect in the various relevant states, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee has a security interest in all Collateral which is perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant states, including, without limitation, Section 9-312(a) of the UCC); and

(iii)with respect to any deposit account (as defined in Section 9-102 of the UCC) of such Pledgor whereby or with respect to which the Pledgee may obtain “control” thereof within the meaning of Section 9-104 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), each Pledgor shall from time to time execute and deliver and cause the relevant depositary bank to execute and deliver a control agreement in form and substance reasonably satisfactory to the Pledgee.

3.3.  Subsequently Acquired Collateral.  If any Pledgor shall acquire (by purchase, stock dividend or similar distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, such Pledgor will promptly thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will promptly thereafter deliver to the Pledgee supplements to Annexes A through E hereto as are reasonably necessary to cause such annexes to be complete and accurate at such time.

3.4.  Transfer Taxes.  Each pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required (if any) in connection with the pledge of such Collateral.

3.5.  Certain Representations and Warranties Regarding the Collateral.  Each Pledgor represents and warrants that: (i) the jurisdiction of organization of such Pledgor, and such Pledgor’s organizational identification number (if any), is listed on Annex A hereto; (ii) each Subsidiary of such Pledgor that is a Pledged Subsidiary is listed in Annex B hereto; (iii) the Stock (and any warrants or options to purchase Stock) of any Pledged Subsidiary held by such Pledgor consists of the number and type of shares of the stock (or warrants or options to purchase any stock) as described in Annex C hereto; (iv) such Stock constitutes that percentage of the issued and outstanding capital stock of the respective Pledged Subsidiaries as is set forth in Annex C hereto; (v) the Limited Liability Company Interests in any and all Pledged Subsidiaries held by such Pledgor consist of the number and type of interests of the respective Pledged Subsidiaries described in Annex D hereto; (vi) each such Limited Liability Company Interest constitutes that percentage of the issued and outstanding equity interest of the respective Pledged Subsidiaries as set forth in Annex D hereto; (vii) the Partnership Interests held by such Pledgor in any and all Pledged Subsidiaries consist of the number and type of interests of the respective Pledged Subsidiaries described in Annex E hereto; (viii) each such Partnership Interest constitutes that percentage or portion of the entire partnership interest of the Partnership as set forth in Annex E hereto; (ix) such Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes B through E hereto; (x) on the date hereof, such Pledgor owns no other Stock, Limited Liability Company Interests or Partnership Interests of, in each case, any Pledged Subsidiary; and (xi) each Earnings Account held by such Pledgor is listed on Annex F hereto.

4.EARNINGS ACCOUNTS.

(a)Each Pledgor listed on Annex F, has established Earnings Accounts for purposes of this Agreement and the other relevant Loan Documents, which Earnings Accounts are or shall be maintained with the Deposit Account Bank.

(b)Annex F hereto accurately sets forth, as of the date of this Agreement, for each Pledgor listed on Annex F, each Earnings Account maintained by such Pledgor (including a description thereof and the respective account number), the name of the bank with which such Deposit Account is maintained (the “Deposit Account Bank”), and the jurisdiction of the Deposit Account Bank.

(c)Subject to Section 5.14 of the Credit Agreement, for each Earnings Account, each Pledgor listed on Annex F shall cause the Deposit Account Bank, simultaneously herewith, to enter into, a “control agreement” in substantially the form attached hereto as Annex H and reasonably acceptable to the Pledgee (each, a “Control Agreement”), which establishes the Pledgee’s, as agent for the Secured Parties, “control” in accordance with the UCC of each of the respective Earnings Accounts; provided, that the Pledgee shall not send a notice of sole control or similar notice unless an Event of Default has occurred and is continuing, with respect to which the Pledgee is permitted to exercise remedies pursuant to the Credit Agreement.

5.  APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC.  If and to the extent necessary to enable the Pledgee to perfect its security interest in any of the Collateral or to exercise any of its remedies hereunder, the Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

6.  VOTING, ETC., WHILE NO EVENT OF DEFAULT.  Unless and until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate or be inconsistent with any of the terms of any Secured Debt Agreement, or which could reasonably be expected to have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Party in the Collateral unless expressly permitted by the terms of the Secured Debt Agreements.  All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and Section 8 hereof shall become applicable.

7.  DIVIDENDS AND OTHER DISTRIBUTIONS.  Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the Pledgors.  The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

(i)all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth above in the first sentence of this Section 7) paid or distributed by way of dividend or otherwise in respect of the Collateral;

(ii)all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(iii)all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization.

All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 7 and Section 8 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over and/or delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

8.  REMEDIES IN CASE OF AN EVENT OF DEFAULT.  If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

(i)to receive all amounts payable in respect of the Collateral otherwise payable under Section 7 hereof to the Pledgors;

(ii)to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

(iii)to vote all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);

(iv)at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least ten (10) days’ written notice of the time and place of any such sale shall be given to the Pledgors.  The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given.  Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise.  At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Parties may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption.  Neither the Pledgee nor any other Secured Party shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

(v)to set-off any and all Collateral against any and all Obligations.

9.  REMEDIES, ETC., CUMULATIVE.  Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy.  The exercise or beginning of the exercise by the Pledgee or any other Secured Party of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Party of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Party to exercise any such right, power or remedy shall operate as a waiver thereof.  No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Party to any other or further action in any circumstances without notice or demand.  The Secured Parties agree that this Agreement may be enforced only by the action of the Pledgee, in each case acting upon the instructions of the Required Lenders and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Parties upon the terms of this Agreement.

10.  APPLICATION OF PROCEEDS.  All monies collected by the Pledgee upon any sale or other disposition of the Collateral of each Pledgor, together with all other monies received by the Pledgee hereunder (except to the extent released in accordance with the applicable provisions of this Agreement or any other Loan Document), shall be applied to the payment of the Obligations in the manner set forth in Section 9.01 of the Credit Agreement.

11.  PURCHASERS OF COLLATERAL.  Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

12.  INDEMNITY.  Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee and each other Secured Party and their respective successors, assigns, employees, agents and affiliates (individually an “Indemnitee,” and collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, civil penalties, fines, settlements and suits of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs and expenses, including reasonable and documented attorneys’ fees, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, civil penalties, fines, settlements, suits, costs and expenses to the extent incurred by reason of the gross negligence of, the breach in bad faith of this Agreement by, or willful misconduct of such Indemnitee).  In no event shall the Pledgee be liable, in the absence of gross negligence, the breach in bad faith of this Agreement or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof.  If and to the extent that the obligations of any Pledgor under this Section 12 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.  Notwithstanding the foregoing, no party hereto shall be responsible to any Person for any consequential, indirect, special or punitive damages which may be alleged by such Person arising out of this Agreement or the other Loan Documents.

13.  PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER.  (a)   Nothing herein shall be construed to make the Pledgee or any other Secured Party liable as a member of any limited liability company or as a partner of any partnership and neither the Pledgee nor any other Secured Party by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or partnership.  The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Party, any Pledgor and/or any other Person.

(b)Except as provided in the last sentence of paragraph (a) of this Section 13, the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor, any limited liability company, partnership and/or any other Person either before or after an Event of Default shall have occurred.  The Pledgee shall have only those powers set forth herein and the Secured Parties shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of paragraph (a) of this Section 13.

(c)The Pledgee and the other Secured Parties shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

(d)The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Party to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

14.  FURTHER ASSURANCES; POWER-OF-ATTORNEY.  (a)  Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor’s own expense, file and refile under the Uniform Commercial Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may deem reasonably necessary and wherever required by law in order to perfect and preserve the Pledgee’s security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

(b)Each Pledgor hereby appoints the Pledgee such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to act from time to time solely after the occurrence and during the continuance of an Event of Default in the Pledgee’s reasonable discretion to take any action and to execute any instrument which the Pledgee may deem reasonably necessary or appropriate to accomplish the purposes of this Agreement.

15.  THE PLEDGEE AS AGENT.  The Pledgee will hold in accordance with this Agreement and the other Security Documents all items of the Collateral (as defined in the Credit Agreement) at any time received under this Agreement or the other Security Documents.  It is expressly understood and agreed by each Secured Party that by accepting the benefits of this Agreement and the other Security Documents each such Secured Party acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral (as defined in the Credit Agreement) and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Security Documents, are only those expressly set forth in this Agreement, the other Security Documents and in Sections 9.01 and 10 of the Credit Agreement.  The Pledgee shall act hereunder on the terms and conditions set forth herein and in Sections 9.01 and 10 of the Credit Agreement.

16.  TRANSFER BY THE PLEDGORS.  No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Secured Debt Agreements).

17.  REPRESENTATIONS AND WARRANTIES OF THE PLEDGORS.  (a) Each Pledgor represents and warrants that:

(i)it is the legal, beneficial and record owner of, and has good and marketable title to, all Collateral pledged by such Pledgor hereunder and that it has sufficient interest in all Collateral pledged by such Pledgor hereunder in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement and Permitted Liens);

(ii)it has the company, corporate, limited partnership or limited liability company power and authority, as the case may be, to pledge all the Collateral pledged by it pursuant to this Agreement;

(iii)this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(iv)except to the extent already obtained or made, or, in the case of any filings or recordings of the Security Documents (other than the Collateral Vessel Mortgages) executed on or before the Closing Date, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance by such Pledgor of this Agreement, (b) the legality, validity, binding effect or enforceability of this Agreement, (c) the perfection or enforceability of the Pledgee’s security interest in the Collateral pledged by such Pledgor hereunder or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

(v)the execution, delivery and performance of this Agreement will not (i) violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, U.S. or non-U.S., applicable to such Pledgor, or of the certificate or articles of incorporation, certificate of formation, operating agreement, limited liability company agreement, partnership agreement or by-laws of such Pledgor, as applicable, or of any securities issued by such Pledgor or any of its Subsidiaries, or (ii) materially violate any provision of any mortgage, deed of trust, indenture, lease, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries which are Credit Parties, except as contemplated by this Agreement or the Credit Agreement;

(vi)all of the Collateral has been duly and validly issued and acquired, is fully paid and non-assessable and is subject to no options to purchase or similar rights;

(vii)the pledge and collateral assignment to, and possession by, the Pledgee of the Collateral pledged by such Pledgor hereunder consisting of Certificated Securities pursuant to this Agreement creates a valid and perfected first priority security interest in such Certificated Securities, and the proceeds thereof, subject to no prior Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of such Pledgor which would include the Certificated Securities, except for Permitted Liens, and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfected security interests in respect of such Collateral; and

(viii)“control” (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all Collateral pledged by such Pledgor hereunder consisting of Stock with respect to which such “control” may be obtained pursuant to Section 8-106 of the UCC, and “control” (as defined in Section 9-104 of the UCC) has been obtained by the Pledgee over the Earnings Accounts with respect to which such “control” may be obtained pursuant to Section 9-104 of the UCC.

(b)Each Pledgor covenants and agrees that it will defend the Pledgee’s right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the Secured Parties.

18.  JURISDICTION OF ORGANIZATION; CHIEF EXECUTIVE OFFICE; RECORDS.  (a) The jurisdiction of organization and chief executive office of each Pledgor is specified in Annex A hereto.  Each Pledgor will not change the jurisdiction of its organization or move its chief executive office except to such new jurisdiction or location as such Pledgor may establish in accordance with Section 18(b).  The originals of all documents in the possession of such Pledgor evidencing all Collateral, including but not limited to all Limited Liability Company Interests and Partnership Interests, and the only original books of account and records of such Pledgor relating thereto are, and will continue to be, kept at such chief executive office as specified in Annex A hereto, or at such new locations as such Pledgor may establish in accordance with Section 18(b).  All Limited Liability Company Interests and Partnership Interests are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, such chief executive office as specified in Annex A hereto, or such new locations as such Pledgor may establish in accordance with Section 18(b).

(b)No Pledgor shall establish a new jurisdiction of organization or a new location for such chief executive offices until (i) it shall have given to the Pledgee not less than ten (10) days’ prior written notice of its intention so to do, providing clear details of such new jurisdiction of organization or new location, as the case may be, and providing such other information in connection therewith as the Pledgee may reasonably request, and (ii) with respect to such new jurisdiction of organization or new location, as the case may be, it shall have taken all action, reasonably satisfactory to the Pledgee (and, to the extent applicable, in accordance with Section 3.2 hereof), to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.  Promptly after establishing a new jurisdiction of organization or new location for such chief executive offices in accordance with the immediately preceding sentence, the respective Pledgor shall deliver to the Pledgee a supplement to Annex A hereto, so as to cause such Annex A to be complete and accurate.

19.  PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC.  The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:  (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing (it being understood and agreed that the enforcement hereof may be limited by applicable bankruptcy, insolvency, restructuring, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles).

20.  REGISTRATION, ETC.  If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Stock, Limited Liability Company Interests or Partnership Interests pursuant to Section 8 hereof, and the Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral or part thereof, as the case may be, by private sale in such manner and under such circumstances as the Pledgee may deem necessary or appropriate in order that such sale may legally be effected without such registration.  Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof.  In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

21.  TERMINATION; RELEASE.  (a)  After the Termination Date, this Agreement and the security interest created hereby shall automatically terminate (provided that all indemnities set forth herein including, without limitation, in Section 12 hereof shall survive any such termination), and the Pledgee, at the request and expense of any Pledgor, will as promptly as practicable execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement or any other Loan Document, together with any monies at the time held by the Pledgee or any of its sub-agents hereunder.  As used in this Agreement, “Termination Date” shall mean the date upon which (i) the Commitments under the Credit Agreement have been terminated, (ii) all Bank Product Agreements applicable to the Loans (and/or the Commitments) entered into with any Bank Product Providers have been terminated, (iii) no Note under the Credit Agreement is outstanding, (iv) all Loans thereunder have been repaid in full and (v) all Obligations then due and payable (other than indemnities described in Section 12 hereof and described in Section 11.03 of the Credit Agreement, and any other indemnities set forth in any other Secured Debt Agreements, in each case which are not then due and payable) have been indefeasibly paid in full.

(b)In the event that any part of the Collateral is sold in connection with a sale permitted by the Credit Agreement (other than a sale to any Pledgor or any Subsidiary thereof) or is otherwise released with the consent of the Required Lenders and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, the Pledgee, at the request and expense of the respective Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

(c)At any time that a Pledgor listed on Annex F desires to close an Earnings Account, it shall, with the consent of the Pledgee, redirect the contents of such Earnings Account to such other Earnings Account as the Pledgee shall specify to such Pledgor, and all future deposits shall be required to be made in such specified Earnings Account.

(d)At any time that a Pledgor desires that the Pledgee assign, transfer and deliver Collateral (and releases therefor) as provided in Section 21(a) or (b) hereof, it shall deliver to the Pledgee a certificate signed by an officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to such Section 21(a) or (b).

(e)The Pledgee shall have no liability whatsoever to any other Secured Party as a result of any release of Collateral by it in accordance with this Section 20.

22.  NOTICES, ETC.  Except as otherwise expressly provided herein, any notice, demand or other communication to given under or for the purposes of this Agreement shall be made as provided in Section 11.01 of the Credit Agreement.

23.  WAIVER; AMENDMENT.  None of the terms and conditions of this Agreement and the other Security Documents may be changed, waived, modified or varied in any manner whatsoever except in writing duly signed by each Pledgor party hereto and the Pledgee (with the written consent of the Required Lenders).

24.  MISCELLANEOUS.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided that no Pledgor may assign any of its rights or obligations under this Agreement except in accordance with the terms of the Secured Debt Agreements.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY IN THE CITY OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  EACH PLEDGOR HEREBY FURTHER IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY CLAIM THAT ANY

SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PLEDGOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PLEDGOR.  EACH PLEDGOR HEREBY IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO WHICH SUCH PLEDGOR IS A PARTY BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION 23 AND HEREBY FURTHER IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.  In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

25.RECOURSE.  This Agreement is made with full recourse to the Pledgors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgors contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

26.ADDITIONAL PLEDGORS.  It is understood and agreed that any Subsidiary of the Borrower that is required to become a party to this Agreement after the date hereof pursuant to Sections 5.10 and 5.11 of the Credit Agreement shall become a Pledgor hereunder by (x) executing a counterpart hereof or a joinder hereto, (y) delivering supplements to Annexes A through F hereto as are necessary to cause such Annexes to be complete and accurate with respect to such additional Pledgor on such date and (z) taking all actions as specified in Section 3 of this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all actions required to be taken above to be taken to the reasonable satisfaction of the Pledgee.

27.RELEASE OF GUARANTORS.  In the event any Pledgor which is a Subsidiary of the Borrower is released from its obligations pursuant to the Credit Agreement, such Pledgor shall be released from this Agreement and this Agreement shall, as to such Pledgor only, have no further force or effect.

* * *

IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

INTERNATIONAL SEAWAYS OPERATING CORPORATION
as a Pledgor

By:
Name: James D. Small III
Title: Senior Vice President and Secretary

[Signature Page to INSW - Pledge Agreement]

ASTERIAS CRUDE CARRIER S.A.
DSS 7 LLC
DSS 8 LLC
HATTERAS TANKER CORPORATION
MONTAUK TANKER CORPORATION
SEAWAYS SHIPPING II CORPORATION
as Pledgors

By:
Name:
Title:

[Signature Page to INSW - Pledge Agreement]

Accepted and Agreed to:

NORDEA BANK ABP,
NEW YORK BRANCH,
as Pledgee

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to INSW - Pledge Agreement]

ANNEX A
to
PLEDGE AGREEMENT

Legal Names; Type of Organization; Jurisdiction of Organization; Organizational Identification
Numbers; Chief Executive Office.

Exact Legal Name	Type of Organization	Jurisdiction of Organization	Organizational Identification Number	Address of Chief Executive Office
Asterias Crude Carrier S.A.	Corporation	Marshall Islands	77675	c/o International Seaways Ship Management LLC 600 Third Avenue, 39th Floor New York, New York 10016
DSS 7 LLC	Limited Liability Company	Marshall Islands	962821	c/o International Seaways Ship Management LLC 600 Third Avenue, 39th Floor New York, New York 10016
DSS 8 LLC	Limited Liability Company	Marshall Islands	962822	c/o International Seaways Ship Management LLC 600 Third Avenue, 39th Floor New York, New York 10016
Hatteras Tanker Corporation	Corporation	Marshall Islands	91493	c/o International Seaways Ship Management LLC 600 Third Avenue, 39th Floor New York, New York 10016
Montauk Tanker Corporation	Corporation	Marshall Islands	91494	c/o International Seaways Ship Management LLC 600 Third Avenue, 39th Floor New York, New York 10016

Annex A

Exact Legal Name	Type of Organization	Jurisdiction of Organization	Organizational Identification Number	Address of Chief Executive Office
Seaways Shipping II Corporation	Corporation	Marshall Islands	110822	c/o International Seaways Ship Management LLC 600 Third Avenue, 39th Floor New York, New York 10016

2

Confidential

ANNEX B

to

PLEDGE AGREEMENT

LIST OF SUBSIDIARIES

Pledgor	Pledged Entity
Seaways Shipping II Corporation	Asterias Crude Carrier S.A.
Seaways Shipping II Corporation	DSS 7 LLC
Seaways Shipping II Corporation	DSS 8 LLC
Seaways Shipping II Corporation	Hatteras Tanker Corporation
Seaways Shipping II Corporation	Montauk Tanker Corporation
International Seaways Operating Corporation	Seaways Shipping II Corporation

ANNEX C

to

PLEDGE AGREEMENT

LIST OF STOCK

Name of Issuing Corporation Pledged Entity	Number and Type of Shares	Certificated (Y/N)	Percentage (%) Ownership
Asterias Crude Carrier S.A.	100 shares represented by certificate no. 8 issued September 22, 2023	Y	100%
Hatteras Tanker Corporation	100 shares represented by certificate no. 2 issued May 19, 2023	Y	100%
Montauk Tanker Corporation	100 shares represented by certificate no. 2 issued September 22, 2023	Y	100%
Seaways Shipping II Corporation	500 shares represented by certificate no. 1 issued September 9, 2023	Y	100%

ANNEX D

to

PLEDGE AGREEMENT

LIST OF LIMITED LIABILITY COMPANY INTERESTS

Name of Issuing Limited Liability Company Pledged Entity	Number and Type of Interests	Certificated (Y/N)	Percentage (%) Ownership
DSS 7 LLC	100 interests	Y	100%
DSS 8 LLC	100 interests	Y	100%

ANNEX E

to

PLEDGE AGREEMENT

LIST OF PARTNERSHIP INTERESTS

None.

ANNEX F

to

PLEDGE AGREEMENT

EARNINGS ACCOUNTS

Pledgor	Account Number
International Seaways Operating Corporation	4130133002

ANNEX G

to

PLEDGE AGREEMENT

Form of Agreement Regarding Uncertificated Securities, Limited Liability
Company Interests and Partnership Interests

AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of [•], 202[_], among the undersigned pledgor (the “Pledgor”), Nordea Bank Abp, New York Branch, not in its individual capacity but solely as collateral agent (the “Pledgee”), and __________, as the issuer of the Uncertificated Securities, Limited Liability Company Interests and/or Partnership Interests (each as defined below) (the “Issuer”).

W I T N E S S E T H :

WHEREAS, the Pledgor, certain of its affiliates and the Pledgee have entered into a Pledge Agreement, dated as of September 27, 2023 (as amended, amended and restated, modified or supplemented from time to time, the “Pledge Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Pledge Agreement), the Pledgor will pledge to the Pledgee for the benefit of the Secured Parties (as defined in the Credit Agreement), and grant a first priority security interest in favor of the Pledgee for the benefit of the Secured Parties in, all of the right, title and interest of the Pledgor in and to any and all (1) “uncertificated securities” (as defined in Section 8-102(a)(18) of the Uniform Commercial Code, as adopted in the State of New York) (“Uncertificated Securities”), (2)  Partnership Interests (as defined in the Pledge Agreement) and (3) Limited Liability Company Interests (as defined in the Pledge Agreement), in each case issued from time to time by the Issuer, whether now existing or hereafter from time to time acquired by the Pledgor (with all of such Uncertificated Securities, Partnership Interests and Limited Liability Company Interests being herein collectively called the “Issuer Pledged Interests”); and

WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to protect the security interest of the Pledgee under the Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledged Interests and to provide for the rights of the parties under this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  The Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, after receiving a notice from the Pledgee stating that an “Event of Default” has occurred and is continuing, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the Pledgor), and not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction.

Annex G

2.  The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Pledgee) has been received by it, and (ii) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.

3.  The Issuer hereby represents and warrants that (i) the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Issuer Pledged Interests to the Pledgee, for the benefit of the Secured Parties, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests are fully paid and nonassessable.

4.  All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:

Nordea Bank Abp,

New York Branch

1211 Avenue of the Americas

23rd Floor

New York, New York 10036

Attn: Shipping, Offshore and Oil Services

Email: agency.soosid@nordea.com and dlny_ny_CADLoan@nordea.com

5.  Until the Pledgee shall have delivered written notice to the Issuer that all of the Obligations have been paid in full and this Agreement is terminated, the Issuer will, upon receiving notice from the Pledgee stating that an “Event of Default” has occurred and is continuing, send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Pledgor only by wire transfers to such account as the Pledgee shall instruct.

6.  Except as expressly provided otherwise in Sections 4 and 5, all notices and other communications shall be delivered in accordance with Section 11.01 of the Credit Agreement.

7.  This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.  In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.  None of the terms and conditions of this Agreement may be changed, waived, modified or varied in the manner whatsoever except in writing signed by the Pledgee, the Issuer and the Pledgor.

8.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY

2

Annex G

JURY IN ANY ACTION PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY IN THE CITY OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  EACH PLEDGOR HEREBY FURTHER IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY CLAIM THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PLEDGOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PLEDGOR.  EACH PLEDGOR HEREBY IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO WHICH SUCH PLEDGOR IS A PARTY BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION 8 AND HEREBY FURTHER IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

***

3

Annex G

IN WITNESS WHEREOF, the Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

[ ],
as Pledgor

By
Name:
Title:

NORDEA BANK ABP, NEW YORK BRANCH,
not in its individual capacity but solely as Pledgee

By
Name:
Title:

By
Name:
Title:

[ ],
the Issuer

By
Name:
Title:

4

ANNEX H

to

PLEDGE AGREEMENT

Form of Control Agreement Regarding Deposit Account

CONTROL AGREEMENT REGARDING DEPOSIT ACCOUNT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of [] [•], 202[_], among the undersigned assignor (the “Assignor”), NORDEA BANK ABP, NEW YORK BRANCH, not in its individual capacity but solely as Collateral Agent (the “Collateral Agent”) and NORDEA BANK ABP, NEW YORK BRANCH, as account bank (the “Deposit Account Bank”), as the bank (as defined in Section 9-102 of the UCC as in effect on the date hereof in the State of New York (the “UCC”)) with which one or more deposit accounts (as defined in Section 9-102 of the UCC), including the accounts listed on Schedule I hereto, are maintained by the Assignor (with all such deposit accounts now or at any time in the future maintained by the Assignor with the Deposit Account Bank being herein called the “Deposit Accounts”).

W I T N E S S E T H :

WHEREAS, the Assignor, various other assignors and the Collateral Agent have entered into a Pledge Agreement, dated as of September 27, 2023 (as amended, amended and restated, modified or supplemented from time to time, the “Pledge Agreement”; terms used but not otherwise defined herein shall have the meanings given thereto in the Pledge Agreement), under which, among other things, in order to secure the payment of the Obligations, the Assignor has granted a first priority security interest to the Collateral Agent for the benefit of the Secured Parties in all of the right, title and interest of the Assignor in and into the Deposit Accounts (identified in the Pledge Agreement as the “Earnings Accounts” and each an “Earning Account”) and in all monies, securities, instruments and other investments deposited therein from time to time (collectively, herein called the “Collateral”); and

WHEREAS, the Assignor desires that the Deposit Account Bank enter into this Agreement in order to establish “control” (as defined in Section 9-104 of the UCC) in the Deposit Accounts, and to provide for the rights of the parties under this Agreement with respect to the Deposit Account;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Assignor’s Dealings with Deposit Accounts; Notice of Exclusive Control.  (a) Until the Deposit Account Bank shall have received from the Collateral Agent a Notice of Exclusive Control (as defined below), the Assignor shall be entitled to present items drawn on and otherwise to withdraw or direct the disposition of funds from the Deposit Account and give instructions in respect of the Deposit Account; provided, however, that the Assignor may not, and the Deposit Account Bank agrees that it shall not permit the Assignor to, without the Collateral Agent’s prior written consent, close the Deposit Accounts.  If upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall give to the Deposit Account Bank a notice of the Collateral Agent’s exclusive control of the Deposit Account, which notice states

Annex H

that it is a “Notice of Exclusive Control” (a “Notice of Exclusive Control”), only the Collateral Agent shall be entitled to withdraw funds from the Deposit Accounts, to give any instructions in respect of the Deposit Account and any funds held therein or credited thereto or otherwise to deal with the Deposit Account (the time period from and after receipt by the Deposit Account Bank of a Notice of Exclusive Control and lasting until such time as the Collateral Agent delivers written notice to the Deposit Account Bank rescinding such Notice of Exclusive Control, the “Exclusive Control Period”).

(b)For the benefit of the Assignor, the Collateral Agent hereby irrevocably agrees that in the event that after it has delivered a Notice of Exclusive Control to the Deposit Account Bank, no Event of Default shall be continuing, then promptly and without further act, and in any event immediately upon the written request of the Assignor, the Collateral Agent shall deliver to the Deposit Account Bank a written notice rescinding such Notice of Exclusive Control, whereupon the Exclusive Control Period shall terminate.

(c)Notwithstanding anything to the contrary herein, the Deposit Account Bank shall be permitted to comply with any writ, levy order or other similar juridical or regulatory order or process or law concerning the Deposit Accounts at any time and shall not be in violation of this Agreement for doing so.

2.Collateral Agent’s Right to Give Instructions as to Deposit Accounts.  (a)  Notwithstanding the foregoing or any separate agreement that the Assignor may have with the Deposit Account Bank, the Collateral Agent shall be entitled, following the occurrence and during the continuance of an Event of Default and delivery to the Deposit Account Bank of a Notice of Exclusive Control for purposes of this Agreement, at any time to give the Deposit Account Bank instructions as to the withdrawal or disposition of any funds from time to time credited to the Deposit Account, or as to any other matters relating to the Deposit Account or any other Collateral, without further consent from the Assignor.  The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank, and the Deposit Account Bank hereby agrees, subject to the terms of this Agreement in respect of instructions to make payments to beneficiaries other than the Collateral Agent, the receipt and satisfactory review by the Deposit Account Bank of any incumbency, “know your customer” or any other due diligence materials requested by the Deposit Account Bank, to comply with any such instructions from the Collateral Agent without any further consent from the Assignor.  Such instructions may include the giving of stop payment orders for any items being presented to the Deposit Accounts for payment.  The Deposit Account Bank shall be fully entitled to rely on, and shall comply with, such instructions from the Collateral Agent even if such instructions are contrary to any instructions or demands that the Assignor may give to the Deposit Account Bank.  In case of any conflict between instructions received by the Deposit Account Bank from the Collateral Agent and the Assignor, the instructions from the Collateral Agent shall prevail.

(b)It is understood and agreed that the Deposit Account Bank’s duty to comply with instructions from the Collateral Agent regarding the Deposit Accounts following the delivery to the Deposit Account Bank of a Notice of Exclusive Control is absolute, and the Deposit Account Bank shall be under no duty or obligation, nor shall it have the authority, to inquire or determine whether or not such instructions are in accordance with the Pledge Agreement or any other Loan Document, nor seek confirmation thereof from the Assignor or any other Person.

Annex H

(c)Any checks, automated clearinghouse (“ACH”) transfers, wire transfers, instruments and other payment items (collectively, the “Funds”) deposited into the Deposit Accounts are not available if (i) they are not available pursuant to the Deposit Account Bank’s funds availability policy as set forth in the Account Related Agreements (as defined below) or (ii) in the reasonable determination of the Deposit Account Bank, (A) they are subject to hold, dispute or a binding order, judgment or decree or injunction or a garnishment, restraining notice or other legal process directing or prohibiting or otherwise restricting the disposition of the Funds in the Deposit Accounts or (B) the transfer of such Funds would result in the Deposit Account Bank failing to comply with a statute, rule or regulation binding on the Deposit Account Bank. “Account Related Agreements” shall mean terms and conditions or other documentation entered into by and between the Deposit Account Bank and the Assignor governing the Deposit Accounts and any cash management or similar services provided by the Deposit Account Bank or an affiliate of the Deposit Account Bank in connection with the Deposit Accounts, including without limitation, services in connection with any funds to be deposited to the Deposit Accounts that have been received in one or more post office lockboxes maintained for Assignor by the Deposit Account Bank.

(d)Both the Collateral Agent and the Assignor acknowledge that the Deposit Account Bank may, without liability, comply with any withdrawal, payment, transfer or other instructions originated by the Assignor concerning the disposition of Funds in the Deposit Accounts or otherwise complete a transaction involving a Deposit Account that the Deposit Account Bank or an affiliate had started to process before the commencement of the Exclusive Control Period, which actions shall not, in any way, affect the commencement of the Exclusive Control Period or the Deposit Account Bank’s obligations thereafter.  The Deposit Accounts may receive merchant card deposits and chargebacks.  The Assignor acknowledges and agrees that during the Exclusive Control Period, chargebacks shall be blocked from debiting the Deposit Accounts.

3.Assignor’s Exculpation and Indemnification of Depository Bank.  (a) The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank to follow instructions from the Collateral Agent regarding the Deposit Accounts even if the result of following such instructions from the Collateral Agent is that the Deposit Account Bank dishonors items presented for payment from the Deposit Account.  The Assignor further confirms that the Deposit Account Bank shall have no liability to the Assignor for wrongful dishonor of such items in following such instructions from the Collateral Agent.  The Deposit Account Bank shall have no duty to inquire or determine whether the Assignor’s obligations to the Collateral Agent are in default or whether the Collateral Agent is entitled, under any separate agreement between the Assignor and the Collateral Agent, to give any such instructions.  The Assignor further agrees to be responsible for the Deposit Account Bank’s customary charges and to indemnify the Deposit Account Bank from and to hold the Deposit Account Bank harmless from and against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, civil penalties, fines, settlements, suits and out-of-pocket costs, expenses and disbursements (including reasonable and documented out-of-pocket attorneys’ and consultants’ fees, charges and disbursements) that the Deposit Account Bank may sustain or incur in acting upon instructions which the Deposit Account Bank believes in good faith to be instructions from the Collateral Agent excluding all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, civil penalties, fines, settlements, suits and

Annex H

out-of-pocket costs, expenses and disbursements (including reasonable and documented out-of-pocket attorneys’ and consultants’ fees, charges and disbursements) to the extent incurred by reason of the gross negligence of, the breach in bad faith of this Agreement by, or willful misconduct of the Deposit Account Bank.  Notwithstanding the foregoing, no party hereto shall be responsible to any Person for any consequential, indirect, special or punitive damages which may be alleged by such Person arising out of this Agreement or the other Loan Documents.

(b)The Deposit Account Bank will not be liable to the Assignor or the Collateral Agent for complying with instructions concerning the Deposit Accounts from the Assignor that are received by the Deposit Account Bank before the Deposit Account Bank received, and has some reasonable opportunity to act on, a Notice of Exclusive Control.

(c)The Deposit Account Bank will not be liable to the Assignor or the Collateral Agent for complying with a Notice of Exclusive Control or with instructions concerning the Deposit Accounts originated by the Collateral Agent, even if the Assignor notifies the Deposit Account Bank that the Collateral Agent is not legally entitled to issue the Notice of Exclusive Control or instructions unless the Deposit Account Bank takes the actions after it is served with an injunction, restraining order, or other legal process enjoining it from doing do, issued by a court of competent jurisdiction.

(d)The Assignor further agrees to be responsible for the Deposit Account Bank’s customary charges (including, without limitation, all reasonable and documented out-of-pocket costs, expenses and attorney’s fees incurred by the Deposit Account Bank in connection with the enforcement of this Agreement or any related instrument of agreement) and to indemnify the Deposit Account Bank from and to hold the Deposit Account Bank harmless from and against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits and out-of-pocket costs, expenses and disbursements (including reasonable and documented out-of-pocket attorneys’ and consultants’ fees, charges and disbursements) that the Deposit Account Bank may sustain or incur in acting upon instructions which the Deposit Account Bank believes in good faith to be instructions from the Collateral Agent excluding all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits and out-of-pocket costs, expenses and disbursements (including reasonable and documented out-of-pocket attorneys’ and consultants’ fees, charges and disbursements) to the extent incurred as a direct result of the gross negligence of or willful misconduct of the Deposit Account Bank as determined by a court of competent jurisdiction in a final non-appealable judgment.  Notwithstanding the foregoing, no party hereto shall be responsible to any Person for any consequential, indirect, special or punitive damages which may be alleged by such Person arising out of this Agreement or the other Loan Documents.

(e)The Collateral Agent agrees to be responsible for the Deposit Account Bank’s reasonable and documented out-of-pocket costs, expenses and attorney’s fees incurred by the Deposit Account Bank in connection with the enforcement of this Agreement and to indemnify the Deposit Account Bank from and to hold the Deposit Account Bank harmless against any direct loss, cost or expense of any nature that the Deposit Account Bank may sustain or incur in connection with this Agreement, excluding any loss, cost or expense to the extent incurred as a direct result of the gross negligence or willful misconduct of the Deposit Account Bank as determined by a court of competent jurisdiction in a final and non-appealable judgment.

Annex H

(f)If the balances in the Deposit Accounts are not sufficient to compensate the Deposit Account Bank for any fees or charges due to the Deposit Account Bank in connection with the Deposit Account or this Agreement or any returned check related thereto, the Assignor agrees to pay to the Deposit Account Bank, on demand, the amount due.  The Assignor will have breached this Agreement if it has not paid the Deposit Account Bank, within five (5) days after such demand, the amount due.

(g)In no event will the Deposit Account Bank and the Collateral Agent hereto be liable for any special, indirect, exemplary, and consequential or punitive damages, including but not limited to lost profits.

(h)The Deposit Account Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to liability of the Deposit Account Bank, if such failure or delay is caused by circumstances beyond the Deposit Account Bank’s reasonable control.

4.Subordination of Security Interests; Deposit Account Bank’s Recourse to Deposit Account.  The Deposit Account Bank hereby subordinates any claims and security interests it may have against, or with respect to, the Deposit Accounts (including any amounts, investments, instruments or other Collateral from time to time on deposit therein) to the security interests of the Collateral Agent (for the benefit of the Secured Parties) therein, and agrees that no amounts shall be charged by it to, or withheld or set-off or otherwise recouped by it from, the Deposit Accounts or any amounts, investments, instruments or other Collateral from time to time on deposit therein; provided that the Deposit Account Bank may, however, from time to time debit the Deposit Accounts for any of its customary charges in maintaining the Deposit Accounts or for reimbursement for the reversal of any provisional credits granted by the Deposit Account Bank to the Deposit Accounts, to the extent, in each case, that the Assignor has not separately paid or reimbursed the Deposit Account Bank therefor.

5.Representations, Warranties and Covenants of Deposit Account Bank.  The Deposit Account Bank represents and warrants to the Collateral Agent that:

(a)The Deposit Account Bank constitutes a “bank” (as defined in Section 9-102 of the UCC), that the jurisdiction (determined in accordance with Section 9-304 of the UCC) of the Deposit Account Bank for purposes of the Deposit Accounts shall be the State of New York.

(b)The Deposit Account Bank shall not permit the Assignor to establish any other account with it.

(c)  The account agreements between the Deposit Account Bank and the Assignor relating to the establishment and general operation of the Deposit Accounts provide, whether specifically or generally, that the laws of New York govern secured transactions relating to the Deposit Account and that the Deposit Account Bank’s “jurisdiction” for purposes of Section 9-304 of the UCC in respect of the Deposit Account is New York.  The Deposit Account Bank will not, without the Collateral Agent’s prior written consent, amend any such account agreement so that the Deposit Account Bank’s jurisdiction for purposes of Section 9-304 of the UCC is a jurisdiction other than the State of New York.  Copies of all account agreements in respect of the Deposit Accounts in existence on the date hereof have been furnished to the Collateral Agent.

Annex H

(d)The Deposit Account Bank has not entered, and will not enter, into any agreement with any other Person by which the Deposit Account Bank is obligated to comply with instructions from such other Person as to the disposition of funds from the Deposit Accounts or other dealings with the Deposit Accounts or other of the Collateral.

(e)On the date hereof the Deposit Account Bank maintains no deposit account (as defined in Section 9-102 of the UCC) for the Assignor other than the Deposit Account.

(f)Any items or funds received by the Deposit Account Bank for the Assignor’s account will be credited to the Deposit Account Bank for the Assignor in accordance with this Agreement.

(g)The Assignor will promptly notify the Collateral Agent of each Deposit Account hereafter established by the Deposit Account Bank for the Assignor (which notice shall specify the account number of such Deposit Account and the location at which the Deposit Account is maintained), and each such new Deposit Account shall be subject to the terms of this Agreement in all respects.

6.Deposit Accounts Statements and Information.  The Deposit Account Bank agrees, and is hereby authorized and instructed by the Assignor, to furnish to the Collateral Agent, at its address indicated below, copies of all account statements relating to the Deposit Accounts that the Deposit Account Bank sends to the Assignor and to disclose to the Collateral Agent all information reasonably requested by the Collateral Agent regarding the Deposit Account.

7.Conflicting Agreements.  This Agreement supplements, rather than replaces, the Account Related Agreements.  Except as supplemented herein, the Account Related Agreements will continue to apply to the Deposit Account and cash management or similar services provided to the Assignor by the Deposit Account Bank or any affiliate of the Deposit Account Bank in connection with the Deposit Account to the extent not directly in conflict with the provisions of this Agreement (provided, however, that in the event of any such conflict, the provisions on this Agreement shall control).

8.Merger or Consolidation of Deposit Account Bank.  Without the execution or filing of any paper or any further act on the part of any of the parties hereto, any bank into which the Deposit Account Bank may be merged or with which it may be consolidated, or any bank resulting from any merger to which the Deposit Account Bank shall be a party, or any affiliated bank of the Deposit Account Bank to which the Deposit Account Bank has assigned this Agreement, the Account Related Agreements or the Deposit Accounts shall be the successor of the Deposit Account Bank hereunder and shall be bound by all provisions hereof which are binding upon the Deposit Account Bank and shall be deemed to affirm as to itself all representations and warranties of the Deposit Account Bank contained herein.

9.Notices.  (a)  All notices and other communications provided for in this Agreement shall be in writing (including via e-mail or facsimile) and mailed, faxed or delivered to the intended recipient at its address, e-mail address or facsimile number set forth below:

Annex H

If to the Collateral Agent, at:

Nordea Bank Abp,

New York Branch

1211 Avenue of the Americas

23rd Floor

New York, New York 10036

Attn: Shipping, Offshore and Oil Services
E-mail: agency.soosid@nordea.com /
dlny_ny_CADLoan@nordea.com

If to the Assignor, at:

International Seaways Operating Corporation

c/o International Seaways Ship Management LLC

600 Third Avenue, 39th Floor

New York, New York 10016

Attention: Jeffrey D. Pribor, Senior Vice President, Chief Financial Officer

Telephone: +1 212 578 1947

Email: jpribor@intlseas.com

Legaldepartment@intlseas.com

Treasury@intlseas.com

with copies to:

Holland & Knight LLP

31 West 52nd Street

New York, NY 10019

Attention: Jovi Tenev

Facsimile: + 1 212 513 3218

Email: jovi.tenev@hklaw.com

If to the Deposit Account Bank, at:

Nordea Bank Abp,

New York Branch

1211 Avenue of the Americas

23rd Floor

New York, New York 10036

Attn: Shipping, Offshore and Oil Services
E-mail: agency.soosid@nordea.com /
dlny_ny_CADLoan@nordea.com

with copies to the Assignor as above provided

or, as to any party, to such other address, e-mail address or facsimile number as such party may designate from time to time by notice to the other parties.

Annex H

(b)Except as otherwise provided herein, all notices and communications shall, (i) when mailed, be effective three (3) Business Days after being deposited in the mail, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one (1) Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by email or facsimile, be effective when sent by email or facsimile.

10.Amendment.  This Agreement may not be amended, modified or supplemented except in writing executed and delivered by all the parties hereto.

11.Binding Agreement.  This Agreement shall bind the parties hereto and their successors and assign and shall inure to the benefit of the parties hereto and their successors and assigns.  Without limiting the provisions of the immediately preceding sentence, the Collateral Agent at any time or from time to time may designate in writing to the Deposit Account Bank a successor Collateral Agent (at such time, if any, as such entity becomes the Collateral Agent under the Pledge Agreement, or at any time thereafter) who shall thereafter succeed to the rights of the existing Collateral Agent hereunder and shall be entitled to all of the rights and benefits provided hereunder.

12.Continuing Obligations.  The rights and powers granted herein to the Collateral Agent have been granted in order to protect and further perfect its security interests in the Deposit Accounts and other Collateral and are powers coupled with an interest and will be affected neither by any purported revocation by the Assignor of this Agreement or the rights granted to the Collateral Agent hereunder or by the bankruptcy, insolvency, conservatorship or receivership of the Assignor or the Deposit Account Bank or by the lapse of time.  The rights of the Collateral Agent hereunder and in respect of the Deposit Account and the other Collateral, and the obligations of the Assignor and Deposit Account Bank hereunder, shall continue in effect until the security interests of Collateral Agent in the Deposit Account and such other Collateral have been terminated and the Collateral Agent has notified the Deposit Account Bank of such termination in writing.

13.Governing Law; Consent to Jurisdiction; Venue; Waiver of Jury Trial.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY IN THE CITY OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE ASSIGNOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  THE ASSIGNOR HEREBY FURTHER IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY CLAIM THAT ANY

Annex H

SUCH COURT LACKS PERSONAL JURISDICTION OVER THE ASSIGNOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER THE ASSIGNOR.  THE ASSIGNOR HEREBY IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO WHICH THE ASSIGNOR IS A PARTY BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION 13 AND HEREBY FURTHER IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

14.Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

15.Termination.  This Agreement and the security interest created hereby shall automatically terminate, without further action by any party, on the date upon which (i) the Commitments under the Credit Agreement and (ii) all Bank Product Agreements have been terminated; (iii) no Notes representing Borrower’s obligation to pay the principal of, and interest on the Loans under, the Credit Agreement are outstanding; and (iv) all Loans thereunder have been repaid in full and all Obligations applicable to the Loans then due and payable have been paid in full (provided that all indemnities set forth herein shall survive any such termination).

16.Effect of Agreement.  It is expressly understood and agreed that this Agreement is given for the purposes of establishing “control” (as defined in Section 9-104 of the UCC) in the Deposit Accounts.

17.E.U. Bail-In Provisions.  Each of the Assignor and the Collateral Agent acknowledges, agrees to be bound by and consents to the exercise of any right and power under applicable law, commonly referred to as the “Bail-in Power”, vested in the relevant resolution authority that may result in the cancellation of all or a portion of the obligations of the Deposit Account Bank hereunder, including by means of a variation to the terms of such obligations.

* * *

Annex H

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

Assignor:

[•]

By:
Name:
Title:

Annex H

Collateral Agent:

NORDEA BANK ABP, NEW YORK BRANCH,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Deposit Account Bank:

NORDEA BANK ABP, NEW YORK BRANCH,
as Deposit Account Bank

By:
Name:
Title:

By:
Name:
Title:

Schedule I to Annex H

Schedule I

Earnings Accounts

Assignor	Account Number
International Seaways Operating Corporation	4130133002

EXHIBIT H-1

[Form of]

PORTFOLIO INTEREST CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Revolving Credit Agreement, dated as of September 27, 2023 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or otherwise modified from time to time, the “Credit Agreement”), among International Seaways, Inc., a Marshall Islands corporation (“Holdings”), International Seaways Operating Corporation, a Marshall Islands corporation (the “Borrower”), the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, Nordea Bank Abp, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, Nordea Bank Abp, New York Branch, as Bookrunner, Coordinator and as Collateral Agent and Security Trustee for the Secured Parties, and the other parties thereto.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.15(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT H-2

[Form of]

PORTFOLIO INTEREST CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Revolving Credit Agreement, dated as of September 27, 2023 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated, replaced or otherwise modified from time to time, the “Credit Agreement”), among International Seaways, Inc., a Marshall Islands corporation (“Holdings”), International Seaways Operating Corporation, a Marshall Islands corporation (the “Borrower”), the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, Nordea Bank Abp, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, Nordea Bank Abp, New York Branch, as Bookrunner, Coordinator and as Collateral Agent and Security Trustee for the Secured Parties, and the other parties thereto.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.15(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT H-3

[Form of]

PORTFOLIO INTEREST CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Revolving Credit Agreement, dated as of September 27, 2023 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated, replaced or otherwise modified from time to time, the “Credit Agreement”), among International Seaways, Inc., a Marshall Islands corporation (“Holdings”), International Seaways Operating Corporation, a Marshall Islands corporation (the “Borrower”), the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, Nordea Bank Abp, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, Nordea Bank Abp, New York Branch, as Bookrunner, Coordinator and as Collateral Agent and Security Trustee for the Secured Parties, and the other parties thereto.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.15(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT H-4

[Form of]

PORTFOLIO INTEREST CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Revolving Credit Agreement, dated as of September 27, 2023 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated, replaced or otherwise modified from time to time, the “Credit Agreement”), among International Seaways, Inc., a Marshall Islands corporation (“Holdings”), International Seaways Operating Corporation, a Marshall Islands corporation (the “Borrower”), the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, Nordea Bank Abp, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, Nordea Bank Abp, New York Branch, as Bookrunner, Coordinator and as Collateral Agent and Security Trustee for the Secured Parties, and the other parties thereto.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.15(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT I

[Form of]

SOLVENCY CERTIFICATE

Reference is made to that certain Revolving Credit Agreement, dated as of September 27, 2023 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or otherwise modified from time to time, the “Credit Agreement”), among International Seaways, Inc., a Marshall Islands corporation (“Holdings”), International Seaways Operating Corporation, a Marshall Islands corporation (the “Borrower”), the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, Nordea Bank Abp, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, Nordea Bank Abp, New York Branch, as Bookrunner, Coordinator and as Collateral Agent and Security Trustee for the Secured Parties, and the other parties thereto.  Capitalized terms used but not defined herein shall have the meaning given to such terms in the Credit Agreement.

I, [_______], treasurer and chief financial officer of Holdings, solely in my capacity as treasurer and chief financial officer of Holdings and not in an individual capacity, do hereby certify pursuant to Section 4.01(g) of the Credit Agreement as follows:

Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of any Credit Extension on the Closing Date and after giving effect to the application of the proceeds of such Credit Extension on the Closing Date (if applicable):

(a)	The fair value of the properties of Borrower and its Subsidiaries, (on a consolidated basis) will exceed their debts and liabilities, subordinated, contingent or otherwise;
(b)

The present fair saleable value of the property of Borrower and its Subsidiaries as a going concern (on a consolidated basis) will be greater than the amount that will be required to pay the probable liability of their respective debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

(c)

Borrower and its Subsidiaries (on a consolidated basis) will be able to pay their respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured;

(d)

Borrower and its Subsidiaries (on a consolidated basis) will not have unreasonably small capital with which to conduct their respective businesses in which they are engaged as such business is now conducted and is proposed, contemplated or about to be conducted following the Closing Date;

(e)

For purposes of this solvency certificate (this “Certificate”), the amount of contingent liabilities has been computed as the amount that, in the light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability;

(f)

The Administrative Agent has received the financial statements described in Sections 3.04(a) and 4.01(e) of the Credit Agreement (the “Financial Statements”), which the undersigned believes present fairly and accurately, the financial condition and results of operations and cash flows of Borrower and its Subsidiaries as of the dates and for the periods to which they relate; and

(g)

The undersigned is familiar with the business and financial position of Borrower and its Subsidiaries.  In reaching the conclusions set forth in this Certificate, the undersigned has made such investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by each of Borrower and its Subsidiaries after consummation of the Transactions.

[Signature Page Follows]

The undersigned understands that the Lenders are relying on the truth and accuracy of contents of this Certificate in connection with any Credit Extension made to the Borrower on the Closing Date pursuant to the Credit Agreement.

INTERNATIONAL SEAWAYS, INC.,
as Holdings

By:
Name:
Title:

EXHIBIT J

[Letterhead of Specified Bank Products Provider]

[Date]

Nordea Bank Abp, New York Branch,

as Administrative Agent for the Lenders referred to below

1211 Avenue of the Americas

New York, New York, 10036

Attention: Shipping, Offshore and Oil Services

Telephone: (212) 318-9630

Email: agency.soosid@nordea.com / dlny_ny_CADLoan@nordea.com

Reference is hereby made to that certain Revolving Credit Agreement, dated as of September 27, 2023 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or otherwise modified from time to time, the “Credit Agreement”), among International Seaways, Inc., a Marshall Islands corporation (“Holdings”), International Seaways Operating Corporation, a Marshall Islands corporation (the “Borrower”), the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, Nordea Bank Abp, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, Nordea Bank Abp, New York Branch, as Bookrunner, Coordinator and as Collateral Agent and Security Trustee for the Secured Parties, and the other parties thereto.  Capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to them in the Credit Agreement.

Reference is also made to that certain [describe the Bank Product Agreement or Agreements] (the “Specified Bank Product Agreement [Agreements]”), dated as of [___________], by and between [Agent, Lender or Affiliate of Agent or Lender] (the “Specified Bank Products Provider”) and [identify the Loan Party].

1.Appointment of the Administrative Agent and Collateral Agent.  The Specified Bank Products Provider hereby designates and appoints the Administrative Agent and the Collateral Agent, and the Administrative Agent and the Collateral Agent by its signature below hereby accepts such appointment, as its agent under the Credit Agreement and the other Loan Documents as, and to the extent, provided therein.  The Specified Bank Products Provider hereby acknowledges that it has reviewed Sections 10.01, 10.02, 10.03, 10.04, 10.05, 10.06, 10.07, 10.08, 10.09, 10.10, 10.12, 10.13, 10.14 and 11.18 of the Credit Agreement (collectively such sections are referred to herein as the “Agency Provisions”), including, as applicable, the defined terms referenced therein (but only to the extent used therein), and agrees to be bound by the provisions thereof.  The Specified Bank Products Provider, the Administrative Agent and the Collateral Agent each agree that the Agency Provisions which govern the relationship, and certain representations, acknowledgements, appointments, rights, restrictions, and agreements, between the Administrative Agent and the Collateral Agent, on the one hand, and the Lenders or the Secured Parties, on the other hand, shall, from and after the date of this letter agreement also apply to and govern, mutatis mutandis, the relationship between the Administrative Agent and the Collateral Agent, on the one hand, and the Specified Bank Products Provider with respect to the Bank Products provided pursuant to the Specified Bank Product Agreement[s], on the other hand.

2.Acknowledgement of Certain Provisions of Credit Agreement.  The Specified Bank Products Provider also hereby acknowledges that it has reviewed the provisions of Sections 9.01 and 11.02 of the Credit Agreement, including, as applicable, the defined terms referenced therein, and agrees to be bound by the provisions thereof.  Without limiting the generality of any of the foregoing referenced provisions, the Specified Bank Products Provider understands and agrees that its rights and benefits under the Loan Documents consist solely of it being a beneficiary of the Liens and security interests granted to the Collateral Agent and the right to share in Collateral as set forth in the Credit Agreement.

3.Reporting Requirements.  Neither the Administrative Agent nor the Collateral Agent shall have any obligation to calculate the amount due and payable with respect to any Bank Products.  On a monthly basis (not later than the tenth (10th) Business Day of each calendar month) or as more frequently as the Administrative Agent shall request, the Specified Bank Products Provider agrees to provide the Administrative Agent with a written report, in form and substance reasonably satisfactory to the Administrative Agent, detailing Specified Bank Products Provider’s reasonable determination of the credit exposure (and mark-to-market exposure) of the Loan Parties in respect of the Bank Products provided by the Specified Bank Products Provider pursuant to the Specified Bank Product Agreement[s].  If the Administrative Agent does not receive such written report within the time period provided above, the Administrative Agent shall be entitled to assume that the reasonable determination of the credit exposure of the Loan Parties with respect to the Bank Products provided pursuant to the Specified Bank Product Agreement[s] is zero.

4.Bank Product Obligations.  From and after the delivery to the Administrative Agent and the Collateral Agent of this letter agreement duly executed by the Specified Bank Products Provider and the acknowledgement of this letter agreement by the Administrative Agent, the Collateral Agent and the Borrower, the obligations and liabilities of the Loan Parties to the Specified Bank Products Provider in respect of Bank Products evidenced by the Specified Bank Product Agreement[s] shall constitute Bank Product Obligations (and which, in turn, shall constitute Secured Obligations), and the Specified Bank Products Provider shall constitute a Bank Product Provider.  The Specified Bank Products Provider acknowledges that other Bank Products (which may or may not be Bank Products provided pursuant to the Specified Bank Product Agreement[s]) may exist at any time.

5.Notices.  All notices and other communications provided for hereunder shall be given in the form and manner provided in Section 11.01 of the Credit Agreement, and, if to the Administrative Agent or the Collateral Agent, shall be mailed, sent, or delivered to the Administrative Agent or the Collateral Agent in accordance with Section 11.01 of the Credit Agreement, and if to the Borrower, shall be mailed, sent, or delivered to the Borrower in accordance with Section 11.01 of the Credit Agreement, and, if to the Specified Bank Products Provider, shall be mailed, sent or delivered to the address set forth below, or, in each case as to any party, at such other address as shall be designated by such party in a written notice to the other party.

If to the Specified Bank

Products Provider:

Attn:
Fax No.

6.Miscellaneous.  This letter agreement is for the benefit of the Administrative Agent, the Collateral Agent, the Specified Bank Products Provider, the Loan Parties and each of their respective successors and assigns (including any successor Administrative Agent or Collateral Agent pursuant to Section 10.06 of the Credit Agreement[, but excluding any successor or assignee of a Specified Bank Products Provider that does not qualify as a Bank Product Provider]).  Unless the context of this letter agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” This letter agreement may be executed in any number of counterparts and by different parties on separate counterparts.  Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement.  Delivery of an executed counterpart of this letter by telefacsimile or other means of electronic transmission shall be equally effective as delivery of a manually executed counterpart.

7.Governing Law.  (a)  THIS LETTER AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

(b)EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE LOCATED IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LEGAL REQUIREMENTS.  NOTHING IN THIS LETTER AGREEMENT OR OTHERWISE SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS LETTER AGREEMENT AGAINST ANY SPECIFIED BANK PRODUCTS PROVIDER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT IN ANY COURT REFERRED TO IN SECTION 7(b).  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)EACH PARTY TO THIS LETTER AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR ANY LOAN DOCUMENT, IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN FACSIMILE OR EMAIL) IN SECTION 5.  NOTHING IN THIS LETTER AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS LETTER

AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LEGAL REQUIREMENTS.

(e)EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.

[Remainder of This Page Intentionally Left Blank]

Sincerely,

[_________],
as Specified Bank Products Provider

By:
Name:
Title:

Acknowledged and accepted as of the date first written above:

INTERNATIONAL SEAWAYS OPERATING CORPORATION,
as Borrower

By:
Name:
Title:

Acknowledged, accepted, and agreed as of _____ __, 20__:

NORDEA BANK ABP, NEW YORK BRANCH,
as Administrative Agent and Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT K

FORM OF QUIET ENJOYMENT AGREEMENT

QUIET ENJOYMENT AGREEMENT (this “Agreement”), dated as of [DATE] between [CHARTERER] (together with its successors and permitted assigns, the “Charterer”), and NORDEA BANK ABP, NEW YORK BRANCH, acting as Collateral Agent and Security Trustee for the Secured Parties under the Credit Agreement (as defined below) (together with its successors and permitted assigns, the “Mortgagee”).

Recitals

Reference is made to that certain Revolving Credit Agreement, dated as of September 27, 2023, among the Mortgagee, the Owner and the other parties thereto (as such agreement may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein but not defined shall have the meaning assigned thereto in the Credit Agreement).

[SHIPOWNER] (the “Owner”) is the owner of the [FLAG] registered [VESSEL TYPE] named [VESSEL NAME], IMO Number [●] (the “Vessel”).

As security for the Secured Obligations of the Borrower under the Credit Agreement and as permitted under the Charter (as defined below), the Owner executed and delivered to the Mortgagee, as Security Trustee, for the benefit of the Secured Parties, a first preferred ship mortgage, dated September 27, 2023 (the “Vessel Mortgage”) covering the whole of the Vessel, which is subject to the [TYPE OF CHARTER] dated [●] pursuant to which the Vessel was chartered to the Charterer (the “Charter”).  A copy of the Charter is attached hereto as Exhibit “A”.

The parties wish to provide for the quiet enjoyment of the Vessel by the Charterer.

The parties agree as follows:

Section 1. The Charterer hereby represents and warrants to the Mortgagee as of the date hereof that:

(a)	all necessary corporate action has been taken by the Charterer to authorize, and all necessary consents and approvals have been obtained to permit, the Charterer to enter into this Agreement; and
(b)

this Agreement constitutes the legal, valid and binding obligation of the Charterer, enforceable against the Charterer in accordance with its terms, except to the extent that such enforceability may be limited by any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditor’s rights and by general principles of equity.

Section 2. The Mortgagee hereby represents and warrants to the Charterer as of the date hereof that:

(a)	the Mortgagee is authorized to enter into this Agreement; and
(b)

this Agreement constitutes the legal, valid and binding obligation of the Mortgagee, enforceable against the Mortgagee in accordance with its terms, except to the extent that such enforceability may be limited by any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditor’s rights and by general principles of equity.

Section 3. Charterer hereby agrees that:

(a)	[this Agreement is the “[agreement]” referred to in Clause [•] of the Charter;]
(b)	it will duly perform all of its obligations under the Charter in accordance with the Charter and will make all payments of charter hire due and to become due under, and in accordance with, the

Charter, without set-off, deduction or counterclaim for any reason whatsoever, except as provided in the Charter; and

(c)	any lien it may have against the Vessel shall be fully subordinate to any lien of the Mortgagee as mortgagee against the Vessel.

Section 4. The Mortgagee hereby agrees that the exercise by the Mortgagee of its remedies with respect to the Vessel under the Credit Agreement and pursuant to the terms of the Vessel Mortgage shall be made consistent with the provisions of this Agreement.

Section 5. So long as the Charter remains in effect and no default thereunder by the Charterer has occurred and is continuing (a “Charterer Default”), the Mortgagee acknowledges and agrees that the Mortgagee shall not exercise its remedies with respect to the Vessel pursuant to the terms of the Vessel Mortgage in a manner that disturbs or interferes with the quiet and peaceful use and enjoyment of the Vessel by the Charterer and any permitted sub-charterer under the terms of the Charter, provided that, even when no Charterer Default shall have occurred and be continuing, the Mortgagee shall remain free to exercise its powers of extra-judicial sale in relation to the Vessel contained in the Vessel Mortgage and any sale of the Vessel pursuant to any such power shall not terminate the Charter, unless the Charterer does not consent to a change in the technical management of the Vessel (such consent not to be unreasonably withheld), in which case the Charter may be terminated.  In the event of such extra-judicial sale and so long as no Charterer Default shall have occurred and be continuing:

(a)	the Mortgagee shall conduct and complete such sale in a manner which does not unreasonably interfere with the Charterer’s rights under the Charter and this Agreement; and
(b)

the Mortgagee shall require that the purchaser accede to the Charter and agree to comply with the Owner’s obligations thereunder as though it were named in the Charter in place of the Owner, until the expiration of the Charter according to its terms.

Section 6. The Charterer hereby agrees that the provisions of Section 5 above shall not be construed as restricting or limiting the ability or rights of the Mortgagee to take such action as may be necessary or appropriate in relation to its security and/or ownership interests in the Vessel so as to preserve or protect those interests as a consequence of (i) the arrest or forfeiture or threatened arrest or forfeiture of the Vessel by a third party or (ii) those interests in the Vessel being threatened or otherwise imperiled during the period whilst the circumstances contemplated in (i) above continue to apply.

Section 7. The provisions of this Agreement are in substitution for, and to the exclusion of, any other covenant for quiet enjoyment which may have otherwise been given by the Mortgagee (unless expressly stated in writing by the Mortgagee to apply) or implied at law or otherwise.

Section 8. This Agreement shall be governed by and construed in accordance with the [LAW OF APPLICABLE JURISDICTION],

Signature pages follow

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of the date first above written.

NORDEA BANK ABP, NEW YORK BRANCH, as Mortgagee

By:

Name:
Title:

By:

Name:
Title:

[CHARTERER], as Charterer

By:

Name:
Title:

EXHIBIT L-1
TO THE CREDIT AGREEMENT

FORM OF

FIRST PREFERRED SHIP MORTGAGE

ON MARSHALL ISLANDS FLAG VESSEL

[VESSEL NAME]

OFFICIAL NO. [OFFICIAL NUMBER]

executed by

[SHIPOWNER],

as Shipowner

in favor of

NORDEA BANK ABP, NEW YORK BRANCH,

not in its individual capacity, but solely as Collateral Agent and Security Trustee,

as Mortgagee

[DATE]

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Section 1.	Successors and Assigns	14
Section 2.	Power of Substitution	14
Section 3.	Counterparts	14
Section 4.	Notices	14
Section 5.	Further Assurances	15
Section 6.	Governing Law	15
Section 7.	Additional Rights of the Mortgagee	15
Section 8.	Amendments; Waiver	15

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FIRST PREFERRED MORTGAGE

[VESSEL NAME]

This First Preferred Ship Mortgage made on September 27, 2023 (this “Mortgage”), by [SHIPOWNER], a Marshall Islands corporation and a Marshall Islands foreign maritime entity, with its address at 600 Third Avenue, 39th Floor, New York, New York 10016 (the “Shipowner”), in favor of NORDEA BANK ABP, NEW YORK BRANCH, not in its individual capacity, but solely as Collateral Agent and Security Trustee on behalf of the Secured Parties under the Credit Agreement (as hereinafter defined), with its address at 1211 Avenue of the Americas, New York, NY 10036 (in such capacity, together with its successors in trust and assigns, the “Mortgagee”).  Except as otherwise defined or limited herein, capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined.  The term “Secured Parties” as used in this Mortgage shall include any Bank Product Provider.

Statement pursuant to Chapter 3 of the Republic of the Marshall Islands Maritime Act of 1990, as amended:

The MAXIMUM AMOUNT of the direct and contingent obligations secured by this Mortgage is Three Hundred Twenty Million United States Dollars ($320,000,000) being the aggregate of (i) One Hundred Sixty Million United States Dollars ($160,000,000) in respect of obligations under the Loan Documents and (ii) One Hundred Sixty Million United States Dollars ($160,000,000) in respect of obligations under the Bank Product Agreements, and interest, fees and performance of mortgage covenants.

W I T N E S S E T H

WHEREAS:

A.The Shipowner is the sole owner of the whole of the vessel [VESSEL NAME], Official Number [OFFICIAL NUMBER], registered in the name of the Shipowner under the laws and flag of the Republic of the Marshall Islands (the “Vessel”).

B.International Seaways Operating Corporation (the “Borrower”) and International Seaways, Inc. (“Holdings”) have entered into a Revolving Credit Agreement, dated as of September 27, 2023 (as such may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with, inter alia, the other Guarantors named therein, including the Shipowner, the Lenders party thereto from time to time, Nordea Bank Abp, New York Branch, as Administrative Agent, Nordea Bank Abp, New York Branch, as the Mortgagee, as the Collateral Agent, Bookrunner, Coordinator and Security Trustee, and  ING Bank N.V., London Branch, as Sustainability Coordinator, providing for a senior secured revolving credit facility in an aggregate principal amount not in excess of One Hundred Sixty Million United States Dollars (U.S. $160,000,000).  The form of the Credit Agreement (without Schedules or Exhibits, except for Exhibit F-2, the form of the Revolving Note) is attached hereto as Mortgage Exhibit A and made a part hereof.

C.The Borrower may at any time and from time to time enter into, or guaranty the obligations of one or more Guarantors or any of their respective Subsidiaries under, one or more Bank Product Agreements with a Bank Product Provider. The parties agree that the aggregate notional amount of liabilities of the Borrower under the Bank Product Agreements entered into with respect to the Loans and/or Commitments is One Hundred Sixty Million United States Dollars (U.S. $160,000,000).  Copies of the Bank Product Agreements outstanding on the date hereof together with the confirmations relating thereto are attached hereto as Exhibit B and made a part hereof.

D.The Shipowner is a Wholly-Owned Subsidiary of the Borrower.

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E.Pursuant to Article VII of the Credit Agreement, the Shipowner has guaranteed the Secured Obligations from time to time owing to the Secured Parties by any Loan Party. The Secured Obligations include the Borrower’s or one or more Guarantors’ obligations under any existing or subsequent Bank Product Agreements.

F.The Lenders have committed to make the Loans subject to the terms and on the conditions set forth in the Credit Agreement; and the Shipowner acknowledges that it is justly indebted to the Secured Parties for such obligations under the Credit Agreement.

G.In order to secure (1) its obligations as aforesaid under the Credit Agreement according to the respective terms thereof, (2) its obligations as aforesaid under one or more Bank Product Agreements according to the terms thereof, (3) the payment of all other such sums that may hereinafter be secured by this Mortgage in accordance with the terms hereof, and (4) the performance and observance of and compliance with all the agreements, covenants and conditions contained herein, in the Credit Agreement and the Notes and in the Bank Product Agreements (the foregoing being hereafter collectively referred to as the “Secured Obligations”), the Shipowner has duly authorized the execution and delivery of this Mortgage under Chapter 3 of the Republic of the Marshall Islands Maritime Act 1990 as amended.

H.Pursuant to Article X of the Credit Agreement, the Mortgagee has agreed to hold the Trust Property in trust for the Secured Parties.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, and in order to secure the payment of the Secured Obligations, the Shipowner has granted, conveyed, mortgaged, pledged, confirmed, assigned, transferred and set over and by these presents does grant, convey, mortgage, pledge, confirm, assign, transfer and set over, unto the Mortgagee, and its successors and assigns, the whole of the Vessel, including, without being limited to, all of the boilers, engines, machinery, masts, spars, boats, anchors, cables, chains, fuel (to the extent owned by the Shipowner), rigging, tackle, capstans, outfit, tools, pumps and pumping equipment, apparel, furniture, drilling equipment, fittings, equipment, spare parts, and all other appurtenances thereunto appertaining or belonging, whether now owned or hereafter acquired, and also any and all additions, improvements, renewals and replacements hereafter made in or to the Vessel or any part thereof, including all items and appurtenances aforesaid, all of which shall be deemed to be included in the term “Vessel” as used in this Mortgage;

TO HAVE AND TO HOLD all and singular the above mortgaged and described property unto the Mortgagee and its successors and assigns, to its and to its successors’ and assigns’ own use, benefit and behoof forever;

PROVIDED, and these presents are upon the condition that, if the Shipowner or its successors or assigns shall pay or cause to be paid the Secured Obligations as and when the same shall become due and payable in accordance with the respective terms of the Credit Agreement, the Notes, the Bank Product Agreements and this Mortgage, and all other such sums as may hereafter become secured by this Mortgage in accordance with the terms hereof, and the Shipowner shall duly perform, observe and comply with or cause to be performed, observed, or complied with all the covenants, terms and conditions of this Mortgage, the Credit Agreement and the Bank Product Agreements, expressed or implied, to be performed, then this Mortgage and the estate and rights hereunder shall cease, determine and be void, otherwise to remain in full force and effect.

The Shipowner, for itself, its successors and assigns, hereby covenants, declares and agrees with the Mortgagee and its successors and assigns that the Vessel is to be held subject to the further covenants, conditions, terms and uses hereinafter set forth.

ARTICLE IRepresentations and Warranties of the Shipowner

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Section 1.Existence: Authorization.  The Shipowner is a corporation duly incorporated and validly existing under the laws of the Republic of the Marshall Islands and shall so remain during the life of this Mortgage; it is duly authorized to mortgage the Vessel; all actions necessary and required by law for the execution and delivery of this Mortgage have been duly and effectively taken; and each of the Secured Obligations and the Mortgage is and will be the legal, valid and binding obligation of the Shipowner enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditor’s rights generally or by equitable principles relating to enforceability.

Section 2.Title to Vessel.  The Shipowner lawfully owns and is lawfully possessed of the Vessel free from any Lien whatsoever other than Permitted Liens, and will warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever.

Section 3.ISM Code, ISPS Code and MARPOL Compliance.  The Shipowner is in compliance with the ISM Code, the ISPS Code and MARPOL in all material respects, and has obtained all documentation, including, without limitation, maintenance and renewal of a valid safety management certificate and document of compliance in relation to the Vessel and the manager of the Vessel, respectively, as may be required by applicable law.

ARTICLE IICovenants of the Shipowner

Section 1.Payment of Indebtedness.  The Shipowner will pay or cause to be paid the Secured Obligations, and will observe, perform and comply with the covenants, terms and conditions herein and in the Credit Agreement and the Bank Product Agreements, express or implied, on its part to be observed, performed or complied with.

The Secured Obligations are obligations in United States Dollars and the term “$” when used herein shall mean such United States Dollars.  Notwithstanding fluctuations in the value or rate of United States Dollars in terms of gold or any other currency, all payments hereunder or otherwise in respect of the Secured Obligations shall be payable in terms of United States Dollars when due, in United States Dollars when paid, whether such payment is made before or after the due date.

Section 2.Mortgage Recording.  The Shipowner will cause this Mortgage to be duly recorded in the Office of the Deputy Commissioner of Maritime Affairs of the Republic of the Marshall Islands, in accordance with the provisions of Chapter 3 of the Republic of the Marshall Islands Maritime Act of 1990, as amended, and will otherwise comply with and satisfy all of the provisions of applicable laws of the Republic of the Marshall Islands in order to establish and maintain this Mortgage as a first preferred mortgage thereunder upon the Vessel and upon all renewals, replacements and improvements made in or to the same for the amount of the Secured Obligations.

Section 3.Lawful Operation.  The Shipowner will not cause or permit the Vessel to be operated in any manner contrary to law, and the Shipowner will not engage in any unlawful trade or violate any law or carry any cargo that will expose the Vessel to penalty, confiscation, forfeiture, capture or condemnation, and will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration or enrollment of the Vessel under the laws and regulations of the Republic of the Marshall Islands, and will at all times keep the Vessel duly documented as a Republic of the Marshall Islands flag vessel under the laws of the Republic of the Marshall Islands, and the regulations in effect thereunder from time to time, as amended.  Upon the reasonable request of the Mortgagee from time to time, the Shipowner will advise the Mortgagee of the Vessel’s position and trading route.  Only a Technical Manager or such other Person as permitted under the Credit Agreement shall perform the technical management of the Vessel.  The Shipowner will not change or permit the change of the technical or the commercial management of the Vessel in violation of the Credit Agreement.  The Shipowner will at all times procure

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that (i) the Vessel shall not be used by or for the benefit of an Embargoed Person, (ii) the Vessel shall not be used in trading in any manner contrary to Sanctions Laws or that would otherwise trigger the operation of any exclusion clause (or similar) in the Insurance Collateral, and (iii) that each charterparty in respect of the Vessel shall contain, for the benefit of the Shipowner or the Borrower, language which gives effect to the provisions of the Credit Agreement as regards Sanctions Laws and of this Section 3 and which permits refusal of employment or voyage orders if compliance would result in a breach of Sanctions Laws.

Section 4.Prohibition of Liens.  None of the Shipowner, any charterer, the Master of the Vessel or any other person has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon the Vessel, its freights, profits or hire any Lien whatsoever other than this Mortgage and Permitted Liens.

Section 5.Payment of Taxes, Etc.; Release of Liens.  The Shipowner will pay and discharge when due and payable, from time to time, all tolls, dues, taxes, assessments, governmental charges, fines, penalties, debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory Liens (other than Permitted Liens) or claims (other than Permitted Liens) enforceable against, the Vessel or any income therefrom, provided that such payment and discharge shall not be required with respect to any such tolls, dues, taxes, assessments, governmental charges, fines, penalties, debts, damages, liabilities or claims so long as (i) the validity or amount of the foregoing is being contested in good faith by appropriate proceedings timely instituted and diligently conducted and the Shipowner shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP, and (ii) such contest operates to suspend collection of the contested Tax, assessment or charge and enforcement of a Lien other than a Permitted Lien. The Shipowner will not create, incur, assume or suffer to exist any Lien on the Vessel other than the Lien of this Mortgage and the other Permitted Liens.  The Shipowner will pay or cause to be discharged or make adequate provision for the satisfaction or discharge of all Liens, or will cause the Vessel to be released or discharged from any Lien (other than Permitted Liens) in accordance with the Credit Agreement.

Section 6.Notice of Mortgage.  The Shipowner will place, and at all times and places will retain a properly certified copy of this Mortgage on board the Vessel with her papers and will cause such certified copy and the Vessel’s certificate of documentation to be exhibited to any and all persons having business therewith which might give rise to any Lien thereon and to any representative of the Mortgagee.

The Shipowner will place and keep prominently displayed in the chart room and in the Master’s cabin or office on the Vessel a framed printed notice in plain type reading as follows:

NOTICE OF MORTGAGE

THIS VESSEL IS OWNED BY [SHIPOWNER], AND IS SUBJECT TO A FIRST PREFERRED SHIP MORTGAGE IN FAVOR OF NORDEA BANK ABP, NEW YORK BRANCH, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS COLLATERAL AGENT AND SECURITY TRUSTEE, AS MORTGAGEE UNDER AUTHORITY OF CHAPTER 3 OF THE MARSHALL ISLANDS MARITIME ACT 1990, AS AMENDED.  UNDER THE TERMS OF THE MORTGAGE, NONE OF THE SHIPOWNER, ANY CHARTERER, THE MASTER OF THE VESSEL, OR ANY OTHER PERSON HAS ANY RIGHT, POWER OR AUTHORITY TO CREATE, INCUR OR PERMIT TO BE PLACED OR IMPOSED UPON THE VESSEL, ANY LIEN WHATSOEVER OTHER THAN “PERMITTED LIENS” AS DEFINED IN THE MORTGAGE.

Section 7.Release from Arrest.  If a libel, complaint, writ or warrant be filed against the Vessel or the Vessel be otherwise attached, arrested, levied upon or taken into custody under process or color of legal authority for any cause whatsoever, the Shipowner will promptly notify the Mortgagee thereof by electronic mail, and within thirty (30) days will cause the Vessel to be released and all Liens thereon

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other than this Mortgage and any Permitted Liens to be discharged, and will promptly notify the Mortgagee thereof in the manner aforesaid.  The Shipowner will notify the Mortgagee within forty-eight (48) hours of any average or salvage incurred by the Vessel in an amount in excess of US$1,500,000. If the Shipowner shall fail or neglect to furnish proper security or otherwise to release the Vessel from libel, arrest, levy, seizure or attachment as set forth above, the Mortgagee or any person acting on behalf of the Mortgagee may furnish security to release the Vessel and by so doing shall not be deemed to cure the default of the Shipowner.

Section 8.Maintenance. (a) The Shipowner will without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, the Vessel in good running order and repair, so that the Vessel shall be, insofar as due diligence can make her so, tight, staunch, strong and well and sufficiently tackled, apparelled, furnished, equipped and in every respect seaworthy and will keep the Vessel, or cause her to be kept, in such condition as will entitle her to maintain the classification and rating for vessels of the same age and type with an Approved Classification Society, free of any overdue conditions or recommendations affecting class, unless failure to obtain such classification or the existence of any overdue conditions or recommendations affecting class, or failure to maintain such seaworthiness or fitness, would not reasonably be expected to have a Material Adverse Effect or result in any suspensions, discontinuances or withdrawal of class.  The Shipowner hereby irrevocably and unconditionally grants to the Mortgagee a power of attorney permitting the Mortgagee and representatives thereof to examine the class records of the Vessel at any time, so long as the Secured Obligations shall remain outstanding.  Without cost or expense to the Mortgagee, the Shipowner will irrevocably and unconditionally instruct and authorize the Approved Classification Society of the Vessel as follows, and will obtain from the Approved Classification Society a written undertaking to the Mortgagee containing the following language (or such other language as may be reasonably acceptable to the Mortgagee):

(i)to send to the Mortgagee, following receipt of a written request from the Mortgagee, certified true copies of all original certificates of class issued by the Approved Classification Society relating to the Vessel;

(ii)to allow the Mortgagee (or its agents), upon reasonably notice to the Approved Classification Society and from time to time, to inspect the classification reports and related records of the Shipowner and the Vessel at the offices of the Approved Classification Society and to take copies of them;

(iii)to notify the Mortgagee promptly in writing if the Approved Classification Society suspends or cancels the Vessel’s class under (a) its rules, terms and conditions, or other policies of the Approved Classification Society, or (b) the laws of the Republic of the Marshall Islands;

(iv)following receipt of a written request from the Mortgagee:

(A)to advise of any facts or matters which could reasonably be expected to result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the Vessel’s class under the rules or terms and conditions of the Approved Classification Society;

(B)to notify the Mortgagee promptly in writing if the Classification Society receives notification from the Shipowner or any other Person that the Vessel’s Approved Classification Society is to be changed;

(C)to confirm that the Shipowner is not in default of any of its contractual obligations or liabilities to the Approved Classification Society, including confirmation that it has paid in full all fees or other charges due and payable to the Approved Classification Society; and

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(D)if the Shipowner is in default of any of its contractual obligations or liabilities to the Approved Classification Society, to specify to the Mortgagee in reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the Approved Classification Society.

Notwithstanding the above instructions and undertaking given for the benefit of the Mortgagee, the Shipowner shall continue to be responsible to the Approved Classification Society for the performance and discharge of all its obligations and liabilities relating to or arising out of or in connection with the contract it has with the Approved Classification Society, and nothing herein or therein shall be construed as imposing any obligation or liability of the Mortgagee to the Approved Classification Society in respect thereof.

The Shipowner shall further notify the Approved Classification Society that all the foregoing instructions and authorizations shall remain in full force and effect until revoked or modified by written notice to the Approved Classification Society received from the Mortgagee, and that the Shipowner shall reimburse the Approved Classification Society for all its costs and expenses incurred in complying with its undertakings to the Mortgagee.

(b)The Vessel shall, and the Shipowner covenants that she will, at all times comply with and satisfy all applicable Legal Requirements of the Republic of the Marshall Islands, including the ISM Code, the ISPS Code and MARPOL, and shall have on board as and when required thereby valid certificates showing compliance therewith.  Unless otherwise required by applicable law, the Shipowner will not make, or permit to be made, any substantial change in the structure, type or speed of the Vessel or change in her rig, without first receiving the written approval thereof of the Mortgagee.

(c)The Shipowner agrees to give the Mortgagee at least ten (10) days’ notice of the actual date and place of any scheduled classification society special survey or drydocking and, where possible having due regard for safety and operational necessities, prior notice of the actual date and place of any other classification society survey or drydocking, the estimated scope of which shall involve repairs or other liability in excess of US$1,000,000, in order that the Mortgagee may have representatives present if desired subject always to the approval of the shipyard or other facility.

(d)The Shipowner shall promptly notify the Mortgagee of and furnish the Mortgagee with full information, including copies of reports and surveys, regarding any material accident involving repairs where the aggregate cost is likely to exceed US$2,500,000 (or its equivalent in another currency).

Section 9.Inspection; Reports.  The Shipowner shall permit representatives of the Collateral Agent and the Administrative Agent, upon two (2) Business Day’s advance notice and not more than twice during any fiscal year of the Borrower (unless an Event of Default has occurred and is continuing), to visit and inspect the Vessel without interrupting the normal commercial operation of the Vessel, including to conduct any environmental assessments of the Vessel and examine and make abstracts from any of its books and records (including insurance policies), at any reasonable time and upon reasonable notice.

Section 10.Flag; Name.  The Shipowner will not change the flag or name of the Vessel without the written consent of the Mortgagee and any such written consent to any one change of flag or name shall not be construed to be a waiver of this provision with respect to any subsequent proposed change of flag or name.

Section 11.Insurance.  The Shipowner will at all times and without cost to the Mortgagee maintain the Required Insurance in accordance with the Credit Agreement.

Section 12.Reimbursement for Expenses.  The Shipowner will reimburse the Mortgagee promptly for any and all expenditures which the Mortgagee may from time to time make, lay out or expend in providing such protection in respect of insurance, discharge or purchase of Liens, taxes, dues, tolls,

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assessments, governmental charges, fines and penalties lawfully imposed, repairs, reasonable attorney’s fees, and other matters as the Shipowner is obligated herein to provide, but fails to provide and which, in the reasonable judgment of the Mortgagee are necessary or appropriate for the protection of the Vessel or the security granted by this Mortgage.  Such obligation of the Shipowner to reimburse the Mortgagee shall be an additional indebtedness due from the Shipowner, shall bear interest at the interest rate as set forth in Section 2.06(b) of the Credit Agreement from the date of payment by the Mortgagee to and including the date of reimbursement by the Shipowner, shall be secured by this Mortgage, and shall be payable by the Shipowner on demand.  The Mortgagee, though privileged to do so, shall be under no obligation to the Shipowner to make any such expenditure, nor shall the making thereof relieve the Shipowner of any default in that respect.

Section 13.Further Assurances.  In the event that at any time and from time to time, the Credit Agreement, the Bank Product Agreements, this Mortgage or any of the other Loan Documents or any provisions hereof or thereof shall be deemed invalidated in whole or in part by reason of any present or future law or any decision of any authoritative court, or if the documents at any time held by the Mortgagee shall be reasonably deemed by the Mortgagee insufficient to carry out the true intent and spirit of this Mortgage, then the Shipowner, forthwith upon the request of the Mortgagee, will execute, on its own behalf, such other and further assurances and documents as reasonably requested by the Mortgagee to more effectually subject the Vessel to the payment of the principal sum of the Indebtedness secured hereby, as in this Mortgage provided, and the performance of the terms and provisions of this Mortgage.

Section 14.Further Bank Product Agreements.  The Shipowner shall, promptly upon entering into any Bank Product Agreement or any amendment to such Bank Product Agreement, amend this Mortgage to attach any such Bank Product Agreement or any amendments thereto as an Exhibit hereto if requested by the Mortgagee, and the costs associated with such amendment shall be borne by the Shipowner.

ARTICLE IIIEvents of Default and Remedies

Section 1.Events of Default; Remedies.  An “event of default” hereunder shall happen if an Event of Default shall have occurred and be continuing under the Credit Agreement [or any Bank Product Agreement].  If an event of default shall happen, then the security constituted by this Mortgage shall become immediately enforceable and that without limitation, the enforcement remedies specified can be exercised irrespective of whether or not the Mortgagee has exercised the right of acceleration under the Credit Agreement and the Mortgagee shall have the right to:

(i)Declare all the then unpaid Secured Obligations to be due and payable immediately, and upon such declaration, the same shall become and be immediately due and payable; provided, however, that no declaration shall be required if an event of default shall have occurred by reason of a default under Section 8.01(g) or (h) of the Credit Agreement, then and in such case, the Secured Obligations shall become immediately due and payable on the occurrence of such event of default without any notice or demand;

(ii)Exercise all of the rights and remedies in foreclosure and otherwise given to a mortgagee by the provisions of the laws of the Republic of the Marshall Islands or of any other jurisdiction where the Vessel may be found;

(iii)Bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Secured Obligations, and collect the same out of any and all property of the Shipowner whether covered by this Mortgage or otherwise;

(iv)Take and enter into possession of the Vessel, at any time, wherever the same may be, without legal process and without being responsible for loss or damage and the Shipowner or

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other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessel and at the request of the Mortgagee, the Shipowner shall convey any request or instructions of the Mortgagee to the Vessel’s officers and other senior personnel to remain on board to operate the Vessel for a reasonable period of time;

(v)Without being responsible for loss or damage, the Mortgagee may hold, lay up, lease, charter, operate or otherwise use the Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or pursuant to subsection (vi) next following, all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given it to take the Vessel, the Mortgagee shall have the right to dock the Vessel, for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock her at any other place at the cost and expense of the Shipowner;

(vi)Without being responsible for loss or damage, the Mortgagee may sell the Vessel upon such terms and conditions as the Mortgagee shall deem best, free from any claim of or by the Shipowner, at public or private sale, by sealed bids or otherwise, by delivering notice of such sale, whether public or private, addressed to the Shipowner at its last known address and to any other record mortgagee, twenty (20) calendar days prior to the date fixed for entering into the contract of sale and by first publishing notice of any such public sale for ten (10) consecutive days, in daily newspapers of general circulation published in the City of New York, State of New York; in the event that the Vessel shall be offered for sale by private sale, no newspaper publication of notice shall be required, nor notice of adjournment of sale; sale may be held at such place and at such time as the Mortgagee by notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned; and any sale may be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at any sale.  The Shipowner agrees that any sale made in accordance with the terms of this paragraph shall be deemed made in a commercially reasonable manner insofar as it is concerned.

Section 2.Power of Sale.  Any sale of the Vessel made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner therein and thereto, and shall bar the Shipowner, its successors and assigns, and all persons claiming by, through or under them.  No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof.  In case of any such sale, the Mortgagee, if it is the purchaser, shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply the Secured Obligations in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale to the Mortgagee after allowing for the costs and expense of sale and other charges; and thereupon such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited upon the Secured Obligations.  At any such sale, the Mortgagee may bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

Section 3.Power of Attorney-Sale.  The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Shipowner, upon the happening of any event of default, to execute and deliver to any purchaser

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aforesaid, and is hereby vested with full power and authority to make, in the name and on behalf of the Shipowner, a good conveyance of the title to the Vessel so sold.  Any person dealing with the Mortgagee or attorney-in-fact shall not be put on enquiry as to whether the power of attorney contained herein has become exercisable.  In the event of any sale of the Vessel, under any power herein contained, the Shipowner will, if and when required by the Mortgagee, execute such form of conveyance of the Vessel as the Mortgagee may direct or approve.

Section 4.Power of Attorney-Collection.  The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Shipowner, upon the happening of any event of default, in the name of the Shipowner to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freight, hire, earnings, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due at the time of the happening of any event of default as defined in Section 1 of Article III hereof in respect of the Vessel, or in respect of any insurance thereon, from any person whomsoever, and to make, give and execute in the name of the Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing.  Any person dealing with the Mortgagee or attorney-in-fact shall not be put on enquiry as to whether the power of attorney contained herein has become exercisable.

Section 5.Delivery of Vessel.  Whenever any right to enter and take possession the Vessel accrues to the Mortgagee, the Mortgagee may require the Shipowner to deliver, and the Shipowner shall on such demand, at its own cost and expense, deliver the Vessel, as demanded.  If any legal proceedings shall be taken to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessel and the freights, hire, earnings, issues, revenues, income and profits due or to become due arising from the operation thereof.

Section 6.Mortgagee to Discharge Liens.  The Shipowner authorizes and empowers the Mortgagee or its appointees or any of them, upon the happening of any event of default, to appear in the name of the Shipowner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of any alleged Lien against the Vessel from which the Vessel has not been released and to take such proceedings as to them or any of them may seem proper towards the defense of such suit and the purchase or discharge of such Lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchase or discharge shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee, and shall be secured by the Lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

Section 7.Payment of Expenses.  The Shipowner covenants that upon the happening of any one or more of the events of default, then, upon written demand of the Mortgagee, the Shipowner will pay to the Mortgagee the whole amount due and payable in respect of the Secured Obligations; and in case the Shipowner shall fail to pay the same forthwith upon such demand, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be sufficient to cover the reasonable compensation of the Mortgagee or its agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by it or them or the Mortgagee hereunder.  All moneys collected by the Mortgagee under this Section 7 shall be applied by the Mortgagee in accordance with the provisions of Section 11 of this Article III.

Section 8.Remedies Cumulative.  Each and every power and remedy herein given to the Mortgagee shall be cumulative and in addition to all other powers or remedies now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed

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expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy.  The Mortgagee shall not be required or bound to enforce any of its rights under any other agreements, prior to enforcing its rights under this Mortgage.  No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any default as above defined shall impair any such right, power or remedy or be construed to be a waiver of any such event of default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Secured Obligations maturing after any event of default or of any payment on account of any past default be construed to be a waiver of any right to exercise its remedies due to any future event of default or of any past event of default not completely cured thereby.  No consent, waiver or approval of the Mortgagee shall be deemed to be effective unless in writing and duly signed by authorized signatories of the Mortgagee; any waiver by the Mortgagee of any of the terms of this Mortgage or any consent given under this Mortgage shall only be effective for the purpose and on the terms which it is given and shall be without prejudice to the right to give or withhold consent in relation to future matters (which are either the same or different).

Section 9.Cure of Defaults.  If at any time after an event of default and prior to the actual sale of the Vessel by the Mortgagee or prior to any enforcement or foreclosure proceedings the Shipowner offers completely to cure all events of default and to pay all expenses, advances and damages to the Mortgagee consequent on such events of default, with interest at the interest rate set forth in Section 2.06(b) of the Credit Agreement, then the Mortgagee may, but shall not be obligated to, accept such offer and payment and restore the Shipowner to its former position, but such action, if taken, shall not affect any subsequent event of default or impair any rights consequent thereon.

Section 10.Discontinuance of Proceedings.  In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to its former position and right hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

Section 11.Application of Proceeds.  After an event of default hereunder shall have occurred and be continuing, the proceeds of any sale of the Vessel and any and all other moneys received by the Mortgagee pursuant to or under the terms of this Mortgage or in any proceedings hereunder, the application of which has not elsewhere herein been specifically provided for, shall be applied as follows:

First:To the payment of all costs and expenses (together with interest thereon as set forth in Section 12 of Article II) of the Mortgagee, including the reasonable compensation of its agents and attorneys, by reason of any sale, retaking, management or operation of the Vessel and all other sums payable to the Mortgagee hereunder by reason of any expenses or liabilities incurred or advances made by it for the protection, maintenance and enforcement of the security or of any of its rights hereunder or in the pursuit of any remedy hereby conferred; and at the option of the Mortgagee to provide for adequate indemnity against Liens claiming priority over or equality with the Lien of this Mortgage; and

Second:To the Mortgagee for its distribution in accordance with the provisions of Section 9.01 of the Credit Agreement.

Section 12.Possession Until Default.  Until one or more of the events of default hereinafter described shall happen, the Shipowner (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) shall have the right, from time to time, in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the

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Lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings or equipment or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, first or simultaneously replacing the same by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings, equipment, or other appurtenances of substantially equal value to the Shipowner, which shall forthwith become subject to the Lien of this Mortgage as a first preferred mortgage thereon.

Section 13.Severability of Provisions, Etc. (a) If any provision of this Mortgage should be deemed invalid or shall be deemed to affect adversely the preferred status of this Mortgage under any applicable law, such provision shall be void and of no effect and shall cease to be a part of this Mortgage without affecting the remaining provisions, which shall remain in full force and effect.

(b)In the event that this Mortgage or any of the documents or instruments which may from time to time be delivered thereunder or hereunder or any provision thereof or hereof shall be deemed invalidated by present or future law of any nation or by decision of any court, this shall not affect the validity and/or enforceability of all or any other parts of this Mortgage or such documents or instruments and, in any such case, the Shipowner covenants and agrees that, on demand, it will execute and deliver such other and further agreements and/or documents and/or instruments and do such things as the Mortgagee in its sole discretion may reasonably deem to be necessary to carry out the true intent of this Mortgage.

(c)In the event that the title, or ownership of the Vessel shall be requisitioned, purchased or taken by any government of any country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, decree order or otherwise, the Lien of this Mortgage shall be deemed to attach to the claim for compensation therefor, and the compensation, purchase or other taking of such title or ownership is hereby agreed to be payable to the Mortgagee who shall be entitled to receive the same and shall apply it as provided in Section 11 of this Article III.  In the event of any such requisition, purchase or taking, and the failure of the Mortgagee to receive proceeds as herein provided, the Shipowner shall promptly execute and deliver to the Mortgagee such documents, if any, as in the opinion of the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such part of the compensation, purchase price, reimbursement or award as is payable to it hereunder.

ARTICLE IVSundry Provisions

Section 1.Successors and Assigns.  All of the covenants, promises, stipulations and agreements of the Shipowner in this Mortgage contained shall bind the Shipowner and its successors and shall inure to the benefit of the Mortgagee and its successors and permitted assigns.  In the event of any assignment or transfer of this Mortgage, the term “Mortgagee”, as used in this Mortgage, shall be deemed to mean any such assignee or transferee.

Section 2.Power of Substitution.  Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

Section 3.Counterparts.  This Mortgage may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 4.Notices.  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be made in accordance with Section 11.01 of the Credit Agreement.

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Section 5.Further Assurances.  The Shipowner shall execute and do all such commercially reasonable assurances, acts and things as the Mortgagee may reasonably request, or any receiver in its absolute discretion may require, for:

(a)perfecting or protecting the security created (or intended to be created) by this Mortgage; or

(b)preserving or protecting any of the rights of the Mortgagee under this Mortgage (or any of them); or

(c)ensuring that the security constituted by this Mortgage and the covenants and obligations of the Shipowner under this Mortgage shall inure to the benefit of assignees of the Mortgagee (or any of them); or

(d)facilitating the appropriation or realization of the Vessel or any part thereof and enforcing the security constituted by this Mortgage on or at any time after the same shall have become enforceable; or

(e)the exercise of any power, authority or discretion vested in the Mortgagee under this Mortgage,

in any such case, forthwith upon demand by the Mortgagee or such receiver and at the expense of the Shipowner.  Without limitation of the foregoing, the Shipowner shall, at its expense, enter into, deliver and cause to be recorded such amendments to this Mortgage, and such other instruments and legal opinions, as the Mortgagee may reasonably request.

Section 6.Governing Law.  The provisions of this Mortgage shall, with respect to its validity, effect, recordation and enforcement, be governed by and construed in accordance with the applicable laws of the Republic of the Marshall Islands.

Section 7.Additional Rights of the Mortgagee.  In the event the Mortgagee shall be entitled to exercise any of its remedies under Article III hereof, the Mortgagee shall have the right to arrest and take action against the Vessel at whatever place the Vessel shall be found lying and for the purpose of any action which the Mortgagee may bring before the Courts of such jurisdiction or other judicial authority and for the purpose of any action which the Mortgagee may bring against the Vessel, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable law) be served upon the Master of the Vessel (or upon anyone acting as the Master) and such service shall be deemed good service on the Shipowner for all purposes.

Section 8.Amendments; Waiver.  None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing duly signed by the Mortgagor and the Mortgagee.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Shipowner has caused this Mortgage to be duly executed by its authorized representative the day and year first above written.

[NAME OF SHIPOWNER]

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF NEW YORK)

COUNTY OF NEW YORK)

On [DATE], before me personally appeared [NAME], known to me to be the person who executed the foregoing instrument, who, being by me duly sworn did depose and say that he resides at _______________________, New York, NY; that he is [TITLE] of [SHIPOWNER], the Marshall Islands corporation described in and which executed the foregoing instrument (the “Shipowner”); that he signed his name pursuant to authority granted to him by the Shipowner; and that he further acknowledged that said instrument is the act and deed of the Shipowner.

Notary Public

[FOR USE IN THE REPUBLIC OF THE MARSHALL ISLANDS]

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Mortgage Exhibit A

[Form of Credit Agreement]

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Mortgage Exhibit B

Copy of Bank Product Agreement between [___] and [___] and
related Confirmation(s)

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EXHIBIT M

FORM OF GENERAL ASSIGNMENT AGREEMENT

This GENERAL ASSIGNMENT AGREEMENT, dated September 27, 2023 (this “Agreement”) is given by the Assignors listed on the signature pages hereto (collectively, the “Assignors” and each, an “Assignor”), in favor of NORDEA BANK ABP, NEW YORK BRANCH, as Administrative Agent, Security Trustee and Collateral Agent under the Credit Agreement referred to below (together with its successors and assigns, the “Assignee”) for the benefit of the Secured Parties.

RECITALS

WHEREAS, [OWNER NAME] (the “Owner”) is the sole owner of [VESSEL NAME] (the “Vessel”).

WHEREAS, each Assignor is a direct or indirect wholly-owned subsidiary of the Borrower.

WHEREAS, pursuant to and subject to the conditions contained in the Revolving Credit Agreement, dated as of September 27, 2023 (as the same may be amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among (i) International Seaways, Inc., a Marshall Islands corporation; (ii) International Seaways Operating Corporation, a Marshall Islands corporation (the “Borrower”); (iii) the Assignor and each of the other companies party thereto, as Subsidiary Guarantors, (iv) the financial institutions party thereto, as Lenders and (v) the Assignee, as administrative agent, bookrunner, coordinator, security trustee and collateral agent, the Lenders agreed to make available to the Borrower a revolving credit facility in the aggregate principal amount of One Hundred Sixty Million Dollars ($160,000,000) (the Lenders, the Administrative Agent, the Security Trustee and the Collateral Agent, collectively, the “Lender Creditors”).

WHEREAS, the Borrower may at any time and from time to time enter into, or guaranty the obligations of one or more Subsidiary Guarantors under one or more Bank Product Agreements with one or more Bank Product Providers (the Bank Product Providers, together with the Lender Creditors, the “Secured Parties”).

WHEREAS, pursuant to the Credit Agreement, the Owner and each other Subsidiary Guarantor has jointly and severally guaranteed (i) all of the Secured Obligations of the Loan Parties under the Loan Documents and (ii) all obligations of the Borrower under each Bank Product Agreement.

WHEREAS, it is a condition to the obligation of the Lenders to the making of the Loans and the availability of the Commitments under the Credit Agreement that the Assignors enter into this Agreement as security for their respective obligations under the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

ARTICLE I

DEFINITIONS

Section 1.01Defined Terms.  All capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement.  Any terms used in this Agreement (whether capitalized or lower case) that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein or in the Credit Agreement; provided that to the extent the UCC is used to define any term used herein and if such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern.  In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

“Assignor” and “Assignors” shall have the respective meanings specified therefor in the preamble to this Agreement.

“Collateral” shall have the meaning specified therefor in Section 2.02.

“Collateral Agent” shall have the meaning specified therefor in the preamble to this Agreement.

“Collateral Agent’s Lien” shall mean the Liens granted by the Assignors to the Collateral Agent pursuant to the Security Documents.

“Credit Agreement” shall have the meaning specified therefor in the recitals to this Agreement.

“Earnings Account” shall have the meaning specified in the Credit Agreement.

“Earnings Collateral” shall have the meaning specified in Section 2.02(a).

“Event of Default” shall mean any Event of Default under, and as defined in, the Credit Agreement and any payment default under any Bank Product Agreement entered into in respect of the Borrower’s obligations with respect to the outstanding Loans and/or Commitments from time to time after any grace period.

“Insurance Collateral” shall have the meaning specified in Section 2.02(b).

“Secured Debt Agreements” shall have the meaning specified in the Pledge Agreement.

“Security Interest” shall have the meaning specified therefor in Section 2.02.

“Termination Date” has the meaning set forth in Section 8.04 hereof.

“UCC” shall mean the New York Uniform Commercial Code, as in effect from time to time; provided that in the event that, by reason of mandatory provisions of law, any or all of the perfection, priority, or remedies with respect to the Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such perfection, priority or remedies.

ARTICLE II

SECURITY INTERESTS

Section 2.01Secured Obligations.  This Agreement is made by each Assignor for the benefit of the Secured Parties to secure the Secured Obligations and the performance and observance of and compliance with the covenants, terms and conditions contained in the Loan Documents to which the Assignor is or is to be a party.

Section 2.02Grant of Security.  To secure the Secured Obligations now or hereafter owed or to be performed by such Assignor, each Assignor hereby grants, sells, conveys, assigns, transfers, mortgages and pledges to the Assignee, and unto the Assignee’s successors and assigns, on behalf of and for the ratable benefit of the Secured Parties, all its right, title, interest, claim and demand in and to, and hereby also grants unto the Assignee a first priority continuing security interest (hereinafter referred to as the “Security Interest”) in and to the following, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Assignor, and regardless of where located (all of which are collectively referred to as the “Collateral”):

(a)(i) the earnings of the Vessel, including, but not limited to, all freight, hire and passage moneys, proceeds of off-hire insurance, any other moneys earned and to be earned, due or to become due, or paid or payable to, or for the account of, each such Assignor, of whatsoever nature, arising out of or as a result of the ownership, use, operation or management by each such Assignor or its respective agents of the Vessel, (ii) all moneys and claims for moneys due and to become due to each such Assignor under and all claims for damages arising out of the breach (or payments for variation or termination) of any charter, or contract relating to or under which the Vessel is employed, any and all other present and future charter parties, contracts of affreightment, and operations of every kind whatsoever of the Vessel, and in and to any and all claims and causes of action for money, loss or damages that may now and hereafter accrue or belong to each such Assignor, its respective successors or assigns, arising out of or in any way connected with the present or future ownership, use, operation or management of the Vessel or arising out of or in any way connected with the Vessel, (iii) if the Vessel is employed on terms whereby any money falling within clauses (i) or (ii) above are pooled or shared with any other Person, that proportion of the net receipts of the pooling or sharing arrangements which is attributable to the Vessel, (iv) all moneys and claims for moneys due and to become due to each such Assignor, and all claims for damages, in respect of the actual or constructive total loss of or requisition of use of or title to the Vessel, (v) all moneys and claims for moneys due in respect of demurrage or detention, and (vi) any proceeds of any of the foregoing (the above clauses (i) through (vi), collectively, the “Earnings Collateral”);

(b)(i) all insurances required pursuant to Section 5.04 (Insurance) of the Credit Agreement in respect of the Vessel, whether now or hereafter to be effected, and all renewals of or replacements for the same, (ii) all claims, returns of premium and other moneys and claims for moneys due and to become due under said insurance or in respect of said insurance, (iii) all other rights of the Assignors under or in respect of said insurance and (iv) any proceeds of any of the foregoing (the above clauses (i) through (iv), collectively, the “Insurance Collateral”);

(c)(i) all of the Assignors’ right, title, interest, claim and demand in and to each charter or similar contract of employment of the Vessel with a term in excess of thirty six (36) months (each a “Pledged Charter”), all earnings, freights and other receivables payable thereunder, and all amounts due to an Assignor thereunder, (ii) all claims, rights, remedies, powers and privileges for moneys due and to become due to an Assignor pursuant to the Pledged Charter, (iii) all claims, rights, remedies, powers and privileges for failure of the charterer to meet any of its obligations under the Pledged Charter, (iv) the right to make all waivers, consents and agreements under the Pledged Charter, (v) the right to give and receive all notices and other instruments or communications under the Pledged Charter, (vi) the right to take such action, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted by the Pledged Charter, or by law, and (vii) the right to do any and all other things whatsoever which such Assignor is, or may be, entitled to do under the Pledged Charter including, without limitation, termination of the Pledged Charter pursuant to the terms and conditions stated therein; provided that no Assignor shall be required to assign a Pledged Charter with respect to any charter or similar contract of employment if, and to the extent, an assignment thereof is prohibited thereby or in violation thereof; provided, further, that such Assignor shall be required to assign a Pledged Charter with respect to such charter or similar contract of employment at such time as the relevant prohibition shall no longer be applicable (the above clauses (i) through (vii), collectively, the “Charterparty Collateral”); and

(d)all accessions to, substitutions and replacements for, proceeds and products of any of the foregoing, together with all books and records, computer files, programs, printouts and other computer materials and records related thereto and all collateral security and guarantees given by any person with respect to any of the foregoing.

Section 2.03Subsequently Acquired Collateral.  If any Assignor shall acquire any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the security interests created pursuant to Section 2.02 hereof and, furthermore, such Assignor will promptly thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the applicable procedures set forth in Articles IV and V hereof, and will promptly thereafter deliver to the Assignee (i) a certificate executed by a Responsible Officer of such Assignor describing such Collateral and certifying that the same has been duly pledged in favor of the Assignee for the benefit of the Secured Parties hereunder and (ii) supplements to Schedules 1 and 2 hereto as are reasonably necessary to cause such schedules to be complete and accurate at such time.

ARTICLE III

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.01Representations and Warranties.  Each Assignor hereby represents and warrants to the Collateral Agent for the benefit of the Secured Parties, that (i) with respect to each Assignor on the date hereof, on and as of the date hereof and (ii) with respect to each additional Assignor, on the date such additional Assignor becomes an Assignor hereunder pursuant to Section 8.06:

(a)Schedule 1 sets forth the exact legal name, the type of organization, the jurisdiction of organization, the organizational identification number (if any) and the location of the chief executive office of each Assignor as of the date hereof.

(b)Schedule 2 sets forth each Pledged Charter entered into in connection with the Vessel.

(c)it is the legal and beneficial owner of, and has good and marketable title to, all Collateral pledged by such Assignor hereunder and that it has sufficient interest in all Collateral pledged by such Assignor hereunder in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, adverse claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement and Permitted Liens);

(d)it has the company, corporate, limited partnership or limited liability company power and authority, as the case may be, to pledge all the Collateral pledged by it pursuant to this Agreement;

(e)this Agreement has been duly authorized, executed and delivered by such Assignor and constitutes a legal, valid and binding obligation of such Assignor enforceable against such Assignor in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(f)except to the extent already obtained or made, or, in the case of any filings or recordings of the Security Documents (other than the Collateral Vessel Mortgages) executed on or before the Closing Date, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Assignor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Assignor in connection with (i) the execution, delivery or performance by such Assignor of this Agreement, (ii) the legality, validity, binding effect or enforceability of this Agreement, (iii) the perfection or enforceability of the Assignee’s security interest in the Collateral pledged by such Assignor hereunder or (iv) the exercise by the Assignee of any of its rights or remedies provided herein;

(g)the execution, delivery and performance of this Agreement will not violate any material provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, U.S. or non-U.S., applicable to such Assignor, or of the Organizational Documents of such Assignor, as applicable, or of any securities issued by such Assignor or any of its Subsidiaries, or of any mortgage, deed of trust, indenture, lease, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which such Assignor or any of its Subsidiaries is a party or which purports to be binding upon such Assignor or any of its Subsidiaries or upon any of their respective material assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the material assets of such Assignor or any of its Subsidiaries which are Loan Parties, except as contemplated by this Agreement or the Credit Agreement.

Section 3.02Change of Name; Organizational Structure, etc..  Each Assignor covenants and agrees that it shall not change (i) its legal name, (ii) its identity or organizational structure, (iii) its organizational identification number (if any), (iv) its jurisdiction of organization (in each case, including by merging with or into any other entity, dissolving, liquidating, reorganizing or organizing in any other jurisdiction) or (v) the location of its chief executive office unless it provides written notice of such change to the Administrative Agent within thirty (30) days after such change.  Each Assignor agrees (A) to promptly provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence and with such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request and (B) to promptly take all action reasonably requested by the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable.

Section 3.03Transfers and Other Liens.  Each Assignor covenants and agrees that it will defend the Assignee’s right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and each Assignor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Assignee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Assignee and the Secured Parties.

ARTICLE IV

SPECIAL PROVISIONS REGARDING EARNINGS COLLATERAL AND INSURANCE COLLATERAL

Section 4.01Earnings Collateral.  Each Assignor, jointly and severally, covenants and agrees with the Collateral Agent that from and after the date of this Agreement until the date of termination in accordance with Section 8.04 that (i) it will have all the Earnings (as defined in Exhibit A herein) and other moneys hereby assigned paid over promptly to such Earnings Accounts (or, if an Event of Default has occurred and is continuing, such other account as the Collateral Agent may specify in writing); (ii) it will promptly notify in a writing substantially in the form of Exhibit A hereto, and deliver a duplicate copy of such notice to the Assignee, each person who becomes a party with the Assignor in respect of the Vessel to any charter or contract of affreightment with the Assignor in respect of the Vessel of thirty six (36) months or greater duration and each of the Assignor’s agents and representatives into whose possession or control may come any Earnings and moneys hereby assigned, informing each such Person of this Agreement and instructing such addressee to remit promptly to such Earnings Accounts all earnings and moneys hereby assigned which may come into such Person’s hands or control and to continue to make such remittances or, if an Event of Default shall have occurred and be continuing, in accordance with written notice or instructions to the contrary as such Person may receive directly from the Assignee; and (iii) it will use commercially reasonable efforts to cause each such Person to acknowledge directly to the Assignee receipt of the Assignor’s written notification and the instructions and consent, if required pursuant to any such charter or contract of assignment or other contractual relationship with the Assignor. For the avoidance of doubt, unless an Event of Default has occurred and is continuing, the Borrower shall have full control of the funds within the Earnings Accounts.

Section 4.02Insurance Collateral.  Each Assignor hereby covenants and agrees to procure that (i) notice of this Agreement shall be duly given to all insurance brokers, underwriters and protection and indemnity clubs, substantially in the form hereto attached as Exhibit B, and that where the consent of any insurance broker, underwriter or protection and indemnity club is required pursuant to any of the Insurance Collateral assigned hereby that the Assignor (x) shall use commercially reasonable efforts to obtain such consent substantially in the form attached hereto as Annex II to the form of Notice of Assignment attached hereto as Exhibit B and evidence thereof shall be given to the Assignee, or (y) the Assignor shall obtain, with the Assignee’s approval, a letter of undertaking by the underwriters and protection and indemnity clubs, and (ii) that there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the insurances assigned hereby such notice of this Agreement and clauses as to loss payees in the form attached to Exhibit B or as the Assignee may require or approve in its sole discretion.  Approved forms of loss payable clauses are attached hereto as Annex I to the form of Notice of Assignment attached hereto as Exhibit B.  In all cases (except in the case of protection and indemnity coverage), unless otherwise agreed in writing by the Assignee, such slips, cover notes, notices, certificates of entry or other instruments shall provide that there will be no recourse against the Assignee for payment of premiums, calls or assessments.

ARTICLE V

SPECIAL PROVISIONS REGARDING CHARTERS

Section 5.01Charter Contracts

(a)Each Assignor hereby agrees that at any time and from time to time, upon entering into any Pledged Charter, it will, at the cost and expense of the Borrower, promptly and duly execute and deliver to the charterer under such Pledged Charter, notice of this Agreement in respect of such Pledged Charter substantially in the form attached as Exhibit C.  The Assignors covenant to use commercially reasonable efforts to obtain the consent of the charterer under said Pledged Charter to the assignment of the Pledged Charter in the form attached as Annex I to Exhibit C or in such other form as the Assignee may agree.

(b)On and after the entry into a Pledged Charter, Assignor shall furnish to the Assignee copies of all notices and other instruments, certificates, reports and communications required or permitted to be given or made by the charterer under such Pledged Charter to the Assignor pursuant to such Pledged Charter and, the Assignee may at any time after a Default or Event of Default, instruct the charterer to deliver such notices and other instruments, certificates, reports and communications directly to the Assignee.

Section 5.02Other Actions.  The Assignors hereby agree that at any time and from time to time, upon entering into any guarantee of a Pledged Charter of whatsoever nature, it will promptly and duly execute and deliver to and in favor of the Assignee at the cost and expense of the Borrower any and all such further instruments and documents as the Assignee, and its successors or assigns, may reasonably require in order to obtain the full benefits of this Agreement, and of the rights and powers herein granted.

ARTICLE VI

PROVISIONS REGARDING ALL COLLATERAL

Section 6.01Further Assurances.  Each Assignor agrees that it will execute, or join with the Assignee in executing, and, at such Assignor’s own expense, file and refile under the UCC or other applicable law such financing statements, continuation statements and other documents in such offices as the Assignee may deem reasonably necessary and wherever required by law in order to perfect and preserve the Assignee’s security interest in the Collateral and hereby authorizes the Assignee to file financing statements (including, without limitation, “all assets” financing statements) and amendments thereto relative to all or any part of the Collateral without the signature of such Assignor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Assignee such additional conveyances, assignments, agreements and instruments as the Assignee may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Assignee its rights, powers and remedies hereunder.

Section 6.02Collateral Agent’s Right to Perform Contracts, Exercise Rights, etc.

(a)If an Event of Default has occurred and is continuing, the Collateral Agent (or its designee) may proceed to perform any and all of the obligations of any Assignor contained in any Pledged Charter and exercise any and all rights of any Assignor therein contained as fully as such Assignor itself could.

(b)Anything herein contained to the contrary notwithstanding, the Assignee, or its respective successors and assigns, shall have no obligation or liability under any agreement, including any Pledged Charter by reason of or arising out of this Agreement and the Assignee, its respective successors and assigns, shall not be required or obligated in any manner to perform or fulfill any obligations of any Assignor under or pursuant to any agreement, including any charter or contract of affreightment, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

Section 6.03Agent Appointed Attorney-in-Fact.

(a)Each Assignor hereby appoints the Assignee, its successors and assigns, as its true and lawful attorney-in-fact to file any financing statements or continuation statements or papers of similar purposes or effect in respect of this Agreement, as the Assignee may reasonably require in connection with the perfection of the Assignee’s security interest in the Collateral.

(b)Each Assignor hereby appoints the Assignee, its successors and assigns, as its true and lawful attorney-in-fact, irrevocably, with full power, in the name of the Assignor or otherwise, upon the occurrence and continuance of an Event of Default, to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under, or arising out of the, Earnings Collateral, Insurance Collateral, Charterparty Collateral or otherwise assigned hereunder, property and rights hereby assigned, to endorse any checks or other instruments or orders in connection therewith and to file any document and any claims or to take any action or institute any proceedings which the Assignee and its successors and assigns may reasonably deem necessary or advisable in the premises, including, without limitation, termination of any Pledged Charter to the extent permitted by the terms thereof.  The powers and authorities granted to the Assignee and its successors or assigns herein have been given for valuable consideration, are coupled with an interest and are hereby declared to be irrevocable.

Section 6.04Collateral Agent May Perform.  If any of the Assignors fails to perform any agreement contained herein and an Event of Default has arisen as a result, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Borrower.

Section 6.05Collateral Agent’s Duties, etc.  The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Collateral, for the benefit of the Secured Parties, and shall not impose any duty upon the Collateral Agent to exercise any such powers.  Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially similar to that which the Collateral Agent accords its own property.  Neither the Collateral Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Assignor or any other person or to take any other action whatsoever with regard to the Collateral or Assignor part thereof.  The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Assignor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from their own gross negligence or willful misconduct in breach of a duty owed to such Assignor.  Each Assignor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Assignors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Assignor shall be under any obligation to make any inquiry respecting such authority.

Section 6.06Continuing Security Interest.  The obligations of each Assignor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:  (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (iii) any furnishing of any additional security to the Assignee or its assignee or any acceptance thereof or any release of any security by the Assignee or its assignee; (iv) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Assignor or any Subsidiary of any Assignor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Assignor shall have notice or knowledge of any of the foregoing (it being understood and agreed that the enforcement hereof may be limited by applicable bankruptcy, insolvency, restructuring, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles).

Section 6.07Assignors Remain Liable.  Anything herein to the contrary notwithstanding, (a) each of the Assignors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Charters, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent or any other Secured Party of any of the rights hereunder shall not release any Assignor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the Secured Parties shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the Secured Parties be obligated to perform any of the obligations or duties of any Assignor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.  Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Credit Agreement, or other Loan Documents, the Assignors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting their respective businesses, subject to and upon the terms hereof and of the Credit Agreement and the other Loan Documents.  No notice, request or demand under any Pledged Charter shall be valid as against the Assignee unless and until a copy thereof is furnished to the Assignee.

ARTICLE VII

REMEDIES

Section 7.01Remedies.  If an Event of Default has occurred and is continuing:

(a)The Collateral Agent may, and, at the instruction of the Required Lenders, shall exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the UCC or any other applicable law.

(b)Without limiting the generality of the foregoing, each Assignor expressly agrees that, in any such event, the Collateral Agent without demand of performance or other demand, advertisement or notice of any kind to or upon any Assignor or any other Person (all and each of which demands and notices are hereby expressly waived to the maximum extent permitted by the UCC or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require the Assignors to, and each Assignor hereby agrees that it will at its own expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a location reasonably acceptable to the Collateral Agent, and (ii) without notice except as specified below, sell the Collateral or any part thereof, for cash, on credit, and/or upon such other terms as the Collateral Agent may deem commercially reasonable.  Each Assignor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to any Assignor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the UCC.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c)Without limiting the generality of the foregoing, the Assignee shall have the right (but not the obligation) to assume the Assignor’s position in the Pledged Charter and in such capacity perform the Assignor’s obligations under the Pledged Charter and to exercise the Assignor’s rights under such Pledged Charter.

(d)Each Assignor hereby acknowledges that the Secured Obligations arise out of commercial transactions, and agrees that if an Event of Default shall occur and be continuing the Collateral Agent shall have the right to an immediate writ of possession without notice of a hearing.  The Collateral Agent shall have the right to the appointment of a receiver for the properties and assets of each Assignor, and each Assignor hereby consents to such rights and such appointment and hereby waives any objection such Assignor may have thereto or the right to have a bond or other security posted by the Collateral Agent.

Section 7.02Remedies Cumulative.  Each and every right, power and remedy of the Assignee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Assignee or any other Secured Party of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Assignee or any other Secured Party of all such other rights, powers or remedies, and no failure or delay on the part of the Assignee or any other Secured Party to exercise any such right, power or remedy shall operate as a waiver thereof.  No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Assignee or any other Secured Party to any other or further action in any circumstances without notice or demand.  The Secured Parties agree that this Agreement may be enforced only by the action of the Assignee, in each case acting upon the instructions of the Required Lenders and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Assignee for the benefit of the Secured Parties upon the terms of this Agreement.

Section 7.03Application of Proceeds.  All monies collected by the Assignee upon any sale or other disposition of the Collateral of each Assignor, together with all other monies received by the Assignee hereunder (except to the extent released in accordance with the applicable provisions of this Agreement or any other Loan Document), shall be applied to the payment of the Secured Obligations in the manner set forth in Section 9.01 (Application of Proceeds) the Credit Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.01Indemnity and Expenses.  Each Assignor jointly and severally agrees (i) to indemnify and hold harmless the Assignee and each other Secured Party and their respective successors, assigns, employees, agents and affiliates (individually an “Indemnitee,” and collectively the “Indemnitees”) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs and expenses, including reasonable attorneys’ fees, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)).  In no event shall the Assignee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof.  If and to the extent that the obligations of any Assignor under this Section 8.01 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

Section 8.02Addresses for Notices.  Any notice, demand or other communication to be given under or for the purposes of this Agreement shall be made as provided in Section 11.01 (Notices) of the Credit Agreement.

Section 8.03Continuing Security Interest; Assignments under Credit Agreement.  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Secured Obligations have been paid in full in cash in accordance with the provisions of the Credit Agreement, (b) be binding upon each of the Assignors, and their respective successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Collateral Agent, and its successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), any Lender may, in accordance with the provisions of the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such the Lender herein or otherwise.  Upon payment in full in cash of the Secured Obligations in accordance with the provisions of the Credit Agreement, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to Assignors or any other Person entitled thereto, and the Collateral Agent shall execute and deliver to the Assignors, at the Assignors’ expense, all termination statements, releases and other documents (without recourse and without representation or warranty) which the Assignors shall reasonably, in each case, request to evidence such termination and authorize the filing of any such termination, release or other document executed and delivered by the Collateral Agent.  No transfer or renewal, extension, assignment, or termination of this Agreement or of the Credit Agreement, any other Loan Document, or any other instrument or document executed and delivered by any Assignor to the Collateral Agent nor other loans made by any Lender to the Borrower, nor the taking of further security, nor the retaking or re-delivery of the Collateral to the Assignors, or any of them, by the Collateral Agent, nor any other act of the Secured Parties, or any of them, shall release any of the Assignors from any obligation, except a release or discharge executed in writing by the Collateral Agent in accordance with the provisions of the Credit Agreement.  The Collateral Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by the Collateral Agent and then only to the extent therein set forth.  A waiver by the Collateral Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which the Collateral Agent would otherwise have had on any other occasion.  Upon the consummation of any sale or other disposition of Collateral to any third party pursuant to a transaction permitted by the Credit Agreement or the other Loan Documents, the Security Interest granted hereby with respect to such Collateral shall terminate (but shall attach to the proceeds or products thereof) and the Collateral Agent shall, at the reasonable request and at the expense of the applicable Assignor, provide evidence (without recourse and without any representation or warranty) of such termination.

Section 8.04Termination; Release.  (a)  After the Termination Date, this Agreement and the security interest created hereby shall automatically terminate (provided that all indemnities set forth herein including, without limitation, in Section 8.01 hereof shall survive any such termination), and the Assignee, at the request and expense of any Assignor, will as promptly as practicable execute and deliver to such Assignor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement or any other Loan Document, together with any monies at the time held by the Assignee or any of its sub-agents hereunder.  As used in this Agreement, “Termination Date” shall mean the date upon which the Total Commitments under the Credit Agreement have been terminated and all Bank Product Agreements applicable to Loans (and/or the Commitments) entered into with any Bank Product Providers have been terminated, no Note under the Credit Agreement is outstanding and all Loans thereunder have been repaid in full and all Secured Obligations then due and payable (other than indemnities described in Section 8.01 hereof and described in Section 11.03 of the Credit Agreement, and any other indemnities set forth in any other Secured Debt Agreement, in each case which are not then due and payable) have been indefeasibly paid in full.

(b)In the event that any part of the Collateral is sold in connection with a sale permitted by the Credit Agreement (other than a sale to any Assignor or any Subsidiary thereof) or is otherwise released with the consent of all of the Lenders, as required by Section 11.02(b) of the Credit Agreement, and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, the Assignee, at the request and expense of the respective Assignor, will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

(c)At any time that an Assignor desires that the Assignee assign, transfer and deliver Collateral (and releases therefor) as provided in Section 8.04(a) or (b) hereof, it shall deliver to the Assignee a certificate signed by a principal executive officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to such Section 8.04(a) or (b).

(d)The Assignee shall have no liability whatsoever to any other Secured Party as a result of any release of Collateral by it in accordance with this Section 8.04.

Section 8.05Governing Law; Waiver of Jury Trial; Submission to Jurisdiction. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY IN THE CITY OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH ASSIGNOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  EACH ASSIGNOR HEREBY FURTHER IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY CLAIM THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH ASSIGNOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH ASSIGNOR.  EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT MAY NOW OR

HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO WHICH SUCH ASSIGNOR IS A PARTY BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH OF THE PARTIES HERETO HEREBY FURTHER IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, SUIT, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.06Additional Assignors. Pursuant to Section 5.11 (Security Interests; Further Assurances) of the Credit Agreement, certain new direct or indirect Subsidiaries (whether by acquisition, creation or “designation”) of any Assignor are required to enter into this Agreement by executing and delivering in favor of the Collateral Agent a joinder agreement or any similar instrument with the same effect.  Upon the execution and delivery of a joinder agreement or any similar instrument with the same effect by each such new Subsidiary, such Subsidiary shall become an Assignor hereunder with the same force and effect as if originally named as an Assignor herein.  The execution and delivery of any instrument adding an additional Assignor as a party to this Agreement shall not require the consent of any Assignor hereunder.  The rights and obligations of each Assignor hereunder shall remain in full force and effect notwithstanding the addition of any new Assignor hereunder.

Section 8.07Miscellaneous.

(a)This Agreement is a Loan Document. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original (including if delivered by e-mail or facsimile transmission), but all of which shall together constitute one and the same instrument.

(b)None of the terms and conditions of this Agreement may be amended, changed, waived, modified or varied in any manner whatsoever except in writing duly signed by the parties hereto.

(c)This Agreement is made with full recourse to the Assignors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Assignors contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

(d)If any provisions of this Agreement is held to be illegal, invalid or unenforceable: (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions; provided that the Lenders shall charge no fee in connection with any such amendment.  The invalidity of a provision in a particular jurisdiction shall not invalid or render unenforceable such provision in any other jurisdiction.

(e)The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

(f)Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Secured Party or any Assignor, whether under any rule of construction or otherwise.  This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

(g)The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(h)As used herein, (i) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (ii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the word “incurred” shall have correlative meaning), (iii) unless the context otherwise requires, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Equity Interests, securities, revenues, accounts, leasehold interests and contract rights, (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”, and (v) unless the context otherwise requires, any reference herein (A) to any Person shall be construed to include such Person’s successors and assigns and (B) to the Borrower or any other Loan Party shall be construed to include the Borrower or such Loan Party as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Loan Party, as the case may be, in any insolvency or liquidation proceeding.

(i)The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(j)All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

Section 8.08Release of Assignors. In the event any Assignor which is a Subsidiary of the Borrower is released from its obligations pursuant to the Credit Agreement, such Assignor shall be released from this Agreement and this Agreement shall, as to such Assignor only, have no further force or effect.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Assignor has duly executed this instrument on the day and year first above written.

INTERNATIONAL SEAWAYS OPERATING CORPORATION

By:
Name:
Title:

[OWNER]

By:
Name:
Title:

[OTHER ASSIGNORS][1]

By:
Name:
Title:

[1]	To include any holding company of the owner or other Subsidiary Guarantor, if applicable

[Signature Page to General Assignment Agreement [Vessel Name]

NORDEA BANK ABP, NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to General Assignment Agreement [Vessel Name]

SCHEDULE 1

Legal Names; Type of Organization; Jurisdiction of Organization; Organizational Identification Numbers; Chief Executive Office.

Exact Legal Name	Type of Organization	Jurisdiction of Organization	Organizational Identification Number	Address of Chief Executive Office

SCHEDULE 2

Pledged Charters

[None.]

Exhibit A to

General Assignment Agreement

To:[NAME]

[Address]

FORM OF NOTICE OF ASSIGNMENT OF EARNINGS

The undersigned, International Seaways Operating Corporation, [●] and [SHIPOWNER], the owner (the “Owner” and together with [●], the “Assignors”) of the [FLAG] flag vessel “[VESSEL NAME]” (the “Vessel”), hereby gives you notice that by a General Assignment Agreement, dated September 27, 2023 (the “Assignment”), entered into by, inter alios, us with NORDEA BANK ABP, NEW YORK BRANCH, in its capacity as Collateral Agent for the Secured Parties (hereinafter called the “Assignee”), a copy of which is attached hereto, there has been assigned by us to the Assignee a continuing, first priority security interest in and to all of the undersigned’s right, title and interest in, to and under all Earnings and all other moneys whatsoever which are now, or later become payable (actually or contingently) to the undersigned which arise out of the use or operation of the Vessel.

As used herein, “Earnings” means, in relation to a Vessel, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Owner of such Vessel which arise out of or in connection with or relate to the ownership, use, operation or management of that Vessel, including (but not limited to):

(a)the following, save to the extent that any of them is pooled or shared with any other person, or with the prior written consent of the Administrative Agent:

(i)the earnings of the Vessel, including, but not limited to, all freight, hire and passage moneys, proceeds of off-hire insurance, any other moneys earned and to be earned, due or to become due, or paid or payable to, or for the account of, each such Assignor, of whatsoever nature, arising out of or as a result of the ownership, use, operation or management by each such Assignor or its respective agents of the Vessel; and

(ii)all moneys and claims for moneys due and to become due to each such Assignor under and all claims for damages arising out of the breach (or payments for variation or termination) of any charter, or contract relating to or under which is employed the Vessel, any and all other present and future charter parties, contracts of affreightment, and operations of every kind whatsoever of the Vessel, and in and to any and all claims and causes of action for money, loss or damages that may now and hereafter accrue or belong to each such Assignor, its respective successors or assigns, arising out of or in any way connected with the present or future ownership, use, operation or management of the Vessel or arising out of or in any way connected with the Vessel;

(iii)all moneys and claims for moneys due and to become due to each such Assignor, and all claims for damages, in respect of the actual or constructive total loss of or requisition of use of or title to the Vessel;

(iv)all moneys and claims for moneys due in respect of demurrage or detention; and

(v)any proceeds of any of the foregoing.

(b)if and whenever such Vessel is employed on terms whereby any moneys falling within sub-paragraphs (i) and (ii) of paragraph (a) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to such Vessel.

Capitalized terms used but not defined herein shall have the meaning assigned to such term in the General Assignment Agreement or the Credit Agreement, as applicable.

As from the date hereof and so long as the Assignment is in effect, you are hereby irrevocably authorized and instructed to pay all earnings from time to time due and payable to, or receivable by, the undersigned to the account of the Owner as follows:

Bank:	NORDEA BANK ABP, NEW YORK BRANCH
Swift Code:	NDEAUS3N
Account No:	4130133002
Account Name:	INTERNATIONAL SEAWAYS OPERATING CORPORATION

or, if an Event of Default has occurred and is continuing, to such other account as the Assignee may direct by notice in writing to you from time to time, all such payments to be made in immediately available funds by wire transfer on the day when such payment is due.

Please acknowledge receipt of this notice directly to the Assignee at:

NORDEA BANK ABP, NEW YORK BRANCH

1211 Avenue of the Americas, 23rd Floor

New York, New York 10036

Attention:  Shipping, Offshore and Oil Services

Email: agency.soosid@nordea.com and dlny_ny_CADLoan@nordea.com

[ASSIGNORS],
as Assignor

By:
Name:
Title:

Dated:

EXHIBIT B

to

General Assignment Agreement

To:[Underwriters]

[Address]

FORM OF NOTICE OF ASSIGNMENT OF INSURANCES

Each of the undersigned, International Seaways Operating Corporation, [●] and [SHIPOWNER], the owner (the “Owner” and together with [●], the “Assignors”) of the [FLAG] flag vessel “[VESSEL NAME]” (the “Vessel”), hereby give you notice that by a General Assignment Agreement dated September 27, 2023 entered into by, inter alios, us with NORDEA BANK ABP, NEW YORK BRANCH, in its capacity as Collateral Agent for the Secured Parties (hereinafter called the “Assignee), there has been assigned by us on a first priority basis to the Assignee all right, title and interest in, to and under all insurances and benefit of insurances effected and to be effected in respect of the Vessel including the insurances constituted by the policy whereon this Notice is endorsed.  This Notice of Assignment and the applicable loss payable clauses in the form hereto attached as Annex I are to be endorsed on all policies and certificates of entry evidencing such insurance.

Dated:

[SHIPOWNER], as Owner

By:
Name:
Title:

[●]

By:
Name:
Title:

Annex I to

Notice of Insurance Assignment

FORM OF LOSS PAYABLE CLAUSES

Hull and War Risks

Loss, if any, payable to NORDEA BANK ABP, NEW YORK BRANCH, as Collateral Agent and as Security Trustee (the “Mortgagee”), for distribution by the Mortgagee to itself as Collateral Agent and to [SHIPOWNER], as owner (the “Owner”), International Seaways Operating Corporation and [●], as [●] as their respective interests may appear, or order, except that, unless underwriters have been otherwise instructed by notice in writing from the Mortgagee, in the case of any loss involving any damage to the Vessel or liability of the Vessel, the underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner or manager shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the underwriters may pay the Owner or manager as reimbursements therefore; provided, however, that if such damage involves a loss in excess of U.S.$1,000,000.00 or its equivalent the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee. Capitalized terms used but not defined herein shall have the meaning assigned to such term in the the Credit Agreement.

In the event of an actual or constructive total loss or a compromise or arranged total loss or requisition of title, all insurance payments therefor shall be paid to the Mortgagee, for distribution by it in accordance with the terms of the Collateral Vessel Mortgage and the Credit Agreement for the financing of that Vessel.

Protection and Indemnity

Loss, if any, payable to NORDEA BANK ABP, NEW YORK BRANCH, as Collateral Agent and as Security Trustee (the “Mortgagee”), for distribution by the Mortgagee to itself as Collateral Agent and [SHIPOWNER], International Seaways Operating Corporation, and [●], as their respective interests may appear, or order, except that, unless and until the underwriters have been otherwise instructed by notice in writing from the Mortgagee following the occurrence and continuation of an Event of Default, any loss may be paid directly to the person to whom the liability covered by this insurance has been incurred, or to the Owner, International Seaways Operating Corporation or [●] to reimburse it for any loss, damage or expenses incurred by it and covered by this insurance provided the underwriter, association or club shall have first received evidence that the liability insured against has been discharged.

Annex II

Consent By Underwriters

FORM OF CONSENT BY UNDERWRITERS

Dated:                       , 20

Nordea Bank ABP, New York Branch

1211 Avenue of the Americas, 23rd Floor

New York, New York 10036

Attn: Head of Shipping, Offshore and Oil Services

Email: agency.soosid@nordea.com and dlny_ny_CADLoan@nordea.com

Re: The [FLAG] flag vessel “[VESSEL NAME]”

Ladies and Gentlemen:

We hereby acknowledge that we have received a Notice of the Assignment of Insurances granted by [International Seaways Operating Corporation, [●] and [SHIPOWNER], the owner (the “Owner” and together with [●], the “Assignors”)] to you as Collateral Agent and Mortgagee, and the undersigned hereby grants its consent thereto.  We further confirm that loss payable clauses in the form attached as Annex I to the Notice have been attached to all policies (other than protection and indemnity club certificates of entry).

[Underwriters or their Representative ]

By:
Name:
Title:

Exhibit C to

GENERAL ASSIGNMENT AGREEMENT

[Form of]

NOTICE OF ASSIGNMENT OF CHARTER

To:[Charterer]

[Address]

The undersigned, [SHIPOWNER], the owner (the “Owner”) of the [FLAG] flag vessel “[VESSEL NAME]” (“Vessel”), hereby gives you notice that by a General Assignment Agreement, dated September 27, 2023 (the “Agreement”), entered into by, inter alia, us with NORDEA BANK ABP, NEW YORK BRANCH in its capacity as Collateral Agent for the Secured Parties (hereinafter called the “Assignee”), a copy of which is attached hereto, there has been assigned by us to the Assignee a continuing, first priority security interest in all of the undersigned’s right, title and interest in, to and under a charter dated [•] (as the same may be amended or supplemented from time to time, the “Charter Agreement”) between the Owner and you (the “Charterer”) for the Vessel, including:

(i)all claims, rights, remedies, powers and privileges for failure of the Charterer to meet any of its obligations under the Charter Agreement;

(ii)all earnings, freights and other receivables payable under the Charter Agreement, and all amounts due to an Assignor under the Charter Agreement;

(iii)the right to make any material waivers, consents and agreements under the Charter Agreement in a manner adverse to the Assignee;

(iv)the right to give and receive all notices and other instruments or communications under the Charter Agreement;

(v)the right to take such action, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted by the Charter Agreement, or by law; and

(vi)any proceeds of the foregoing.

As from the date hereof and so long as the Agreement is in effect, you are hereby irrevocably authorized and instructed to pay all amounts from time to time due and payable to, or receivable by, the undersigned under the Charter Agreement to our account as follows:

Bank:	NORDEA BANK ABP, NEW YORK BRANCH
Swift Code:	NDEAUS3N
Account No:	4130133002
Account Name:	INTERNATIONAL SEAWAYS OPERATING CORPORATION

or if an Event of Default (as defined by reference in the Agreement) has occurred and is continuing, to such other account as the Assignee may direct by notice in writing to you from time to time, all such payments to be made in immediately available funds by wire transfer on the day when such payment is due in accordance with the terms of the Charter.

Please confirm your consent to the Agreement by executing and returning the Consent and Agreement attached below.

Dated: [●]

[SHIPOWNER], as Owner

By:
Name:
Title:

Annex I to

Exhibit C to

GENERAL ASSIGNMENT AGREEMENT

CONSENT AND AGREEMENT

No.

[VESSEL NAME]

IMO Number [IMO NUMBER]

The undersigned, charterer of the [FLAG] flag vessel “[VESSEL NAME]” (the “Vessel”) pursuant to a time charter-party dated [DATE OF TIME CHARTER PARTY] (the “Charter”), does hereby acknowledge notice of the assignment (the “Notice”) by the Assignor of all the Assignor’s right, title and interest in and to the Charter to NORDEA BANK ABP, NEW YORK BRANCH as Collateral Agent (the “Assignee”), pursuant to the General Assignment Agreement dated September 27, 2023 (as the same may be amended, supplemented or otherwise modified from time to time, the “Agreement”).

The undersigned Charterer, for good and valid consideration, hereby acknowledges receipt of the Notice, consents to such assignment and the terms thereof, and agrees that it will make payment of all moneys due and to become due under the Charter, without setoff or deduction for any claim not arising under the Charter, and notwithstanding the existence of a default or event of default by the Assignor under the Charter, direct to the account specified in the Notice or such account specified by the Assignee at such address as the Assignee shall request the undersigned in writing until receipt of written notice from the Assignee that all obligations of the Assignor to it have been paid in full.

The undersigned agrees that it shall look solely to the Assignor for performance of the Charter and that the Assignee shall have no obligation or liability under or pursuant to the Charter arising out of the Agreement, nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to the Charter.  Notwithstanding the foregoing, if an Event of Default under the Credit Agreement (as defined in or by reference in the Agreement) shall have occurred and be continuing: (i) the undersigned agrees that the Assignee shall have the right, but not the obligation, to perform all of the Assignor’s obligations under the Charter as though named therein as owner; and (ii) the undersigned shall fully cooperate with the Assignee in exercising rights available to the Assignee under the Agreement.

The undersigned agrees that it shall not seek the recovery of any payment actually made by it to the Assignee pursuant to this Charterer’s Consent and Agreement once such payment has been made.  This provision shall not be construed to relieve the Assignor of any liability to the Charterer.

The undersigned hereby waives the right to assert against the Assignee, as assignee of the Assignor, any claim, defense, counterclaim or setoff that it could assert against the Assignor under the Charter.

The undersigned agrees to execute and deliver, or cause to be executed and delivered, upon the written request of the Assignee any and all such further instruments and documents as the Assignee may deem desirable for the purpose of obtaining the full benefits of this Agreement and of the rights and power herein granted.

The undersigned hereby confirms that the Charter is a legal, valid and binding obligation, enforceable against it in accordance with its terms.

Dated:

[CHARTERER],
as Charterer

By:
Name:
Title:

EXHIBIT N

FORM OF ASSIGNMENT OF INSURANCES

[●], 2023

Nordea Bank Abp, New York Branch

1211 Avenue of the Americas

New York, NY 10036

Attention: Shipping, Offshore and Oil Services

Email: agency.soosid@nordea.com and dlny_ny_CADLoan@nordea.com

[COMMERCIAL MANAGER/TECHNICAL MANAGER], the Commercial Manager and Technical Manager of each of the Collateral Vessels set forth on Schedule 1 hereto (the “Assignor”), in consideration of the Secured Parties entering into the transactions described in the Credit Agreement (as defined below), and for One Dollar ($1) lawful money of the United States of America, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, have sold, assigned, transferred and set over, and by this instrument do sell, assign, transfer and set over, unto NORDEA BANK ABP, NEW YORK BRANCH, a limited liability company organized and existing under the laws of Finland, as Collateral Agent (hereinafter called the “Assignee”), and unto the Assignee’s successors and assigns, as such to it and its successors’ and assigns’ own proper use and benefit, and does hereby grant to the Assignee a first priority security interest in, all right, title and interest of the Assignor under, in and to (i) all insurances required pursuant to Section 5.04 (Insurance) of the Credit Agreement in respect of the Vessel, whether now or hereafter to be effected, and all renewals of or replacements for the same, (ii) all claims, returns of premium and other moneys and claims for moneys due and to become due under said insurance or in respect of said insurance, and (iii) all other rights of the Assignor under or in respect of said insurance, including proceeds of any of the foregoing (the above clauses (i), (ii) and (iii) collectively called the “Insurance Collateral”).

Terms used herein and not otherwise defined herein are used as defined in the Revolving Credit Agreement dated as of September 27, 2023 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among (i) International Seaways, Inc., a Marshall Islands corporation; (ii) International Seaways Operating Corporation, a Marshall Islands corporation (the “Borrower”); (iii) the other Guarantors from time to time party thereto, (iv) the financial institutions party thereto, as Lenders and (v) the Assignee, as administrative agent for the Lenders, Bookrunner, Coordinator and as Collateral Agent and Security Trustee for the Secured Parties, the Lenders agreed to make available to the Borrower a senior secured revolving credit facility in the aggregate principal amount of One Hundred Sixty Million Dollars ($160,000,000).

[The Assignor is a wholly-owned indirect subsidiary of the Borrower.]1

This Assignment of Insurances (this “Assignment”) is given as first priority security for all amounts due and to become due to the Secured Parties under the Credit Agreement.

It is expressly agreed that, anything herein to the contrary notwithstanding, solely as between the Assignor and the Assignee, the Assignor shall remain liable under said insurances to perform all of the duties and obligations assumed by it thereunder, and the Assignee shall have no obligation or liability under said insurances by reason of or arising out of this instrument of assignment nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Assignor, if any, under or

[1]	If applicable.

pursuant to said insurances or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

The Assignor hereby appoints the Assignee, its successors and assigns, as its true and lawful attorney-in-fact, irrevocably, with full power (in the name of the Assignor or otherwise), upon the occurrence and continuance of an Event of Default to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of said insurances, to endorse any checks or other instruments or orders in connection therewith and to file any document and any claims or to take any action or institute any proceedings which the Assignee and its successors and assigns may reasonably deem to be necessary or advisable in the premises.  The powers and authorities granted to the Assignee and its successors or assigns herein have been given for valuable consideration, are coupled with an interest and are hereby declared to be irrevocable.

The Assignor hereby covenants and agrees to procure that (i) notice of this Assignment shall be duly given to all insurance brokers, underwriters and protection and indemnity clubs, substantially in the form hereto attached as Exhibit A, and that where the consent of any insurance broker, underwriter or protection and indemnity club is required pursuant to any of the insurances assigned hereby that the Assignor shall (x) use commercially reasonably efforts to obtain such consent substantially in the form attached hereto as Annex II to the form of Notice of Assignment attached hereto as Exhibit A and evidence thereof shall be given to the Assignee, or (y) the Assignor shall obtain, with the Assignee’s approval, a letter of undertaking by the underwriters and protection and indemnity clubs, and (ii) that there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the insurances assigned hereby such notice of this Assignment and clauses as to loss payees in the form attached to Exhibit A or as the Assignee may require or approve in its sole discretion.  Approved forms of loss payable clauses are attached hereto as Annex I to the form of Notice of Assignment attached hereto as Exhibit A.  In all cases (except in the case of protection and indemnity coverage), unless otherwise agreed in writing by the Assignee, such slips, cover notes, notices, certificates of entry or other instruments shall provide that there will be no recourse against the Assignee for payment of premiums, calls or assessments.

The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, it will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may reasonably deem necessary or appropriate in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

The Assignor does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that, without the prior written consent thereto of the Assignee, so long as this instrument of assignment shall remain in effect, other than in respect of Permitted Liens, it will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors and assigns, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of said insurances, of this Assignment or of any of the rights created by said insurances or this Assignment.

All notices or other communications which are required to be made to the Assignee hereunder shall be made by postage prepaid letter or telecopy confirmed by postage prepaid letter to:

Nordea Bank ABP, New York Branch

1211 Avenue of the Americas, 23rd Floor

New York, New York 10036

Attention:  Shipping, Offshore and Oil Services

Email: agency.soosid@nordea.com and dlny_ny_CADLoan@nordea.com or at such other address as may have been furnished in writing by the Assignee.

Any payments made pursuant to the terms hereof shall be made to such account as may, from time to time, be designated by the Assignee or as the Assignee may otherwise instruct.

THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS ASSIGNMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY IN THE CITY OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS ASSIGNMENT, THE ASSIGNOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  THE ASSIGNOR HEREBY FURTHER IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY CLAIM THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER THE ASSIGNOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS ASSIGNMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER THE ASSIGNOR.  THE ASSIGNOR HEREBY IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS ASSIGNMENT OR ANY OTHER LOAN DOCUMENT TO WHICH THE ASSIGNOR IS A PARTY BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH OF THE PARTIES HERETO HEREBY FURTHER IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, SUIT, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

This Assignment shall not be amended and/or varied except by agreement in writing signed by the parties hereto.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed as of the date first written above.

[COMMERCIAL MANAGER/TECHNICAL MANAGER],
as Assignor

By:
Name:
Title:

NORDEA BANK ABP, NEW YORK BRANCH
as Assignee

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE 1

Shipowner	Collateral Vessel
[●]	[●]

EXHIBIT A

to Assignment of Insurances

FORM OF NOTICE OF ASSIGNMENT OF INSURANCES

[COMMERCIAL MANAGER/TECHNICAL MANAGER], hereby gives you notice that by an Assignment of Insurances dated [•], 2023 entered into by us with the Assignee, there has been assigned by us to the Assignee on a first priority basis all right, title and interest in, to and under all insurances and benefit of insurances effected and to be effected in respect of the [FLAG] flag vessels, as applicable, listed on Schedule 1, including the insurances constituted by the policy whereon this Notice is endorsed.  This Notice of Assignment and the applicable loss payable clauses in the form hereto attached as Annex I are to be endorsed on all policies and certificates of entry evidencing such insurance.

Dated:

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[COMMERCIAL MANAGER/TECHNICAL MANAGER],
as Assignor

By:
Name:
Title:

[Signature Page to Notice of Assignment]

SCHEDULE 1

Notice of Assignment of Insurances

Owner	Vessel
[●]	[●]

ANNEX I

Notice of Assignment of Insurances

FORM OF LOSS PAYABLE CLAUSES

Hull and War Risks

Loss, if any, payable to NORDEA BANK ABP, NEW YORK BRANCH, as Collateral Agent and as Security Trustee (the “Mortgagee”), for distribution by the Mortgagee to itself as Collateral Agent and to [COMMERCIAL MANAGER/TECHNICAL MANAGER], as Assignor, as its interests may appear, or order, except that, unless underwriters have been otherwise instructed by notice in writing from the Mortgagee following the occurrence and continuation of an Event of Default (as defined in the Credit Agreement), in the case of any loss involving any damage to the Vessel or liability of the Vessel, the underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the owner or manager shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the underwriters may pay the owner or manager as reimbursements therefore; provided, however, that if such damage involves a loss in excess of U.S.$1,000,000 or its equivalent the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of an actual or constructive total loss or a compromise or arranged total loss or requisition of title, all insurance payments therefor shall be paid to the Mortgagee, for distribution by it in accordance with the terms of the Mortgage and the Credit Agreement for the financing of that Vessel.

Protection and Indemnity

Loss, if any, payable to NORDEA BANK ABP, NEW YORK BRANCH, as Collateral Agent and as Security Trustee (the “Mortgagee”), for distribution by the Mortgagee to itself as Collateral Agent and [COMMERCIAL MANAGER/TECHNICAL MANAGER], as Assignor, as its interests may appear, or order, except that, unless and until the underwriters have been otherwise instructed by notice in writing from the Mortgagee following the occurrence and continuation of an Event of Default (as defined in the Credit Agreement), any loss may be paid directly to the person to whom the liability covered by this insurance has been incurred, or to the owner to reimburse it for any loss, damage or expenses incurred by it and covered by this insurance, provided the underwriter, association or club shall have first received evidence that the liability insured against has been discharged.

Annex II

Consent By Underwriters

FORM OF CONSENT BY UNDERWRITERS

Dated: __________ ___, 2023

Nordea Bank ABP, New York Branch

1211 Avenue of the Americas, 23rd Floor

New York, New York 10036

Attn: Head of Shipping, Offshore and Oil Services

Email: agency.soosid@nordea.com and dlny_ny_CADLoan@nordea.com

Re: The Vessels listed on Exhibit A hereto

Ladies and Gentlemen:

We hereby acknowledge that we have received a Notice of the Assignment of Insurances granted by the [COMMERCIAL MANAGER/TECHNICAL MANAGER] to you as Collateral Agent and Mortgagee, and the undersigned hereby grants its consent thereto.  We further confirm that loss payable clauses in the form attached as Exhibit A to the Notice have been attached to all policies (other than protection and indemnity club certificates of entry).

[Underwriters or their Representative ]

By:
Name:
Title:

EXHIBIT A

Consent by Underwriters

Owner	Vessel
[●]	[●]

EXHIBIT O

FORM OF SUSTAINABILITY CERTIFICATE

This sustainability certificate (this “Certificate”) is delivered to you pursuant to Section 5.01(c)(iii) of the Revolving Credit Agreement, dated as of September 27, 2023 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or otherwise modified from time to time, the “Credit Agreement”), among International Seaways, Inc., a Marshall Islands corporation (“Holdings”), International Seaways Operating Corporation, a Marshall Islands corporation (the “Borrower”), the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, Nordea Bank Abp, New York Branch, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Coordinator, Bookrunner and as Collateral Agent and Security Trustee for the Secured Parties, and the other parties thereto.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1.I am the duly elected, qualified and acting [specify type of Financial Officer] of the Borrower.

2.I confirm that, as of the date hereof:

(a) the calculation of the Fleet Sustainability Score for the prior calendar year ending December 31, 20[__], is as follows, as set forth in the Vessel Carbon Intensity Certificate issued by a Recognized Organization for each Vessel, true and correct copies of which are attached hereto as Annex A (the “Vessel Carbon Intensity Certificate”):

[___]

(b) the calculation of the Fleet Sustainability Score for the calendar year ending December 31, 20[__], is as follows, as set forth in the Vessel Carbon Intensity Certificate issued for each Vessel, is as follows:

[___]

(c) The Borrower [HAS/HAS NOT] achieved the Fleet Sustainability Score Target for the calendar year ending December 31, 20[__].

3. I confirm that, as of the date hereof, the calculation of the Sustainability-Linked Investment Performance for the fiscal year ending December 31, 20[__] is as follows: $____________.  The Borrower [HAS/HAS NOT] achieved the Sustainability-Linked Investment Target for the fiscal year ending December 31, 20[__].

4.I confirm that, as of the date hereof:

(a) the average Lost Time Incident Frequency for the calendar year ending December 31, 20[__] as calculated and maintained by Intertanko on [____] is as follows:

[___]

(b) the Lost Time Incident Frequency for the Vessels owned or bareboat chartered in by Holdings and its Subsidiaries for the calendar year ending December 31, 20[__] is as follows:

[___]

(c) The Borrower [HAS/HAS NOT] achieved the LTIF Target for the fiscal year ending December 31, 20[__].

[Signature Page Follows]

IN WITNESS WHEREOF, I execute this Certificate this ____ day of ____________, 20__.

INTERNATIONAL SEAWAYS OPERATING CORPORATION,
as Borrower

By:
Name:
Title:

Annex A

Vessel Carbon Intensity Certificate

EXHIBIT P

FORM OF SPECIFIC PRICE UNDERTAKING ATTESTATION

Date: [●], 20[●]

Reference is made to that certain Revolving Credit Agreement, dated as of September 27, 2023 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or otherwise modified from time to time, the “Credit Agreement”), among International Seaways, Inc., a Marshall Islands corporation (“Holdings”), International Seaways Operating Corporation, a Marshall Islands corporation (the “Borrower”), the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, Nordea Bank Abp, New York Branch, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Coordinator, Bookrunner and as Collateral Agent and Security Trustee for the Secured Parties, and the other parties thereto.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

We confirm that in relation to Section 5.21(b) of the Credit Agreement, during the period of twelve (12) months ending on December 31, 20[●]1, the Borrower and the Guarantors have not used, caused or permitted the Collateral Vessels to be used (i) by or for the benefit of a Embargoed Person, (ii) in any country which would result in the violation, by the Borrower or Guarantors, of any Sanctions Laws or (iii) in any other way that, in each case of the foregoing, would result in a violation of the Russian Price Cap Framework or any other restrictions under Sanctions Laws on Russian Oil Products.

[Signature Page Follows]

[1]	NTD: Insert date of the preceding fiscal year end.

P-1

IN WITNESS WHEREOF, I execute this Certificate this ____ day of ____________, 20__.

INTERNATIONAL SEAWAYS OPERATING CORPORATION,
as Borrower

By:
Name:
Title:

By:
Name:
Title:[2]

[2]	NTD: Requires two signatories.

P-2